As filed with the Securities and Exchange Commission on February 14, 2012
Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

Pre-Effective Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIENT PHARMACEUTICALS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	2835	33-0413161
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2492 Walnut Avenue, Suite 100

Tustin, California 92780-7039

(714) 505-4460

 (Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Copies to:

Stephen A. Weiss, Esq.

Rachael Schmierer, Esq.

Hunter Taubman Weiss

17 State Street, Suite 2000

New York, New York 10004

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company	☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock (4)	16,000,000	0.037	$592,000	$67.84	(5)

(1)  Pursuant to Rule 416 and 457 of the Securities Act of 1933, as amended, the shares of common stock offered hereby also include such presently indeterminate number of shares of our common stock as shall be issued by the Registrant to the selling stockholders under provisions of the warrants covered by this registration statement to prevent dilution resulting from stock splits, stock dividends, issuances of securities at prices below the exercise price of such warrants or similar transactions.

(2)  The amounts listed in this table, as well all outstanding share amounts, per share data and related prices stated in this registration statement, to give effect to 1:25 reverse split of the Registrant’s outstanding common stock, which went effective on February 10, 2012.

(3)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended based upon the closing price of the Registrant’s common stock as quoted on the OTCQX exchange of $0.037 on February 10, 2012. Pursuant to Rule 415(a)(2) of the Securities Act of 1933, as amended, the Registrant is registering under this registration statement an aggregate number of shares of common stock representing one-third of the estimated 48 million shares of common stock that the registrant believes will be held by non-affiliates as at the effective date of this registration, and which the registrant reasonably expects to be offered and sold within two years from the initial effective date of such registration statement.

(4) Represents shares of common stock issuable upon exercise of Series A Warrants to purchase common stock issued pursuant to Exchange Agreements the Registrant entered into on November 28, 2011 with certain investors.

(5) $102.36 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

We are filing this amendment to respond to SEC comments requesting that we include an explanation of the increase in our outstanding common stock since the initial registration statement we filed in December 2011.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED [__]

PROSPECTUS

RADIENT PHARMACEUTICALS CORPORATION

16,000,000 Shares of Common Stock

This prospectus relates to the sale by the selling shareholders listed on page 56 of up to 16,000,000 shares of our common stock that are issuable upon exercise of approximately 5.1% of our Series A Warrants entitling the holders to purchase up to approximately 313,500,000 shares of our common stock (subject to adjustment).  We issued the Series A Warrants to each of such selling shareholders in connection with separate exchange agreements entered into on November 28, 2011, that are described elsewhere in this prospectus. The 16,000,000 shares being registered under the Securities Act of 1933, as amended, and offered for sale by the selling stockholders pursuant to this prospectus represents one-third of the estimated 48,000,000 shares of common stock we believe will be outstanding and held by non-affiliates as at the date of this prospectus and which we reasonably expect will be offered and sold within two years from the date of this prospectus. In the event that less than 48,000,000 shares are issued and outstanding on the date of this prospectus, we will proportionally reduce the 16,000,000 shares to which this prospectus relates to an amount equal to one-third of such issued and outstanding shares.

The selling stockholders named herein may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price, at prices related to such prevailing market price, in negotiated transactions or a combination of such methods of sale and pursuant to any other method permitted by applicable law. Unless all or a portion of the 16,000,000 shares of common stock issuable upon exercise of the Series A Warrants, and to which this prospectus relates, are exercised, we will not receive any proceeds from the sales by the selling stockholders.

The number of shares of common stock which may be sold by each of the selling stockholders are subject under certain conditions to certain agreed upon limits described elsewhere in this prospectus.

 Our shares of common stock are quoted on OTCQX exchange under the symbol “RXPC.” On February 10, 2012, the last reported sale price of our common stock was $0.037 per share.  On February 10, 2012, the aggregate market value of our outstanding common stock held by non-affiliates was $2,205,855 based on 59,617,708 shares of common stock, and a per share price of $0.037 based on the closing sale price of our common stock on February 10, 2012.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.  SEE “RISK FACTORS” BEGINNING ON PAGE 12 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [  ].

TABLE OF CONTENTS

Summary	2

The Offering	8

Summary Financial Data	8

Notes Regarding Forward-Looking Statements	8

Risk Factors	9

Selected Financial Information	16

Use of Proceeds	17

Market for Our Common Stock, Dividends and Related Stockholder Information	17

Management’s Discussion and Analysis of Financial Condition and Results of Operations	23

Business	39

Management	48

Security Ownership of Certain Beneficial Owners and Management	53

Selling Stockholders	56

Plan of Distribution	58

Description of Securities	60

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	62

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Until [ ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, especially the risks of investing in our common stock, which we discuss later in “Risk Factors,” and our financial statements and related notes beginning on page 62. Unless the context requires otherwise, the words “we,” “us,” “our,” “Radient” and the “Company” refer to Radient Pharmaceuticals Corporation.

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Our Business

We are engaged in the research, development, manufacturing, sale and marketing of our Onko-Sure ® test kit, which is a proprietary in-vitro diagnostic (or IVD) cancer test.  We market our Onko-Sure®   test kits in the United States, Canada, Chile, Europe, India, Korea, Japan, Taiwan, Vietnam and other markets throughout the world. Our product is sold either directly to Clinical Laboratory Improvement Amendments (“CLIA”) certified reference laboratories or to third party distributors, who then resell to CLIA certified reference laboratories in the United States as well as clinical reference labs, hospital laboratories and physician operated laboratories in the international market.

Our Onko-Sure® IVD test enables physicians and their patients to detect and/or monitor the treatment/recurrence of solid tumors by measuring the accumulation of specific breakdown products in the blood called Fibrin and Fibrinogen Degradation Products (FDP). Onko-Sure® is a simple, non-invasive blood test designed to be used for the detection and/or monitoring of 19 different types of cancer including: lung, breast, tongue, stomach, liver, colon, rectal, bladder, brain, hematological, prostate, ovarian, esophageal, cervical, uterine, liver, trophoblastic, thyroid, malignant lymphoma, and pancreatic cancers. We believe that Onko-Sure® can be a valuable diagnostic tool in the worldwide battle against cancer. Because the Onko-Sure® test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if the physician is not vigilant in following up on the Onko-Sure® test kit results with other clinically relevant diagnostic modalities. While the Onko-Sure®, like other blood biomarker tests, could be helpful in cancer detection, the attending physician is required to use other testing methods to confirm the type of cancer.

 Onko-Sure® is sold as a blood test for cancer in Europe (CE Mark certified), India, Japan, Taiwan, Korea, Vietnam, and in Chile (research use).  In the United States, it is cleared by the Food and Drug Administration (FDA) for the monitoring of colorectal cancer treatment and recurrence, and is approved in Canada (by Health Canada) for lung cancer detection and treatment/recurrence monitoring.  We believe that Onko-Sure® has the potential to be used as a general cancer screening test. We are involved with research conducted with CLIA laboratories to expand on the clinical utility of Onko-Sure®.

We manufacture and distribute our cancer test kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are a United States Food and Drug Administration (“FDA”), “good manufacturing practices” compliant facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

On September 25, 2009, we changed our corporate name from “AMDL, Inc.” to Radient Pharmaceuticals Corporation.

Recent Financial Restructuring Transactions

On January 30, 2011 we sold our convertible promissory notes in a private placement to five accredited investors (the “2011 Noteholders”).  We closed the financing on January 31, 2011, and received approximately $7,500,000 in gross proceeds and net proceeds after transaction expenses were approximately $6,820,000.  In connection with the closing of the financing, we issued an aggregate principal amount of $8,437,500 of convertible notes, at a purchase price of $888.88 for each $1,000 of principal amount of notes, which were initially convertible into an aggregate of 562,500 shares of our common stock at an initial conversion price of $15.00 per share.  In addition, the investors also received: (i) 5 year Series A Warrants (the “Original Series A Warrants”) to purchase an aggregate of 562,500 shares of our common stock at an initial exercise price of $16.75 per share and (ii) 5 year Series B Warrants (the “Original Series B Warrants”) to purchase an aggregate of 281,250 shares of our common stock at an initial exercise price of $20.44 per share for their investment.

In May 2011 we defaulted in the performance of certain of our covenants under the January 2011 notes.  On June 29, 2011, we entered into an exchange agreement with each of the 2011 Noteholders in order to settle our obligations to such 2011 Noteholders. Pursuant to the exchange agreement, each 2011 Noteholder exchanged their claims for note and covenant violations on July 1, 2011, for (i) our 4% $4,950,000 aggregate amount of convertible notes (the “4% Notes”)), (ii) shares of our aggregate stated value  $6,701,000 of 4% Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and (iii) a five year warrant to purchase additional shares of our common stock.  On August 26, 2011, we further amended the 4% Notes to change the related installment payment dates under the 4% Notes, and additional waivers were given with respect to the automatic conversion dates under the Series A Preferred Stock.  Additionally, the maturity date of the 4% Notes was changed to December 8, 2011, and waivers were given with respect to the Series A Preferred Stock so that the final automatic conversion would occur on December 8, 2011.

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Due to the occurrence of various events of defaults under the 4% Notes and triggering events under the Series A Preferred Stock as well as significant decreases in the market value of our common stock, we sought to restructure the terms of the securities issued to the 2011 Noteholders.  Accordingly, on November 28, 2011, we entered into separate exchange agreements with each of the 2011 Noteholders (the “November 2011 Exchange Agreements”), under which each 2011 Noteholders agreed to exchange all of their securities we issued to them under the June 29, 2011, exchange agreements for the Radient securities described below.

The following Radient securities were issued to the 2011 Noteholders in exchange for all of the securities we issued under the June 29, 2011 exchange agreements:

(a)           402,441 shares of our Series B convertible preferred stock (the “Series B Preferred Stock”), which Series B Preferred Stock, in accordance with its stated terms, (i) ranks senior to all of our other equity securities, (ii) has a stated value of $10.00 per share, (iii) is initially convertible into approximately 72.1 million shares of our common stock at an initial conversion price of $0.055825 per share (subject to adjustment as set forth below), (iv) accrues dividends at the rate of 4% per annum which are payable in shares of common stock, in arrears upon each conversion of such stock and (v) contains such other rights, preferences and limitations as are set forth in the certificate of designations of Series B Convertible Preferred Stock;

(b)           convertible notes, in the original principal amount of $4,950,000, which notes are initially convertible into approximately 88.7 million shares of common stock at an initial conversion price of $0.055825 per share (subject to adjustment as set forth below), and mature on November 28, 2012  (the “November Notes”);

(c)           five year warrants to acquire up to approximately 313.5 million shares of common stock at an initial exercise price of approximately $0.055825 per share (subject to adjustment as set forth below) (the “Series A Warrants”); and

(d)           five year warrants, (the “Series B Warrants”) to acquire, for $500,000, an aggregate of 50,000 shares of our preferred stock designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”), which Series C Preferred Stock, in accordance with its stated terms, (i) ranks junior to the Series B Preferred Stock and senior to all of the Company’s other equity securities, (ii) accrues dividends at the rate of 4% per annum, which are payable in shares of common stock, in arrears upon each conversion of such stock, (iii) has a stated value of $10.00 per shares, (iv) is convertible into shares of common stock, and (v) contains such other rights, preferences and limitations as are set forth in the certificate of designations of Series C Preferred Stock.

By their terms, the Series B Warrants were subject, at our election, to mandatory exercise under certain conditions.  Having satisfied the conditions to elect a mandatory exercise, we submitted a mandatory exercise notice to all of the Series B Warrant holders on November 29, 2011 requiring them to exercise their Series B Warrants in full.  The mandatory exercise date was November 30, 2011.  All of the Series B Warrant holders exercised such warrants for an aggregate exercise price of $500,000, which we received on November 30, 2011.  The Series C Preferred Stock is convertible into approximately 9.0 million shares of common stock at an initial conversion price of $0.056 per share. After paying accrued legal fees, we received net proceeds of $435,000 which we are obligated to use for ongoing working capital for a period of not less than ninety (90) days from November 30, 2011.

At the same time we entered into the separate November 2011 Exchange Agreements with each of the 2011 Noteholders, we entered into two separate agreements with the holders of an aggregate of $8,056,258 of our convertible notes that we sold to two accredited investors (unrelated to the 2011 Noteholders) in a registered direct offering in November 2009 (the “RDO Notes”).  The RDO Noteholders waived the mandatory installment payments, which were reset to the maturity date of April 15, 2013.

Each of the November Notes, the RDO Notes, the shares of Series B Preferred Stock and shares of Series C Preferred Stock are initially convertible into shares of our common stock at a conversion price equal to the lowest of

(i)	$0.055825, (the “Fixed Conversion Price”),

(ii)	the price which is equal to the product of (1) 80% multiplied by (2) the quotient of (A) the sum of each of the three lowest daily weighted average prices of our common stock during the 20 consecutive trading day period immediately preceding the date of the conversion (as adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such 20 trading day period) or other applicable date of determination, divided by (B) three, and

(iii)	the price which is equal to 80% of the closing bid price of our common stock on the trading day immediately preceding the date of conversion or other applicable date of determination (as adjusted for any stock split, stock dividend, stock combination or other similar transaction occurring on the applicable date of conversion or other applicable date of determination.

With limited exceptions, if we make certain dilutive issuances, the conversion price of the November Notes and RDO Notes and the shares of November Preferred Stock are subject to “full rachet” anti-dilution adjustments, and will be lowered to the per share price for the dilutive issuances.

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The convertibility of the November Notes, Series B Preferred Stock, the Series C Preferred Stock and the exercisability of the Series A Warrants may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 1% of our common stock.  Similarly, the convertibility of the RDO Notes may be limited if, upon conversion thereof, the holders thereof or any of its affiliates would together beneficially own more than 4.9% of our common stock.

The Series A Warrants are initially exercisable for shares of our common stock at an exercise price of $0.055825 per share; provided however, if we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A Warrants are subject to “full rachet” anti-dilution adjustments, and will be lowered to the per share price for the dilutive issuances.   The Series A Warrants provide that if we fail to file by December 31, 2011 a registration statement with the SEC covering the resale of any shares of common stock issuable upon exercise of the Series A Warrants or fail to cause such registration statement to become effective by March 31, 2012, the holders of the Series A Warrants may exercise such warrants on a “cashless basis.”  In the event we comply with these conditions, any shares of our common stock that are issuable upon exercise of the Series A Warrants (the “Series A Warrant Shares”) at a time when an effective and current registration statement covering such Series A Warrant Shares is in effect may be exercised only for cash.

Upon the occurrence of a Triggering Event or Fundamental Transaction (as defined), each holder of our preferred stock has a right to force us to redeem any or all of their shares of preferred stock.  A Triggering Event is essentially the same as an event of default under the November Notes and a Fundamental Transaction is essentially a sale of control of our company

We are registering 16,000,000 of the Series A Warrant Shares under the registration statement of which this prospectus is a part.  Such 16,000,000 Series A Warrant Shares represents approximately 5.1% of the approximately 313,500,000 Series A Warrant Shares (subject to adjustment) that could be exercised under all of the Series A Warrants. Pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, the 16,000,000 Series A Warrant Shares being offered for sale by the selling stockholders pursuant to this prospectus represents one-third of the estimated 48,000,000 shares of common stock we believe will be outstanding and held by non-affiliates as at the date of this prospectus and which we reasonably expect will be offered and sold within two years from the date of this prospectus.  In the event that less than 48,000,000 shares are issued and outstanding on the date of this prospectus, we will proportionally reduce the 16,000,000 shares to which this prospectus relates to an amount equal to one-third of such issued and outstanding shares.

We may also register for resale in future registration statements additional Series A Warrant Shares, to the maximum extent permitted by Rule 415 and the SEC, and at such time as the 16,000,000 Series A Warrant Shares to which this prospectus relates have been sold. If our shares of common stock trade in excess of the $0.055825 exercise price of the Series A Warrant Shares, we believe that the holders of the Series A Warrants will elect to exercise all or a significant portion of such 16,000,000 Series A Warrants and sell the Series A Warrant Shares. There can, however, be no assurance that this will be the case.

Following February 2012, we will require significant additional working capital to continue our business operations, and are relying in large part upon the cash exercise of the 16,000,000 Series A Warrants being registered under this prospectus and additional Series A Warrant Shares that we may register in the future to provide such additional working capital.  There can, however, be no assurance that we will be able to register sufficient Series A Warrant Shares for resale or that, if registered, that the holders of the Series A Warrants will elect to exercise all or any portion thereof for cash.  See “ Risk Factors – We require significant additional working capital to conduct our business and maintain operations .”

Certain Limitations on Sales of Shares

Each of the 2011 Noteholders and both of the two holders of the RDO Notes listed under “Selling Stockholders” elsewhere in this prospectus, have each separately agreed with Radient that from and after November 30, 2011, until the occurrence of a Termination Event (as defined in the November Notes) such 2011 Noteholder and such holder of an RDO Note will not sell an aggregate number of shares of common stock currently owned by them or shares of common stock issued upon exercise of the Series A Warrants and upon conversion of the November Note, RDO Notes, Series B Preferred Stock and Series C Preferred Stock (collectively, “Covered Shares”) on any trading day that exceeds an agreed upon percentage of the aggregate daily trading volume of our common stock on such trading day (which initially range from 0.24% to 4.39% for each of the 2011 Noteholders and between 5% and 22.5% for the two holders of our RDO Notes). The initial percentage of the daily trading volume for each of the holders of such warrants and convertible securities increases by 100% if and at such time as our common stock trades for greater than or equal to $1.25 per share (adjusted for stock splits, combinations and other similar transaction), by an additional 50% if and at Such time as our Common Stock trades for greater than or equal to $2.50 per share (adjusted for stock splits, combinations and other similar transaction) and then no longer applies once the Common Stock trades for greater than or equal to $3.75 per share (adjusted for stock splits, combinations and other similar transaction) or another termination event occurs.

Upon the occurrence of a Triggering Event or Fundamental Transaction (as defined), each holder of our preferred stock has a right to force us to redeem any or all of their shares of preferred stock.  A Triggering Event is essentially the same as an event of default under the November Notes and a Fundamental Transaction is essentially a sale of control of our company.

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Accounting Treatment of Securities issued in the November 2011 Financing

The November Notes contain an embedded conversion feature that are recorded as derivative liabilities in accordance with relevant accounting guidance due to the anti-dilution provisions and the down-round protection of the conversion price. The fair value on the exchange date of the embedded conversion feature amounted to $9,088,670, as computed using the Binomial Lattice option pricing model.

We determined that the Series B Preferred Stock should be recorded as a liability in the amount of the stated value of $4,024,410. The Preferred Stock also contains an embedded conversion feature that was recorded as derivative liability. The fair value on the exchange date of the embedded conversion feature amounts was $7,389,199, as computed using the Binomial Lattice option pricing model.

The fair value of the Series A Warrants on the grant date was $32,131,867 computed using the Binomial Lattice option pricing model.

We recorded a debt discount of $8,974,410, which represents the fair value of the embedded conversion feature inherent in the November Notes, the Series B Preferred Stock and the Series A Warrants, limited to the face amount of the November Notes and preferred stock.

The exchange transaction contemplated by the November 2011 Exchange Agreements was accounted for as an extinguishment of debt and we will record a loss on extinguishment of $ 41,367,261 in the fourth quarter of 2011.

The RDO Notes were not changed in substance by the agreements we entered into in November. Therefore, we calculated the change in present value of the RDO Notes with mandatory installments payment and no installments payments, and concluded that the change was less than 10%. Accordingly, the RDO Note payment term change was treated as a modification of debt, with no accounting impact.

The Reverse Stock Splits

At our November 4, 2011 Special Shareholders Meeting, our shareholders approved (a) an amendment to our certificate of incorporation to increase our authorized common stock from 750.0 million shares to 5.0 billion shares, and (b) the ability of our board of directors to effect up to three reverse stock splits aggregating to a 1:100 basis, without reducing our 5.0 billion shares authorized for issuance.  In connection with the agreements we entered into with the 2011 Noteholders, we agreed to implement the first reverse stock split, on a 1:25 basis, on or before January 15, 2012 (the “Initial Reverse Split”).  Our shareholders also authorized the board of directors to implement up to two additional 1:2 reverse stock splits.  If fully implemented, the 59 million shares of our common stock that are issued and outstanding at February 10, 2012 would be reduced to 14.9 million shares of common stock.

We also separately agreed with each of the 2011 Noteholders and the holders of the RDO Notes to reserve a number of shares for each of them to accommodate the full conversion of their outstanding notes and preferred stock and exercise of their warrants as well as any other obligations we have to issue our shares to each of them.  If such initial reverse stock split is not effected on or prior to January 15, 2012, then an event of default (as defined in the November Notes and the RDO Notes) and Triggering Events (as defined in the certificates of designations of our preferred stock) will occur.   Each of the note holders forbear from declaring an event of default. The Financial Industry Regulatory Agency (herein “FINRA”) approved the Initial Reverse Stock Split and it went effective as of February 10, 2012.

Recent Issuances

Since we filed the initial registration statement on December 30, 2011, through February 10, 2012, we have issued approximately 17,977,655 shares of common stock. Below is an explanation of those issuances.

Conversion of Securities issued pursuant to the November 2011 Exchange Agreements

Since receiving their respective Series B Preferred Stock and November Notes pursuant to each of their respective November 2011 Exchange Agreements, some of the holders have converted a total of approximately 5,848 shares of Series B Preferred Stock and $65,495 of November Notes for an aggregate total issuance of 1,139,905 and 1,255,516 shares of common stock pursuant to conversions of the Series B Preferred Stock and Note, respectively.

Conversion of Securities issued pursuant to the 2010 Agreements, 3rd closing

Pursuant to the convertible notes issued in the private financing we closed in April 2010, an aggregate of $55,467 of principal, interest accrued, penalties and legal fees was converted into 948,234 shares of common stock on January 12, 2012.

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Consulting Shares

In January 2012, we issued an aggregate of 11,586,000 shares of our common stock to consultants for various consulting, investor relations and financial advisory services they shall provide to us as described below.

On January 1, 2011, we entered into an agreement for the issuance of 10,000 shares of common stock to Cantone Asset Management pursuant to a consulting agreement for consulting services to be provided from January 1, 2011 through December 31, 2011. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, we became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 10,000 shares were issued on January 6, 2011.

On April 27, 2011, we entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through December 31, 2011. We granted Catawaba 30,000 shares of our common stock in exchange for services. On November 21, 2011, we entered into an amendment agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 1,400,000 shares in exchange for their services. Pursuant to the agreement, Catawaba shall perform the following duties: make presentations, help with press releases, and communicate with persons located within Europe and Middle East who may be interested in the company. As of February 10, 2012, an aggregate of 1,430,000 shares were issued and 905,000 shares of common stock were vested. As per the agreement, the remaining of 525,000 shares shall be released in monthly installments, when the shares are vested and earned in the subsequent periods.

On May 1, 2011, we entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through December 31, 2011. We granted First International 30,000 shares of our common stock in exchange for services. On November 21, 2011, we entered into an amendment agreement with First International Capital Group, LTD (“First International”) for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 1,400,000 shares in exchange for their services. Pursuant to the agreement, First International shall perform the following duties: organize, make presentations or have discussions with investors, and financial analysts about the company and our products; help with press releases; and, provide a written report for an investor relations campaign targeting persons in Western Europe, Israel and select countries in Asia. As of February 10, 2012, an aggregate of 1,430,000 shares were issued and 905,000 shares of common stock were vested. As per the agreement, the remaining of 525,000 shares shall be released in monthly installments, when the shares are vested and earned in the subsequent periods.

On June 1, 2011, we entered into an agreement for the issuance of 32,000 shares of our common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided through December 31, 2011 and those shares were issued. On November 21, 2011, we entered into an amendment agreement with Garden State Securities for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 3,000,000 shares in exchange for their services. Pursuant to the agreement, Garden State Securities shall perform the following duties: financial advisory services, including developing studying and evaluating financial plans and business transaction/acquisition proposals. As of February 10, 2012, an aggregate of 3,032,000 have been issued and 1,907,000 shares of common stock were vested. As per the agreement, the remaining of 1,125,000 shares shall be released in monthly installments, when the shares are vested and earned in the subsequent periods.

On June 1, 2011, as later amended on August 7, 2011, we entered into an agreement for the issuance of 72,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided through May 31, 2012 and such shares were issued. On November 21, 2011, we entered into an amendment agreement with JFS Investments for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 4,000,000 shares in exchange for their services. Pursuant to the agreement, JFS shall perform the following duties: analyze and assess alternatives for Company’s financial requirements, introduce the company to analysts and money managers, assist in financing arrangements and related documents, provide general industry reports and organize qualified equity fund presentations. Since we filed the initial registration statement on December 30, 2011, through February 10, 2012, an aggregate of 2,672,000 shares were issued and 2,554,000 shares of common stock were vested. As per the agreement, the remaining of 1,518,000 shares shall be released in monthly installments, when the shares are vested and earned in the subsequent periods.

On August 1, 2011, we entered into an agreement for the issuance of 12,000 shares of common stock to Galileo Asset Management (“Galileo”) pursuant to a consulting agreement for consulting services to be provided through December 31, 2011 and such shares were issued. On November 21, 2011, we entered into an amendment agreement with Galileo for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 400,000 shares in exchange for their services. Pursuant to the agreement, Galileo shall perform the following duties: investment advice regarding raising capital for the company through private placements; assist with financial models to determine best strategy to meet working capital and capital resource needs; assist with financing term sheets and deal structures; help analyze company’s listing requirements – if any; and, develop models for price testing. Since we filed the initial registration statement on December 30, 2011, through February 10, 2012, an aggregate of 412,000 shares have been issued and 262,000 shares of common stock were vested. As per the agreement, the remaining of 150,000 shares shall be released in monthly installments, when the shares are vested and earned in the subsequent periods.

On August 20, 2011, we entered into an agreement for the issuance of 48,000 shares of common stock to Brighton Capital (“Brighton”) pursuant to a consulting agreement for consulting services to be provided through July 15, 2011 and those shares were issued. On November 21, 2011, we entered into an amendment agreement with Brighton for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 4,000,000 shares in exchange for their services. Pursuant to the agreement, Brighton shall provide general advice in regards to our current note holders and prospective investors. Since we filed the initial registration statement on December 30, 2012, through February 10, 2012, an aggregate of 2,600,000 have been issued and 2,548,000 shares of common stock were vested. As per the agreement, the remaining of 1,500,000 shares shall be released in monthly installments, when the shares are vested and earned in the subsequent periods.

True-Up Shares

As previously disclosed, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd (‘Whalehaven”, and together with Alpha Capital, collectively the "Plaintiffs") filed a complaint against us regarding the number of warrants Plaintiffs received in a registered direct offering we completed in November 2009 and the shareholder vote we obtained at our December 3, 2010 annual shareholder meeting. As later reported, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance, which shares were evidenced in part by convertible promissory notes issued to the Plaintiffs. Such Settlement Agreement, as amended on May 23, 2011 (the “Original Settlement Agreement”), was approved by the United States District Court for the Southern District of New York (the “Court”) which issued an order providing that the common stock issuable under the notes were exempt securities under Section 3(a)(10) of the Securities Act of 1933, as amended. As further reported, on July 19, 2011 the Plaintiffs wrote a letter to the Court that we failed to perform our obligations under the Original Settlement Agreement, which allegations we have been disputed. Pursuant thereto, to avoid litigation, on August 25, 2011, we entered into new settlement agreement with Plaintiffs that amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011. Under the terms of the Final Settlement Agreement, we issued our 8% convertible promissory notes in the principal amount of $4,559,842.41 to Alpha Capital and $3,496,415.91 to Whalehaven (the “Notes”). (For a complete discussion of the Final Settlement Agreement and Notes, please see the Current Report on Form 8-K that we filed on August 29, 2011.) Additionally, we agreed to issue Plaintiffs additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on the recent reductions in the closing prices of our publicly trades shares, the number of shares we previously issued to the Plaintiffs in connection with prior conversions of the notes we issued under the Original Settlement Agreement. We agreed to reserve an aggregate of 7 million shares of authorized and previously unissued Common Stock for potential issuance to the Plaintiffs for issuance upon their conversion of the Notes. We further agreed to keep a sufficient number of shares of Common Stock for purposes of enabling issuing all of the Settlement Shares pursuant to the Final Settlement Agreement and the Notes. As of the date of this filing, we have issued a total of 5,320,000 True-Up Shares to Alpha Capital and 3,644,000 True-Up Shares to Whalehaven. Since we filed the initial registration statement on December 30, 2011, we have issued approximately 1,600,000 True-Up Shares to Alpha Capital and 1,448,000 True-Up Shares to Whalehaven.

It is worthwhile to note that pursuant to the Final Settlement Agreement we were released from all liability and claims from Plaintiffs arising under the Original Settlement Agreement.

JPI Debentures

Until September 2009, we operated in China through our wholly owned subsidiary, Jade Pharmaceuticals Inc., (“JPI”). However, as previously reported, during the quarter ended September 30, 2009, we deconsolidated JPI due to the inability to exercise significant influence of its operations. In connection with the deconsolidation, we reclassified our China pharmaceutical manufacturing and distribution business (conducted through our JPI subsidiary) as a business investment, rather than a consolidated operating subsidiary. As of December 31, 2010, we impaired our investment in JPI to zero and wrote off such investment for financial purposes.

On February 2, 2011, JPI closed a $900,000 financing (the “Bridge Financing”). In connection with the closing of the Bridge Financing, JPI issued 10% Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”). As part of the agreement, we secured the JPI Debentures with shares of our common stock in the event that JPI did not complete a reverse merger or other event, which results in its stock becoming publicly traded on a U.S. equity market within one year after the closing of the Bridge Financing (the "Going Public Deadline”).  The JPI Debentures could then be exchanged for shares of our common stock at a conversion price of $7 per share (the “RPC Conversion Price”) unless a majority of the holders of the Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.   If we were required to so issue our shares, the maximum dollar value of the shares to be issued is $1,000,000, plus accrued interest. The RPC Conversion Price is subject to full ratchet anti-dilution protection.

Following the closing, JPI’s board of directors determined it would be in the best interest of JPI to increase the offering, in the hopes of receiving additional funding and allowing themselves and the placement agent additional time to achieve the goals of such financing. Accordingly, the JPI Debentures were amended to extend the Going Public Deadline to September 30, 2011 and to increase the total offering of the Bridge Financing to $2,000,000 (from $1,000,000). On March 17, 2011, JPI conducted an additional closing of the Bridge Financing in the amount of $100,000 increasing the aggregate principal amount of the JPI Debentures to $1,000,000, to be used to underwrite legal and accounting expenses associated with an anticipated merger transaction and reverse merger process for JPI (“proposed transaction”).

JPI did not meet the Going Public Deadline and therefore the JPI Debentures automatically converted into shares of our common stock as of September 1, 2011 at a conversion rate of $0.25, pursuant to the adjustment terms contained in the JPI Debenture. The adjustment terms of the JPI Debenture require a full adjustment whenever we issue securities at a price less than $7, which we have since done at a price of $0.25. Due to our authorized capital limitation, we were unable to issue the shares until December 2011, after we received shareholder approval to increase our authorized capital. On or around December 23, 2011, we issued an aggregate of 4,346,333 shares of our common stock to the holders of JPI convertible debentures as per the automatic exchange provision contained therein, for conversion of the $1 million guarantee and associated interest of $86,583. Following such issuance, the JPI Debentures are fully converted.

Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risks associated with our business.  For more discussion of these and other risk factors affecting us and our business, see the “Risk Factors” section beginning on page 9 of this prospectus.

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THE OFFERING

Issuer	Radient Pharmaceuticals Corporation

Common Stock being offered by Selling Stockholders	Up to 16,000,000 shares of common stock, representing 5.1% of the 313,500,000 initial shares issuable upon full exercise of Series A warrants.

Selling Stockholders	2011 Noteholders and the other entities or persons listed under “Selling Stockholders” elsewhere in this prospectus.

OTCQX Symbol	RXPC

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and should only be purchased by investors prepared to sustain a loss of their entire investment. See “Risk Factors” beginning on page 9.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our consolidated financial statements which are included elsewhere in this prospectus.  The summary set forth below should be read together with our consolidated financial statements and the notes thereto, as well as “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

Consolidated Statement of Operations Data:

	For the year ended December 31,		For the nine months ended September 30,
	2010	2009	2011	2010
	(in thousands)		(in thousands)
Net Revenues	$232	$158	$258	$117
Gross profit	185	120	213	80
Comprehensive Loss	$(85,712)	$(11,053)	(39,417)	$(38,421)

Consolidated Balance Sheet Data:

	As of December 31, 2010	As of September 30, 2011
	(in thousands)
Balance Sheet Data:

Current assets	$776	$861
Total assets	857	937
Total current liabilities, net of debt discounts	53,752	23,477
Total liabilities, net of debt discounts	53,752	23,477
Total stockholders’ deficit	$(52,895)	$(22,540)

NOTES REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Company believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

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RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our common stock. Our business, financial condition or results of operations could be affected materially and adversely by any or all of these risks.

THE FOLLOWING MATTERS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, LIQUIDITY, RESULTS OF OPERATIONS OR PROSPECTS, FINANCIAL OR OTHERWISE. REFERENCE TO THIS CAUTIONARY STATEMENT IN THE CONTEXT OF A FORWARD-LOOKING STATEMENT OR STATEMENTS SHALL BE DEEMED TO BE A STATEMENT THAT ANY ONE OR MORE OF THE FOLLOWING FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENT OR STATEMENTS.

Risks Related to our Financial Condition

Our independent registered public accounting firm has included a going concern and “emphasis of a matter” paragraph in their report on our financial statements.

Our independent registered public accounting firm expressed an opinion on our consolidated financial statements which includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our significant operating loss in 2010, our negative cash flows from operations through December 31, 2010 and our accumulated deficit at December 31, 2010. Our ability to continue as an operating entity currently depends, in large measure, upon our ability to generate additional capital resources. The opinion also includes an “emphasis of a matter” paragraph which refers to our default on debt described in Note 16 to the consolidated financial statements. While we seek ways to continue to operate by securing additional financing resources or alliances or other partnership agreements, we do not at this time have any commitments or agreements that provide for additional capital resources. Our financial condition and the going concern emphasis paragraph may also make it more difficult for us to maintain existing customer relationships and to initiate and secure new customer relationships.

We have incurred significant losses and may never generate profits.

We incurred net losses of $85,711,853, $11,052,783 and $39,417,159 for the fiscal years ended December 31, 2010 and 2009 and the nine months ended September 30, 2011, respectively, had an accumulated stockholder deficit of $22,540,300 at September 30, 2011.  Non-cash losses from change in derivative liabilities, various penalties, impairment charge related to the note receivable from JPI, impairment of investment in JPI and CIT intangible asset, and losses from the extinguishment of debt contributed to the increase in our accumulated losses and stockholders’ deficit.  There can be no assurance that we will ever be able to achieve our sales goals or earn a profit.

We require significant additional working capital to conduct our business and maintain our operations.

The current level of our revenues is not sufficient to finance our operations on a long-term basis.  The $435,000 of net proceeds we received on November 30, 2011 from the exercise of the Series B Warrants is expected only to provide us with working capital to maintain our current level of operations through February 2012.  At February 10, 2012, we had cash on hand of approximately $2,000.

The Company requires approximately $450,000 per month on an annualized basis for operating expenses to fund the costs associated with our financing activities; SEC reporting; legal and accounting expenses of being a public company; other general and administrative expenses; research and development, regulatory compliance, and distribution activities related to our Onko-Sure® test kit; the operation of a USFDA approved pharmaceutical manufacturing facility; and compensation of executive management and our employees. Based on our current cash position, without additional financing we may not be able to pay our obligations past December 31, 2011.

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The monthly cash requirement for operating expenses does not include any extraordinary items or expenditures, payments for research on clinical trials for our Onko-Sure® test kit, and research conducted through CLIA Laboratories.

Accordingly, if we do not receive additional financing by the end of the first quarter of 2012, we will likely be unable to increase sales of our Onko-Sure® IVD test kits or otherwise support our operating cash needs.  In such event we may no longer be able to pay our continuing obligations when due or to continue to operate our business.  As a result, we might be required to cease operations or seek protection under the U.S. bankruptcy laws.

We are relying upon investors exercising our Series A Warrants for cash to obtain needed additional financing.

We are registering 16,000,000 Series A Warrant Shares, or only 5.1% of the 313,500,000 shares of common stock initially issuable under the Series A Warrant, under the registration statement of which this prospectus is a part.  We may also register for resale in future registration statements additional Series A Warrant Shares, to the maximum extent permitted by the SEC under Rule 415. Following February 2012, we will require significant additional working capital to continue our business operations, and are relying largely upon the cash exercise of the Series A Warrants to provide such additional working capital.  Unless and to the extent that the 16,000,000 Series A Warrant Shares are registered for resale under a current registration statement, following March 31, 2012, all of the Series A Warrants may be exercised on a “cashless” basis; in which event we would not receive any proceeds from the exercise of such Series A Warrants.  There can be no assurance that we will be able to register sufficient Series A Warrant Shares for resale or that, even if registered, that the holders of the Series A Warrants will elect to exercise all or any portion thereof for cash.  Even if all 16,000,000 Series A Warrant Shares being registered under the registration statement of which this prospectus is a part are exercised for cash, at the initial exercise price of $0.055825 per share, we will only receive approximately $893,200 million in proceeds.

We have a significant amount of indebtedness that is in default and we are currently unable to satisfy our obligations to pay interest and principal thereon.

As of February 10, 2012, we had the following approximate amounts of outstanding short term indebtedness:

•	Accrued interest of approximately $633,000;

•	Approximately $46,000 in unsecured convertible notes bearing interest at 10% per annum increased to 18% per annum due to failure to pay the Notes by September 29, 2010;

•	Approximately $25,000 in senior unsecured convertible promissory notes bearing interest at 18% interest, payable quarterly in cash, which are due between December 2010 and May 2011; and,

•	Approximately $4.9 million in outstanding November Notes and $8.1 million RDO Notes and $3.9 million in Series B and $504,000 Series C convertible preferred stock which, unless converted into our common stock, matures or is subject to mandatory redemption on November 29, 2012.

Absent full conversion of these debts or the receipt of new financing or series of financings, our current operations do not generate sufficient cash to pay these obligations, when due.  Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur in the future.

In the event we are unable to convert into equity the balance of the outstanding November Notes, RDO Notes and the outstanding redeemable Series B and Series C Preferred Stock, the holders may obtain judgments against us and seek to enforce such judgments against our assets, in which event we will be required to cease our business activities and the equity of our stockholders will be effectively wiped out.

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There are pending lawsuits against us, which if decided in plaintiffs’ favor may result in the payment of cash damages, additional warrants, and liability for certain of our executive officers.

On March 11, 2011, a class action suit was filed against us, alleging we violated federal securities laws by misrepresenting the relationship between us and  third parties involved in our clinical studies of Onko-Sure® test. As of the date of this filing, we hired outside defense counsel, but have not submitted our response to the complaint.  We vehemently deny the allegations in the complaint and are proceeding to vigorously defend the suit.  Due to the uncertain nature of litigation and the early stage of this lawsuit, we cannot calculate the potential damages – nor does the complaint seek any specific monetary amount of damages

We were engaged in litigation with AcuVector and with the Governors of the University of Alberta over our CIT technology. Formal orders to dismiss both cases have been approved by all parties and will be filed and served in the near future.  The Court approved an order to dismiss the cases.  However, opposing counsel, who approved the form of order, filed an appeal on December 23, 2011.  We do not have any further details at this time, but we intend to defend the dismissal vigorously as we believe both actions are without merit.  However, it is possible the order will be overturned and then if either AcuVector or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected and our future prospects for exploiting or licensing the CIT technology will be significantly impaired.

On December 8, 2010, Ironridge Global IV, Ltd. (“Ironridge”) filed a complaint against us in the Superior Court of California, Los Angeles County.  Ironridge claims that we breached a contract with them by allegedly discussing and then entering into transactions to settle certain of our outstanding liabilities with our creditors during a 30-day exclusivity period, during which Ironridge claims they had the exclusive right to do so.  Ironridge is seeking damages in excess of $30.0 million.  We believe that the Ironridge claims are totally without merit and intend to defend our position vigorously.

If the material weaknesses or other deficiencies in our internal accounting procedures are not remediated,  we will not comply with the rules under the Sarbanes-Oxley Act related to accounting controls and procedures or our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act required annual management assessments of the effectiveness of our internal controls over financial reporting commencing December 31, 2007.

Our management concluded the consolidated financial statements included in our Annual Report on Form 10-K as of December 31, 2010 and 2009 and for the two-years ended December 31, 2010, fairly present in all material respects our consolidated financial condition, results of operations and cash flows in conformity with accounting principles generally accepted in the U.S.

Our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2010 and 2009 based on the control criteria established in a report entitled Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded our internal control over financial reporting was not effective as of December 31, 2010 and 2009. During its evaluation, as of December 31, 2010 our management identified material weaknesses in our internal control over financial reporting and other deficiencies as described in our annual report on Form 10-K for the years then ended. As a result, our investors could lose confidence in us, which could result in a decline in our stock price.

We are taking steps to remediate our material weaknesses.  However, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude in the future that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could decline significantly. In addition, we cannot be certain that additional material weaknesses or other significant deficiencies in our internal controls will not be discovered in the future.

Risks Related to our Products and Development of our Business

Limited product development activities; our product development efforts may not result in commercial products.

We are limited in the number of additional products we can develop at this time. Successful cancer detection and treatment product development is highly uncertain, and very few research and development projects produce a commercial product. Products like Onko-Sure® appear promising in the early phases of development may fail to reach the market for a number of reasons, such as:

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•	the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results;

•	the product candidate was not effective in treating a specified condition or illness;

•	the product candidate had harmful side effects on humans;

•	the necessary regulatory bodies did not approve our product candidate for an intended use;

•	the product candidate was not economical for us to manufacture and commercialize; and

•	the product candidate is not cost effective in light of existing therapeutics.

Of course, there may be other factors that prevent us from marketing a product including, but not limited to, our limited cash resources. We cannot guarantee we will be able to produce commercially successful products. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it takes for us to complete clinical trials and obtain regulatory approval in multiple jurisdictions for a product varies by jurisdiction and by product. We cannot predict the length of time to complete necessary clinical trials and obtain regulatory approval.

We have limited sales of the Onko-Sure® test kit and are reliant on our distributors for sales of our products.

Virtually all of our operating revenues comes from the sale of Onko-Sure® to distributors and research users. Historically, we have not received any substantial orders from any of our customers or distributors of Onko-Sure® test kits. Through December 31, 2011, total sales of Onko-Sure® test kits were $313,559 as compared to $231,662 in total sales of such product in fiscal 2010. Although our distributor network is increasing, any projection of future orders or sales of Onko-Sure® test kits is unreliable. In addition, the amount of Onko-Sure® test kits purchased by our distributors can be adversely affected by a number of factors, including market challenges of commercializing a recently approved biotech product, budget cycles and the amount of resources available for marketing programs, demand creation activities, and outreach to appropriate healthcare professionals and targeted markets.

Our current products cannot be sold in certain countries if we do not obtain and maintain regulatory approval.

We manufacture, distribute and market our products for their approved indications. These activities are subject to extensive regulation by numerous state and federal governmental authorities in the U.S., such as the USFDA and the Centers for Medicare and Medicaid Services (formerly Health Care Financing Administration) and certain foreign countries, including some in the European Union;. Currently, we (or our distributors) are required in the U.S. and in foreign countries to obtain approval from those countries’ regulatory authorities before we can market and sell our products in those countries. Obtaining regulatory approval is costly and may take many years, and after it is obtained, it remains costly to maintain. The USFDA and foreign regulatory agencies have substantial discretion to terminate any clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply, or indefinitely.

 We have limited product liability insurance.

We currently produce products for clinical studies and for investigational purposes. We are producing our products in commercial sale quantities, which will increase as we receive various regulatory approvals in the future. There can be no assurance, however, that users will not claim that effects other than those intended may result from our products, including, but not limited to claims alleged to be related to incorrect diagnoses leading to improper or lack of treatment in reliance on test results. In the event that liability claims arise out of allegations of defects in the design or manufacture of our products, one or more claims for damages may require the expenditure of funds in defense of such claims or one or more substantial awards of damages against us, and may have a material adverse effect on us by reason of our inability to defend against or pay such claims. We carry product liability insurance for any such claims, but only in an amount equal to $2,000,000 per occurrence, and $2,000,000 aggregate liability, which may be insufficient to cover all claims that may be made against us.

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If our intellectual property positions are challenged, invalidated or circumvented, or if we fail to prevail in future intellectual property litigation, our business could be adversely affected.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding breadth of claims allowed in such companies’ patents. Third parties may challenge, invalidate or circumvent our patents and patent applications relating to our products, product candidates and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe on our patents

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do.

We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Additionally, some of our competitors market products or are actively engaged in research and development in areas where we are developing product candidates. Large pharmaceutical corporations have greater clinical, research, regulatory and marketing resources than we do. In addition, some of our competitors may have technical or competitive advantages over us for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

We have a limited supply of one of the key components of the Onko-Sure®

Although the Company has obtained approval from the USFDA to market the then current formulation of the Onko-Sure® test kit, it has been determined that one of the key components of the Onko-Sure® test kit, the anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. Currently, we have two lots remaining which are estimated to produce approximately 21,000 kits; this is sufficient to fill all current orders.  We have been investigating alternatives and engaging in research and development to produce this component in house so that we can be in a position to have an unlimited supply of Onko-Sure® in the future.  We are hoping to complete the research and development and initial validation studies by the end of the third quarter of fiscal 2012, although there can be no guarantee that we will finish such studies by then or that such studies will provide the intended results.  Without such replacement, we will not be able to produce any additional kits once our current supply is used.

We are subject to risks associated with our foreign distributors.

Our business strategy includes the continued dependence on foreign distributors for our Onko-Sure® test kits. To date, we have not been successful in generating a significant increase in sales for Onko-Sure® test kits through foreign distribution channels in existing markets or in developing foreign distribution channels in new markets. We are also subject to the risks associated with our foreign distributor’s operations, including: (i) fluctuations in currency exchange rates; (ii) compliance with local laws and other regulatory requirements; (iii) restrictions on the repatriation of funds; (iv) inflationary conditions; (v) political and economic instability; (vi) war or other hostilities; (vii) overlap of tax structures; and (viii) expropriation or nationalization of assets. The inability to manage these and other risks effectively could adversely affect our business.

Risks Relating to Our Securities

There have been material decreases in the market prices of our common stock.

As of February 10, 2012 the closing bid price of our common stock was $0.037 per share.  From January 2011 through February 10, 2012, our common stock has had a trading range with a low price of $0.037 per share and a high price of $41.75 per share.  In contrast, during the two years ending December 31, 2010 and prior to the sales of our securities to the 2011 Noteholders, our common stock has had a trading range with a low price of $5.50 per share and a high price of $54.75 per share.  There can be no assurance that the market prices of our common stock will not materially decrease again following our 1:25 reverse stock split, especially as holders of our convertible notes and convertible preferred stock and warrants sell the underlying shares issuable upon conversion or exercise of such securities, whether in accordance with the sale limits agreed upon or otherwise. From January 2011 through February 10, 2012, our common stock traded an average of approximately 453,130 shares per day.

The interests of our current stockholders in the equity of our company are subject to substantial dilution.

We have a significant number of warrants and options outstanding and a large amount of convertible notes and convertible preferred stock which “over hang” the market for our common stock. As of February 10, 2012, we had

•	warrants outstanding that are currently exercisable for up to an aggregate of approximately 370 million shares of common stock (subject to adjustment) at a weighted average exercise price of $0.06 per share, including approximately 364,586,000 Series A Warrant Shares (subject to adjustment) initially exercisable at approximately $0.055825 per share (subject to adjustment);

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•	options outstanding and vested within sixty day that are currently exercisable for up to an aggregate of approximately 12 million shares of common stock (subject to adjustment) at a weighted average exercise price of $0.45 per share.
•	approximately 295 million shares of common stock (subject to adjustment) potentially issuable on conversion of our outstanding convertible notes;
•	approximately 86 million shares of common stock (subject to adjustment) potentially issuable on conversion of our outstanding Series B Convertible Preferred Stock;
•	approximately 11 million shares of common stock (subject to adjustment) potentially issuable on conversion of our outstanding Series C Convertible Preferred Stock; and
•	approximately 41 million shares of common stock pursuant to settlement and related agreements .

If all such shares were issued to the holders of such warrants, options, and convertible securities, at the per share exercise or conversion prices then in effect, ranging between $0.06 to $7.00 (subject to adjustment), the holders of such warrants and convertible securities would own 93% of our 874 million then outstanding shares of common stock, and our current stockholders would own 7% of such common stock. Exercise of these warrants and options, and conversion of these convertible notes and preferred stock will result in immediate substantial dilution in the interests of other stockholders as a result of the additional common stock that would be issued.

 Our stock price and ability to finance may be adversely affected by our outstanding convertible securities and warrants.

Sales of the shares of our common stock issuable upon exercise of the warrants and upon conversion of our convertible securities, would likely have a depressive effect on the market price of our common stock.  Further, the existence of, and/or potential exercise or conversion of all or a portion of these securities, create a negative and potentially depressive effect on our stock price because investors recognize that they “over hang” the market at this time.  As a result, the terms on which we may obtain additional financing during the period any of these warrants or convertible securities remain outstanding may be adversely affected by the existence of such warrants and convertible securities.

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders beneficially own, in the aggregate, approximately 15% of our outstanding common stock at February 10, 2012.  These stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

On a fully diluted basis, the percentage ownership of our executive officers and directors will be of approximately 1.2%. The percentage of beneficial ownership is based on 59,617,708 shares of common stock outstanding as of February 10, 2012, assuming (i) the conversion of all outstanding notes into 294,674,477 shares of common stock, (ii) conversion of all outstanding preferred stock and accrued dividends into 96,677,338 shares of common stock, (iii) exercise of warrants into 369,624,883 shares of common stock, (iv) exercise of options into 12,481,880 shares of common stock and (v) issuance of 41,352,232 shares of common stock pursuant to settlement and related agreements.

Our common stock is a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

Penny stocks are frequent targets of fraud or market manipulation.  Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

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•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

Our stock price is volatile, which could adversely affect your investment.

Our stock price, like that of other international bio-pharma and/or cancer diagnostic companies, is highly volatile. Our stock price may be affected by such factors as:

•	clinical trial results;

•	product development announcements by us or our competitors;

•	regulatory matters;

•	announcements in the scientific and research community;

•	intellectual property and legal matters; and

•	broader industry and market trends unrelated to our performance.

In addition, if our revenues or operating results in any period fail to meet the investment community’s expectations, there could be an immediate adverse impact on our stock price.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of the Company’s common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of the Company’s common stock.

We do not intend to pay dividends on our common stock in the foreseeable future.

We currently intend to retain any earnings to support our growth strategy and do not anticipate paying dividends in the foreseeable future.

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SELECTED FINANCIAL INFORMATION

The selected financial information set forth below is derived from our unaudited statement of operations for the comparative nine month periods ended September 30, 2011 and 2010, and the audited financial statements for our fiscal years ended December 31, 2010 and 2009, respectively, which appear elsewhere in this prospectus commencing on page 71 and which include footnotes required under generally accepted accounting principles.  Prospective investors are urged to carefully review such detailed financial statements in their entirety.

	Nine Months Ended September 30,
	2011	2010

Net revenues	$257,609	$116,840
Cost of sales	44,712	36,810
Gross profit	212,897	80,030

Operating expenses:
Research and development	149,604	340,689
Selling, general and administrative	5,684,054	6,444,700
Total operating expenses	5,833,658	6,785,389
Loss from operations	(5,620,761)	(6,705,359)
Other income (expense):
Interest expense	(50,449,285)	(33,662,478)
Other income (expense), net	(321)	29,997
Change in fair value of derivative liabilities	32,145,064	5,681,415
Impairment on investment in JPI	-	(2,761,993)
Loss on legal settlement	(10,987,055)	-
Gain (loss) on extinguishment of debt	(3,664,564)	(1,002,270)
Loss on guarantee	(840,237)	-
Total other income (expense), net	(33,796,398)	(31,715,329)
Loss before provision for income taxes	(39,417,159)	(38,420,688)
Provision for income taxes	-	-
Net loss	$(39,417,159)	$(38,420,688)

	Year Ended December 31,
	2010	2009
Net revenues	$231,662	$158,017
Cost of sales	46,325	37,671
Gross profit	185,337	120,346
Operating expenses:
Research and development	673,918	552,391
Selling, general and administrative	9,882,737	6,565,193
Impairment of receivable from JPI	2,675,000	-
Impairment of intangible asset	1,058,333	-
Total operating expenses	14,289,988	7,117,584
Loss from operations	(14,104,651)	(6,997,238)
Other income (expense):
Interest expense	(38,485,599)	(2,423,271)
Other expense, net	(13,613)	(328,071)
Change in fair value of derivative liabilities	(9,366,515)	648,313
Impairment on investment in JPI	(20,500,000)	-
Loss on extinguishment of debt	(3,241,475)	-
Loss on deconsolidation of JPI	-	(1,953,516)
Total other expense, net	(71,607,202)	(4,056,545)
Loss from operations before benefit for income taxes	(85,711,853)	(11,053,783)
Benefit for income taxes	-	(1,000)
Net loss	$(85,711,853)	$(11,052,783)

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USE OF PROCEEDS

We will not receive any net proceeds from sales of shares of our common stock being registered for resale by the Selling Stockholders named in this prospectus.

We may, however, receive proceeds from the issuance of shares of our common stock upon the exercise of the Series A Warrants.

If all of the outstanding Series A Warrants were exercised for cash at an exercise price of approximately $0.056 per share (subject to adjustment), we could receive up to a total of approximately $17.4 million.  However, the holders of Series A Warrants are only obligated to exercise such warrants for cash if the underlying Series A Warrant Shares have been registered for resale under a current registration statement declared effective by the SEC under the Securities Act of 1933, as amended.  In addition, none of the outstanding Series A Warrants are exercisable until March 31, 2012, and only 16 million of the maximum 313.5 million Series A Warrant Shares are being registered for resale in the registration statement of which this prospectus is a part.   Even if all such 16 million Series A Warrant Shares are purchased for cash upon the holders’ election to exercise Series A Warrants, we would only receive approximately $896,000 of gross proceeds from such exercises.

We intend to use any proceeds we may receive from the cash exercise of the Series A Warrants for working capital and other general corporate purposes. Only a portion of the shares of our common stock, issuable upon exercise of the Series A Warrants are being offered under this prospectus by the selling stockholders. There is no assurance that any or all of the Series A Warrants will ever be exercised or that additional shares underlying the Series A Warrants will be registered for resale.

MARKET FOR OUR COMMON STOCK, DIVIDENDS AND

RELATED STOCKHOLDER INFORMATION

Since June 23, 2011, our stock has traded on the OTCQX under the symbol RXPC.  As previously disclosed in our other public filings, we were not in compliance with certain criteria for continued listing on the NYSE Amex and were delisted in June 2011.

Our stock price, like that of some other cancer diagnostic and pharmaceutical companies, is highly volatile. Our stock price may be affected by a number of factors, and especially significant sales of shares by 2011 Noteholders and holders of our RDO Notes.

In addition, if our revenues or earnings in any period fail to meet the investment community’s expectations, there could be an immediate adverse impact on our stock price.

Our common shares are currently listed on the OTCQX under the symbol “RXPC”. On February 10, 2012, the closing price of our common shares on OTCQX was $0.037.

Set forth in the following table are the high and low closing prices for the years ended December 31, 2010 and 2009, and through the quarter ended December 31, 2011 for our common stock.

	High	Low
Quarter Ended
31-Mar-09	$34.50	$17.50
30-Jun-09	$33.75	$18.75
30-Sep-09	$25.25	$13.75
31-Dec-09	$15.00	$5.50
Quarter Ended
31-Mar-10	$9.50	$5.50
30-Jun-10	$54.75	$5.75
30-Sep-10	$25.75	$10.00
31-Dec-10	$25.50	$7.25
Quarter Ended
31-Mar-11	$41.75	$13.22
30-Jun-11	$12.81	$3.25
30-Sep-11	$3.88	$0.07
31-Dec-11	$0.30	$0.06

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Record Holders.   As of February 10, 2012, there were approximately 830 record holders of our common stock.

Dividend Policy.  We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. We anticipate that earnings, if any, will be retained for the operation of our business.

Securities Authorized for Issuance Under Equity Compensation Plans.

The following provides information concerning compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c )
Equity Compensation plans approved by security holders	294,720	18.75	64,650
Equity Compensation plans not approved by security holders	-	-	-
Total	294,720	18.75	64,650

On November 4, 2011, our stockholders approved our 2011 stock option plan whereby an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded to our employees, consultants and directors, up to a maximum of not more than 500 million shares of common stock.  The plan is administered by the Compensation Committee, which will grant equity awards and establish the terms and conditions for vesting and exercise.

On November 4, 2011, our board of directors approved the issuance of options to purchase up to 20 million shares of our common stock at an exercise price of $0.11 per share (equal to the greater of $0.11 per share or the closing market price of our common stock on November 4, 2011) to certain executive officers, directors and employees and to our legal counsel.  All of such options, when exercisable, may be exercised by the holder by exchanging option shares at a fair market value on the date of exercise in lieu of cash for payment of the exercise price. See “MANAGEMENT – Stock Options” elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and result of operations contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of the other reports we file with the Securities and Exchange Commission. Actual results may differ materially from those contained in any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We are under no obligation to update any of the forward-looking statements after the filing of this Quarterly Report to conform such statements to actual results or to changes in our expectations.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Radient Pharmaceuticals Corporation for the  years ended December 31, 2010 and 2009 and the quarter ended September 30, 2011 and should be read in conjunction with such financial statements and related notes included in this report.

The Company

We are engaged in the research, development, manufacture, sale and marketing of Onko-Sure®, a proprietary in-vitro diagnostic (IVD) cancer test kit.  Onko-Sure® is sold as a blood test for cancer in the Europe (CE Mark certified), India, Japan,, Taiwan, Korea, Vietnam and in Chile (research use).  In the United States, it is cleared by the FDA only for the monitoring of colorectal cancer and is approved in Canada (by Health Canada) for lung cancer detection and lung cancer treatment monitoring.

For fiscal year 2010 and 2009, the Company generated approximately $232,000 and $158,000, respectively, in the sales of the Company’s Onko-Sure® IVD cancer diagnostic test kits.  For the nine months ended September 30, 2011 and 2010, the Company generated approximately $258,000 and $117,000 respectively, in the sales of the Company’s Onko-Sure® IVD cancer diagnostic test kits.

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Subject to receipt of adequate working capital financing, we believe that revenues from Onko-Sure® will significantly increase in 2012 as a result of initiatives including outreach to healthcare professionals and the negotiation of additional distribution agreements anticipated to expand the IVD cancer diagnostic test into key international markets. In addition to increasing our distribution network, we are also negotiating lab partner agreements with laboratories certified under the Clinical Laboratory Improvement Act (“CLIA”) which will purchase Onko-Sure® for cancer testing. However, the success of our distribution strategy for these products in 2012 and thereafter is dependent upon a number of factors, including obtaining adequate working capital financing. Accordingly, we may not be able to implement our distribution strategy at the rate we anticipate, which will have a materially adverse effect on anticipated 2012 revenues.

We manufacture our proprietary Onko-Sure® cancer test kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are an FDA approved Good Manufacturing Practices manufacturing facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

Our Revised Strategic Focus

We refocused our business on the development, manufacture and marketing of advanced medical diagnostic products, including our Onko-Sure®, a proprietary in-vitro diagnostic cancer test kit. During the second half of fiscal year 2009, we repositioned various business assets that we believed would enable us to monetize the value of such assets either through new partnerships, separate potential IPO’s, or possible sales. These assets include: (i) our 97.4% ownership in China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (“JPI”); and (ii) our 100% ownership of a proprietary cancer vaccine therapy technology: Combined Immunogene Therapy (“CIT”).  In connection with the deconsolidation of JPI, effective September 29, 2009, we reclassified JPI as a business investment, rather than as a condensed consolidated operating subsidiary. As of December 31, 2010, we wrote off and have fully impaired our investment in JPI.  See accompanying financial statements for the year ended December 31, 2010.

On September 25, 2009, we changed our name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” We believe Radient Pharmaceuticals as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

Onko-Sure® Cancer Test Kit

On July 8, 2009, we changed the brand name of our in-vitro diagnostic cancer test from DR-70 to the more consumer friendly, trademarked brand name “Onko-Sure®,” which we believe communicates it as a high quality, innovative consumer cancer test. We are also installed a new tag line — “The Power of Knowing” — which communicates to cancer patients and their physicians that the test is effective in assessing whether a patient’s cancer is progressing during treatment or is in remission.

Our Onko-Sure® product is manufactured at our Tustin, California based facility and is sold to third party distributors, who then sell directly to CLIA certified reference laboratories in the United States (“US”) as well as clinical reference labs, hospital laboratories and physician operated laboratories in the international markets.

Our Onko-Sure® in- vitro diagnostic test enables physicians and their patients to effectively detect and/or monitor the treatment and recurrence of solid tumors by measuring the accumulation of specific breakdown products in the blood called Fibrin and Fibrinogen Degradation Products (FDP). Onko-Sure® is a simple, non-invasive blood test used for the detection and/or monitoring of 19 different types of cancer including: colon, rectal, lung, stomach, tongue, ovarian, uterine, liver, pancreatic, bladder, brain, esophageal, hematological, breast, prostate, cervical, thyroid, lymphoma and trophoblast cancers. We believe that Onko-Sure® can be a valuable diagnostic tool in the worldwide battle against cancer, the second leading cause of death worldwide. Because the Onko-Sure® test kit is a non-invasive blood test, we believe that there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if the physician is not vigilant in following up on the Onko-Sure® test kit results with other clinically relevant diagnostic modalities. While the Onko-Sure®, like other blood biomarker tests, could be helpful in cancer detection, the attending physician is required to use other testing methods to confirm the type of cancer.

We believe that Onko-Sure® has the potential to be used as a general cancer screening test. We are involved with research conducted with CLIA Laboratories to expand on the Clinical utility of Onko-Sure®.

In-Vitro Cancer Research and Development

During the year ended December 31, 2010, we incurred expenses of $673,918 in research and development related to the Onko-Sure®, as compared to $552,391 for the same period in 2009.  During the nine months ended September 30, 2011, we incurred expenses of $149,604 in research and development related to the Onko-Sure®, as compared to $340,689 for the same period in 2010. These expenditures were incurred as part of our efforts to produce Onko-Sure® components which will increase our manufacturing capacity, improve the existing Onko-Sure®.

During the year ended December 31, 2010, the majority of expenses incurred were to fund:

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•	Validation study to determine if Onko-Sure® can be utilized as a general cancer screen for 10 to 20 different cancers in a CLIA laboratory developed test environment; and

•	Evaluate Onko-Sure® as an additional marker in an existing test to determine if the addition will enhance and improve analytical performance.

We expect expenditures for research and development to grow during 2012 due to additional staff and consultants needed to support additional research in different cancer types, support research to continually improve our Onko-Sure® test kit as well as research potential veterinary use of the test.

In addition, we will continue to research the validity of our next generation version of our current Onko-Sure® test kit. We anticipate additional costs will be incurred to fund research, to expand on the clinical utility of Onko-Sure® and development costs associated with entry into new markets.

Cancer Therapeutics

In 2001, we acquired the CIT technology, which forms the basis for a proprietary cancer vaccine. Our CIT technology is a U.S. patented technology (patent issued May 25, 2004). The Cancer Therapeutics division is engaged in commercializing the CIT technology. To date, we have not generated any revenues and incurred minimal expenses, mostly related to patent protection, for this technology. As of December 31, 2010, we fully impaired the value of our intangible asset related to this technology.

In December 2010, we formed NuVax Therapeutics, Inc. (“NuVax”) with Javia’s CEO Dr. Umesh Bhatia by creating a platform to expand the planned collaboration to include significantly expanded clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies. All rights to our CIT technology will be transferred to NuVax, currently our 100% wholly-owned subsidiary. All further development and commercialization of CIT and other to-be licensed novel cancer fighting technologies will be made at NuVax.

In January 2011, NuVax signed four exclusive license agreements with the University of Florida Research Foundation, Inc. (“UFRF”), for the development and marketing of a cancer therapeutic product developed by the UFRF. In July 2011, the UFRF terminated the agreements due to lack of funding.

On August 29, 2011, due to lack of funding and activity, Umesh Batia resigned as CEO and Director of NuVax.

As of the date of this report, we have not generated any revenues and incurred minimal expenses for NuVax. Until we can complete funding for NuVax, we will continue to have minimal activity in NuVax.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions and the differences could be material.

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Inventories. Major components of inventories are raw materials, packaging materials, direct labor and production overhead.  Our inventories consist primarily of raw materials and related materials, and are stated at the lower of cost or market with cost determined on a first-in, first-out (“FIFO”) basis. We regularly monitor inventories for excess or obsolete items and make any valuation corrections when such adjustments are needed. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or excess inventories. We write down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demands, future pricing, or market conditions are less favorable than those projected by management, additional write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

Sales Allowances. A portion of our business is to sell products to distributors who resell the products to end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. We recognize the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of our products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.

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Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

Valuation of Intangible Assets. We evaluate the carrying value of our long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. We use our best judgment based on the current facts and circumstances relating to our business when determining whether any significant impairment factors exist. We consider the following factors or conditions, among others, that could indicate the need for an impairment review:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	our ability to obtain patents, including continuation patents, on technology;

•	significant changes in our strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors; and

•	potential for strategic partnerships for the development of our patented technology.

If we determine that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, our management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, we measure the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management. Based on our analysis, we determined the intangible asset of the CIT technology was impaired and recorded an impairment charge for the remaining carrying value of this long-lived asset as of December 31, 2010.

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The carrying value of our investment in JPI represented our 97.4 % ownership interest in JPI, accounted for under the cost method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period we assessed the fair value of our ownership interest in JPI in accordance with FASB ASC 325-20-35 paragraphs 1A and 2. At least annually, we conduct an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

Revenue Recognition. Revenues from the sales of our products are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured.

During 2009 and 2010, we entered into several distribution agreements for various geographic locations with  third parties. Under the terms of some of the agreements, we sell products to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide us quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by us. Until the price is fixed and determinable, we defer the recognition of revenues under these arrangements.

 Deferred Taxes. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved.

Litigation. We account for litigation losses in accordance with accounting principles generally accepted in the United States, (“GAAP”), loss contingency provisions are recorded for probable losses at management’s best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than when the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, we often are initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact our consolidated results of operations and cash flows from operating activities.

Stock-Based Compensation Expense. All issuances of our common stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the measurement date.

We account for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with ASC 505. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

We account for equity awards issued to employees following ASC 718 which requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize the portion expected to vest as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Beneficial Conversion Feature.  In certain instances, we enter into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”).  In these instances, we account for the value of the BCF as a debt discount, which is then amortized to expense over the life of the related debt using the straight-line method which approximates the effective interest rate method.

Derivative Financial Instruments. We apply the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the year ended December 31, 2010, we issued convertible debt with warrants and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt and a reset provision associated with the exercise price of the warrants. We compute the fair value of these derivative liabilities on the grant date and various measurement dates using the Binomial Lattice option pricing model. Due to the reset provisions within the embedded conversion feature and a reset provision associated with the exercise price of the warrants, we have determined that the Binomial Lattice Model was most appropriate for valuing these instruments.

Accounting for Debt Modifications and Extinguishments.  If a debt modification is deemed to have been accomplished with debt instruments that are substantially different, the modification is accounted for as a debt extinguishment in accordance with FASB ASC 470-50, whereby the new debt instrument is initially recorded at fair value, and that amount is used to determine the debt extinguishment gain or loss to be recognized and the effective rate of the new instrument.  If the present value of the cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument, the modification is deemed to have been accomplished with debt instruments that are substantially different. If it is determined that the present values of the original and new debt instruments are not substantially different, then a new effective interest rate is determined based on the carrying amount of the original debt instrument and the revised cash flows.

22

Results of Operations

Results of Operations for the Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010

	Nine Months Ended September 30,		Difference
	2011	2010	$	%

Net revenues	$257,609	$116,840	$140,769	120.48%
Cost of sales	44,712	36,810	7,902	21.47%
Gross profit	212,897	80,030	132,867	166.02%

Operating expenses:
Research and development	149,604	340,689	(191,085)	56.09%
Selling, general and administrative	5,684,054	6,444,700	(760,646)	-11.80%
Total operating expenses	5,833,658	6,785,389	(951,731)	-14.03%
Loss from operations	(5,620,761)	(6,705,359)	(1,084,598)	-16.18%
Other income (expense):
Interest expense	(50,449,285)	(33,662,478)	(16,786,807)	49.87%
Other income (expense), net	(321)	29,997	(30,318)	-101.07%
Change in fair value of derivative liabilities	32,145,064	5,681,415	26,463,649	465.79%
Impairment on investment in JPI	-	(2,761,993)	2,761,993	-100.00%
Loss on legal settlement	(10,987,055)	-	(10,987,055)	100.00%
Gain (loss) on extinguishment of debt	(3,664,564)	(1,002,270)	(2,662,294)	265.63%
Loss on guarantee	(840,237)	-	(840,237)	100%
Total other expense, net	(33,796,398)	(31,715,329)	(2,081,069)	6.56%
Loss before provision for income taxes	(39,417,159)	(38,420,688)	(996,471)	2.59%
Provision for income taxes	-	-	-	-
Net loss	$(39,417,159)	$(38,420,688)	$(996,471)	2.59%

Net Revenues

Net revenues for the nine months ended September 30, 2011 was $257,609 compared to $116,840 for the same period in 2010. This is an increase of approximately 120% and is due to increased sales activity and orders for the Onko-Sure® test kits and the recognition of $24,750 in deferred revenues. Revenues were earned from the sale of Onko-Sure ® cancer test kits. We increased efforts to develop our distribution networks and marketing of Onko-Sure®.  With USFDA clearance of our Onko-Sure ® product for clinical use, our goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions. Due to our overall commercialization efforts, we expect that sales will increase in 2012.

We presently have distribution agreements in place for Onko-Sure® test kits in the U.S., Canada, Puerto Rico, India, Greece, Turkey, Israel, Vietnam, Australia, New Zealand, the United Kingdom, European Union, the Middle East, Russia, Hong Kong, Lao, Cambodia, Taiwan, and for South Korea. We also have a research use only distribution agreement in China.

In our effort to make progress in the marketing and distributing our Onko-Sure ® cancer test kit in the India market in April 2010 we executed a distribution agreement with Jaiva Guar Diagno (“JaivaGD”). Due to the inability of JaivaGD to obtain adequate financing, obtain governmental as well as private support for the launch of Onko-Sure ® in India, JaivaGD substantially reduced their purchase forecast for FY 2011. At this time, JaivaGD is unable to forecast the timing or the number, if any, of Onko-Sure ® test kits that will eventually be purchased for the India market. As of the date of this report, we have  received an order from India for 6 kits.

 Our expectations concerning future sales represent forward-looking statements that are subject to certain risks and uncertainties which could result in sales below those achieved in previous periods. Sales of Onko-Sure® cancer test kits in 2011 and 2012 could be negatively impacted by potential competing products, lack of adequate supply and overall market acceptance of our products.

Although the Company has obtained approval from the USFDA to market the then current formulation of the Onko-Sure® test kit, it has been determined that one of the key components of the Onko-Sure® test kit, the anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. We currently have two lots remaining which are estimated to produce approximately 20,000 test kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand. Although we are exploring our ability to produce this component in-house so that we are in a position to have an unlimited supply of Onko-Sure® in the future, at this time we cannot give an estimate of time needed to complete this anti-fibrinogen-HRP replacement.”

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Gross Profit

Gross profit increased approximately 166% to $212,897 for the nine months ended September 30, 2011 from $80,030 for the nine months ended September 30, 2010 due to increase in net revenues, improvement of manufacturing process and management of raw materials.

The major components of cost of sales include raw materials, wages and salary and production overhead. Production overhead is comprised of depreciation of manufacturing equipment, utilities and repairs and maintenance.

Research and Development

All research and development costs are comprised of expanding our research and development of the Onko-Sure® cancer test kit. During the nine months ended September 30, 2011, we incurred $149,604 on research and development expenses related to the Onko-Sure® cancer test kit, compared to $340,689 for the same period in 2010. This is a decrease of approximately 56%.

Subject to our ability to raise funding through financings, we expect research and development expenditures to increase during 2012 due to:

·	Additional staff and consultants needed to support a sales growth expected as a result of marketing activities;

·	Additional costs involved with consultants and the research conducted with CLIA Laboratories to expand on the clinical utility of Onko-Sure®;

·	Costs necessary to conduct additional clinical studies;

·	Exploring the use of Onko-Sure® for the veterinary marketplace;

·	Research associated with antibody purification, and

·	Additional collaboration costs to cover validation of this product for other types of cancers worldwide.

Selling, General and Administrative

Selling, general and administrative expenses were $5,684,054 for the nine months ended September 30, 2011 as compared to $6,444,700 in 2010.

Selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director fees, regulatory compliance, professional fees related to patent protection, payroll, payroll taxes, investor and public relations, professional fees, and stock exchange and shareholder services expenses. Included in selling, general and administrative expenses were non-cash expenses incurred during the nine months ended September 30, 2011 and 2010, respectively, of $1,526,099 and $2,355,289 for common stock, options and warrants issued to consultants for services and $31,180 and $173,758 for options and common stock issued to employees and directors. The decrease in selling, general and administrative expenses is primarily due to decrease in cash and non-cash expenses of investor relations of approximately $1,308,000 offset by increase of $528,000 in accounting, legal, and other professional fees.

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The table below details the major components of selling, general and administrative expenses incurred:

	For the nine months ended
	September 30,			%
	2011	2010	Change	Change

Investor relations (including value of warrants/common stock shares)	$1,541,695	2,849,673	$(1,307,978)	-45.90%
Salary and wages (including value of options)	1,252,225	1,306,297	(54,072)	-4.14%
Accounting and other professional fees	1,875,342	1,346,966	528,376	39.23%
Stock Exchange Fees	102,500	103,318	(818)	-0.79%
Directors fees (including value of options)	144,680	122,968	21,712	17.66%
Rent and office expenses	153,289	138,241	15,048	10.89%
Employee benefits	99,589	96,411	3,178	3.30%
Travel and entertainment	198,581	159,091	39,490	24.82%
Insurance	60,840	42,592	18,248	42.84%
Taxes and licenses	58,306	72,494	(14,188)	-19.57%
Other	197,007	206,649	(9,642)	-4.67%
Total	$5,684,054	$6,444,700	$(760,646)	-11.80%

Other Income (Expense)

The increase of $2,081,069 in total other expenses, net is primarily due to increase of $26,463,649 in gain due to decrease in fair value of derivatives liabilities, offset by $2,662,294 increase in loss on extinguishment of debt, the $10,987,055 increase in loss on legal settlement expense and the $16,786,807 increase in interest expense from the prior year for the nine months ended September 30, 2011.

Interest Expense

Interest expense for the nine months ended September 30, 2011 and 2010 was $50,449,285 and $33,662,478, respectively.

Interest expense increased due to the issuance of convertible debt instruments with warrants treated as derivative liabilities, penalties related to trigger events and defaults on convertible debt, and the amortization of the related debt discounts and debt issuance costs during the nine months ended September 30, 2011.

Interest expense is primarily comprised of (i) $8,179,688 in excess fair value of the debt discount, recorded at origination, for the January 2011 Financing and July Exchanged Notes for the derivatives associated with the conversion feature and warrants, (ii) $4,731,862  in accrued interest and penalties added to derivatives, (iii) $20,208,179 of amortization of debt discounts and debt issuance costs on convertible debt balances, (iv) $485,246 in incremental costs of re-pricing warrants in connection with the exchange of the Senior Notes into convertible debt, and (v) $15,551,761 in registration and default penalties and late fees added to the principal for the January 2011 Financing.

The following table describes the components of our interest expense by our debt issuances for the nine months ended September 30, 2011.

		Fair Value of Derivatives in Excess of Debt Discounts	Penalties Added To Principal	Interest and Penalties Added to Derivatives	Amortization of Debt Issuance Cost	Amortization of Debt Discount	Other	Total
		[1], [6]	[5]	[6]	[7]	[7]
Convertible Debt:
1st Closing		$-	$-	$1,090	$-	$-	$-	$1,090
2nd Closing			32,934	45,693	112,613	1,466,391	-	1,657,631
3rd Closing		-	219,446	100,489	42,006	749,429	-	1,111,370
4th Closing		-	-	4,214	16,207	199,830	-	220,251
January and July 2011 Notes		8,179,688	-	1,826,674	1,066,194	16,555,509	-	27,628,065
Promissory Notes		-	234,553	2,753,702	-	-	-	2,988,255
Incremental cost of re-pricing of warrants	[2]	-	-	-	-	-	485,246	485,246
Registration, default, and late payment penalties	[3]	-	15,551,761	-	-	-	-	15,551,761
Registration penalties paid in cash	[3]	-	-	-	-	-	126,563	126,563
Interest on debt	[4]	-	-	-	-	-	679,053	679,053
Total interest expense		$8,179,688	$16,038,694	$4,731,862	$1,237,020	$18,971,159	$1,290,862	$50,449,285

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[1] This amount represents the excess fair value of the derivative liability associated with the embedded conversion feature and warrants beyond the full debt discount taken.

[2] This amount represents the incremental costs associated with the re-pricing of warrants issued in connection with the Senior Notes exchanged for convertible debt in January 2011.

[3] This amount represents registration penalties of $253,125 due to the registration of the shares underlying the January 2011 Notes not being declared effective as of March 31, 2011, late payment penalties of $326,425, and default penalties of $15,098,774 for the January 2011 Financing.

 [4] This amount represents the interest portion of the debt based on the respective interest rates as noted, during the nine months ended September 30, 2011.

[5] This represents penalties added to certain note holders in regards to their forbearance agreement and defaults.

[6] This represents the fair value of the derivative liability associated with the interest and penalties added to certain convertible  notes.

[7] Total amortization of debt discount and debt issuance costs for the nine months ended September 30, 2011 was $20,208,179.

In addition, in January 2011 we secured $7,500,000 in gross proceeds pursuant to the sale of convertible notes pursuant to a securities purchase agreement.  Net proceeds from the financing were approximately $6,820,000 and the aggregate principal amount was $8,437,500.  Two required note payments of $843,750 each were made in March and April 2011, leaving a balance of approximately $6.75 million outstanding.  On May 3, 2011, the Company failed to make the third installment and an event of default occurred. Therefore, starting May 2, 2011, the January 2011 Notes will accrue late charges at an interest rate of 24% per annum. As of May 20, 2011, approximately $97,000 was accrued. Currently, all of the five investors have submitted an Event of Default Redemption Notice to the Company.   In addition, the notes include a registration penalty of 1.5% of the outstanding balance per month for the shares which  are not registered.  Approximately $126,500 in registration penalties were paid in April 2011, and $126,500 were accrued for May 2011. The January 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligation. See, Recent Financial Restructuring Transactions above for an update on the current status of this transaction and the related securities.

Results of Operations for the Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010

	Three Months Ended September 30,		Difference
	2011	2010	$	%

Net revenues	$102,238	$34,446	$67,792	196.81%
Cost of sales	15,559	6,697	$8,862	132.33%
Gross profit	86,679	27,749	58,930	212.37%

Operating expenses:
Research and development	10,541	45,874	$(35,333)	-77.02%
Selling, general and administrative	1,877,851	2,320,540	$(442,689)	-19.08%
Total operating expenses	1,888,392	2,366,414	(478,022)	-20.20%
Loss from operations	(1,801,713)	(2,338,665)	(536,952)	-22.96%
Other income (expense):
Interest expense	(8,724,581)	(11,560,549)	2,835,968	-24.53%
Other income (expense), net	(2)	31,874	(31,872)	-99.99%
Change in fair value of derivative liabilities	12,312,333	2,922,826	9,389,507	321.25%
Gain (loss) on extinguishment of debt	1,001,275	(1,002,270)	2,003,545	-199.90%
Loss on guarantee	(840,237)	-	(840,237)	-100.00%
Total other income (expense), net	3,748,788	(9,608,119)	13,356,907	-139.02%
Loss before provision for income taxes	1,947,075	(11,946,784)	13,893,859	-116.30%
Provision for income taxes	-	-	-	-
Net income (loss)	$1,947,075	$(11,946,784)	13,893,859	-116.30%

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 Net Revenues

Net revenues for the three months ended September 30, 2011 was $102,238 compared to $34,446 for the same period in 2010. This increase of approximately 197% is due to increased sales activity and orders for the Onko-Sure® test kits. We have increased efforts to develop our distribution networks and increased our sales force in our endeavor to increase commercialization of our product. With USFDA clearance of our Onko-Sure ® product for clinical use, our goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions as well as selling directly to CLIA laboratories. Due to our overall commercialization efforts, we expect sales will continue to increase in 2012.

Gross Profit

Gross profit increased approximately 212% to $86,679 for the three months ended September 30, 2011 from $27,749 for the three months ended September 30, 2010 due to increased net revenues, improvement of manufacturing process and management of raw materials.

The major components of cost of sales include raw materials, wages and salary and production overhead. Production overhead is comprised of depreciation of manufacturing equipment, utilities and repairs and maintenance.

 Research and Development

All research and development costs are comprised of expanding our research and development of the Onko-Sure® test kit. During the three months ended September 30, 2011, we incurred $10,541 on research and development expenses related to the Onko-Sure® test kit, compared to $45,874 for the same period in 2010. This is a decrease of approximately 77%.

Subject to our abilities to raise additional funds through financings, we expect research and development expenditures to increase during 2011 due to:

·	Additional staff and consultants needed to support a sales growth expected as a result of marketing activities;

·	Additional costs involved with consultants and the research conducted with CLIA Laboratories to expand on the clinical utility ofOnko-Sure®;

·	Costs necessary to conduct additional clinical studies;

·	The introduction and distribution of Onko-Sure® into the veterinary marketplace; and

·	Additional collaboration costs to cover validation of this product for other types of cancers worldwide.

Selling, General and Administrative

Selling, general and administrative expenses were $1,877,851 for the three months ended September 30, 2011 as compared to $2,320,540 in 2010.

Selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director fees, regulatory compliance, professional fees related to patent protection, payroll, payroll taxes, investor and public relations, professional fees, and stock exchange and shareholder services expenses.

 Included in selling, general and administrative expenses were non-cash expenses incurred during the three months ended September 30, 2011 and 2010, respectively, of $654,152 for investor relations and $1,018,662 for common stock, options and warrants issued to consultants for services and approximately $33,800 and $11,000 for options and common stock issued to employees and directors. The decrease in selling, general and administrative expenses is primarily due to (i) decrease in cash and non-cash expenses of investor relations of approximately $365,000, (ii) Decrease in accounting, legal, and other professional fees of approximately $149,000, (iii) increase in directors fees of approximately $23,000, (iv) decrease in travel and entertainment of approximately $52,000, and (v) increase in stock exchange fees of approximately $59,000.

The decrease the selling, general and administrative expenses is due to management’s continued efforts to manage selling, general and administrative expenses.

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The table below details the major components of selling, general and administrative expenses incurred:

	For the three months ended
	September 30,
	2011	2010	Change	% Change

Investor relations (including value of warrants/common stock shares)	$654,152	1,018,662	$(364,510)	-35.78%
Salary and wages (including value of options)	436,681	449,302	(12,621)	-2.81%
Accounting and other professional fees	432,198	581,496	(149,298)	-25.67%
Stock Exchange Fees	20,000	(39,182)	59,182	-151.04%
Directors fees (including value of options)	33,780	11,000	22,780	207.09%
Rent and office expenses	55,908	47,518	8,390	17.66%
Employee benefits	31,116	30,193	923	3.06%
Travel and entertainment	36,699	88,958	(52,259)	-58.75%
Insurance	20,089	1,703	18,386	1079.61%
Taxes and licenses	31,610	31,778	(168)	-0.53%
Other	125,618	99,112	26,506	26.74%
Total	$1,877,851	$2,320,540	$(442,689)	-19.08%

Other Income (Expense)

The decrease of $13,356,907 in total other income (expense), net is primarily due to decrease in interest expense of $2,835,968, $2,003,545 increase in gain on extinguishment of debt and an increase in change  in fair value of derivative liabilities resulting in a gain of $9,389,507 from the prior year for the three months ended September 30, 2011.

Interest Expense

Interest expense for the three months ended September 30, 2011 was $8,724,581 as compared to $11,560,549, in 2010.

Interest expense decreased in the three months ended September 30, 2011 compared with the three months ended September 30, 2011 is due to lower amortization of the related debt discounts and debt issuance costs   already amortized in previous quarters.  Interest expense is comprised of (i) $158,083 in penalties added to the 2010 Notes in relation to the forbearance agreement, (ii) $234,553 in penalties added to the Promissory Notes for final settlement agreement, (iii) $109,750 in accrued interest and penalties added to derivatives, and $8,118,008 of amortization of debt discounts related to January 2011 Notes and July 2011 exchange of convertible debt.  The following table describes the components of our interest expense by our debt issuances for the three months ended September 30, 2011.

	Fair Value of Derivatives in Excess of Debt Discounts	Penalties Added To Principal	Interest and Penalties Added to Derivatives	Amortization of Debt Issuance Cost	Amortization of Debt Discount	Other	Total
		(1)	(2)		(3)	(4)
Convertible Debt:
3rd Closing	$-	$158,083	$46,707	$-	$-	$-	$204,790
January and July 2011 Notes	-	-	5,974	-	8,118,008	-	8,123,982
Promissory Notes	-	234,553	57,069	-	-	-	291,622
Interest on debt	-	-	-	-	-	104,187	104,187
Total interest expense	$-	$392,636	$109,750	$-	$8,118,008	$104,187	$8,724,581

(1)	This represents penalties added to certain note holders in regard to their forebearance and settlement agreements.

(2)	This represents the fair trade value of the derivative liability associated with the interest and penalties added to the.

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(3)	This amount represents total amortization of debt discount for the three months ended September 30, 2011.

(4)	This amount represents the interest portion of the notes based on the respective interest rates as noted, during the three months ended September 30, 2011.

Liquidity and Capital Resources

For the nine months ended September 30, 2011, the Company’s cash increased by $276,264 to $329,645, compared to a net increase in cash of $904,368 to $916,513 for the same period in 2010. This was mainly due to the financing completed in the respective periods.

Historically, our operations have not been a source of liquidity. At September 30, 2011, we had a significant amount of relatively short term indebtedness, and we may be unable to satisfy our obligations to pay interest and principal thereon. As of September 30, 2011, we had the following approximate amounts of outstanding short term indebtedness:

(i)	Accrued interest of approximately $532,000;

(ii)	Approximately $46,000 in unsecured convertible notes (2008 Convertible Notes) originally bearing default interest at 10% per annum increased to 18% per annum due to failure to pay the notes by September 29, 2010;

(iii)	Approximately $25,000 in senior unsecured convertible notes (Series 2 Senior Notes) bearing interest at 18% interest;

(iv)	Approximately $3,481,000 in convertible notes (July 2011 Notes), due in December 2011 bearing interest at 4%;

(v)	Approximately $4,712,000 in Series A convertible preferred stock (July 2011 Preferred Liability), due in December 2011, bearing dividend at 4%;

(vi)	Approximately $8,056,000 in unsecured convertible promissory notes (Promissory Notes), due April 15, 2013, bearing an interest rate of 8% per annum, and;

There can be no assurance that the convertible indebtedness will be converted into equity, which is at the debt holder’s discretion and limited by the authorized number of  common shares. Absent full conversion of these debts or the receipt of a new financing or series of financings, our current operations do not generate sufficient cash to pay the interest and principal on these obligations when they become due. Accordingly, there can be no assurance that we will be able to pay these or our operating obligations which we may incur in the future.  See, Recent Financial Restructuring Transactions above for updates on the current status of certain of the above mentioned transactions and the related securities.

Operating activities

We used approximately $4.8 million and $6.1 million for the nine months ended September 30, 2011 and 2010, respectively in our operating activities. The major components are comprised of a net loss of approximately $39.4 million and $38.4 million for the nine months ended September 30, 2011 and 2010. For the nine months ended September 30, 2011, operating activities includes the following non-cash activities such as:

(i)	approximately $20,200,000 for the amortization of debt issuance costs and debt discounts,

(ii)	approximately $1,526,000 representing the fair market value of common stock, warrants and options expensed for services,

(iii)	approximately $485,000 representing the incremental value of re-pricing shares and warrants issued to former note holders,

(iv)	approximately $3,665,000 representing loss on extinguishment of debt,

(v)	approximately $16,165,000 representing additional principal added for penalties

(vi)	approximately $10,987,000 representing legal settlement expenses, and

29

(vii)	approximately $12,912,000 representing interest expense related to fair value of derivative instruments granted.

The effect of the net loss was further offset by an aggregate gain from change in fair value of derivative liabilities of approximately $32,145,000.

Investing activities

We used net cash of $30,459 in investing activities for the purchase of equipment for the nine months ended September 30, 2011 compared with $124,482 for the same period in 2010 for the purchase of equipment and the advance for a note receivable.

Financing activities

Net cash provided by financing activities was $5,107,858 for the nine months ended September 30, 2011, primarily consisting of the net proceeds of $6,820,000 from the issuance of convertible debt, net proceeds of $101,920 from the exercise of warrants into common stock and, reduced by payments on the January 2011 Notes of $1,814,062. Net cash provided by financing activities was $7,126,488 for the nine months ended September 30, 2010, primarily consisting of the net proceeds of $6,308,000 from the issuance of convertible debt and net proceeds of $818,488 from the exercise of warrants.  As of September 30, 2011, we had approximately $330,000 of cash on hand.

Going Concern

The condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. We incurred losses from continuing operations of $39,417,159 and $38,420,688 for the nine months ended September 30, 2011 and 2010, respectively, and had an accumulated deficit of $177,567,565 at September 30, 2011. In addition, we used cash in operating activities of continuing operations of $4,801,135 and had a working capital deficit of approximately $26.1 million, based on the face amount of the current portion of debt. These factors raise substantial doubt about our ability to continue as a going concern.

The Company’s monthly cash requirement of $330,000 per month based on the three month history and $450,000 per month on a annualized basis for operating expenses does not include any extraordinary items or expenditures, including cash payments for debt penalties or recurring principal and interest payments, payments for clinical trials for our Onko-Sure® test kit, research conducted through CLIA Laboratories or expenditures related to further development of the CIT technology, as no significant expenditures are anticipated other than recurring legal fees related to outstanding legal proceedings. Based on our current cash position, without additional financing we may not be able to pay our obligations past November 30, 2011.

We raised net proceeds of approximately $6.8 million in connection with convertible note and warrant purchase agreements during the nine months ended September 30, 2011.

Management’s plans include seeking financing, conversion of certain existing notes payable and related warrant obligations to preferred and common stock, alliances or other partnership agreements with entities interested in our technologies, or other business transactions that would generate sufficient resources to assure continuation of our operations and research and development programs.

There are significant risks and uncertainties which could negatively affect our operations. These are principally related to (i) the absence of substantive distribution network for our Onko-Sure® kits, (ii) the absence of any significant commitments or firm orders from our distributors, (iii) existing defaults and potential defaults in existing indebtedness, and (iv) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. Our limited sales to date for the Onko-Sure ® test kit and the lack of distributors meeting their quarterly minimum purchase requirements make it impossible to identify any trends in our business prospects

Our only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments. We are actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. We may need to discontinue a portion or all of our operations if we are unsuccessful in generating positive cash flow or financing for our operations through the issuance of securities.

 Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Introduction

As noted above, we deconsolidated the operations of JPI, located in China, effective September 29, 2009.  All comparative amounts shown below are exclusive of the financial results of operations of JPI in 2009.

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	Year Ended December 31,		Difference
	2010	2009	$	%
Net revenues	$231,662	$158,017	$73,645	46.61%
Cost of sales	46,325	37,671	8,654	22.97%
Gross profit	185,337	120,346	64,991	54.00%
Operating expenses:
Research and development	673,918	552,391	121,527	22.00%
Selling, general and administrative	9,882,737	6,565,193	3,317,544	50.53%
Impairment of receivable from JPI	2,675,000	-	2,675,000	100.00%
Impairment of intangible asset	1,058,333	-	1,058,333	100.00%
Total operating expenses	14,289,988	7,117,584	7,172,404	*
Loss from operations	(14,104,651)	(6,997,238)	(7,107,413)	*
Other income (expense):
Interest expense	(38,485,599)	(2,423,271)	(36,062,328)	*
Other expense, net	(13,613)	(328,071)	314,458	-95.85%
Change in fair value of derivative liabilities	(9,366,515)	648,313	(10,014,828)	*
Impairment on investment in JPI	(20,500,000)	-	(20,500,000)	100.00%
Loss on extinguishment of debt	(3,241,475)	-	(3,241,475)	100.00%
Loss on deconsolidation of JPI	-	(1,953,516)	1,953,516	-100.00%
Total other expense, net	(71,607,202)	(4,056,545)	(67,550,657)	*
Loss from operations before provision (benefit) for income taxes	(85,711,853)	(11,053,783)	(74,658,070)	*
Provision (benefit) for income taxes	-	(1,000)	1,000	-100.00%
Net loss	$(85,711,853)	$(11,052,783)	$(74,659,070)	*

*	Percentage difference is over 100%

Net Revenues

Net revenues for the year ended December 31, 2010 was $231,662 compared to $158,017 for the same period in 2009. This increase of 47% is due to increased orders for the Onko-Sure® test kits.  During fiscal 2010 and 2009, we had four and three customers, respectively which represented approximately 94% and 92%, respectively of our net revenues.  For the year ended December 31, 2010 and 2009, two customers were based in the U.S. and represented approximately 59% and 27%, respectively of our net revenues and two customers were based outside the U.S. and represented approximately 35% and 65%, respectively of our net revenues.  Revenues were primarily earned from the sale of Onko-Sure® test kits. Our goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions, and due to our overall commercialization efforts, we expect that sales will increase in 2011.

In our effort to make progress in the marketing and distributing our Onko-Sure test in the India market, we executed a distribution agreement with Jaiva Guar Diagno (“JaivaGD”). Due to the inability of JaivaGD to obtain adequate financing, obtain governmental as well as private support for the launch of Onko-Sure in India, JaivaGD substantially reduced their purchase forecast for FY 2011. At this time, JaivaGD is unable to forecast the timing or the number, if any, of Onko-Sure test kits that will eventually be purchased for the India market.

Our expectations concerning future sales represent forward-looking statements that are subject to certain risks and uncertainties which could result in sales below those achieved in previous periods. Sales of Onko-Sure® test kits in 2011 could be negatively impacted by potential competing products, lack of adequate supply and overall market acceptance of our products.

We have a limited supply of one of the key components of the Onko-Sure® test kit. The anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. We currently have two lots remaining which are estimated to produce approximately 21,000 kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand. We have been investigating alternatives and engaging in research and development to produce this component in house so that we can be in a position to have an unlimited supply of Onko-Sure® in the future.  However, we cannot assure that this anti-fibrinogen-HRP replacement will be completed.

Gross Profit

Gross profit increased approximately 54% to $185,337 for the year ended December 31, 2010 from $120,346 for the year ended December 31, 2009 due to increased sales volume of the Onko-Sure® test kit.

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The major components of cost of sales include raw materials, wages and salary and production overhead.  Production overhead is comprised of depreciation of manufacturing equipment, utilities and repairs and maintenance.

Research and Development

All research and development costs are comprised of funding the necessary research and development of the Onko-Sure® test kit for the USFDA.  During the year ended December 31, 2010, we incurred $673,918 on research and development expenses related to the Onko-Sure® test kit, compared to $552,391 for the same period in 2009.  This is an increase of approximately 22%, which is primarily due to increased studies of our product.

We expect research and development expenditures to increase during 2011 due to:

•	Additional staff and consultants needed to support an increase in sales;

•	Additional costs involved with consultants and research conducted with CLIA Laboratories to expand on the clinical utility of Onko-Sure®;

•	Costs necessary to conduct additional clinical studies;

•	Additional collaboration costs to cover validation of this product for other types of cancers worldwide; and

•	Additional consultant costs to get a current procedural terminology (“CPT”) code for the test to be covered by insurance policies.

Selling, General and Administrative

Selling, general and administrative expenses were $9,882,737 for the year ended December 31, 2010 as compared to $6,565,193 in 2009.

Selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director and commitment fees, regulatory compliance, patent protection, payroll, payroll taxes, investor and public relations, professional fees, and stock exchange and shareholder services expenses.  Included in selling, general and administrative expenses were non-cash expenses incurred during the years ended December 31, 2010 and 2009, respectively, of $3,222,589 and $593,279 for common stock, options and warrants issued to consultants for services and $2,018,458 and $795,983 for options issued to employees and directors. The increase in selling, general and administrative expenses is primarily due to increase of cash and noncash expenses of investor relations and secondarily due to increased accounting and other professional fees.  The increases in these categories are related to the four closings of convertible debt financings during the year ended December 31, 2010 and the extensive work on SEC correspondence and Registration Statements during fiscal year 2010. The decrease in the remaining categories of the selling, general and administrative expenses is due to management’s continued efforts to manage selling, general and administrative expenses.

 The table below details the major components of selling, general and administrative expenses incurred:

	For the year ended December 31,
	2010	2009	$ Change	%
Investor relations (including value of warrants/common stock shares)	$3,376,842	$975,936	$2,400,906	246%
Salary and wages (including value of options)	3,247,653	2,606,330	641,323	25%
Accounting and other professional fees	2,101,404	1,618,069	483,335	30%
Directors fees (including value of options)	250,143	378,521	(128,378)	-34%
Rent and office expenses	205,198	177,387	27,811	16%
Employee benefits	134,058	129,612	4,446	3%
Travel and entertainment	206,743	150,304	56,439	38%
Insurance	76,350	175,280	(98,930)	-56%
Taxes and licenses	87,261	96,476	(9,215)	-10%
Other	197,085	257,278	(60,193)	-23%
Total	$9,882,737	$6,565,193	$3,317,544	51%

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Impairments

In addition, we fully impaired the carrying value of the intangible asset of $1,058,333 and reserved the remaining balance of the receivable from JPI in amount of $2,675,000 as an impairment on receivable from JPI.

Other Income (Expense)

The increase of approximately $67.6 million in total other expenses, net is primarily due to approximately $36.1 million increase in interest expense due to the interest penalties, triggering events, issuance of debt instruments and warrants with derivative liabilities and amortization of the related debt discounts and debt issuance costs, approximately $3.2 million increase in loss on extinguishment of debt, loss of approximately $10 million from change in fair value of derivative liabilities, and an impairment on investment of $20.5 million for the year ended December 31, 2010, offset by the non recurring 2009 Loss on deconsolidation of JPI.

Interest Expense

Interest expense for the years ended December 31, 2010 and 2009 was $38,485,599 and $2,423,271, respectively.

Interest expense increased due to contractual obligations of the notes, the issuance of convertible debt instruments with embedded conversion features and warrants treated as derivative liabilities, penalties related to trigger events or defaults on convertible debt, and the amortization of debt discounts and debt issuance costs during the year ended December 31, 2010.

The significant increase in interest expense is primarily due to (i) $11,905,244 in excess fair value of the debt discount, recorded at origination, for the four closings in 2010 for the derivatives associated with the conversion feature and warrants, (ii) $2,682,576 related to additional interest and penalties recorded as derivative liabilities for the embedded conversion feature associated with the incremental principal and accrued interest added to the outstanding balance of the convertible debt; (iii) $8,207,030 in penalties added to the principal due to trigger events and penalties related to the forbearance agreement, and (iv) $13,479,950 of amortization of debt discounts and debt issuance costs on convertible debt balances (see the following table).

	[1]	[2],[4]		[3]
	Fair Value of Derivatives in Excess of Debt Discounts	Penalties Added To Principal	Interest and Penalties added to Derivatives	Amortization of Debt Issuance Cost	Amortization of Debt Discount	Total
	[7]		[7]	[8]	[8]
Senior Notes:
December 2008	$-	$-	$-	$169,947	$318,178	$488,125
January 2009	-	-	-	119,279	327,808	447,087
May 2009	-	-	-	348,276	782,043	1,130,319
June 2009	-	-	-	128,386	273,366	401,752
Other	-	187	-	77,568	140,361	218,116

Convertible Debt:
September 2008	-	113,269	-	410,454	1,741,910	2,265,633
St. George	-	50,000	12,597	35,000	393,681	491,278
1st Closing	-	861,817	325,727	112,000	651,165	1,950,709
2nd Closing	3,968,028	3,953,316	1,240,359	315,221	3,811,792	13,288,716
3rd Closing	7,414,307	2,748,333	962,113	227,189	2,571,654	13,923,596
4th Closing	522,909	480,108	141,780	39,331	485,341	1,669,469

Incremental Cost of Shares and Warrants [5]						81,780
Interest on Debt (excluding amounts added to principal) [6]						2,129,019
Total Interest expense	$11,905,244	$8,207,030	$2,682,576	$1,982,651	$11,487,299	$38,485,599

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[1]	This amount represents the excess fair value of the debt discount related to the derivative liability associated with the embedded conversion feature and warrants (see Note 8 of the accompanying consolidated financial statements).

[2]	This amount represents additional penalty interest and/or accrued interest added directly to the outstanding principal of the convertible debt for trigger events and penalties added related to the forbearance agreement

[3]	This amount represents additional interest recognized for the increase in principal balance associated with the embedded conversion feature of the First, Second, Third, and Fourth Closings as a result of the Trigger Events.

[4]	This amount includes $410,000 of additional penalty recognized for the default related to the registration rights agreements as a result of not being declared effective related to the First, Second, Third, and Fourth Closings in 2010.

[5]	This amount represents the incremental costs associated with the additional shares and warrants issued in connection with the 2008 convertible debt that occurred during Q2 of 2010.

[6]	This amount represents the interest portion of the debt based on the respective interest rates as noted in Note 8, during the year ended December 31, 2010.

Sum of [7]	14,587,820 Total interest expense related to fair value of derivative instruments granted.

Sum of [8]	13,479,950 Total amortization of debt discount and debt issuance costs.

Loss from Discontinued Operations

Summarized operating results of discontinued operations for the period January 1, 2009 through June 26, 2009 (date of sale) are as follows:

Period Ended December 31, 2009
Revenue	$594,839
Income (loss) before income taxes	$277,743

Included in loss from discontinued operations, net are income tax expenses of $30,717 for the period January 1, 2009 through June 26, 2009 (date of sale). YYB’s tax rate was 15% through 2010 in accordance with the “Western Region Development Concession Policy” of the PRC government.

Loss from continuing operations

For the year ended December 31, 2010 the Company’s loss from continuing operations was $85,711,853 or ($2.88) per share compared to the year ended December 31, 2009 when the Company’s loss from continuing operations was $12,461,903 or ($0.75) per share.

Liquidity and Capital Resources

For the year ended December 31, 2010, the Company’s cash increased by $41,236 to $53,381, compared to a net decrease in cash and cash equivalents of $2,275,138 to $12,145 for the same period in 2009.

Historically, our operations have not been a source of liquidity. At December 31, 2010, we had a significant amount of relatively short term indebtedness that was in default or past due and we may be unable to satisfy our obligations to pay interest and principal thereon. As of December 31, 2010, we had the following approximate amounts of outstanding short term indebtedness:

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(i)	Accrued interest of approximately $2,210,000;

(ii)	Approximately $364,000 in unsecured convertible notes bearing default interest at 10% per annum increased to 18% per annum due to failure to pay the Notes by September 29, 2010. (See Note 8 of the accompanying consolidated financial statements.) As of May 20, 2011, $317,500 of this amount was converted into shares of our common stock (see Note 16 of the accompanying consolidated financial statements).

(iii)	Approximately $18.7 million in unsecured convertible notes bearing interest at 12% per annum, increased to 18% per annum upon the occurrence of trigger event, due one year from issuance. During the year ended December 31, 2010, the principal increased by approximately $9.4 million due to trigger events and default. These convertible notes are related to four closings during March and April of 2010. As of May 20, 2011, approximately $17.7 million of this amount was converted into shares of our common stock ( see, “ 2010 Note and Warrant Purchase Agreements ” below and Note 16 of the accompanying consolidated financial statements).

(iv)	A $140,000 unsecured bridge loan bearing interest at 12% per annum increased to 18% per annum due to nonpayment which was due October 9, 2009. During the year ended December 31, 2010, the principal increased by approximately $57,000 due to default. As of May 20, 2011, this amount was converted into shares of our common stock (see Note 16 of the accompanying consolidated financial statements).

(v)	Approximately $4.4 million in senior unsecured promissory notes bearing interest at 18% interest, payable quarterly in cash, which are due between December 2010 and May 2011. During the year ended December 31, 2010, the principal increased by approximately $888,000 (which is recorded as loss on extinguishment in accordance with relevant accounting guidance) due to failure to pay interest due on December 1, 2009 or March 1, 2010. In order to resolve the defaults and to preserve as much cash as possible for operations, management put together various exchange agreements (the "Debt Exchanges") to enter into with its the debt holders, which was subject to shareholder approval and NYSE Amex approval of such share issuances, pursuant to which the debt holders would exchange their outstanding Notes or other obligations for shares of the Company's common stock. (See Note 8 of the accompanying consolidated financial statements.) As of May 20, 2011, approximately $4.39 million of this amount was converted into shares of our common stock (see Note 16 of the accompanying consolidated financial statements).

We obtained stockholder approval on December 3, 2010 to restructure and convert a significant portion of the indebtedness referred to in (ii) through (v) above, and NYSE Amex approval on January 3, 2011; however, there can be no assurance that such indebtedness will be restructured or converted into equity, which is at the debt holder’s discretion.  Absent full conversion of these debts or the receipt of a new financing or series of financings, our current operations do not generate sufficient cash to pay the interest and principal on these obligations when they become due. Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur in the future.  As of the date of this filing, all outstanding principle on the notes has been converted.

2010 Note and Warrant Purchase Agreements

During year ended December 31, 2010, the Company completed four closings of convertible note and warrant purchase agreements (“Purchase Agreements”), aggregating to approximately $11 million. The convertible notes issued in the four 2010 Closings, (collectively “2010 Notes”) matured one year from the date of their respective issuance and carried al 20% original issuance discount. The Purchase Agreement for the First closing included a five-year warrant to purchase 1,100,000 shares of the Company’s common stock at an exercise price equal to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note). The Purchase Agreements for the Second, Third, and Fourth closings included a five-year warrant to purchase up to 12,048,668 shares of the Company’s common stock at initial exercise prices ranging from $0.28 to $0.89 per share. The 2010 Notes were convertible, in whole or in part, into shares of the Company’s common stock. The Conversion Price was equal to the greater of the Floor Price (as defined in the Notes) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

Interest on the unpaid principal balance of the 2010 Notes originally accrued at the rate of 12% per annum, which would increase to 18% upon the occurrence of a trigger event, as that term is defined in the 2010 Notes. Pursuant to the terms of the First, Second, and Third Closings, a trigger event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by June 1, 2010 and therefore the interest on the notes issued in those three closings increased to 18% per annum. The terms of the Fourth closing required the Company to have the registration statement declared effective by August 31, 2010 and therefore a Trigger Event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by August 31, 2010 with respect to the notes issued in the Fourth Closing.

As a result of the Trigger Events, the principal amount of the 2010 Notes was increased from $11,057,365 to $14,081,712. In addition, pursuant to the terms of the Registration Rights Agreement, the Company recorded an additional $410,000 as interest expense which represents the maximum amount of $10,000 payable to each convertible note holder in the four closings due to failure to obtain effectiveness of registration statement.

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Additionally, we were required under the terms of the 2010 Notes to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we are required to submit to our shareholders with the Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore were not able to have a meeting or obtain shareholder approval on such date. This failure constituted an Event of Default under the 2010 Notes, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the default, to maintain good relationships with the investors of the 2010 Notes, we requested the 2010 Notes’ investors to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010, as well as waive any defaults related thereto, in exchange for which we increased the balance of the notes by 25% (the “Extension”). As a result of the 25% increase from the Extension, the principal amount of such notes was increased to $18,872,264.  As a result of the 25% increase given pursuant to the Extension, we believed that no additional Trigger Events can be applied under the terms of the 2010 Notes, which limit the application of Trigger Events to two. By signing the agreement, the signing investor also agreed to waive any defaults related to our failure to hold a meeting or obtain shareholder approval by July 15 or August 31. We ultimately held the shareholder meeting on December 3, 2010 and all shares issuable pursuant to the 2010 Notes were approved by the shareholders.  On January 3, 2011, the NYSE Amex approved these shares.

On October 14, 2010, the Company entered into a forbearance agreement (“Forbearance Agreement”) with two investors (ISP Holdings, LLC and St. George Investments, LLC) of the 2010 Notes. These investors negotiated the terms of the Forbearance Agreement in lieu of entering into the Extension the other 2010 Notes investors signed. Pursuant to the Forbearance Agreement, the two investors refrained and temporarily forbore from exercising and enforcing their remedies against the Company due to the Event of Default and in return the Company agreed as a compensation for damages to the two investors to increase the outstanding balance of the 2010 Notes to ISP Holdings, LLC by 68% and increase the outstanding balance of the 2010 Notes to St. George Investments, LLC by 25%. In addition, the Company agreed to obtain the required Shareholder Approval to issue the shares underlying the 2010 Notes and warrants on or before November 15, 2010. Since we did not hold the meeting by November 15, 2010 (due to the SEC comment period), these two note holders submitted notice to us that the balance of their note shall increase by another 25% under the terms of the Forbearance Agreement. As of December 31, 2010, we increased the outstanding note balance of these two note holders by $868,522 for the 25% that was contractually due, but were under negotiations. Since we had not entered into any settlement, on May 26, 2011, these two note holders submitted default notices to us demanding payment of the note in full, including principal, interest, penalties and legal fees, accrued up to June 1, 2011 for an aggregate total of $1,306,619. On June 6, 2011, an agreement was reached with these note holders and an aggregate total of additional penalties in the amount of $94,297 were added to the principal of their notes.

Due to the trigger events, registration rights related payments and Extension, the total amount of principal on the outstanding Notes was $18,560,993 as of December 31, 2010.

In April 2011, the Company entered into a Debt Exchange Agreement whereby the outstanding balance of one of the Convertible Notes, including premiums, was exchanged for shares of the Company’s common stock. As part of this exchange, the note holder of the 2010 Note converted $479,806 of principal and $92,967 of accrued interest, premiums of $121,494 and legal fees of $5,000 into 1,849,819 shares of the Company’s common stock. The premium was recorded as extinguishment of debt.

On August 3, 2011, the Company received from one investor (St. George Investments, LLC) of the 2010 closings a Notice of conversion to convert $200,000 into 4,520,796 shares of common stock. At that time, the Company had insufficient authorized number of shares available for issuance. On August 19, 2010, the Company increased its number of authorized shares, and on August 25, 2011, issued the shares due under the conversion.

On August 18, 2010, the Company received a forbearance agreement (“Forbearance Agreement”) from the investor, as a proposal of settling the delay in the issuance of the shares in accordance with the conversion terms. The Company, its legal advisers and the investor entered in several discussions which resulted in the investor agreeing to temporarily forbear from exercising and enforcing their remedies against the Company due to the event of default.  In return, the Company agreed to the following compensation for damages.

On August 22, 2011, the Company did not execute the Forbearance Agreement, but acknowledged by e-mail the terms stipulated in the agreement the conversion mechanisms of the penalties included in the Forbearance Agreement. This is considered the date of effectiveness of the Forbearance Agreement.

As a result of the penalty, the Company increased the debt balance by $158,082, and recorded such amount in interest expense in the accompanying consolidated statement of operations for the nine months ended September 30, 2011.  Also, the Company recorded the fair value of the embedded conversion feature of the debt as additional interest expense for penalties added with a corresponding increase to derivative liability on August 22, 2011 (the date both parties agreed to the proposed penalties). Since the terms of the debt did not change, there was no debt discount associated with this transaction.

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On September 29, 2011, one note holder submitted a conversion exercise notice form for $70,000 convertible into 30,172,414 shares of common stock. The Company could not process the conversion, due to insufficient authorized shares of common stock. On December 20, 2011, the Company issued the shares due pursuant to the September 29 th conversion and agreed to accrual of $10,500 penalties for failure to deliver the shares in 3 days and $2,000 in legal fees.

As of September 30, 2011, the entire principal amount of the 2010 Notes was converted, and $368,882 of accrued interests was outstanding.

Operating activities

Net cash in used in operating activities of continuing operations in the year ended December 31, 2010, was $7,112,307 compared with cash used in operating activities of continuing operations of $3,184,870 for the same period in 2009.

The primary use of cash in operations during the year ended December 31, 2010 and 2009 was the net loss of approximately $85.7 million and $12.5 million, respectively. The effect of the net loss during the year ended December 31, 2010 was partially offset by significant non-cash activity such as:

(i)	approximately $13.5 million for the amortization of debt issuance costs and debt discounts,

(ii)	approximately $2.0 million for the fair value of options granted to employees and directors for servic

(iii)	approximately $3.2 million representing the fair market value of common stock, warrants and options expensed for services,

(iv)	approximately $8.2 million related to additional principal added for triggering events, and forbearance agreements,

(v)	approximately $1.0 million representing impairment of intangible asset,

(vi)	approximately $2.7 million representing reserve on the loans to JPI,

(vii)	approximately $20.5 million representing impairment charge on investment in JPI,

(viii)	approximately $3.2 million representing loss on extinguishment of debt, and

(ix)	approximately $14.6 million representing interest expense related to fair value of derivative instruments granted, and

(x)	approximately $9.4 million representing the change in fair value of the derivative liabilities.

Investing activities

We used $27,990 in investing activities from continuing operations in the year ended December 31, 2010 compared with $1,797,723 for the same period in 2009. The primary reason for the change was less equipment was purchased in 2010 compared to 2009.  For the year ended December 31, 2009, JJB made capital improvements to their facilities and purchased equipment in an effort to regain JJB’s GMP certification for JJB’s small injectible manufacturing lines. Renovations necessary for GMP recertification of the facility at JJB were completed and recertification was received in the second quarter of 2009. In 2009, we also acquired lab and office equipment for the Company’s U.S. facility to support the Company’s Onko-Sure® test kit initiatives.

In addition, in 2009 we deconsolidated JPI and had $53,658 of cash used in the divesting from the deconsolidation of the subsidiary and we used $852,955 in investing activities of the discontinued operations.

Financing activities

Net cash provided by financing activities from continuing operations was $7,181,533 for the year ended December 31, 2010, primarily consisting of the net proceeds of $6,308,000 from the issuance of convertible debt, and net proceeds of $873,533 from the exercise of warrants into common stock. Net cash provided by financing activities was $3,464,468 for the year ended December 31, 2009, primarily consisting of the net proceeds of $520,556 from the issuance of convertible debt, net proceeds of $2,088,592 from the issuance of senior debt, and net proceeds of $812,320 from the issuance of common stock.

Our cash position was significantly improved by the January 2011 Convertible Promissory Notes financing in which we raised net proceeds of $6.8 million (see Note 16 of the accompanying consolidated financial statements).

As of May 20, 2011, we had $2.21 million of cash on hand.  The 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligation

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Off-Balance Sheet Arrangements

We are not party to any off-balance sheet arrangements, however, we have executed certain contractual indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party. We have agreed to indemnify our directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, we have indemnified our lessor for certain claims arising from the use of the facilities.  Pursuant to the Sale and Purchase Agreement, we have indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document.  Additionally, we have agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the JPI acquisition.  The duration of the guarantees and indemnities varies, and in many cases is indefinite.  These guarantees and indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make.  Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

On February 2, 2011, JPI closed a $900,000 financing (the “Bridge Financing”).  In connection with the closing of the Bridge Financing, JPI issued Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”).  As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that the JPI does not complete a reverse merger or other event, which results in its stock becoming publicly traded on a U.S. equity market within one year after the closing of the Bridge Financing (the "Going Public Deadline”).  The JPI Debentures could then be exchanged for common shares of our company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price is subject to full ratchet anti-dilution protection.

Going Concern

The consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. We incurred losses before discontinued operations of $85,711,853 and $12,461,903 for the years ended December 31, 2010 and 2009, respectively, and had an accumulated deficit of $138,150,406 at December 31, 2010. In addition, we used cash from operating activities of continuing operations of $7,112,307 for the year ended December 31, 2010.  These factors raise substantial doubt about our ability to continue as a going concern.

Our monthly cash requirement of $550,000 for operating expenses does not include any extraordinary items or expenditures, including cash payments on the 2011 financing, which began in March 2011, payments for research on clinical trials for our Onko-Sure® test kit, research conducted through CLIA Laboratories or expenditures related to further development of the CIT technology, as no significant expenditures are anticipated other than recurring legal fees incurred in furtherance to of patent protection for the CIT technology.

We raised net proceeds of approximately $6.3 million in connection with convertible note and warrant purchase agreements during the year ended December 31, 2010. Additionally, in 2010, we formed a new wholly-owned subsidiary, NuVax for the development of our CIT technology. We are actively securing additional distribution agreements in 2011 for our Onko-Sure® test kits.

Management’s plans include seeking financing, conversion of certain existing debt to common stock, alliances or other partnership agreements with entities interested in our technologies, or other business transactions that would generate sufficient resources to assure continuation of our operations and research and development programs.

There are significant risks and uncertainties which could negatively affect our operations. These are principally related to (i) the absence of substantive distribution network for our Onko-Sure® test kits, (ii)  the absence of any commitments or firm orders from our distributors, (iii) existing and possible additional defaults in existing indebtedness, and (iv) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. Our limited sales to date for the Onko-Sure® test kit make it impossible to identify any trends in our business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their claims, we may be liable for substantial damages, our rights to the CIT technology will be adversely affected, and our future prospects for licensing the CIT technology will be significantly impaired.

Our only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments. We are actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. We may need to discontinue a portion or all of our operations if we are unsuccessful in generating positive cash flow or financing for our operations through the issuance of securities.

Future Capital Needs

We expect to incur additional capital expenditures at our U.S. facilities in 2011 in the form of potential expansion or move, further development of the Onko-Sure® test kit and upgrading manufacturing lines in Tustin. It is anticipated that these projects will be funded primarily through the issuance of additional debt or equity instruments.

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Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

BUSINESS

 We are engaged in the research, development, manufacturing, sale and marketing of our Onko-Sure TM test kits, which is a proprietary in-vitro diagnostic (or IVD) cancer test.  We market Onko-Sure®   in the United States, Canada, Chile, Europe, India, Japan, Korea, Taiwan, Vietnam and other markets throughout the world. Our product is sold either directly to Clinical Laboratory Improvement Amendments (“CLIA”) certified reference laboratories or to third party distributors, who then resell to CLIA certified reference laboratories in the United States as well as clinical reference labs, hospital laboratories and physician operated laboratories in the international market.

Our Onko-Sure® IVD test enables physicians and their patients to monitor and/or detect solid tumor cancers by measuring the accumulation of specific breakdown products in the blood called Fibrin and Fibrinogen Degradation Products (FDP). Onko-Sure® is a simple, non-invasive blood test designed to be used for the detection and/or monitoring of 19 different types of cancer including: lung, breast, stomach, liver, colon, rectal, ovarian, esophageal, cervical, trophoblastic, thyroid, malignant lymphoma, and pancreatic. We believe that Onko-Sure® can be a valuable diagnostic tool in the worldwide battle against cancer. Because the Onko-Sure® test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if the physician is not vigilant in following up on the Onko-Sure® test kit results with other clinically relevant diagnostic modalities. While the Onko-Sure® test kit is helpful in diagnosing whether a patient has cancer, the attending physician is required to use other testing methods to determine and confirm the type and kind of cancer involved.

Onko-Sure® is sold as a blood test for cancer in Europe (CE Mark certified), India, Japan, Taiwan, Korea, Vietnam, and in Chile (research use).  In the United States, the FDA has cleared the sale of Onko-Sure® for the monitoring of colorectal cancer treatment and reurrence.  It is approved in Canada (by Health Canada) for lung cancer detection and treatment/recurrence monitoring.  We believe that Onko-Sure® has the potential to be used as a general cancer screening test. We are involved with research conducted with CLIA Laboratories to expand on the Clinical utility of Onko-Sure®.

We manufacture and distribute our cancer test kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are an FDA good manufacturing practices approved facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

IVD Industry and Market

During the nine months ended September 30, 2011 and in fiscal 2010 and 2009, we had four, four and three customers which represented approximately 84%, 94% and 92% of our net revenues, respectively.  For the year ended December 31, 2010 and 2009, two customers were based in the U.S. and represented approximately 59% and 27% of our net revenues and two customers were based outside the US and represented approximately 35% and 65% of our net revenues, respectively.

Below is a table showing our major customers and percentage of sales for each:

	% of Net Revenues
Customer	Location	None months ended September 30, 2011	Year ended December 31, 2010	Year ended December 31, 2009
A	US	21%	35%	*
B	US	0%	24%	27%
Total US		21%	59%	27%

C	Vietnam	29%	20%	20%
D	Taiwan	12%	15%	45%
E	Korea	22%
Total Foreign		63%	35%	65%

*	less than 10% of net revenues for 2009

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On July 3, 2008 we received a determination letter from the USFDA approving our application to market Onko-Sure® test kit as an immunology and microbiology device to monitor colorectal cancer under the category “Tumor Associated Antigens Immunological Test System” as a Class II IVD device. The receipt of United States Food and Drug Administration (“USFDA”) clearance for marketing our proprietary Onko-Sure® cancer test kit in July 2008 has given us significant visibility in the in-vitro diagnostics (“IVD”) industry. The growth of the IVD marketplace has been driven by an increase in the incidence of cancer, other chronic and infectious diseases, emerging technologies and increasing patient awareness. Cancer testing is one of the most important growth opportunities for the next three to five years in the diagnostics segment. The National Cancer Institute estimates that about ten million Americans have or have had some form of cancer. Overall costs of the disease are $126 billion annually. (Cancer Diagnostic Testing World Markets, July 2011,      www.reportlinker.com/p089470-summary/Cancer-Diagnostic-Testing-World-Markets.html ).

Onko-Sure®

In clinical trials, the Onko-Sure® test kit has demonstrated its ability to detect the presence of certain cancers in humans with a high sensitivity between 50% - 100% and specificity  between 57% - 100%.  Onko-Sure® is a simple, non-invasive blood test used for the detection and/or monitoring of  the presence of certain cancers, including: colon, rectal, lung, stomach, tongue, ovarian, uterine, liver, pancreatic, bladder, brain, esophageal, hematological, breast, prostate, cervical, thyroid, lymphoma and trophoblast cancers. A positive Onko-Sure® value is followed with other diagnostic tests to determine the specific type of cancer. Onko-Sure® can be a valuable diagnostic tool in the worldwide battle against cancer, the second leading cause of death worldwide.

The Onko-Sure® test kit is a tumor-marker, which is a biochemical substance indicative of neoplasia, potentially specific, sensitive, and proportional to tumor load, used to screen, diagnose, assess prognosis, follow response to treatment, and monitor for recurrence. As Onko-Sure® test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if their physician is not vigilant in following up on the Onko-Sure® test kit results with other clinically relevant diagnostic modalities. While the Onko-Sure® test kit is helpful in diagnosing whether a patient has cancer, the attending physician needs to use other testing methods to determine and confirm the type and kind of cancer involved.

The Onko-Sure® test kit can be added easily and inexpensively to the pre-existing line of ELISA-based diagnostics performed routinely by clinical laboratories throughout the world. Furthermore, the Onko-Sure® test kit can be used in place of more costly and time consuming diagnostic tests. In clinical trials   in U.S., China, Germany, Taiwan and Turkey, Onko-Sure® has been used as a screen for multiple cancers while only needing a single blood sample.

Our Onko-Sure® test kits are currently sold in the form of a 96 well test plate, which, after standards are applied, 41 individual tests can be run in duplicate. These tests are typically run in a reference laboratory with test results determined by using a micro-titer reading analyzer. Results are sent to the attending physician who then relays those results to the patient. Typically, a patient can receive results within 3-5 days from the blood draw date.

Onko-Sure® Test Kit Sales and Distribution Strategy

On July 8, 2009, we changed the brand name of our  in-vitro  diagnostic cancer test from DR-70™to our trademarked brand name “Onko-Sure®,” which we believe is more consumer friendly and communicates it as a high quality, innovative consumer cancer test. We also installed a new tag line — “The Power of Knowing” — which communicates to cancer patients and their physicians that the test is effective in assessing whether a patient’s cancer is progressing during treatment or is in remission.

We market our Onko-Sure® cancer test kits through third party distributors, who then resell directly to CLIA certified reference laboratories in the United States, as well as to clinical reference labs, hospital laboratories and physician operated laboratories in international markets.  We are seeking to engage additional distributors who will sell to reference and clinical laboratories in the U.S., and other countries to make the Onko-Sure® test kit available to physicians and patients. Our objectives regarding the development, marketing and distribution of our Onko-Sure® test kit are to:

•	obtain international approvals;

•	develop new distribution channels in new market;

•	distribute greater quantities of kits in approved markets;

•	fully utilize our GMP manufacturing facilities in the U.S. to foster worldwide sales;

•	automate the Onko-Sure® test kit; and

•	eventually create a “rapid test” format of Onko-Sure® test kit to extend sales into rural areas and Physician Owned Labs (“POL”) .

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As of February 10, 2011, we had entered into the following distribution agreements:

1.	An exclusive five-year distribution agreement with Grifols USA, LLC (“Grifols”). This distribution agreement allows Grifols USA, LLC to market and sell Onko-Sure® for the monitoring of colorectal cancer to hospitals, clinical laboratories, clinics and other health care organizations in the U.S. and Puerto Rico.

2.	Four distinct exclusive five-year distribution agreements, one three-year distribution agreement, and one two-year distribution agreement, with GenWay Biotech, Inc. (“GenWay”). These six distribution agreements allows Genway to market and sell Onko-Sure® for uses other than colorectal cancer to CLIA-certified laboratories in the U.S. as a lung cancer screen to laboratories in Canada, and the marketing and sales of Onko-Sure® in the United Kingdom, European Union, the Middle East, Russia and Greece.

3.	An exclusive five-year distribution agreement with Pharmaline Saglik Hzmetleri Tic (“Pharmaline”). This distribution agreement allows Phamaline to market and sell Onko-Sure® in Turkey.

4.	An exclusive five-year distribution agreement with Jaiva Guar Diagno (“Jaiva GD”). This distribution agreement allows Jaiva GD to market and sell Onko-Sure® in India.

5.	An exclusive five-year distribution agreement with AMDL Australia PTY Ltd. (“AMDL Australia”). This distribution agreement allows AMDL Australia to market and sell Onko-Sure® in Australia and New Zealand.

6.	An exclusive five-year distribution agreement with Phu Gia Trading Co. Ltd. (“Phu Gia”). This distribution agreement allows Phu Gia to market and sell Onko-Sure® in Vietnam, Laos, and Cambodia.

7.	An exclusive five-year distribution agreement with Bio-Asia Diagnostics Co. Ltd. (“Bio-Asia”). This distribution agreement allows Bio-Asia to market and sell Onko-Sure® exclusively in Hong Kong and non-exclusively for research use only in China.

8.	An exclusive five-year distribution agreement with Uni-Pharma Taiwan (“Uni-Pharma”). This distribution agreement allows Uni-Pharma to market and sell Onko-Sure® in Taiwan.

9.	An exclusive five-year distribution agreement with TS Pharm Inc. (“TS Pharm”). This distribution agreement allows TS Pharm to market and sell Onko-Sure® in Caribbean Region.

10.	A non-exclusive five-year distribution agreement with Omnimed Inc. (“Omnimed”). This distribution agreement allows Omnimed to market and sell Onko-Sure® in South Korea.

11.	A non-exclusive five-year distribution agreement with Naroo Ditech Inc. (“Naroo”). This distribution agreement allows Naroo to market and sell Onko-Sure® in Korea

In all of our exclusive distribution agreements, the distributor is required to purchase a minimum number of Onko-Sure® test kits during each quarter of the agreement to maintain their exclusivity rights in their assigned territories.  If minimum purchase requirements are not met, we maintain the right to convert the exclusive agreement into a non-exclusive agreement.  The distributor is not legally bound to meet the minimums and in most cases, failure to meet the minimum does not constitute a breach of contract.

There may be factors that prevent us from further developing and marketing the Onko-Sure® test kit. We cannot guarantee the Onko-Sure® test kit will be commercially successful in either the U.S. or internationally. Clinical trials results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it would take for us to complete clinical trials and obtain regulatory approval for product marketing may vary by product and by the intended use of a product. We cannot predict the length of time it would take to complete necessary clinical trials and obtain regulatory approval in any other country.

Competition

We have only had limited sales of Onko-Sure® test kit to our distributors both inside and outside the United States. We are dependent on our distributors’ financial ability to advertise and market the Onko-Sure® test kit. A number of domestic and international companies are in indirect competition with us in all of these markets. Most of these companies are larger, more firmly established, have significant marketing and development budgets and have greater capital resources than us or our distributors. Therefore, there can be no assurance that we will be able to achieve and maintain a competitive position in the diagnostic test industry.

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Many major medical device manufacturers, including Abbott Diagnostics, Baxter Healthcare Corp., Beckman Diagnostics, Boehringer Mannheim, Centocor, Diagnostic Products Corporation, Bio-Rad Laboratories, Roche Diagnostic Systems, Sigma Diagnostics and others, are manufacturers or marketers of other diagnostic products. We are not aware of any efforts currently being devoted to development of products such as our Onko-Sure® test kit; however, there can be no assurance that such efforts are not being undertaken without our knowledge. We believe that most of the diagnostic products currently manufactured by other companies are complementary to our Onko-Sure® test kit. Moreover, such companies could develop products similar to our products and they may be more successful in marketing and manufacturing their products. In addition, there are a number of new technologies in various stages of development at the National Institute of Health, university research centers and at other companies for the detection of various types of cancers, e.g., identification of proteomic patterns in blood serum that distinguishes benign from cancerous conditions, which may compete with our product.

Manufacturing

We manufacture our Onko-Sure® test kit at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California.

In December 2003, our product Onko-Sure® (also known as AMDL-ELISA DR-70(FDP)) obtained the CE marking approval (the “CE Certificate”) allowing it to be marketed in the European Economic Area (“EEA”). We were issued an “EN ISO 13485:2003 + AC:2007” certificate on September 12, 2008.

In November 2004, the USFDA inspected our facilities with six observations listed on the issued FDA-483 Warning Letter. On July 2, 2008, we were audited by TUV Rheinland for ISO 13485 compliance and one observation was reported on the audit report. On May 20, 2008, we were audited by California Department of Public Health (“CDPH”) which is an independent entity from FDA.  We are in compliance with both the USFDA and CDPH as of the date of this Report.

 Regulatory Approval and Clinical Trials

The Onko-Sure® test kit is subject to specific USFDA rules applicable to IVD products. Prior to marketing Onko-Sure® test kit in the U.S., we were required to make a pre-market application to prove the safety and efficacy of the products and to comply with specified labeling requirements for IVD products for human use. We received a determination letter on July 3, 2008 from the USFDA approving our application to market Onko-Sure® test kit as an immunology and microbiology device to monitor colorectal cancer under the category “Tumor Associated Antigens Immunological Test System” as a Class II IVD device. USFDA clearance to market was based upon data showing that the Onko-Sure® test kit has the ability to monitor the progression of colorectal cancer post-surgery in patients who are biopsy confirmed with this disease. This announcement marks the first clearance to market a colorectal monitoring product that the USFDA has granted since January 14, 1982 when Carcinoembryonic Antigen (CEA) was approved. Until now, the CEA test has been the only accepted method cleared in the U.S. Thus, Onko-Sure® test kit offers a new test that can monitor colorectal tumors post-surgery.

We must abide by the listing rules of the USFDA. We have established our Quality System Regulation in accordance with applicable regulations and were most recently inspected in July 2008. Our Quality System Regulation program contains applicable complaint provisions that we believe meet the USFDA’s requirements for Medical Device Reporting, and we have experienced no incidents or complaints to date. We also implemented procedures for preventive and corrective action and changed our packing and shipping method once in 2002 to improve the protection of our product.

We have a limited supply of the horseradish peroxidase (“HRP”)-conjugated anti-fibrin and fibrinogen degradation (“FDP”) antibody component currently used for the approved Onko-Sure® test kit. Because of the limited supply of the current antibody, we have determined it is in our best interest to change to a HRP-conjugated anti-FDP antibody. We are currently screening six commercially available conjugated antibodies to substitute into the current Onko-Sure® test kit and one we produced and conjugated ourselves. The anti-FDP antibody we produced ourselves has performed well in pilot studies and will likely be used in our next generation Onko-Sure® test kit. If the antibody substitution significantly improves Onko-Sure® test kit performance, we will be required to change the reported sensitivity and specificity of the Onko-Sure® test kit. Because of these changes and modifications, we will likely have to submit a new 510(k) premarket notification application, but can continue to sell the existing kit until our current antibody supply is exhausted. If the new antibody does not significantly affect the clinical performance of the test, we can likely substitute it into the currently approved kit without filing a new 510k.  In March 2011, the Company hired a post-Doctoral Fellow and M.D. who formerly worked at the City of Hope Hospital to work on a project to purify the raw antibody serum the Company had stored in order for it to be usable in its test kits.  As of the date of this report, the Company has been able to optimize the antibody purification technique to make an additional 12,000 test kits.  When the raw antibody serum the Company has on-hand is purified it will make approximately 94,000 test kits.  In addition, our test kits require anti-fibrinogen HRP of which we have a limited quantity.  We are investigating alternatives or outsourcing of the anti-fibrinogen HRP to be used in our test kits. Currently we have raw materials on-hand to manufacture approximately 21,000 kits.  Based on our current and anticipated orders, this supply is adequate to fill all such orders.

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In addition to the USFDA regulation and approval process, each foreign jurisdiction may have separate and different approval requirements and processes.   Our distribution agreements require our distributors to obtain the requisite approval and clearance in each jurisdiction in which they sell products. In our experience, once a foreign approval is obtained, it is generally renewed on a periodic basis, annually or otherwise. In certain territories, distributors can sell under limited circumstances prior to approval and in other territories no formal approval is required. On December 20, 2000, the Medical Devices Agency of United Kingdom Department of Health issued a letter of no objection to the exportation of our Onko-Sure® test kit from the U.S. to the United Kingdom, allowing our Onko-Sure® test kit to be sold in the United Kingdom. We have also received regulatory approval to market the Onko-Sure® test kit in South Korea and import and market the Onko-Sure® test kit in Australia. In Canada, our Onko-Sure® test kit is approved as a screening device for lung cancer only. Our Onko-Sure® test kit also has the CE mark from the European Union for sale in Europe as a general cancer screen.

Obtaining regulatory approval in the U.S. for our Onko-Sure® test kit was costly, and it remains costly to maintain. The USFDA and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply, or indefinitely.

In the U.S., we were required to make a pre-market application to prove the safety and efficacy of the products and to comply with specified labeling requirements for IVD products for human use. We received a determination letter on July 3, 2008 from the USFDA approving our application to market Onko-Sure® test kit as an immunology and microbiology device to monitor colorectal cancer under the category “Tumor Associated Antigens Immunological Test System” as a Class II IVD device. USFDA clearance to market was based upon data showing that the Onko-Sure® test kit has the ability to monitor the progression of colorectal cancer post-surgery in patients who are biopsy confirmed with this disease. This announcement marks the first clearance to market a colorectal monitoring product that the USFDA has granted since January 14, 1982 when Carcinoembryonic Antigen (CEA) was approved. Until now, the CEA test has been the only accepted method cleared in the U.S. Thus, Onko-Sure® test kit offers a new test that can monitor colorectal tumors post-surgery.

 Onko-Sure® Clinical Study with Mayo Validation Support Services (“MVSS”)

In March 2011, we concluded a study, “Evaluation of AMDL-ELISA DR-70 (“Onko-Sure®”) in colorectal cancer” to compare the effectiveness of our Onko-Sure® IVD cancer test to the Carcino-Embryonic Antigen (“CEA”) marker in a large population of patients (N=976) including non-cancer patients (normal) and patients in stages I through IV (Dukes A through D) with colorectal cancer. A single study using this many serum samples from colorectal patients has never been conducted, and it is anticipated that this study will further clarify the efficacy of Onko-Sure® as compared to CEA and/or in comparison to potentially combining these two markers.  The study is significant because of the large number of early stage colorectal cancer patients that need an effective tumor marker for early detection of a recurrence of colorectal cancer.

MVSS provided 976 biospecimens and annotation that MVSS tested with the standard CEA cancer screening test.  We then took the biospecimens and tested them using the Onko-Sure® cancer screening test on March 4, 2011.  We submitted the data from our Onko-Sure® measurement tests, along with the CEA tests MVSS performed on the same samples to a third party statistical analysis firm. The statistical analysis of the study was completed on April 25, 2011.  Based on the final trial analysis, it was determined Onko-Sure® is a useful tool in the detection of colorectal cancer (“CRC”) in all stages, and specifically, in early Stages I and II where effective diagnosis can lead to better patient prognosis. Additionally, the study demonstrated Onko-Sure® IVD cancer test can be up to 13-17% more effective in detecting and/or monitoring CRC in Stages I and II over CEA.  Furthermore, the study showed that when Onko-Sure® is combined with CEA, the sensitivity of the combined tests delivers additional increased sensitivity to physicians and their patients as opposed to using CEA alone.

The trial was performed using retrospective clinical samples from a total of 926 serum samples with 480 healthy volunteers and 446 colorectal cancer patients (approximately 50 of the originally provided biospecimens did not have enough serum to do both tests, so it did not provide any values.  Therefore, the final data set included 926 samples).  We started to draft three manuscripts based on these results, which we intend to submit to a peer-reviewed journal, either independently or with other third party healthcare organizations. Additionally, we have submitted five abstracts for colorectal and lung cancers trials performed in 2010-2011 for presentations to physicians at international oncology conferences and scientific meetings. Two of the abstracts were accepted for presentation in ASCO Gastrointestinal event in San Francisco in January 2012.

The final study results will be part of our clinical validation of the Onko-Sure® test and the final study data and the corresponding results was provided to MVSS.  MVSS captured the RPC clinical study data and catalogs for future knowledge related to colon cancer.

MVSS was compensated approximately $456,000 for their materials and services under the Collaboration Agreement entered into on December 12, 2008.  Although there is a level of prestige associated with MVSS, which is a service line of Mayo Collaborative Services, Inc., alternative material service providers exist with which we can obtain similar materials and services to accomplish the same product development. Therefore, our business and operations are not dependent upon our agreement with MVSS.

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Research and Development

During the nine months ended September 30, 2011 and years ended December 31, 2010 and 2009, we incurred expenses of $149,604, $673,918 and $552,391, respectively, in research and development costs related to the clinical testing and study of our Onko-Sure® test kit.

Reimbursability of Our IVD Products

We recognize health care cost reimbursement under private and government medical insurance programs is critical to gaining market share in any of the markets where we intend to sell our IVD products. We are currently formulating our reimbursement strategy in the U.S.

Cancer Therapeutics

In 2001, we acquired the CIT technology, which forms the basis for a proprietary cancer vaccine. Our CIT technology is a U.S. patented technology (patent issued May 25, 2004). The Cancer Therapeutics division is engaged in commercializing the CIT technology. To date, we have not generated any revenues and incurred minimal expenses, mostly related to patent protection, for this technology. As of December 31, 2010, we fully impaired the value of our intangible asset related to this technology.

In December 2010, we formed NuVax Therapeutics, Inc. (“NuVax”) with Javia’s CEO Dr. Umesh Bhatia by creating a platform to expand the planned collaboration to include significantly expanded clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies. All rights to our CIT technology will be transferred to NuVax, currently our 100% wholly-owned subsidiary. All further development and commercialization of CIT and other to-be licensed novel cancer fighting technologies will be made at NuVax.

In January 2011, NuVax signed four exclusive license agreements with the University of Florida Research Foundation, Inc. (“UFRF”), for the development and marketing of a cancer therapeutic product developed by the UFRF. In July 2011, the UFRF terminated the agreements due to lack of funding.

On August 29, 2011, due to lack of funding and activity, Umesh Batia resigned as CEO and Director of NuVax.  As of the date of this report, we have not generated any revenues and incurred minimal expenses for NuVax. Until we can complete funding for NuVax, we will continue to have minimal activity in NuVax.

Patents

Success in development of our Onko-Sure® patents depends, in part, on our ability to obtain U.S. and foreign patent protection for our products, preserve our trade secrets, and operate without infringing upon the proprietary rights of third parties.

The U.S. Patent and Trademark Office (“USPTO”) has issued to us two patents which describe methods for measuring ring-shaped particles in extra-cellular fluid as a means for detecting cancer. Our patent for a method of detecting the tumors using ring shaped particles as a tumor marker was issued on October 17, 1995 and expires on October 17, 2012. Our patent for a method for detecting the presence of ring shaped particles as tumor markers was issued on June 3, 1997 and expires on June 3, 2014. We have three additional patent applications pending in the U.S. with respect to our methodology for the Onko-Sure® tumor-markers as reliable indicators of the presence of cancer. In addition, we have one patent based on our methodology for the Onko-Sure® tumor marker pending in Europe.

There can be no assurance however, that any additional patents will be issued to us, or that, if issued, the breadth or degree of protection of these patents will be adequate to protect our interests. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information or obtain access to our know-how. Further, there can be no assurance that others will not be issued patents which may prevent the sale of our test kits or require licensing and the payment of significant fees or royalties by us in order for us to be able to carry on our business. Finally, there can be no guarantee that any patents issued to or licensed by us will not be infringed by the products of others. Defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to us. If the outcome is adverse, it could subject us to significant liabilities to third parties, require us to obtain licenses from third parties or require us to cease research and development activities or sales.

Employees

As of December 27, 2011, we had 10 full-time employees in the U.S. We supplement our permanent staff with temporary personnel. Our employees are neither represented by a union nor subject to a collective bargaining agreement, and we consider our relations with our employees to be favorable. We have entered into certain agreements with our employees regarding their services. We utilize the services of consultants for safety testing, regulatory and legal compliance, and other services.

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Executive Offices

Our executive offices are located at 2492 Walnut Avenue, Suite 100, Tustin, California 92780, telephone number (714) 505-4460.

Legal Proceedings

On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a statement of claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s CIT technology acquired from Dr. Chang in August 2001. The claim alleged damages of $CDN 20 million and sought injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against the Company for interference with the alleged relationship between Dr. Chang and AcuVector. The Company filed a motion to dismiss all claims and the motion was granted in favor of the Company dismissing the action on September 30, 2011. The Company also defended a companion case filed in the same court the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003.   The Court approved an order to dismiss the cases.  However, opposing counsel, who approved the form of order, filed an appeal on December 23, 2011.  We do not have any further details at this time, but we intend to defend the dismissal vigorously as we believe both actions are without merit.  However, it is possible the order will be overturned and then if either AcuVector or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected and our future prospects for exploiting or licensing the CIT technology will be significantly impaired.

 On June 11, 2010, Hudson Bay Fund, LP. (“Hudson Bay”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to their participation in the Second Closing of the Note Financings.  The claim alleges that a Trigger Event occurred, because this registration statement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance; we noted this Trigger Event and recorded same in our accompanied financial statements.   Moreover, the claim alleged that an additional Trigger Event occurred because we did not cure the first Trigger Event within five trading days. As a result of this alleged Second Trigger Event, Hudson Bay alleges that the outstanding balance of the Note should be immediately increased by an additional 125%.  On January 21, 2011 Hudson agreed to exchange the notes for an aggregate of 1,140,357 shares of the Company's common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.  As a result of the exchange, such notes are no longer outstanding and the Company and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 compliant, with prejudice. The dismissal order was filed on January 21, 2011.

On March 11, 2011, a putative shareholder class action was filed against the Company and two of its officers alleging that they violated federal securities laws by misrepresenting the relationship between the Company and third parties involved in the Company’s clinical studies of the Onko-Sure® test kit. The trial court granted in part, and denied in part, the defendants’ motions to dismiss the complaint, and the case is now proceeding to discovery. The Company and defendant officers vehemently deny the allegations in the complaint and are vigorously defending the action. Due to the uncertain nature of litigation and the early stage of the lawsuit, we cannot calculate the potential damages – nor does the complaint seek any specific monetary amount of damages.

On December 10, 2010, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd. (“Whalehaven Capital and with Alpha Capital, the “Plaintiffs”) filed a complaint against us regarding the number of warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting. The Plaintiffs alleged that the effective price of the notes we issued pursuant to the private financing we completed in March and April 2010, and of the shares we later issued to two such note holders in settlement of a lawsuit with same, is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO. Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting. The Plaintiffs sought relief from the court involving additional shares issuable pursuant to the exercise of the warrants they received in the RDO and cash damages.

As reported in the Company’s Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”). On May 24, 2011 we received court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended. Under the terms of the court approved settlement, the parties filed a Stipulation of Discontinuance of the lawsuit with the relevant court. As part of the Settlement Agreement, Alpha Capital and Whalehaven Capital retained all of the warrants the Plaintiffs received in the RDO and in the private financing we closed in March and April 2010. We are obligated to issue to Alpha Capital and Whalehaven Capital as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex had previously approved for issuance to the Plaintiffs. On May 25, 2011, we issued an aggregate of 500,000 shares of our common stock in accordance with the Settlement Agreement; 283,000 shares to Alpha Capital and 217,000 shares to Whalehaven. Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the Settlement Agreement shall be issued. On June 23, 2011, the Company was no longer listed on NYSE Amex; and therefore, on June 29, 2011, we issued an aggregate of 20,500,000 of our common shares; 11,603,000 shares to Alpha Capital and 8,897,000 shares to Whalehaven Capital. In addition, and in order to account for the time it may take to receive shareholder approval to authorize sufficient additional shares that are issuable to them, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes. The notes bear 8% interest and mature four months after issuance. We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes. Upon the occurrence of an event of default, the note will become immediately due and payable. Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date. The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.

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On June 23, 2011, we advised Plaintiffs that due to the fact that each of the convertible notes held by Whalehaven and Alpha Capital are, by their stated terms, immediately convertible at the option of the holders into more than ten percent (10%) of the issued and outstanding shares of common stock of the Company, each of the Plaintiffs is an affiliate of the Company as defined in Rule 144(a) of the Securities Act. As such, any additional Settlement Shares issued to the Plaintiffs under the Settlement Agreement would have to comply with the applicable provisions of the Securities Act and specifically Rule 144 promulgated thereunder with regard to any resale. Accordingly we advised plaintiff’s that the additional 20.5 million shares issued to them pursuant to Section 3(a)(10) may only be resold by Plaintiffs in compliance with Rule 144. These shares are not “restricted securities” within the meaning of Rule 144(a), they are not subject to the holding period limitations of Rule 144(d). However, they are subject to the other relevant provisions of Rule 144, including (i) the limitation of the amount of securities that may be sold by an affiliate pursuant to Rule 144(e)(1) and the manner of sale pursuant to Rule 144(f)

On July 19, 2011 Plaintiffs wrote a letter to the Court disputing our position that they are affiliates and seeking judgment in default of the Settlement Agreement. We strongly believe that a default has not occurred; we maintain that we are in compliance with the terms of the Settlement Agreement and we are vigorously defending our position.

On August 19, 2011, the Company entered into a Memorandum of Understanding with Alpha Capital and Whalehaven. On August 25, 2011, a Final Settlement Agreement was reached to settle the July 19, 2011 Letter. On August 26, 2011, the Final Settlement Agreement was recorded and approved in the Court. We have since modified certain terms of the Final Settlement to impose a trading limitation on the Plaintiffs sale of our common stock and a lower ownership cap. The Plaintiffs also waived the installment payments owed to them under their notes, although we remain liable for any principal and interest outstanding on the maturity date.

As reported in the Company’s Form 8-K dated May 11, 2011, we were in default to each of Iroquois Master Fund Ltd., Cranshire Capital, L.P., Freestone Advantage Partners, L.P., Bristol Investment Fund, Ltd. and Kingsbrook Opportunities Master Fund LP, (collectively, the “2011 Note holders”), the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. As a result of such defaults, our total liabilities (including accrued interest, penalties and default redemption payments) to the 2011 Note holders aggregated $22,301,761. We entered into an exchange agreement on June 29, 2011, with each of the 2011 Note holders (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Note holders. This transaction was legally consummated and recorded for financial reporting purposes on July 1, 2011.

Following a fairness hearing held on September 30, 2011, in the Supreme Court of the State of New York (the “Court”), the Court entered an order approving (i) the fairness of the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement, (ii) the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement and (iii) the issuance of the Notes, the shares of Preferred Stock and the Warrants pursuant to the exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “3(a)(10) Order”).

As reported in the Company’s Form 8-K dated November 28, 2011, on November 28, 2011, we entered into separate exchange agreements with each of the 2011 Noteholders (the “November Exchange Agreements”), the form of which is attached hereto as Exhibit 10.3, pursuant to which each 2011 Noteholder agreed to exchange all of its respective Initial Settlement Securities for the securities described below. Due to the occurrence of various events of defaults under the 4% Notes and triggering events under the Preferred Stock, the Company determined it was in its best interest to enter into the November Exchange Agreement. The following securities of the Company will be issued in exchange for the Initial Settlement Securities:

(a) 402,411 shares of the Company’s preferred stock designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), which Series B Preferred Stock shall, in accordance with its terms, (i) rank senior to all of the Company’s other equity securities, (ii) be initially convertible into approximately 1.8 billion shares of the Company’s common stock, $0.001 par value per share, (iii) have a par value of $0.001 per share, (iv) have a stated value of $10.00 per share, (v) accrue dividends at the rate of 4% per annum which shall be payable in shares of common stock, in arrears upon each conversion of such stock and (vi) contain such other rights, preferences and limitations as are set forth in the Certificate of Designations of Series B Convertible Preferred Stock, which is attached as Exhibit 10.4 attached hereto (the “Series B Certificate of Designations”);

(b) convertible notes, in the form attached hereto as Exhibit 10.5, in the original principal amount of $4,950,000, which notes shall be initially convertible into approximately 88.7 million shares of Common Stock, in accordance with the terms thereof (the “November Notes”) and mature on November 28, 2012;

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(c) warrants to acquire up to approximately 313.5 million shares of Common Stock, in the form attached hereto as Exhibit 10.6 (the “Series A Warrants”), in accordance with the terms of the Series A Warrants; and

(d) warrants, in the form attached hereto as Exhibit 10.7 (the “Series B Warrants,” together with the Series A Warrants, the “November Warrants”), to acquire 50,000 shares of the Company’s preferred stock designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock,” together with the Series B Preferred Stock, the “November Preferred Stock”), which Series C Preferred Stock shall, in accordance with its terms, (i) rank junior to the Series B Preferred Stock and senior to all of the Company’s other equity securities, (ii) accrue dividends at the rate of 4% per annum, which shall be payable in shares of common stock, in arrears upon each conversion of such stock, (iii) are convertible into shares of Common Stock, (iv) have a par value of $0.001 per share, (v) have a stated value of $10.00 per share and (vi) contain such other rights, preferences and limitations as are set forth in the Certificate of Designations of Series C Convertible Preferred Stock attached hereto as Exhibit 10.8 (the “Series C Certificate of Designations”).

Each of the November Notes, shares of Series B Preferred Stock and shares of Series C Preferred Stock are initially convertible into shares of our common stock at a conversion price equal to the lowest of (i) $0.055825, (the “Fixed Conversion Price”), (ii) the price which is equal to the product of (1) 80% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest daily weighted average prices of our common stock during the twenty (20) consecutive trading day period immediately preceding the date of the conversion or other applicable date of determination (as applicable) divided by (B) three (3) (as adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such twenty (20) trading day period) and (iii) the price which is equal to 80% of the closing bid price of our common stock on the trading day immediately preceding the date of conversion or other applicable date of determination (as applicable) (as adjusted for any stock split, stock dividend, stock combination or other similar transaction occurring on the applicable date of conversion or other applicable date of determination (as applicable)). However, if we make certain dilutive issuances (with limited exceptions), the conversion price of the November Notes and the shares of November Preferred Stock will be lowered to the per share price for the dilutive issuances. The Series A Warrants are initially exercisable for shares of our common stock at an exercise price of $0.055825 per share; provided however, if we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A Warrants will be lowered to the per share price for the dilutive issuances. The Series A Warrants may also be exercised on a “cashless basis” under various circumstances. The Series B Warrants are exercisable for shares of our Series C Preferred Stock at an exercise price of $10.00 per share. The conversion prices of the Notes, the shares of the November Preferred Stock and the exercise price of the Series A Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions; the exercise price of the Series B Warrants are only subject to adjustment in the case of stock splits, stock dividends or combinations of the Series C Preferred Shares. The convertibility of the November Notes, November Preferred Stock and the exercisability of the Series A Warrants may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 1% of our common stock.

Pursuant to the terms of the Series B Warrants, the Company has the right upon satisfaction of certain conditions (the filing by the Company of this Current Report on Form 8-K with the SEC and the filing by the Company of the Series C Certificate of Designations with the Delaware Secretary of State) to require each of the holders of the Series B Warrants to exercise, on no less than one (1) trading day’s notice, all of their respective Series B Warrant for shares of Series C Preferred Stock. If the Company requires one holder of a Series B Warrant to so exercise its Series B Warrant, the Company is required to take the same action under all of the other Series B Warrants. If any shares of Series C Preferred Stock are issued upon exercise of any Series B Warrants, the Company will use all the proceeds therefrom solely to (a) pay accrued and unpaid legal fees to our legal counsel (not to exceed $65,000 in the aggregate) and (b) provide ongoing working capital for the Company for a period of not less than ninety (90) days following the first date of issuance of any shares of Series C Preferred Stock.

The November Notes accrue interest at the rate of 4% per annum and shall be paid in arrears, in shares of our common stock upon each conversion of the November Note. Upon the occurrence of an event of default and until it is cured, the November Notes shall accrue interest at the rate of 18%. If an event of default occurs or change in control transaction occurs we must redeem in cash any Notes submitted to us for redemption upon the terms set forth in the Notes.

Each of the 2011 Noteholders agreed separately with the Company in its respective November Note that from and after the issuance of its respective November Note until the occurrence of a Termination Event (as defined in its November Note) such 2011 Noteholder will not sell an aggregate number of Covered Shares (as defined in its November Note) (i.e. shares of Common Stock issued upon exercise of such 2011 Noteholder’s Series A Warrants and upon conversion of such Noteholder’s November Note, shares of Series B Preferred Stock and Series C Preferred Stock (if any shares of Series C Preferred Stock are issued to such Noteholder) on any trading day that exceed an agreed upon percentage of the aggregate daily trading volume of the Common Stock on such trading day (which initially range from 0.24% to 4.39% for each of the 2011 Noteholders). The initial percentage of the daily trading volume in such Noteholder’s November Note increases by 100% once the Common Stock trades for greater than or equal to $1.25 per share (adjusted for stock splits, combinations and other similar transaction), by an additional 50% once the Common Stock trades for greater than or equal to $2.50 per share (adjusted for stock splits, combinations and other similar transaction) and then no longer applies once the Common Stock trades for greater than or equal to $3.75 per share (adjusted for stock splits, combinations and other similar transaction) or another Termination Event occurs.

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Although the November Notes rank senior to all of the Company’s outstanding and future debt, with a few exceptions, they rank pari passu with the notes held by the Plaintiffs. However, neither of the notes issued to the Plaintiffs may be amended, waived, extended or otherwise modified in any manner or respect without the prior written consent of the holders of the November Notes.

Upon the occurrence of a Triggering Event or Fundamental Transaction, as such terms are defined in the Series B Certificate of Designations and the Series C Certificate of Designations, each holder of shares of the November Preferred Stock has a right to force us to redeem any or all of their shares November Preferred Stock then held by such holder. The transactions contemplated by the November Exchange Agreements were consummated on November 28, 2011.

On December 8, 2011, Ironridge Global IV, Ltd. (“Ironridge”) filed a complaint against us in the Superior Court of California, Los Angeles County.  Ironridge claims that we breached a contract with them by allegedly discussing and then entering into transactions to settle certain of our outstanding liabilities with holders of our convertible securities during a 30-day exclusivity period, during which Ironridge claims it had the exclusive right to do so.  Ironridge is seeking damages in excess of $30.0 million.  We believe that the Ironridge claims are totally without merit, that Ironridge met with substantially all of the holders of such convertible notes and related securities and, in fact, did business with certain of such creditors who elected to deal with Ironridge.  As such, we believe that we performed all of our obligations under such contract and intend to defend our position vigorously.

Other than the above mentioned litigation matters, neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses. There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. Our reports and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site that contains reports and other information regarding registrants that file electronically with the SEC. The address of the SEC’s Web site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC’s Web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.  Information located on, or accessible through, our website is not incorporated into this filing unless this filing specifically indicates otherwise.

MANAGEMENT

Directors And Executive Officers

The following table and text set forth the names and ages of all directors and executive officers as of February 10, 2012.  We have three classes of directors and the term of the Class I directors will expire at the 2012 Annual Meeting of Stockholders. There are no family relationships among our directors and executive officers. Also provided herein are brief descriptions of the business experience of each director, executive officer and advisor during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws. None of our officers or directors is a party adverse to us or has a material interest adverse to us.

On August 19, 2011, the Board of Directors approved appointing Leonard M. J. Reyno, M.D. as a Class I Director, effective on August 22, 2011. Dr. Reyno replaced Minghui Jia, who resigned from the Company’s Board of Directors effective August 19, 2011.

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		Year First
Name	Age	Elected	Position(s)

Douglas C. MacLellan	56	1992	Executive Chairman and Chief Executive Officer
Akio Ariura	53	2006	Chief Financial Officer and Secretary
Michael Boswell	42	2008	Director

Dr. Robert Beart	66	2010	Director
Dr. Leonard M. J. Reyno, MD	49	2011	Director
Dr. Robert Rooks, DVM	57	2011	Director

Mr. MacLellan, in November 2008, was appointed Chairman and CEO.   He was originally appointed to the Board in 1992 and became Chairman of the Audit and Governance committees in 2001. Since November 2009 through the present, Mr. MacLellan has been a director of China Net Online Holdings, Inc., (NASDAQ:CNET), a leading Chinese media development, advertising, and communications company.  Mr. MacLellan is also currently President and CEO of MacLellan Group, Inc., a privately held business incubator and financial advisory firm since May 1992.  From August 2005 to May 2009, Mr. MacLellan was a member of the Board of Directors of Edgewater Foods, International, Inc.  Mr. MacLellan was, until September 2005, formally vice-chairman of the Board of Directors of AXM Pharma, Inc. (AXMP.PK) and its predecessors.  AXM is a China based bio-pharmaceutical company.  From January 1996 through August 1996, Mr. MacLellan was also the Vice-Chairman of Asia American Telecommunications (Metromedia China Corporation), a majority owned subsidiary of Metromedia International Group, Inc.  From November 1996 until March 1998, Mr. MacLellan was co-Chairman and investment committee member of the Strategic East European Fund.  From November 1995 until March 1998, Mr. MacLellan was President, Chief Executive Officer and a director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets.  Mr. MacLellan is a former member of the Board of Directors and co-founder of FirstCom Corporation, an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America, Inc. in August 2000.  From 1993 to 1995, Mr. MacLellan was a principal and co-founder of Maroon Bells Capital Partners, Inc., a U.S. based merchant bank, which specializes in providing corporate finance services to companies in the international and domestic telecommunications and media industries.  Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.

Mr. Ariura was appointed as our Chief Financial Officer as of August 21, 2006. From September 2004 until joining the Company, Mr. Ariura was employed by Resources Global Professionals, providing both public and private companies with consulting services on Sarbanes-Oxley compliance, SEC filings and special project financial and management services in connection with preparation of financial statements, tax reporting and mergers and acquisitions. From January 2001 to December 2003, Mr. Ariura was Vice President of Sunvest Industries, LLC in charge of preparation of financial statements, budgets and other financial reports. In light of Mr. Ariura’s financial and regulatory experience, we determined that he should serve as the company’s Chief Financial Officer. Mr. Ariura received a B.S. in Business Administration from University of Southern California in 1980. Mr. Ariura has had no prior affiliation or relationship with the Company.

Mr. Boswell was elected to the Board in 2008. Mr. Boswell is President, COO and Chief Compliance Officer for TriPoint Global Equities, LLC, a FINRA member firm that maintains ,specialty practices in institutional private placements, mergers and acquisitions and corporate finance. He provides high-level financial services to start-up businesses and small-to-mid-sized companies including holding executive and CFO positions with client companies. Mr. Boswell is also Managing Director of TriPoint Capital Advisors, LLC a merchant bank and financial advisory affiliate of TriPoint Global. With TriPoint Capital Advisors he has assisted numerous companies by providing high-level advice regarding corporate finance, corporate structure, corporate governance, mergers and acquisitions, SOX 404 compliance, implications of various SEC rules and FASB Emerging Issues Task Forces issues as they relate to private placements, SEC reporting and disclosure requirements, employee option programs, and the overall reverse merger process. Mr. Boswell is currently a member of the board of directors and chairman of the audit committee of AMDL, Inc. (AMEX: ADL), a publicly held biotechnology firm and a Director and Acting Chief Accounting Officer for Ocean Smart, Inc. (OTC BB: OCSM). Prior to the founding of TriPoint Global, Mr. Boswell had a number of executive positions focusing on business development and management consulting. He also spent eight years as a senior analyst and/or senior engineer for various branches of the United States Government. Mr. Boswell earned a MBA from John Hopkins University and a BS degree in Mechanical Engineering from University of Maryland; he holds the Series 24, 82 and 63 licenses.

Dr. Beart currently leads the Colorectal Surgery Institute at the Glendale Memorial Hospital and Health Center in Glendale, California. Dr. Beart’s main research interests include continence preservation, colostomy avoidance and the management of recurrent colorectal cancer. His clinical involvement in colorectal diseases covers the spectrum, from chronic constipation and diarrhea, anorectal problems and diverticulitis, to fecal incontinence, inflammatory bowel disease and polyps. His interests also extend to cancer, not only the primary treatment of disease, but the management of unusual cancer problems and recurrent cancer. Dr. Beart worked at the Mayo Clinic from 1976 to 1992 and has been at the University of Southern California since 1992. Dr. Beart, who pioneered the ileal pouch-anal anastomosis at the Mayo Clinic in Rochester, Minnesota, has established the Division of Colorectal Surgery in the USC Department of Surgery, and launched the USC Center for Colorectal Diseases at USC University Hospital and USC/Norris Cancer Center and Hospital. His special areas of interest include the management of colon and rectal cancer and recurrent colon and rectal cancer as well as inflammatory bowel disease and preservation of intestinal continence. He graduated from Harvard Medical School and is a past president of the American Society of Colon and Rectal Surgeons. He had his surgical training at the University of Colorado and the Mayo Clinic. He is Board certified and recertified in General and Colorectal Surgery.0

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Dr. Rooks, DVM was appointed to our board in February 2011 to fill the vacancy of the resignation of Mr. Thompson.  Dr. Rooks is the founder, and retired director of VCA All-Care Animal Referral Center, in Fountain Valley, CA. Under his leadership, VCA has grown into an organization comprised of three subsidiaries that include the All-Care Animal Referral Center, the Animal Orthopedic Care Center, and the Animal Cancer Care Center. Collectively, these centers are staffed by more than 25 veterinarians and 65 technicians who see over 30,000 patient cases annually under Dr. Rooks' guidance.  Dr. Rooks is a 1978 graduate of Iowa State University and a Diplomate of both the American Board of Veterinary Practitioners and the American College of Veterinary Surgeons. Dr. Rooks developed a surgical procedure and specialized implant for the treatment for hip dysplasia in dogs and is co-author of Canine Orthopedic and the Veterinary Cancer Therapy Handbook: Chemotherapy, Radiation Therapy, and Surgical Oncology for the Practicing Veterinarian. He is the past president of the Orange County Chapter of The Southern California Veterinary Medical Association and of the Animal Health Foundation and recipient of the Iowa State University Outstanding Young Alumnus Award, AAHA EXCEL Award, and highly prestigious Charles E. Bild Practitioner of the Year Award.

Dr. Reyno was appointed to our board in August 2011.  Dr. Reyno has extensive executive experience in the biotech industry, as well as having served as a professor of medicine and oncology, and in his own oncology practice. Dr. Reyno has received numerous awards and honors in oncology, has served as a reviewer for several key scientific journals, and has published numerous papers in peer reviewed journals and abstracts, as well as having been a guest presenter and lecturer at dozens of medical and biotech conferences. As a biotech executive, Dr. Reyno currently serves as the Senior Vice President and Chief Medical Officer for Clinical Research and Development at Agensys, Inc. and Chief Medical Officer for Oncology at Astellas Pharma. Agensys is a wholly-owned subsidiary of Astellas Pharma US, the US affiliate of Astellas Pharma Inc., Japan’s second largest pharmaceutical company. Astellas Pharma currently has a $17 billion market capitalization and is ranked within the top 20 pharmaceutical companies in the global market. Prior to Astellas Pharma, Dr. Reyno was Senior Director of Clinical Development at Novacea; was Medical Director, Lead Clinical Scientist on the Herceptin Team, Bio-Oncology at Genentech; and served as Global Director, Oncology Therapeutic Area for Aventis.

Executive Compensation

The following table sets forth all compensation received during the two years ended December 31, 2011 by our Chief Executive Officer and Chief Financial Officer. Upon Mr. MacLellan’s appointment in October 2008, we agreed to pay him an annual base salary of $360,000, to be paid in equal monthly installments, and he is also entitled to certain bonuses subject to our Compensation Committee’s recommendation and approval.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas MacLellan, President, CEO, & Chairman	2011	$345,000	$-	$-	$506,832	$-	$-	$-	$851,832
Douglas MacLellan, President, CEO, & Chairman	2010	$360,000	$238,000	$-	$894,860	$-	$-	$-	$1,492,860
Akio Ariura, CFO	2011	$300,000	$-	$-	$385,192	$-	$-	$-	$685,192
Akio Ariura, CFO	2010	$300,000	$144,000	$-	$676,240	$-	$-	$-	$1,120,240

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(1)	Represents the fair value of the options issued during 2010 and 2011.

Employment Agreements

On November 4, 2008 Douglas C. MacLellan was appointed as our President and Chief Executive Officer.  Mr. MacLellan does not have an employment agreement and is compensated at a base salary of $30,000 per month and he participates in the Company’s health insurance and other benefits available to executive officers.  During the year ended December 31, 2010, Mr. MacLellan earned a bonus of $238,000.

Outstanding Equity Awards at December 31, 2011

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Douglas MacLellan	3,600	-	-	$18.75	5/31/2012
	8,000	-	-	$18.75	3/3/2013
	100,000	-	-	$9.75	12/2/2015
	5,000,000			$0.11	11/4/2016

Akio Ariura	2,000	-	-	$18.75	5/31/2012
	2,000	-	-	$18.75	3/3/2013
	80,000	-	-	$9.75	12/2/2015
	3,800,000			$0.11	11/4/2016

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)
Douglas MacLellan	-	$-	-	$-
Akio Ariura	-	$-	-	$-

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2010 Performance and Equity Incentive Plan

On December 3, 2010, our stockholders approved the 2010 Performance and Equity Incentive Plan (the “2010 Plan”). Under the terms of the 2010 Plan, the Compensation Committee or our Board of Directors may suspend or terminate the 2010 Plan at any time.

The 2010 Plan provides for the grant to employees, including executive officers, of restricted common stock, as well as cash or other stock-based awards and other benefits. The purpose of the 2010 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in us.

A maximum of 240,000 shares of common stock may be issued and awarded under the 2010 Plan; however, as of January 1 of each year, commencing with the year 2011 and ending with the year 2013, the aggregate number of shares available for granting awards under the 2010 Plan shall automatically increase by a number of shares equal to the lesser of (x) 5% of the total number of shares of our common then outstanding or (y) 120,000. The maximum number of shares of common stock that may be subject to stock awards granted to any one participant during any single year period is 3,000,000.  As of December 31, 2010, 223,600 options were granted under the 2010 Plan.

The 2010 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. Awards of restricted stock under the 2010 Plan may qualify for the “performance-based compensation” exception under the Internal Revenue Code of 1986 (the “IRC”) Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

2011 Stock Option Plan

Our Board of Directors unanimously approved the 2011 Stock Option Plan (the “2011 Plan”) via unanimous written consent on September 26, 2011 and our shareholders approved it at the November 4, 2011 Special Shareholder Meeting. The Compensation Committee or our Board of Directors may suspend or terminate the 2011 Plan at any time.

The 2011 Plan provides for the grant to employees, including executive officers, consultants and directors of restricted common stock, as well as cash or other stock-based awards and other benefits. The purpose of the 2011 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in us.

Under the 2011 Plan, an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded, up to a maximum of not more than 20 million shares of common stock.

The 2011 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. Awards of restricted stock under the 2011 Plan may qualify for the “performance-based compensation” exception under the Internal Revenue Code of 1986 (the “IRC”) Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

For further information about the 2011 Plan, please see the Definitive Information Statement on Schedule 14A that we filed with the SEC on October 14, 2011.

As of the date of this prospectus, 13,040,000 options were granted under the 2011 Plan by the compensation committee on November 4, 2011; 10,600,000 of which were granted to our executive officers and directors, 1,640,000 of which were granted to key employees, and 800,000 of which were granted to our outside securities counsel.  All such options were granted at an exercise price equal to $0.11 per share, being the greater of $0.11 or 100% of the closing price of our common stock as at November 4, 2011.

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Director Compensation

The following table contains information regarding the compensation of our directors for the fiscal year ending December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael Boswell (3)	$104,000	$-	$81,093	$-	$-	$-	$185,093
Robert M. Beart, MD (4)	$1,750	$15,200	$40,547	$-	$-	$-	$57,497
Dr. Robert Rooks(5)	$1,393	$15,200	$40,547	$-	$-	$-	$57,497
Dr. Leonard M. Reyno (6)	$12,000	$780	$20,273	$-	$-	$-	$33,053

(1)	Represents the fair value of the common stock issued in 2011.
(2)	Represents the fair value of the common stock options granted in 2011.
(3)	Mr. Boswell was elected to the Board in 2008. Currently his compensation is of $10,000 monthly.
(4)	When the Board appointed Dr. Beart to serve on our Board, they approved issuing him 1,600 shares of our common stock and to pay Dr. Beart the same compensation paid to our other independent directors, which is $1,500 for each in person meeting and $500 for each telephonic meeting he attends. The shares of common stock were issued in May 2011.
(5)	When the Board appointed Mr. Rooks to serve on our Board, they approved issuing him 1,600 shares of our common stock and to pay Mr. Rooks the same compensation paid to our other independent directors, which is $1,500 for each in person meeting and $500 for each telephonic meeting he attends. The shares of common stock were issued in May 2011.
(6)	When the Board appointed Mr. Reyno to serve on our Board, they approved issuing him 1,600 shares of our common stock and to pay Mr. Reyno $3,000 monthly. The shares of common stock were issued in August 2011.

We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is permitted by our Certificate of Incorporation and our Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our shares of Common Stock as of February 10, 2012 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our Common Stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

Name and Address (1)	Number of Shares		Percentage Owned (2)

Douglas C. MacLellan	5,111,600	(3)	7.90%
Akio Ariura	3,884,000	(4)	6.12%
Michael Boswell
400 Professional Drive
Suite 310
Gaithersburg, MD 20879	809,600	(5)	*
Robert Beart
445 S. Grand Ave
Pasadena, CA 91105	407,600	(6)	*
Robert Rooks
1912 Pine St.
Huntington Beach, CA 92648	401,600	(7)	*
Leonard Reyno
607 North Las Palmas Ave
Los Angeles, CA 90004	201,600	(8)	*
All Directors and Officers as a group (6 persons)	10,816,000		15.36%

*	denotes ownership that does not exceed one percent.

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(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.

(2)	In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to convertible securities that are exercisable within 60 days of the determination date, which in the case of the following table is February 10, 2012. Shares issuable pursuant to convertible securities are deemed outstanding for computing the percentage of the person holding such securities but are not outstanding for computing the percentage of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

(3)	Includes, 11,600 shares of common stock issuable upon the exercise of options at $18.75 per share,100,000 shares of common stock issuable upon the exercise of options at $9.75 per share, and 5,000,000 shares of common stock issuable upon the exercise of options at $0.11 per share.

(4)	Includes 4,000 shares of common stock issuable on exercise of options at $18.75 per share, 80,000 shares of common stock issuable upon the exercise of options at $9.75 per share, and 3,800,000 shares of common stock issuable upon the exercise of options at $0.11 per share.

(5)	Includes 8,000 shares of common stock issuable upon the exercise of options at $9.75 per share, 800,000 shares of common stock issuable upon the exercise of options at $0.11 per share, and 1,600 shares of common stock granted in August 2009.

(6)	Includes 6,000 shares of common stock issuable upon the exercise of options at 9.75 per share, 400,000 shares of common stock issuable upon the exercise of options at $0.11 per share, and 1,600 shares of common stock granted on August 5, 2010, and issued in May 2011.

(7)	Includes 400,000 shares of common stock issuable upon the exercise of options at $0.11 per share and 1,600 shares of common stock granted on February 22, 2011, and issued in May 2011.

(8)	Includes 200,000 shares of common stock issuable upon the exercise of options at $0.11 per share and 1,600 shares of common stock granted on August 19, 2011, and issued in August 25, 2011.

 Transactions With Related Persons, Promoters And Certain Control Persons

Other than the relationships and transactions discussed below, we are not a party to, nor are we proposed to be a party, to any transaction during the last fiscal year involving an amount exceeding $120,000 and in which a related person, as such term is defined by Item 404 of Regulation S-K, had or will have a direct or indirect material interest.

During the year ended December 31, 2010, Minghui Jia, a member of our board of directors, paid for certain JPI related expenses, totaling approximately $120,000, for which we reimbursed him.

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Review, Approval and Ratification of Related Party Transactions

In September 2008, our board approved the Related Party Transaction Policy and Procedures.  Pursuant thereto, it is our policy to discourage interested transactions with related parties unless they are determined to be in our best interests and they have been approved in accordance with the terms and conditions of the Policy. Accordingly, except as otherwise provided in the Policy, all Interested Transactions with Related Parties (as those terms are defined in the Policy) require prior approval of (a) our Board of Directors, President and CEO. (acting in each case by a majority of the directors then in office who have no interest in a proposed Interested Transaction) or (b) the Board of Directors (acting as above) and a committee of not less than two Independent Directors appointed by the Board of Directors who have no interest in the proposed Interested Transaction being considered, in each case.  Under the Policy, the Board of Directors and either the President and CEO shall review the material facts of all Interested Transactions that require approval in accordance with the Policy and either approve or disapprove of the entry into the Interested Transaction, subject to certain pre-approved transactions (i.e. executive officer or director compensation specifically approved by our CEO and/or Compensation Committee, awards granted pursuant to a shareholder approved stock option plan) that are included in the Policy. In determining whether to approve an Interested Transaction, the Board of Directors, the President and CEO, as applicable, will take into account, among other factors each deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

In connection with each regularly scheduled meeting of the Board of Directors, a summary of each new Interested Transaction deemed pre-approved pursuant to the policy is provided to the Board of Directors for its review.  If an Interested Transaction will be ongoing, the Board of Directors may establish guidelines for our management to follow in its ongoing dealings with the Related Party. Thereafter, the Board of Directors shall periodically review and assess ongoing relationships with the Related Party to see that they are in compliance with such guidelines and that the Interested Transaction remains appropriate.

Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

Director Independence

Under the Company’s corporate governance principles (the “Corporate Governance Principles”), a majority of the Board will consist of independent directors. Although we are no longer listed on the NYSE Amex, we still use their definition of “independent” to determine if a director is independent, along with other applicable independence standards under SEC guidelines, as determined by the Board. The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its Committees and reports its findings to the full Board. Based on the report and recommendation of the Corporate Governance Committee, the Board has determined that each of the non-employee directors — Dr. Beart, Dr. Rooks, Mr. Boswell, and Dr. Reyno — satisfies the independence criteria (including the enhanced criteria with respect to members of the Audit Committee) set forth  by the NYSE Amex and SEC rules. Each Board Committee consists entirely of independent, non-employee directors.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationships (including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships) with Radient, other than as a director and shareholder.

The Board considered all relevant facts and circumstances in making its determinations, including the following:

•	No non-employee director receives any direct compensation from Radient other than under the director compensation program described in this proxy statement.

•	No immediate family member (within the meaning of the Amex listing standards) of any non-employee director is an employee of Radient or otherwise receives direct compensation from Radient.

•	No non-employee director (or any of their respective immediate family members) is affiliated with or employed in a professional capacity by Radient’s independent accountants.

•	No non-employee director is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Radient.

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•	No Radient executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer.

•	No non-employee director (or any of their respective immediate family members) is indebted to Radient, nor is Radient indebted to any non-employee director (or any of their respective immediate family members).

•	No non-employee director serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Radient.

Non-management members of the Board of Directors conduct at least one regularly-scheduled meeting per year without members of management being present. Mr. Boswell serves as the presiding director of such meetings. Following an executive session of non-employee directors, the presiding director may act as a liaison between the non-employee directors and the Chairman, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the non-employee directors in performing their duties

SELLING STOCKHOLDERS

Other than as described below, none of the Selling Stockholders nor any of their affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  Unless otherwise indicated below, none of the Selling Stockholders are broker-dealers or affiliates of a broker-dealer within the meaning of Section 3 of the Securities Exchange Act.

This prospectus relates to the offering and sale, from time to time, of up to 16,000,000 shares of our common stock held by the stockholders named in the table below.

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the Series A Warrants issued pursuant to the November Exchange Agreements.  For additional information regarding the issuance of those warrants, see “November 2011 Exchange” above.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  The selling stockholders originally invested in our company pursuant to a private financing we closed in January 2011.  In June 2011, we entered into an initial exchange agreement with the selling stockholders pursuant to which they exchanged the respective original securities they received pursuant to the January 2011 financing for new securities. Subsequently, in November 2011, we entered into separate new exchange agreements with each of the selling stockholders pursuant to which they exchanged the respective securities they received in June 2011 for new securities, including the Series A Warrants, the common stock underlying which we seek to register pursuant hereto.  Pursuant to those November 2011 exchange agreements, we also issued Notes (“November Notes”) in the aggregate amount of approximately $4,950,000 convertible into 88,669,951 shares of our common stock, shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) convertible into 72,089,815 shares of our common stock and warrants to purchase up to a total of 322,438,191 shares of our common stock, assuming all of the Series C Preferred Stock (“Series C Preferred Stock”) underlying the Series B Warrants are converted. As of the date of this filing, all of the Series B Warrants were exercised and therefore the Series C Preferred Stock was issued, but none of the Series C Preferred Stock has been converted. Unless otherwise noted in the footnotes, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of our common stock with respect to the securities held by each of the selling stockholders.

The second column lists the number of shares of common stock beneficially owned by each of the selling stockholders as of February 10, 2012, including assuming exercise of the Series A Warrants held by each such selling stockholder on that date but taking account of any limitations on exercise set forth therein. Under the terms of the Series A Warrants, a selling stockholder may not exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 1%. Each of the other securities each selling stockholder received pursuant to their respective November 2011 exchange agreements, namely the Notes, the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock contain similar blockers, pursuant to which the holder thereof does not have the right to convert or exercise such security to the extent (but only to the extent) that such conversion or exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 1.0% of the common stock (the “Ownership Limitation”). The number of shares in the second column reflects these limitations and therefore, the numbers included in this column represent 1% of our common stock outstanding as of February 10, 2012. As of such date, we had 59,617,708 shares of common stock outstanding. The selling stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

The third column lists the shares of common stock underlying the Series A Warrants being offered by this prospectus by the selling stockholders and does not take into account any limitations on exercise of the Series A Warrants set forth therein.

This prospectus generally covers the resale of 16,000,000 shares of common stock issuable upon exercise of the Series A Warrants (without regard to any limitations on exercise contained therein), which represents approximately 5.1% of the total number of shares that are issuable upon exercise of the Series A Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

We estimate that our costs and expenses of registering the shares listed herein for resale will be approximately $45,567.84.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Kingsbrook Opportunities Master Fund LP (1)	602,199	(2)	5,614,900	602,199
Bristol Investment Fund, Ltd. (3)	600,246	(4)	5,104,455	600,246
Iroquois Master Fund, Ltd. (5)	600,558	(6)	3,238,863	600,558
Cranshire Capital, L.P. (7)	512,869	(8)	1,735,515	512,869
Freestone Advantage Partners, L.P (7)	88,945	(9)	306,267	88,945

(1)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(2)	This number reflects the number of shares available under the Ownership Limitation described above, with 0 shares of common stock Kingsbrook held as of February 10, 2012. Although Kingsbrook cannot beneficially own more than the Ownership Limit, it does hold the following securities: (i) $1,737,110 principal amount of the November Note, which is convertible into up to 38,073,753 shares of common stock, subject to adjustment (plus accrued and unpaid interest thereon); (ii) 140,636 shares of Series B Preferred Stock, convertible into up to 30,824,366 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon); (iii) 17,547 shares of Series C Preferred Stock, convertible into up to 3,844,986 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon) and (iv) 127,944,507 Series A Warrants, subject to adjustment.

(3)	Bristol Capital Advisors, LLC (“BCA”) is the investment advisor of Bristol Investment Fund, Ltd. (“Bristol”). Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities.

(4)	This number reflects the number of shares available under the Ownership Limitation described above, including 193,360 number of shares of common stock Bristol held as of February 10, 2012. Although Bristol cannot beneficially own more than the Ownership Limit, it does hold the following securities: (i) $1,546,718 principal amount of the November Note, which is convertible into up to 33,900,773 shares of common stock, subject to adjustment (plus accrued and unpaid interest thereon); (ii) 134,202 shares of Series B Preferred Stock, convertible into up to 29,414,226 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon); (iii) 15,951 shares of Series C Preferred Stock, convertible into up to 3,495,442 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon) and (iv) 116,313,189 Series A Warrants, subject to adjustment.

(5)	Iroquois Capital Management L.L.C (“Iroquois Capital”) is the investment manager or Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(6)	This number reflects the number of shares available under the Ownership Limitation described above, including 162,506 number of shares of common stock IMF held as of February 10, 2012. Although IMF cannot beneficially own more than the Ownership Limit, it does hold the following securities: (i) $988,902 principal amount of the November Note, which is convertible into up to 21,674,625 shares of common stock, subject to adjustment (plus accrued and unpaid interest thereon); (ii) 65,260 shares of Series B Preferred Stock, convertible into up to 14,303,660 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon); (iii) 10,122 shares of Series C Preferred Stock, convertible into up to 2,217,917 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon) ,and (iv) 73,802,696 Series A Warrants, subject to adjustment.

(7)

Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital, LP (“Cranshire Capital”) and has voting control and investment discretion over securities held by Cranshire Capital. Mitchell P. Kopin (“Mr. Kopin”), the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund.

CCA is also the investment manager for a managed account for Freestone Advantage Partners, LP (“Freestone”) and CCA has voting control and investment discretion over securities held by Freestone. Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA also may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held in the managed account by Freestone.

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(8)	This number reflects the number of shares available under the Ownership Limitation described above, including 32,469 number of shares of common stock Cranshire Capital held as of February 10, 2012. Although Cranshire Capital cannot beneficially own more than the Ownership Limit, it does hold the following securities: (i) $536,925 principal amount of the November Note, which is convertible into up to 11,768,251 shares of common stock, subject to adjustment (plus accrued and unpaid interest thereon); (ii) 43,352 shares of Series B Preferred Stock, convertible into up to 9,501,804 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon); (iii) 5,423 shares of Series C Preferred Stock, convertible into up to 1,188,450 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon), and (iv) 39,546,484 Series A Warrants, subject to adjustment . Additionally, Cranshire Capital still holds a warrant exercisable into 3,870 shares of common stock, subject to adjustment, from its investment in the private financing we completed in March and April of 2010.

(9)	This number reflects the number of shares available under the Ownership Limitation described above, including 5,631 number of shares of common stock Freestone held as of February 10, 2012. Although Freestone cannot beneficially own more than the Ownership Limit, it does hold the following securities: (i) $94,751 principal amount of the November Note, which is convertible into up to 2,076,750 shares of common stock, subject to adjustment (plus accrued and unpaid interest thereon); (ii) 7,650 shares of Series B Preferred Stock, convertible into up to 1,676,783 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon); (iii) 957 shares of Series C Preferred Stock, convertible into up to 209,727 shares of common stock, subject to adjustment (plus accumulated and unpaid dividends thereon), and (iv) 6,978,791 Series A Warrants, subject to adjustment . Additionally, Freestone still holds a warrant exercisable into 204 shares of common stock, subject to adjustment, from its investment in the private financing we completed in March and April of 2010.

Except as otherwise indicated above or in the footnotes to the table, the selling stockholders have not held any position or office or had any material relationship with us or any of our subsidiaries within the past three years and possess sole voting and investment power with respect to the shares shown.

PLAN OF DISTRIBUTION

We are registering 16,000,000 of the Series A Warrant Shares under the registration statement of which this prospectus is a part.  Such 16,000,000 Series A Warrant Shares represents approximately 5.1% of the approximately 313.5 million Series A Warrant Shares (subject to adjustment) that could be exercised under all of the Series A Warrants.  Pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, the 16,000,000 Series A Warrant Shares being offered for sale by the selling stockholders pursuant to this prospectus represents one-third of the estimated 48,000,000 shares of common stock we believe will be outstanding and held by non-affiliates as at the date of this prospectus and which we reasonably expect will be offered and sold within two years from the date of this prospectus.  In the event that less than 48,000,000 shares our issued and outstanding on the date of this prospectus, we will proportionally reduce the 16,000,000 shares to which this prospectus relates to an amount equal to one-third of such issued and outstanding shares.

We have also agreed with the 2011 Noteholders to register for resale in future registration statements additional Series A Warrant Shares, to the maximum extent permitted by Rule 415 and the SEC, and at such time as the 16,000,000 Series A Warrant Shares to which this prospectus relates have been sold.  If our shares of common stock trade in excess of the $0.055825 exercise price of the Series A Warrant Shares, we believe that the holders of the Series A Warrants will elect to exercise all or a significant portion of such 16,000,000 Series A Warrants and sell the Series A Warrant Shares.  There can, however, be not assurance that this will be the case. Following February 2012, we will require significant additional working capital to continue our business operations, and are relying in large part upon the exercise for cash of the 16,000,000 Series A Warrants being registered under this prospectus and additional Series A Warrant Shares that we may register in the future to provide such additional working capital.  There can, however, be no assurance that we will be able to register sufficient Series A Warrant Shares for resale or that, if registered, that the holders of the Series A Warrants will elect to exercise all or any portion thereof for cash.  See “ Risk Factors – We require significant additional working capital to conduct our business and maintain operations .”

We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

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•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Series A Warrants or Series A Warrant Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration statement of which this prospectus is a part, estimated to be $45,567.84 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock representing Series A Warrant Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

 Common Stock

As of February 10, 2012, our authorized capital consists of 5,000,000,000 shares of common stock , $0.001 par value per share and 25,000,000 shares of preferred stock, $0.001 par value, 2,000,000 of which are designated as Series A Preferred Stock, $0.001 par value per share, 402,441 of which are designated as Series B Preferred Stock, $0.001 par value per shares and 50,000 of which are designated as Series C Preferred Stock.   As of February 10, 2012, there were 59,617,708 shares of our common stock outstanding, 0 shares of our Series A Preferred Stock outstanding, 391,100 shares of our Series B Preferred Stock outstanding and 500,000 shares of our Series C Preferred Stock outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the company’s financial condition and the results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.  Each share shall be entitled to the same dividend.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

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Convertible Notes, Preferred Stock and Warrants

Please see the section “Transactions requiring current registration” included in Item 3 above for details about the Convertible Notes, Preferred Stock and Warrants, as well as the registration rights granted for same.

Transfer Agent

The transfer agent for our common stock is Corporate Stock Transfer, Inc. Denver, Colorado.

Interest of Named Experts and Counsel

The validity of the securities offered hereby have been passed upon for us by Hunter, Taubman Weiss LLP, New York, New York.  Members of such law firm hold options to purchase 800,000 shares of common stock of our company at an exercise price of $0.11 per share.  The consolidated financial statements as of and for the years ended December 31, 2010 and 2009 included in this prospectus and in the registration statement have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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 RADIENT PHARMACEUTICALS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$329,645	$53,381
Cash held in escrow	159,763	-
Accounts receivable	101	2,603
Inventories	87,607	82,904
Prepaid expenses and other current assets	88,724	134,915
Prepaid consulting	195,162	330,998
Debt issuance cost	-	170,827
Total current assets	861,002	775,628
Property and equipment, net	76,187	75,962
Other assets	-	5,370
Total assets	$937,189	$856,960

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$2,340,951	$1,065,768
Accrued salaries and wages	106,502	294,604
Accrued interest expense	532,180	2,209,733
Derivative liabilities	7,710,706	29,065,864
Deferred revenue	-	24,750
Convertible notes and preferred stock, net of discounts of $3,532,989 and $2,415,647, respectively	12,787,150	16,509,288
Current portion of notes payable	-	4,581,923
Total current liabilities	23,477,489	53,751,930

Commitments and contingencies	-	-

Stockholders’ deficit:
Preferred stock, $0.001 par value; 25,000,000 shares authorized; 670,100 and 0 issued and outstanding at September 30, 2011 and December 31, 2010, respectively	-	-
Common stock, $0.001 par value; 750,000,000 shares authorized; 647,390,057 and 38,402,173 shares issued at September 30, 2011 and December 31, 2010 respectively; 647,290,057 and 37,502,173 shares outstanding at September 30, 2011 and December 31, 2010, respectively	647,291	37,503
Additional paid-in capital	154,379,974	85,217,933
Accumulated deficit	(177,567,565)	(138,150,406)
Total stockholders’ deficit	(22,540,300)	(52,894,970)
Total liabilities and stockholders’ deficit	$937,189	$856,960

See Accompanying Notes to Condensed Consolidated Financial Statements

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RADIENT PHARMACUETICALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net revenues	$102,238	$34,446	$257,609	$116,840
Cost of sales	15,559	6,697	44,712	36,810
Gross profit	86,679	27,749	212,897	80,030

Operating expenses:
Research and development	10,541	45,874	149,604	340,689
Selling, general and administrative	1,877,851	2,320,540	5,684,054	6,444,700
Total operating expenses	1,888,392	2,366,414	5,833,658	6,785,389
Loss from operations	(1,801,713)	(2,338,665)	(5,620,761)	(6,705,359)
Other income (expense):
Interest expense	(8,724,581)	(11,560,549)	(50,449,285)	(33,662,478)
Other income (expense), net	(2)	31,874	(321)	29,997
Change in fair value of derivative liabilities	12,312,333	2,922,826	32,145,064	5,681,415
Impairment on investment in JPI	-	-	-	(2,761,993)
Loss on legal settlement	-	-	(10,987,055)	-
Gain (loss) on extinguishment of debt	1,001,275	(1,002,270)	(3,664,564)	(1,002,270)
Loss on guarantee	(840,237)	-	(840,237)	-
Total other income (expense), net	3,748,788	(9,608,119)	(33,796,398)	(31,715,329)
Income (loss) before provision for income taxes	1,947,075	(11,946,784)	(39,417,159)	(38,420,688)
Provision for income taxes	-	-	-	-
Net income (loss)	$1,947,075	$(11,946,784)	$(39,417,159)	$(38,420,688)

Basic and diluted income (loss) per common share:
Net income (loss)	$0.01	$(0.39)	$(0.24)	$(1.38)

Weighted average common shares outstanding basic and diluted	282,898,894	30,809,860	164,363,750	27,836,210

See Accompanying Notes to Condensed Consolidated Financial Statements

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RADIENT PHARMACUETICALS CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

(Unaudited)

For The Nine Months Ended September 30, 2011

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2011	37,502,173	$37,503	$85,217,933	$(138,150,406)	$(52,894,970)

Common stock issued for consulting services	1,442,857	1,443	585,697	-	587,140
Stock-based employee and director compensation	120,000	120	31,060	-	31,180
Common stock issued for legal settlement	500,000	500	139,900	-	140,400
Common stock issued for conversion of debt, preferred stock and accrued interest	583,186,860	583,187	32,092,868	-	32,676,055
Common stock issued for the exercise of warrants, net of commission of $10,080	24,538,167	24,538	77,382	-	101,920
Reclassification of derivative liabilities due to conversion of debt and exercise of warrants	-	-	32,832,956	-	32,832,956
Beneficial conversion feature	-	-	4,441,563	-	4,441,563
Repricing of warrants	-	-	485,246	-	485,246
Reclassification of warrants and beneficial conversion feature not previously classified as derivatives	-	-	(1,524,631)	-	(1,524,631)
Net loss	-	-		(39,417,159)	(39,417,159)
Balance, September 30, 2011	647,290,057	$647,291	$154,379,974	$(177,567,565)	$(22,540,300)

See Accompanying Notes to Condensed Consolidated Financial Statements

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RADIENT PHARMACEUTICALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flow from operating activities
Net loss	$(39,417,159)	$(38,420,688)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,234	102,180
Amortization of debt discount and debt issuance costs	20,208,179	10,762,676
Impairment on investment in JPI	-	2,761,993
Interest expense related to fair value of derivative instruments granted	12,911,550	13,830,523
Interest income from note receivable	-	(26,937)
Interest expense related to re-pricing of warrants issued to note holders	485,246	-
Interest expense related to incremental value of shares and warrants issued to note holders	-	81,780
Additional principal added for penalties and triggering events	16,165,257	7,978,167
Loss on extinguishment of debt	3,664,564	1,002,270
Loss on settlement	10,987,055	-
Loss on guarantee	840,237	-
Share-based compensation related to options granted to employees and directors for services	31,180	173,758
Share-based compensation related to common stock and warrants expensed for services	1,526,099	2,355,289
Change in fair value of derivative instruments	(32,145,064)	(5,681,415)
Changes in operating assets and liabilities:
Accounts receivable	2,502	-
Inventories	(4,702)	5,846
Prepaid expenses and other assets	51,562	109,623
Accounts payable and other accrued expenses	(113,125)	(1,132,703)
Deferred revenue	(24,750)	-
Net cash used in operating activities	(4,801,135)	(6,097,638)

Cash flows from investing activities:
Purchase of property and equipment	(30,459)	(24,482)
Advances for note receivable	-	(100,000)
Net cash used in investing activities	(30,459)	(124,482)

Cash flows from financing activities:
Payments on convertible debt, January 2011 financing	(1,814,062)	-
Proceeds from issuance of convertible debt, net of original issue discount and cash offering costs	6,820,000	6,308,000
Proceeds from the exercise of warrants and options, net of commission and expenses	101,920	818,488
Net cash provided by financing activities	5,107,858	7,126,488
Net change in cash	276,264	904,368
Cash, beginning of period	53,381	12,145
Cash, end of period	$329,645	$916,513

See Accompanying Notes to Condensed Consolidated Financial Statements

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RADIENT PHARMACEUTICALS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

For the Nine Months Ended September 30, 2011 and 2010

NOTE 1 — MANAGEMENT’S REPRESENTATION

The accompanying condensed consolidated financial statements of Radient Pharmaceuticals Corporation (the “Company”, “Radient”, “We”, “Us”, or “Our”), (formerly AMDL, Inc.), have been prepared in accordance with accounting principles generally accepted in the United States, or (“GAAP”). In the opinion of the Company’s management, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010 and include all normal recurring adjustments necessary for the fair presentation of the Company’s statement of financial position as of September 30, 2011, and its results of operations for the three and nine months ended September 30, 2011 and 2010, the statement of stockholders’ deficit for the nine months ended September 30, 2011, and cash flows for the nine months ended September 30, 2011 and 2010. The condensed consolidated balance sheet as of December 31, 2010 has been derived from the December 31, 2010 audited consolidated financial statements. The interim financial information contained in this quarterly report is not necessarily indicative of the results to be expected for any other interim period or for the entire year.

It is suggested that these condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K. The report of the Company’s independent registered public accounting firm on the consolidated financial statements included in Form 10-K contains a qualification regarding the substantial doubt about the Company’s ability to continue as a going concern and a separate modification for an emphasis of matter related to an event of default.

The Company evaluated subsequent events through the filing date of this Form 10-Q, and determined no subsequent events have occurred which would require recognition in the condensed consolidated financial statements or disclosure in the notes thereto, other than as disclosed in the accompanying notes to the unaudited condensed consolidated financial statements.

NOTE 2 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Since inception, Radient, a Delaware Corporation, has been engaged in the commercial development of and obtaining various governmental regulatory approvals for o proprietary diagnostic tumor-marker test kit, Onko-Sure®, which detects the presence of multiple types of cancer.

On September 25, 2009, the Company changed its name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” The Company believes “Radient Pharmaceuticals” as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

Until September 2009, the Company was focused on the production and distribution of pharmaceutical products through Jade Pharmaceuticals Inc. (“JPI”) our deconsolidated subsidiary located in the People’s Republic of China. In 2009, the Company refocused its business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including Onko-Sure®, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test.

Due to several factors including deterioration in its relationship with local management of JPI, the Company relinquished control over JPI and converted its interest in JPI to that of an investment to be accounted for under the cost method, effective September 29, 2009. Accordingly, since September 29, 2009, the accounts and operations of JPI have been deconsolidated from our condensed consolidated financial statements. In connection with the deconsolidation of JPI, effective September 29, 2009, we reclassified JPI as a business investment, rather than as a consolidated operating subsidiary. Based on an evaluation performed by a third party valuation firm using Radient’s management’s assessment of the current and projected operations of JPI as of December 31, 2010, we determined that our investment in JPI was impaired. In consideration of the significant problems that management has had in obtaining the cooperation of JPI on a variety of matters, the Company deemed that there was substantial uncertainty as to whether any amounts from their investment in JPI would be realized. Accordingly, the Company decided to impair its investment to zero, as of December 31, 2010. The Company will, however, pursue an action plan to recover a portion or all of its investment.

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During the third and fourth quarters of 2009, the Company repositioned various business assets in order to monetize the value of such assets through either new partnership, separate reverse mergers, or sale. These special assets include: (i) our 97.4% ownership in China-based pharmaceuticals business, JPI; and (ii) our 100% ownership of a proprietary cancer vaccine therapy technology, Combined Immunogene Therapy (“CIT”).

In December 2010, we formed NuVax Therapeutics, Inc. (“NuVax”), a wholly-owned subsidiary, to expand clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies. All rights to our CIT technology will be transferred to NuVax, currently our 100% wholly-owned subsidiary. All further development and commercialization of CIT and other to-be licensed novel cancer fighting technologies will be made at NuVax.

We continue to have 100% ownership of the Elleuxe brand of advanced skin care products with proprietary formulations; however, we currently intend to license or sell off our Elleuxe brand of cosmetic products because our focus is on the development and marketing of our Onko-Sure® test kit product and our CIT technology.

The Company is actively engaged in the research, development, manufacturing, sale and marketing of Onko-Sure®, a proprietary IVD Cancer Test in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam, Japan  and other markets throughout the world. The Company manufactures and distributes Onko-Sure® at the Company’s licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. The Company is a United States Food and Drug Administration (“USFDA”) Good Manufacturing Practices (“GMP”) approved manufacturing facility. The Company maintains a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

Going Concern

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred losses of $39,417,159 and $38,420,688 for the nine months ended September 30, 2011 and 2010, respectively, and had an accumulated deficit of $177,567,565 at September 30, 2011. In addition, the Company used cash from operating activities of $4,801,135 for the nine months ended September 30, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

On September 30, 2011, the Company had cash on hand in the U.S. of approximately $330,000. The Company requires approximately $330,000 per month based on the three month history and $450,000 per month on an annualized basis for operating expenses to fund the costs associated with our financing activities; SEC reporting; legal and accounting expenses of being a public company; other general and administrative expenses; research and development, regulatory compliance, and distribution activities related to our Onko-Sure® test kit; the operation of a USFDA approved pharmaceutical manufacturing facility; and compensation of executive management and our employees. Based on our current cash position, without additional financing we may not be able to pay our obligations past November 30, 2011.

The monthly cash requirement for operating expenses does not include any extraordinary items or expenditures, payments for research on clinical trials for our Onko-Sure® test kit, and research conducted through CLIA Laboratories.

The Company raised net proceeds of approximately $6.8 million in a closing of convertible note and warrant purchase agreements in January 2011 (“January 2011 Notes”) (see Note 8). On May 2, 2011, the Company failed to make the third required installment payment under such notes and an event of default occurred. Therefore, starting May 2, 2011, the January 2011 Notes began accruing interest at a rate of 24% per annum. As of May 6, 2011, all of the five investors submitted an Event of Default Redemption Notice to the Company. As a result of the default, the Company entered into an agreement to exchange the original notes for new convertible notes and convertible preferred shares “July 2011 Exchange Notes”. Due to lack of authorized unissued  shares of common stock, the Company was unable to issue  shares of common stock to satisfy the 2nd Installment  and 3rd Pre-installment due at October 4 and October 7, 2011, respectively.  Due to such limitation, and in accordance with the exchange agreement, the July 2011 Exchange Notes are in default. As of the date of this report, only one of the five investors submitted an Event of Default Notice without pursuing any further rights of redemption and remedies.

Management’s plans include seeking financing, conversion of certain existing notes payable to preferred and common stock, alliances or other partnership agreements with entities interested in the Company’s technologies, or other business transactions that would generate sufficient resources to assure continuation of the Company’s operations and research and development programs. On June 23, 2011, we were delisted from the NYSE Amex and subsequently our stock has traded on the OTCQX exchange.

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There are significant risks and uncertainties which could negatively affect the Company’s operations. These are principally related to (i) the absence of substantive distribution network for the Company’s Onko-Sure® test kits, (ii) the absence of any commitments or firm orders from the Company’s distributors, and (iii) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. The Company’s limited sales to date for the Onko-Sure® test kit make it impossible to identify any trends in the Company’s business prospects. If we are unable to obtain additional financing and are unable to restructure our current indebtedness or convert such into equity, cash generated at our current operating level is not sufficient to pay interest and principal on these obligations as they become due. Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur in the future. In the event we are unable to restructure or convert into equity the balance of our outstanding indebtedness, the holders may obtain judgments against us and seek to enforce such judgments against our assets, in which event we will be required to cease our business activities and the equity of our stockholders will be effectively eliminated.

The Company’s only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments. We are actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. The Company may need to discontinue a portion or all of our operations if the Company is unsuccessful in generating positive cash flow or financing the Company’s operations through the issuance of securities.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Radient and its wholly-owned subsidiary, NuVax. All intercompany accounts and transactions have been eliminated. NuVax had no operations for the nine months ended September 30, 2011.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, realizability of inventories, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

Revenues from the sales of the Company’s products are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured.

The Company has entered into several distribution agreements for various geographic locations with third parties. Under the terms of some of the agreements, the Company sells product to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide the Company quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by the Company. Until the price is fixed and determinable, the Company defers the recognition of revenues under these arrangements. As of September 30, 2011, the Company had no deferred revenue related to these arrangements recorded in the accompanying condensed consolidated balance sheet. During the nine months ended September 30, 2011, we recognized $24,750 of deferred revenues under this agreement.

Any provision for sales promotion discounts and estimated returns are estimated and accounted for in the period the related sales are recorded. Buyers generally have limited rights of return, and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with FASB ASC 605-45-50-2, Shipping and Handling Fees and Costs . Shipping and handling fees and costs are included in cost of sales.

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Product Research and Development

Internal product research and development costs are expensed as incurred. Non-refundable third party research and development costs are expensed when the contracted work has been performed. Product research and development costs were $149,604 and $340,689 for the nine months ended September 30, 2011 and 2010, respectively.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record an allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, the Company records allowances for doubtful accounts based primarily on the length of time the receivables are past due based on the terms of the originating transaction, the current business environment, and its historical experience. Uncollectible accounts are charged against the allowance for doubtful accounts when all cost effective commercial means of collection have been exhausted.

Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined on an average cost basis which approximates actual cost on a first-in, first-out basis and includes raw materials, labor and manufacturing overhead. At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. The Company considers historical demand and forecast in relation to the inventory on hand, market conditions and product life cycles when determining obsolescence and net realizable value. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Machinery and equipment, including lab equipment	5 to 15 years
Office equipment	3 to 5 years

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the condensed consolidated statement of operations.

Intangible Assets

The Company owns intellectual property rights and an assignment of a US patent application for its CIT technology. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. The purchase price was originally being amortized over the expected useful life of the technology, which the Company determined to be 20 years, based upon an estimate of three years to perfect the patent plus 17 years of patent life. The CIT technology was fully impaired as of December 31, 2010 due to the lack of any potential future revenue and future cash flows, the high cost of future clinical studies, and limited time remaining on the patent.

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Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

•	Significant under performance relative to expected historical or projected future operating results;

•	Market projections for cancer research technology;

•	Its ability to obtain patents, including continuation of patents, on technology; and

•	Significant negative industry or economic trends, including legal factors.

If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management. Based on its analysis, the Company fully impaired the carrying value of its investment in JPI as of December 31, 2010.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts receivable, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The Company believes the carrying amount of its notes payable approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments.

Beneficial Conversion Feature

In certain instances, the Company enters into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”). In these instances, the Company accounts for the value of the BCF as a debt discount, which is then amortized to expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Derivative Financial Instruments

The Company applies the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the nine months ended September 30, 2011, the Company issued convertible debt with warrants and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt and a reset provision associated with the exercise price of the warrants. The fair value of these derivative liabilities on the issuance date was $18,822,734 computed using the Binomial Lattice option pricing model. Due to the reset provisions within the embedded conversion feature and a reset provision associated with the exercise price of the warrants, the Company determined that the Binomial Lattice Model was most appropriate for valuing these instruments.

During the nine months ended September 30, 2011, certain convertible debt holders from the 2010 Closings and the Promissory Notes converted a total of $20,142,149 which represented principal, penalties and accrued interest. This along with the exchange of old notes of $22,301,761 of the January 2011 financing and the two cash installment payments of $1,687,500 of the Exchanged July 2011 notes and the automatic conversions associated with the Exchanged July 2011 Notes of $3,458,561 in principal balance resulted in a decrease of $12,296,281 in the derivative liabilities related to the embedded conversion feature of the converted debt and preferred stock liability. In addition, during the nine months ended September 30, 2011, 18,383,888 warrants were exercised by warrant holders. This and the exchange of the warrants related to January 2011 financing, resulted in a decrease of $20,536,674, representing the fair value of the warrants reclassified to additional paid-in capital for the nine months ended September 30, 2011.

In addition, under the provisions of FASB ASC 815-40, Contract’s in Entity Own Equity, specifically ASC 815-40-35-8, the warrants and embedded conversion features not previously recorded as derivative liabilities were reevaluated as the number of authorized but unissued shares was insufficient to satisfy the maximum number of shares that could be required to net share settle the contract. On May 24, 2011, it was determined that the Company had insufficient authorized shares and reclassified the conversion features of the remaining convertible debt, non-employee options, and warrants as derivative liabilities. As these instruments carried standard terms, the Company determined it was appropriate to use the Black-Scholes valuation model to value these options, warrants and conversion features. On May 24, 2011, the fair value of the options and warrants was $1,476,775 and the conversion features was $47,856.

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The Company re-measures the fair values of all of its derivative liabilities as of each period end and records the net aggregate change due to the change in the fair value of the derivative liabilities as a component of other expense, net in the accompanying condensed consolidated statement of operations. The Company recorded an aggregate gain of $32,145,064 and $5,681,415 due to change in the fair value of the derivative liabilities as a component of other expense, net during the nine months ended September 30, 2011 and 2010, respectively.

Fair Value Measurement of Derivative Instruments

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities. Currently the Company does not have any items classified as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. We valued warrants and embedded conversion features that were issued without observable market values and the valuation required a high level of judgment to determine fair value (level 3 inputs).

Accounting for Debt Modifications and Extinguishments

If a debt modification is deemed to have been accomplished with debt instruments that are substantially different, the modification is accounted for as a debt extinguishment in accordance with FASB ASC 470-50, whereby the new debt instrument is initially recorded at fair value, and that amount is used to determine the debt extinguishment gain or loss to be recognized and the effective rate of the new instrument. If the present value of the cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument, the modification is deemed to have been accomplished with debt instruments that are substantially different. If it is determined that the present values of the original and new debt instruments are not substantially different, then a new effective interest rate is determined based on the carrying amount of the original debt instrument and the revised cash flows.

Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, Income Taxes (“ASC 740-10”). Under ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Under ASC Topic 270, Interim Reporting (“ASC 270”), the Company is required to adjust it effective tax rate each quarter to be consistent with the estimated annual effective tax rate.  The Company is also required to record the tax impact of certain discrete items, unusual or infrequently occurring, including changes in judgment about valuation allowances and effects of changes in tax laws or rates, in the interim period in which they occur.  In addition, jurisdictions with a projected loss for the year or a year-to-date loss where no tax benefit can be recognized are excluded from the estimated annual effective tax rate.  The impact of such an exclusion could result in higher or lower effective tax rate during a particular quarter, based upon the mix and timing of actual earnings versus annual projections.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying condensed consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

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The company estimated its effective tax rate for the nine months ended September 30, 2011 at 40% based on the estimated annual loss and the related computed estimated annual tax provision. The related income tax benefit from the loss is offset by a full valuation allowance. There were no changes to the amount of unrecognized tax benefits as disclosed in the annual Form 10-K as of and for the year ended December 31, 2010. As of September 30, 2011, the Company is not currently under Internal Revenue Service or state tax examinations.

Share-Based Compensation

The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of FASB ASC 505-50-30, Equity-Based Payments to Non-Employees, (“ASC 505-50-30”). Under ASC 505-30-30, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

The Company has employee compensation plans under which various types of share-based instruments are granted. The Company accounts for its share-based payments in accordance with FASB ASC 718-10, Stock Compensation (“ASC 718-10”). ASC 718-10 requires all share-based payments to employees, including grants of employee stock options, to be measured based upon their grant date fair value, and be recognized in the statements of operations as compensation expense (based on their estimated fair values) generally over the vesting period of the awards.

Basic and Diluted Loss Per Share

Basic net loss per common share from operations is computed based on the weighted-average number of shares outstanding for the period. Diluted net loss per share from operations is computed by dividing net loss by the weighted-average shares outstanding assuming all dilutive potential common shares were issued. In periods of losses from operations, basic and diluted loss per share are the same as the effect of shares issuable upon the conversion of debt and issuable upon the exercise of stock options and warrants is anti-dilutive.

The following table sets forth the computation of basic and diluted net loss per share, including the reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share:

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Basic and diluted net loss per share:
Numerator: Net income (loss)	$1,947,075	$(11,946,784)	$(39,417,159)	$(38,420,688)
Denominator: Weighted-average common shares outstanding, basic and diluted	282,898,894	30,809,860	164,363,750	27,836,210
Basic and diluted net loss per share	$0.01	$(0.39)	$(0.24)	$(1.38)

As of September 30, 2011 and 2010, the potentially dilutive effect of 8,424,089,028 and 91,589,703, representing common share equivalents consisting of options, warrants, and convertible debt with accrued interest computed using the treasury stock method have been excluded from the diluted net loss per share calculations above as their effect would be anti-dilutive.

The above common share equivalents would have been included in the calculation of diluted earnings per share had the Company reported net income for the three and nine months ended September 30, 2011 and 2010, respectively.

Based on management's analysis of the total number of shares issuable on an as-if converted or exercised basis, and the removal of the related gain on change in fair value of derivative liabilities associated with certain convertible instruments and warrants, the net income would revert back to a net loss position for the three months ended September 30, 2011.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were $70,640 and $17,724 for the nine months ended September 30, 2011 and 2010, respectively.

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 Risks and Uncertainties

The Company’s proprietary test kit is deemed a medical device or biologic, and as such is governed by the United States Federal Food and Drug Administration (“USFDA”) and by the regulations of state agencies and various foreign government agencies.

On July 3, 2008, the Company received a letter of determination from the USFDA that the Onko-Sure® test kit was “substantially equivalent” to the existing predicate device being marketed. The letter grants the Company the right to market the Onko-Sure® test kit as a device to monitor patients who have been previously diagnosed with colorectal cancer. The Company has received regulatory approval from various foreign governments to sell its products and is in the process of obtaining regulatory approval in other foreign markets. There can be no assurance that the Company will maintain the regulatory approvals required to market its Onko-Sure® test kit or that they will not be withdrawn.

Although the Company has obtained approval from the USFDA to market the then current formulation of the Onko-Sure® test kit, it has been determined that one of the key components of the Onko-Sure® test kit, the anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. We currently have two lots remaining which are estimated to produce approximately 20,000 test kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand. Although we are investigating to produce this component in house so that we are in a position to have an unlimited supply of Onko-Sure® in the future, at this time we cannot give an estimate of time needed to complete this anti-fibrinogen-HRP replacement.”

The Company is subject to the risk of failure in maintaining its existing regulatory approvals, in obtaining other regulatory approval, as well as the delays until receipt of such approval, if obtained. Therefore, the Company is subject to substantial business risks and uncertainties inherent in such an entity, including the potential of business failure.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. In addition to the basic insurance coverage, effective December 31, 2010, the FDIC is providing temporary unlimited coverage for noninterest bearing transaction accounts through December 31, 2012. At September 30, 2011, the Company had approximately $80,000 in these accounts in excess of the FDIC insurance limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits.

Customers

During the nine months ended September 30, 2011 and 2010, we had four and three customers which represented approximately 84% and 91% of our total net revenues, respectively. Of these, one customer was based in the U.S. and represented approximately 21% and 39% of our net revenues and three and two customers were based outside the U.S. and represented approximately 63% and 52% of our net revenues, for the nine months ended September 30, 201, respectively.

Below is a table showing our major customers and percentage of net revenues for the nine months ended September 30, 2011 and 2010:

		% of Net Revenues
Customer	Location	2011	2010
A	U.S	21%	0%
B	U.S	0%	39%
Total U.S.		21%	39%

C	Taiwan	29%	22%
D	Vietnam	12%	30%
E	Korea	22%	0%
Total Foreign		63%	52%

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Supplemental Cash Flow Information

	Nine Months Ended September 30,
	2011	2010

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$127,600	-
Cash paid during the period for taxes	$22,596	-

Supplemental disclosure of non-cash activities:
Voluntary conversion of convertible debt, preferred stock and accrued interest	$32,676,055	$2,905,880
Fair value of stock issued in connection to legal settlement	$140,400
Fair value of stock and warrants recorded as prepaid consulting	$106,000	$1,721,089
Reclassification to derivative liabilities due to insufficient authorized shares	$1,524,631	-
Reclassification of derivative liabilities to equity due to conversion and payments of convertible debt and accrued interest and exercise of warrants	$32,832,956	$438,702
Amount paid directly from proceeds in connection with 2010 Convertible Debt unrelated to the financing	$-	$35,000
Conversion of warrants to common stock (cashless)	$24,138	-
Debt discounts related to derivative liabilities	$19,537,194	$6,181,165
Debt issuance costs and OID related to January 2011 Notes	$1,617,500	-
Debt issuance costs included in accounts payable	$-	$876,501
Additional derivative liability for penalty on St. George debt	$-	$19,430
Conversion of accounts payable to shares of common stock	$-	$45,000
Cash held in escrow for JPI guarantee	$159,763	-
January 2011 financing debt exchange	$22,301,761	-
Beneficial conversion feature	$4,441,563	$275,150

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-4, Fair Value Measurement (“ASU 11-4”). ASU 11-4 amends existing guidance to achieve convergence in measurement and disclosure between U.S. Generally Accepted Accounting Standards (“GAAP”) and International Financial Reporting Standards (“IFRS”). ASU 11-4 is effective for fiscal year 2012. We are currently evaluating the impact that ASU 11-4 will have on our consolidated financial statements.

NOTE 3 — INVENTORIES

Inventories consist of the following:

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Raw materials	$67,632	$70,402
Work-in-process	19,975	6,562
Finished goods	-	5,940
	$87,607	$82,904

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NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Office equipment	$151,867	$140,132
Lab equipment	98,193	79,467
	250,060	219,599
Less accumulated depreciation	(173,873)	(143,637)
	$76,187	$75,962

Depreciation expense was $30,234 and $27,344 for the nine months ended September 30, 2011 and 2010, respectively.

NOTE 5 — INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2010:

As of
December 31,
2010
(Audited)
Intellectual Property	$2,000,000
Impairment	(1,058,333)
Accumulated Amortization	(941,667)
Net balance at end of period	$-

 In August 2001, the Company acquired intellectual property rights and an assignment of a US patent application for combination immunogene therapy (“CIT”) technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. During 2003, two lawsuits were filed challenging the Company’s ownership of this intellectual property. In October 2011 these lawsuits were dismissed.

As part of the acquisition of the CIT technology, the Company agreed to pay Dr. Chang a 5% royalty on net sales of combination gene therapy products. The Company has not paid any royalties to Dr. Chang to date as there have not been any sales of combination gene therapy products.

Based on a valuation analysis, and due to the lack of any potential future revenue and future cash flows, the high cost of future clinical studies, and limited time remaining on the patent, the Company determined that the carrying value of the intangible asset had been impaired and accordingly recorded an impairment of the intangible asset of $1,058,333 as of December 31, 2010.

During the nine months ended September 30, 2011 and 2010, amortization expense totaled $0 and $75,000 respectively.

NOTE 6 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Prepaid insurance	$18,010	$54,133
Legal retainers	47,956	44,430
Accounting and other consulting expenses	22,758	36,352
Total prepaid expenses	$88,724	$134,915

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NOTE 7 — DERIVATIVE INSTRUMENTS

The Company estimates the fair value of common stock purchase warrants that contains down-round protection features and embedded conversion features of its convertible debt that contains down-round protection features using the Binomial Lattice model. On May 24, 2011, it was determined that the Company had insufficient authorized shares and reclassified the conversion features of the remaining convertible debt, non-employee options, and warrants as derivative liabilities. As these instruments carried fixed conversion features and exercise prices, the Company determined it was appropriate to use the Black-Scholes valuation model to value these options, warrants and conversion features.

In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the nine months ended September 30, 2011:

For the nine months
ended September 30, 2011
Annual dividend yield	—
Expected life (years)	0.02 – 5.86
Risk-free interest rate	0.01% — 2.5%
Expected volatility	104.4% — 310.1%

In applying the Black-Scholes valuation model, the Company used the following assumptions during the nine months ended September 30, 2011:

For the nine months
ended September 30, 2011
Annual dividend yield	-
Expected life (years)	0.02 – 4.26
Risk-free interest rate	0.02% — 0.96%
Expected volatility	121.5% — 303%

For the warrants that include optional cashless exercise provisions, the Company applied a 90%/10% and 0%/100% (the most profitable exercise provision to the holder) probability that the holder will exercise under either the cashless exercise or the cash exercise scenario, for the warrants related to 2010 and 2011 closings, respectively. The cashless exercise provision expires once the underlying the warrants’ shares are registered.

If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

The following table presents the Company’s non-employee options, warrants, and embedded conversion features of its convertible debt measured at fair value on a recurring basis as of September 30, 2011:

	Level 3
	Carrying Value at
	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Derivative liabilities:
Embedded conversion features	$6,115,015	$7,912,388
Warrants and non-employee options	1,595,691	21,153,476
Total derivative liability	$7,710,706	$29,065,864

	For the three months ended		For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Decrease in fair value included in other income (expense), net	$12,312,333	$2,922,826	$32,145,064	$5,681,415

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The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	For the nine months ended
	September 30,
	2011	2010
	(Unaudited)	(Unaudited)

Embedded Conversion Features:
Balance at beginning of year	$7,912,389	$44,358
Derivative liabilities added	17,776,544	5,775,266
Reclassification to equity in connection with conversion of underlying debt to equity	(12,296,281)	(354,830)
Net change in fair value included in net loss	(7,277,637)	(1,656,998)
Ending balance	$6,115,015	$3,807,796

Warrants and non-employee options:
Balance at beginning of year	$21,153,475	$310,400
Derivative liabilities added	25,846,317	14,155,780
Reclassification to equity in connection with exercise of underlying stock warrants	(20,536,674)	(83,872)
Net change in fair value included in net loss	(24,867,427)	(4,024,417)
Ending balance	$1,595,691	$10,357,891

NOTE 8 — DEBT

Debt consists of the following:

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Debt:
Convertible Notes issued September 2008, net of unamortized discount of $0 at September 30, 2011 and December 31, 2010, respectively	$46,442	$363,942

First Closing of 2010 Convertible Note, issued March 22, 2010, including additional $1,410,422 principal and interest for trigger events, forbearance penalty, and debt extinguishment; net of unamortized discount of $0 at December 31, 2010	-	472,937

Second Closing of 2010 Convertible Note, issued April 8, 2010, including additional $4,181,576 principal and interest for trigger events, forbearance penalty, and debt extinguishment; net of unamortized discount of $1,466,389 at December 31, 2010	-	8,172,418

Third Closing of 2010 Convertible Note, issued April 13, 2010, including additional $3,546,386 principal and interest for trigger events, forbearance penalty, and debt extinguishment; net of unamortized discount of $0 and $749,428 at September 30, 2011 and December 31, 2010, respectively	-	6,534,543

Fourth Closing of 2010 Convertible Note, issued April 26, 2010, including additional $480,108 principal and interest for trigger events, net of unamortized discount of $199,828 at December 31, 2010	-	965,448

Senior Notes, net of unamortized discount of $0 at September 30, 2011 and December 31, 2010, respectively	25,000	4,441,563

Bridge note, including additional $104,138 principal and interest for penalties, net of unamortized discount of $0 at December 31, 2010	-	140,360

Legal Settlement Promissory Notes, issued May 24, 2011, including additional $234,554 principal for settlement, net of unamortized discount of $0 at September 30, 2011	8,056,258	-

July 2011 Convertible Notes, issued July 1, 2011 in connection with the Exchange Agreement, net of unamortized discount of $1,501,012 at September 30, 2011	1,979,597	-

July 2011 Series A Convertible Preferred Stock, issued July 1, 2011 in connection with the Exchange Agreement, net of unamortized discount of $2,031,977 at September 30, 2011	2,679,853	-

Total debt, net of unamortized discount, all current	$12,787,150	$21,091,211

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The significant terms of the Company’s debt issued prior to December 31, 2010 are described in the notes to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

On January 3, 2011, the shares underlying the Exchange Agreements (see below) with the Senior Note holders and the Bridge Loan were approved by the NYSE Amex and these notes became convertible into the Company’s common stock.

During the nine months ended September 30, 2011, convertible note holders converted an aggregate of $30,096,308 of principal, representing 63% of the total outstanding balance, and $2,579,747 of accrued interest, into a total of 583,186,860 shares of the Company’s common stock. The following table summarizes the conversion of the notes:

Debt	Gross Principal Balance @ 12/31/10	Principal Additions	Interest Accrued to conversion or YTD	Principal Conversion Amount	Interest Conversion Amount	Gross Principal Balance Due	Interest Balance Due	Principal % Converted	Number of Shares Issued
2008 Convertible 10% Debt	$363,942	$-	$67,529	$(317,500)	$(53,555)	$46,442	$13,974	87.24%	476,692

2010 Financings:
1st Close	472,937	-	41,722	(472,937)	(41,722)	-	-	100.00%	1,029,248
2nd Close	9,638,807	32,934	727,626	(9,671,741)	(697,842)	-	29,784	100.00%	30,381,442
3rd Close	7,283,971	219,446	842,589	(7,503,417)	(509,170)	-	333,419	100.00%	14,505,363
4th Close	1,165,278	-	85,721	(1,165,278)	(80,042)	-	5,679	100.00%	67,464,928
	18,560,993	252,380	1,697,658	(18,813,373)	(1,328,776)	-	368,882	100.00%	113,380,981

Senior Note Series 1	2,196,875	-	552,328	(2,196,875)	(552,328)	-	-	100.00%	5,931,529
Senior Note Series 2	2,244,688	-	611,572	(2,219,688)	(603,108)	25,000	8,464	98.89%	7,852,649
	4,441,563	-	1,163,900	(4,416,563)	(1,155,436)	25,000	8,464	99.44%	13,784,178

Bridge Note	140,360	-	25,474	(140,360)	(25,474)	-	-	100.00%	592,261

Legal Settlement Promissory Notes	-	11,006,209	61,801	(2,949,950)	-	8,056,259	61,801	26.80%	20,500,000

July 2011 Convertible Notes	-	4,950,000	12,789	(1,469,392)	(7,013)	3,480,608	5,776	29.68%	184,579,960

July 2011 Series A Convertible Preferred Stock	-	6,701,000	17,311	(1,989,170)	(9,493)	4,711,830	7,818	29.68%	249,872,788
Total Convertible Debt	$23,506,858	$22,909,589	$3,046,462	$(30,096,308)	$(2,579,747)	$16,320,139	$466,715	64.84%	583,186,860

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Activity in connection with the Company’s convertible debt for the nine months ended September 30, 2011, is as follows:

			Senior Notes		Legal Settlement			Jul-11
	10% Notes Issued Sept '08	2010 Notes (all closings)	(Series 1 and Series 2)	Bridge Note	Promissory Notes	Jan-11 Notes	Jul-11 Notes	Series A Convertible Preferred Stock	Total

Carrying Value Before Discount at December 31, 2010	$363,942	$18,560,993	$4,441,563	$140,360	$-	$-	$-	$-	$23,506,858
face value of debt issued in 2011	-	-	-	-	10,771,655	8,437,500	4,950,000	6,701,000	30,860,155
Penalties added to principal		252,380			234,553	15,551,761	-	-	16,038,694
Payments on debt	-	-	-	-		(1,687,500)	-	-	(1,687,500)
Portion of note converted to equity	(317,500)	(18,813,373)	(4,416,563)	(140,360)	(2,949,950)	-	(1,469,391)	(1,989,170)	(30,096,307)
Exchanged with July 11, 2011 Notes and Series Convertible Preferred Stock	-	-	-	-		(22,301,761)	-	-	(22,301,761)
Carrying Value Before Discount at September 30, 2011	46,442	-	25,000	-	8,056,258	-	3,480,609	4,711,830	16,320,139

Discount, net of accumulated amortization at December 31, 2010	-	(2,415,650)	-	-	-	-	-	-	(2,415,650)
Discount attributable to 2011 notes	-	-	-	-	-	(8,437,500)	(4,950,000)	(6,701,000)	(20,088,500)
Amortization expense	-	2,415,650	-	-	-	8,437,500	3,448,988	4,669,023	18,971,161
Discount, net of accumulated amortization at September 30, 2011	-	-	-	-	-	-	(1,501,012)	(2,031,977)	(3,532,989)

Net Carrying Value at September 30, 2011	$46,442	$-	$25,000	$-	$8,056,258	$-	$1,979,597	$2,679,853	$12,787,150

September - 2008 Convertible Notes

In September 2008, the Company issued $2,510,000 of Convertible Debt securities (the “2008 Convertible Debt”). The 2008 Convertible Debt originally bore an interest rate of 10%, and was due in September 2010 or upon a change in control of the Company or certain other events of default, as defined. However, if the 2008 Convertible Debt had not been converted to common stock at the maturity date, the holder would be entitled to receive bonus interest equal to 50% of the face value of the note, in addition to the coupon rate of interest. The 2008 Convertible Debt is unsecured.

Pursuant to a Letter Agreement dated September 24, 2010, the Company sought the remaining 2008 Convertible Debt holders’ agreement to waive the current default and allow the Company until November 15, 2010 to issue them the shares underlying the 2008 Convertible Debt. In consideration for waiving the default and extending the maturity date to November 15, 2010, we increased the principal balance of the 2008 Convertible Debt outstanding as of September 14, 2010 by $56,635 or 25% of the outstanding balance on September 14, 2010 (the “25% Increase”) and increased the interest rate to 18%, which rate applies to the interest due from September 15, 2010 until the Debt is converted pursuant to the 2008 Letter Agreement. The 2008 Convertible Debt holders were entitled to the Bonus Interest, which was calculated as a one-time fee of $113,269 or 50% of the outstanding principal balance on September 14, 2010. The amount of the 25% Increase and Bonus Interest was combined and directly applied to the principal amount of the Debts outstanding on September 14, 2010. The outstanding balance of the 2008 Convertible Debt immediately before the 2008 Letter Agreement was $226,538. Finally, we agreed to adjust the Conversion Price of the 2008 Convertible Debt to equal 80% of the VWAP for the 5 trading days immediately preceding the date we receive NYSE Amex approval of the additional shares to be issued pursuant to the adjusted price (the “Adjusted Shares”); provided however, that in no event shall the Conversion Price be less than $0.28 per share.

Since we did not issue the shares on November 15, 2010, because the SEC comment period prevented us from holding a shareholder meeting to obtain the related approval for such issuance on November 15, 2010, the outstanding 2008 Convertible Debt are susceptible to default. As of the filing date, we have not received any default notices.

As of December 31, 2010, the principal amount of $363,942 was outstanding on the 2008 Convertible Debt, with a combined accrued interest of $60,714, all of which is convertible into shares of our common stock pursuant to the Letter Agreement described above.

During the nine months ended September 30, 2011, note holders converted $317,500 of principal and $53,555 of interest, representing 87% of the outstanding balance of the note balance as of December 31, 2010. The Company issued 476,692 shares of its common stock upon the conversion of the notes. The balance as of September 30, 2011 was $46,442 in principal and $13,974 of accrued interest.

2010 Note and Warrant Purchase Agreements

During year ended December 31, 2010, the Company completed four closings of convertible note and warrant purchase agreements (“Purchase Agreements”), aggregating to approximately $11 million. The convertible notes issued in the four 2010 Closings, (collectively “2010 Notes”) matured one year from the date of their respective issuance and carried al 20% original issuance discount. The Purchase Agreement for the First closing included a five-year warrant to purchase 1,100,000 shares of the Company’s common stock at an exercise price equal to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note). The Purchase Agreements for the Second, Third, and Fourth closings included a five-year warrant to purchase up to 12,048,668 shares of the Company’s common stock at initial exercise prices ranging from $0.28 to $0.89 per share. The 2010 Notes were convertible, in whole or in part, into shares of the Company’s common stock. The Conversion Price was equal to the greater of the Floor Price (as defined in the Notes) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

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The embedded conversion feature of the 2010 Notes and related warrants were recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the 2010 Notes and the exercise price of the Warrants. The Company originally recorded a debt discount of $10,783,530, representing the value of the embedded conversion feature and warrants. The debt discount was being amortized on a straight-line method over the terms of the debt, which approximated the effective-interest method. During the nine months ended September 30, 2011, the Company recorded $2,415,650 of amortization of the debt discount, which included $242,090 in accelerated amortization due to the conversions. The balance of the debt discount at September 30, 2011 was $0.

The Company also incurred debt issuance costs totaling $821,300 in association with the 2010 Notes. Those costs are included in other assets in the condensed consolidated balance sheets at September 30, 2011 and December 31, 2010, and are being amortized over the life of the debt using the effective interest method. During the nine months ended September 30, 2011, the Company recorded $170,826 of amortization of the debt issuance costs. The balance of the debt issuance costs at September 30, 2011 was $0.

Interest on the unpaid principal balance of the 2010 Notes originally accrued at the rate of 12% per annum, which would increase to 18% upon the occurrence of a trigger event, as that term is defined in the 2010 Notes. Pursuant to the terms of the First, Second, and Third Closings, a trigger event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by June 1, 2010 and therefore the interest on the notes issued in those three closings increased to 18% per annum. The terms of the Fourth closing required the Company to have the registration statement declared effective by August 31, 2010 and therefore a Trigger Event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by August 31, 2010 with respect to the notes issued in the Fourth Closing.

As a result of the Trigger Events, the principal amount of the 2010 Notes was increased from $11,057,365 to $14,081,712. In addition, pursuant to the terms of the Registration Rights Agreement, the Company recorded an additional $410,000 as interest expense which represents the maximum amount of $10,000 payable to each convertible note holder in the four closings due to failure to obtain effectiveness of registration statement.

Additionally, we were required under the terms of the 2010 Notes to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we are required to submit to our shareholders with the Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore were not able to have a meeting or obtain shareholder approval on such date. This failure constituted an Event of Default under the 2010 Notes, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the default, to maintain good relationships with the investors of the 2010 Notes, we requested the 2010 Notes’ investors to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010, as well as waive any defaults related thereto, in exchange for which we increased the balance of the notes by 25% (the “Extension”). As a result of the 25% increase from the Extension, the principal amount of such notes was increased to $18,872,264.

On October 14, 2010, the Company entered into a forbearance agreement (“Forbearance Agreement”) with two investors (ISP Holdings, LLC and St. George Investments, LLC) of the 2010 Notes. These investors negotiated the terms of the Forbearance Agreement in lieu of entering into the Extension the other 2010 Notes investors signed. Pursuant to the Forbearance Agreement, the two investors refrained and temporarily forbore from exercising and enforcing their remedies against the Company due to the Event of Default and in return the Company agreed as a compensation for damages to the two investors to increase the outstanding balance of the 2010 Notes to ISP Holdings, LLC by 68% and increase the outstanding balance of the 2010 Notes to St. George Investments, LLC by 25%. In addition, the Company agreed to obtain the required Shareholder Approval to issue the shares underlying the 2010 Notes and warrants on or before November 15, 2010. In relation to this agreement, the Company recorded $381,920 in additional principal, and offsetting interest expense, for the liquidation damages of the warrants and $300,773 as a loss on extinguishment of debt and is reflected in other expenses, net, in the accompanying condensed consolidated statements of operations. Since we did not hold the meeting by November 15, 2010 (due to the SEC comment period), these two note holders submitted notice to us that the balance of their note shall increase by another 25% under the terms of the Forbearance Agreement. As of December 31, 2010, we increased the outstanding note balance of these two note holders by $868,522 for the 25% that was contractually due, but were under negotiations. Since we had not entered into any settlement, on May 26, 2011, these two note holders submitted default notices to us demanding payment of the note in full, including principal, interest, penalties and legal fees, accrued up to June 1, 2011 for an aggregate total of $1,306,619. On June 6, 2011, an agreement was reached with these note holders and an aggregate total of additional penalties in the amount of $94,297 were added to the principal of their notes.

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In April 2011, the Company entered into a Debt Exchange Agreement whereby the outstanding balance of one of the Convertible Notes, including premiums, was exchanged for shares of the Company’s common stock. As part of this exchange, the note holder of the 2010 Note converted $479,806 of principal and $92,967 of accrued interest, premiums of $121,494 and legal fees of $5,000 into 1,849,819 shares of the Company’s common stock. The premium was recorded as extinguishment of debt.

On August 3, 2011, the Company received from one investor (St. George Investments, LLC) of the 2010 closings a Notice of conversion to convert $200,000 into 4,520,796 shares of common stock. At that time, the Company had insufficient authorized number of shares available for issuance. On August 19, 2010, the Company increased its number of authorized shares, and on August 25, 2011, issued the shares due under the conversion.

On August 18, 2010, the Company received a forbearance agreement (“Forbearance Agreement”) from the investor, as a proposal of settling the delay in the issuance of the shares in accordance with the conversion terms. The Company, its legal advisers and the investor entered in several discussions which resulted in the investor agreeing to temporarily forbear from exercising and enforcing their remedies against the Company due to the event of default and, in return, the Company agreed to the following compensation for damages.

On August 22, 2011, the Company did not execute the Forbearance Agreement, but acknowledged by e-mail the terms stipulated in the agreement the conversion mechanisms of the penalties included in the Forbearance Agreement. This is considered the date of effectiveness of the Forbearance Agreement.

As a result of the penalty, the Company increased the debt balance by $158,082, and recorded such amount in interest expense in the accompanying consolidated statement of operations for the nine months ended September 30, 2011.  Also, the Company recorded the fair value of the embedded conversion feature of the debt as additional interest expense for penalties added with a corresponding increase to derivative liability on August 22, 2011 (the date both parties agreed to the proposed penalties). Since the terms of the debt did not change, there was no debt discount associated with this transaction.

On September 29, 2011, one note holder submitted a conversion exercise notice form for $70,000 convertible into 30,172,414. The Company could not process the conversion, due to insufficient authorized shares of common stock. Currently, the Company is negotiating a Forbearance agreement for the default in issuing the shares, with settlement of penalties to be paid in additional shares of the Company`s common stock. As of the date of this report the outcome is uncertain.

During the nine months ended September 30, 2011, as detailed in the table above, a total of $18,813,373 of principal and $1,328,776 of accrued interest of this debt was converted into 113,380,981 shares of the Company’s common stock. As of September 30, 2011, the entire principal of   the 2010 Notes was converted, and $368,882 of accrued interests is outstanding.

Convertible Senior Notes

Series 1

In December 2008, in the first closing of the 12% Senior Note offering, the Company issued units consisting of $1,077,500 principal amount of 12% Senior Promissory Notes (“Series 1 Senior Notes”) and five-year warrants to purchase a total of 862,000 shares of the Company’s common stock at $1.00 per share. On January 30, 2009, the Company conducted the second and final closing of the Series 1 Senior Note offering whereby the Company sold an additional $680,000 principal amount of Senior Notes and a five-year warrant to purchase a total of 544,000 shares of common stock at $1.13 per share. Accordingly, a total of $1,757,500 in Senior Notes and Warrants to purchase 1,406,000 shares of common stock in the Senior Note Offering were sold in 2008 and 2009. The Senior Notes originally bore an interest rate of 12% per annum, payable semi-annually on June 1st and December 1st of each year after issuance. The Senior Notes matured on the earlier of the second anniversary of the closing date or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions. The Senior Notes are unsecured, and are senior to the other Convertible Debt. The Company was not permitted to issue additional notes or evidence of indebtedness that are senior in priority to the Senior Notes, however, the Company was permitted to issue notes up to an aggregate principal amount of $2,500,000 which were of equal priority with the Senior Notes. In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of these notes by $439,372. The total principal of the Series 1 Senior Notes at December 31, 2010 was $2,196,875 and $526,325 of accrued interest.

On January 3, 2011, the shares underlying the Exchange Agreement with the Senior Note holders were approved by the NYSE Amex and these notes became convertible into the Company’s common stock.

During the nine months ended September 30, 2011, note holders converted $2,196,875 of principal and $552,328 of interest, representing 100% of the outstanding balance of these notes. The Company issued 5,931,529 shares of its common stock upon the conversion of the notes.

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Series 2

On May 4, 2009, the Company conducted a first closing of a private offering under Regulation D for the sale to accredited investors of units consisting of $1,327,250 principal amount of Series 2 Senior Notes and five-year warrants to purchase a total of 2,123,600 shares of the Company’s common stock at $0.98 per share (the “Warrant Shares”). On June 12, 2009, the Company conducted the second closing of a private offering under Regulation D for the sale to accredited investors of units consisting of $468,500 principal amount of Series 2 Senior Notes (“Series 2 Senior Notes”) and five-year warrants to purchase a total of 749,600 shares of the Company’s common stock at $1.11 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was 115% of the five (5) day volume weighted average closing price of the Company’s common stock on NYSE Amex for the five (5) trading days prior to the date of the closing. In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $448,941. The total principal of these notes at December 31, 2010 was $2,244,688 and accrued interest was $457,769.

In April 2011, the Company entered into a series of Debt Exchange Agreements whereby the outstanding balances of several of the Convertible Notes, including premiums, were exchanged for shares of the Company’s common stock. Holders of the Series 2 Senior Notes converted $600,000 of principal and $115,368 of accrued interest, premiums of $87,781 and legal fees of $10,000 into 2,708,593 shares of the Company’s common stock. The premiums were recorded as an extinguishment of debt.

During the nine months ended September 30, 2011, note holders converted $2,219,688 of principal and $603,108 of interest, representing 99% of the outstanding balance of these notes. The Company issued 7,852,649 shares of its common stock upon the conversion of the Series 2 Senior Notes. The balance of the Series 2 Senior Notes as of September 30, 2011 was $25,000 in principal and $8,464 of accrued interest.

Exchange Agreement

The Company did not make the required interest payments on the Series 1 Senior Notes or the Series 2 Senior Notes (collectively “the Senior Notes”) due on December 1, 2009 or March 1, 2010. The Company did not have sufficient cash to satisfy these Notes and carry on current operations. Consequently, under the terms of the Series 1 and 2 Senior Notes, the interest rate increased from 12% to 18% per annum. The failure to pay interest as scheduled represented an Event of Default under the terms of the Series1 and 2 Senior Notes and all senior debt was classified as current. However, none of the holders declared default, or declared the outstanding Senior Notes and other contractual obligations immediately due.

In order to resolve the defaults and to preserve as much cash as possible for operations, management put together an exchange agreement (the “Debt Exchange”) to enter into with its the debt holders, subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which the debt holders would exchange their outstanding Senior Notes or other debt obligations for shares of the Company’s common stock. Some of the key provisions of the Debt Exchange agreement were as follows:

First, all of the issuances pursuant to the proposed Debt Exchanges were subject to Shareholder Approval. The Company obtained the required Stockholder Approval by November 10, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the Senior Notes would fall back into default, pursuant to which the note holders could declare the full amount owed on the Senior Notes immediately due and payable, if the Company failed to hold the meeting by the required dates. Once the Company obtained Shareholder Approval to issue the shares pursuant to a particular Debt Exchange, upon such issuance, the debt related to such exchange agreement would be convertible into shares of common stock and the holders thereof would waive all current and future defaults under the debt.

Second, the Company agreed to use its best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement to be filed under the Securities Act of 1933, as amended.

Third, the issuance of all of the shares of common stock to be issued under these Debt Exchanges was subject to NYSE Amex listing approval.

Under the terms of the Debt Exchange agreement, the Senior Notes would become convertible once all items above were met. The number of shares of common stock issuable to the note holder upon conversion was an amount equal to the quotient of: the amount of principal sought to be exchanged divided by seventy percent (70%) of the VWAP for the five (5) trading days immediately preceding the date of the exchange request; provided however, in no event shall the exchange price be less than $0.28.

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On September 2010, the Company amended the Debt Exchange Agreement (“September 2010 Amendment to Debt Exchange Agreement”) with the Series 1 and 2 Note Holders. Pursuant to the September 2010 Amendment to Debt Exchange Agreement, the Series 1 and 2 Senior Note Holders agreed to extend the date of the required shareholder meeting to a date on or before November 15, 2010 instead of September 15, 2010. In return, the Company agreed to (a) increase the principal balance due on the Senior Notes by 25% effective September 1, 2010 and (b) the Company in its - sole discretion — maintains the right to pay the interest due on the Senior Notes in shares of its common stock so long as the market price of the Company’s common stock is equal to or above $0.28 per share on the date such interest is due. Due to the SEC’s review of the periodic reports that we were required to mail with the proxy statement, seeking the Stockholder Approval, we were unable to hold the related meeting until December 3, 2010. Our stockholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 meeting and the NYSE Amex approved the shares on January 3, 2011. All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remained in effect and no other consideration was owed to the note holders pursuant to this default. The total for the additional penalty was $888,275 and was included in loss on extinguishment of debt for the year ended December 31, 2010. As of the date of this filing, we have not received notice from any note holders declaring a default. Any shares of common stock to be issued pursuant to the Debt Exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated hereunder.

On January 3, 2011 when the NYSE Amex approved the listing of the shares, all conditions of the exchange were satisfied and the Series 1 and 2 Senior Notes were exchanged for Senior Convertible Notes (as all of the shares underlying the Debt Exchange Agreement are eligible for resale pursuant to Rule 144 as promulgated under the Securities Act of 1933, as amended, we requested all of the outstanding Series 1 and Series 2 Note holders to waive the registration requirement). As a result of the Debt Exchange agreement the Senior Notes were considered extinguished and new Senior Convertible Notes issued. In accordance with relevant accounting guidance, the Company determined the new Senior Convertible Notes contained a beneficial conversion feature. The Company recorded $4,441,563 as the fair value of the beneficial conversion feature to additional paid-in capital and loss on extinguishment.

As of September 30, 2011, principal and interest in the amount of approximately $5,474,217, representing 99% of the Senior Convertible Notes have been converted into shares of the Company’s common stock (see above).

Activity in connection with the Company’s Senior Convertible Notes during the nine months ended September 30, 2011, is as follows:

	Series 1		Series 2
	Dec-08	Jan-09	May-09	Jun-09	Total
Carrying Value at December 31, 2010	$1,346,875	$850,000	$1,659,063	$585,625	$4,441,563
Principal converted	(1,346,875)	(850,000)	(1,659,063)	(560,625)	(4,416,563)
Carrying Value at September 30, 2011	$—	$—	$—	$25,000	$25,000

The Bridge Loan Agreement

On September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 (the “Bridge Loan”) and the Company agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “Senior Notes”. Interest under the Bridge Loan was set at 12% per annum. However, because the Company did not repay the Bridge Loan as scheduled on or before October 9, 2009, the interest rate was increased to 18% per annum, retroactive to September 10, 2009. Since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the current principle value of the Bridge Loan $83,000 as of December 31, 2009. Pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, the Company issued to the Lender a two-year warrant to purchase 116,000 shares of the Company’s common stock exercisable at $0.60 per share (the “Two-Year Warrant”). This warrant was valued at $34,800 using the Black-Scholes model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded the relative fair value of the warrants as a debt discount which was amortized to interest expense over the term of the bridge loan. The Company paid cash fees associated with this debt of $15,000, which was recorded as debt issuance costs. The Company recorded interest expense of approximately $49,800 related to the debt issuance costs as of December 31, 2010.

In March 2010, the Company entered into an Exchange Agreement with the Lender. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per share to $0.28 per share.

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Pursuant to the Bridge Loan Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010. Since our failure to obtain shareholder approval by September 15, 2010 would subject us to being in default of the Bridge Loan, on September 13, 2010, we sought the Bridge Loan holder’s agreement to instead hold the meeting on or before November 15, 2010. In consideration for their agreement to extend the time in which we were to obtain shareholder approval, and waive any defaults related to our failure to hold the meeting by September 15, 2010, we agreed to increase the principal balance of the Bridge Loan by 25% and pay an additional $5,000 in legal fees related to the default. In accordance with relevant accounting guidance, the Company recorded the 25% increase of $57,360 to the principal balance as a loss on extinguishment.

On September 14, 2010, the Company recorded a beneficial conversion feature of the principal balance of the note, which resulted in the recording of $140,360 as debt discount and amortization expense of $140,360 through December 31, 2010. As a result of this agreement, we agreed to issue the holder 592,261 shares (instead of 404,526), which includes interest payments due through December 31, 2010. The issuance of shares pursuant to the amendment was subject to our receipt of NYSE Amex listing approval and Shareholder Approval. If we did not receive Shareholder Approval, the exercise price of the warrants would remain at their pre-agreement amounts and the Company will have to pay the principal and accrued interest in cash. The Shareholder Approval was received on December 3, 2010 and the NYSE Amex listing approval was received on January 3, 2011.

As of December 31, 2010, the principal of the Bridge Loan was $140,360 and related accrued interest was $25,474.

During the nine months ended September 30, 2011, aggregated principal and interest in the amount of $165,834 was converted into 592,261 shares of the Company’s common stock.

January 2011 Notes

On January 30, 2011, the Company entered into a securities purchase agreement with five accredited investors (“Investors”) in a private equity financing of $8,437,500 and received approximately $7,500,000 in gross proceeds from the sale of convertible notes pursuant to the securities purchase agreement. Net proceeds from the financing were approximately $6,820,000. In connection with the closing of the transactions, the Company issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “January 2011 Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of notes, which are initially convertible into an aggregate of 14,062,500 shares of the Company’s common stock (“2011 Note Shares”) to the Investors. The Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the “Warrants”) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175 per share for their investment. Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.

Pursuant to the terms of the securities purchase agreement, the Company was required to have a shareholder meeting no later than April 30, 2011 seeking shareholder approval for (a) the issuance of all January 2011 Note Shares and Warrant Shares without any restrictions or limitations pursuant to the NYSE Amex and (b) an increase in the Company’s authorized shares of common stock to 400,000,000 (“Shareholder Approval”). Prior to obtaining Shareholder Approval the Company is required to reserve that number of shares of its common stock which represents 100% of the January 2011 Shares and the Series A Warrant Shares; after obtaining Shareholder Approval, the Company is required to reserve that number of shares of its common stock which represents 130% of the shares of common stock issuable upon conversion of the January 2011 Notes and exercise of the Warrants. Failure to obtain Shareholder Approval by the required dates constitutes an event of default under the January 2011 Notes. Due to our inability to file our proxy statement we were unable to hold the required shareholders meeting.

Pursuant to the securities purchase agreement and January 2011 Notes, for so long as any January 2011 Notes or Warrants remain outstanding, the Company cannot issue or sell any rights, warrants or options to subscribe for or purchase shares of its common stock or directly or indirectly convertible into or exchangeable or exercisable for shares of its common stock at a price which varies or may vary with the market price of its common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the January 2011 Notes or the then applicable exercise price of the Warrants. For so long as any January 2011 Notes or Warrants are outstanding, unless or until the Company has received Shareholder Approval, the Company shall not take any action if the effect of such action would be to cause the exercise price of the Warrants or the conversion price of the January 2011 Notes to be reduced or to cause the number of January 2011 Note Shares or Warrant Shares to be increased. For so long as any January 2011 Notes are outstanding, neither the Company nor our subsidiaries shall incur any debt, other than trade payables incurred in the ordinary course of business consistent with past practice, certain unsecured indebtedness incurred by the Company that is made expressly subordinate to the January 2011 Notes, and in connection with certain scheduled transactions contemplated by our subsidiaries.

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The January 2011 Notes mature on December 1, 2011 and are convertible at any time at the Investors’ option; however the January 2011 Notes cannot be converted if such conversion would result in a Investor beneficially owning more than 4.99% of the Company’s outstanding common stock. The Company is required to pay a certain portion of the January 2011 Note (“Installment Amount”) back on the first day of each month during the term of the January 2011 Note, beginning on March 1, 2011, and the Company has the option to pay the Installment Amount in shares of its common stock, if certain conditions as set forth in the January 2011 Notes are met, in cash or in any combination of shares of its common stock and cash. The Installment Amount for each January 2011 Notes is equal to the lesser of (A) the product of (i) $843,750 multiplied by (ii) a Investors’ pro rata portion of all of the January 2011 Notes sold pursuant to the financing and (B) the outstanding principal amount under such Investors’ January 2011 Note as of such payment date. If the Company elects to pay any portion of the Installment Amount in cash, it has to pay an amount in cash equal to 100% of the applicable redemption amount; if the Company fails to do so, the Investor has the right to require the Company to convert all or any portion of such amount owed into shares of common stock at the then current conversion price. If the Company elects to pay any portion of the Installment Amount in shares of common stock, then the Company is required to issue such number of shares of its common stock equal to the quotient of the formula set forth in the January 2011 Notes. Upon the occurrence of an Event of Default under the January 2011 Note, a or a Change of Control – as that term is defined in the January 2011 Notes, the Investor has the right to force the Company to redeem all or any portion of such Investors’ January 2011 Notes in cash at a price equal to 125% of the greater of (x) the amount of the January 2011 Note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding (y) in the event of an event of default, such event of default, or (x) in the event of Change of Control, the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control, and ending on the date the Investor delivers redemption notice.

The Warrants are initially exercisable upon the earlier of: (i) the six month anniversary after the closing of the financing, (ii) the date that the Company’s common stock ceases to be listed or quoted on the NYSE Amex and (ii) the date that the Company obtains Shareholder Approval. At any time following nine months after the closing, if the Company’s stock price is at or above 200% of the initial exercise price of a Warrant and certain other conditions are met, the Company can force the Buyers to exercise up to 50% of the then unexercised portion of that Warrant. The Warrants cannot be exercised if such exercise would result in a Buyer beneficially owning more than 4.99% of the Company’s outstanding common stock.

The conversion price of the January 2011 Notes and exercise price of the Warrants are each subject to adjustment if the Company issues additional shares of its common stock or securities convertible or exercisable into shares of its common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of its common stock and other events similar to the aforementioned events. Upon any anti-dilution adjustment of the exercise price of the Warrants, the number of Warrant Shares issuable upon exercise of such Warrants will be proportionately increased. The exercise price of the Warrants is also subject to further adjustment pursuant to other specified events in the Warrant. The warrants may be exercised on a cashless basis as long as a registration statement is not declared effective. The number of net shares issuable upon a cashless exercise is calculated as follows: (A x B) – (A x C) /D where A) is the number of warrants being exercise, B) is the WAP of the common stock on the day preceding the date of exercise, C) is the warrant exercise price, and D) is the common stock closing price on the date of exercise.

The January 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times. In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligations.

The Company also entered into a Registration Rights Agreement with the Investors pursuant to which it was required to file the registration statement by February 9, 2011 providing for the resale of 130% of the shares of common stock issuable upon conversion of the January 2011 Notes and exercise of the Warrants, although certain exceptions to the amount required to be registered at any one time as a result of certain securities laws are contained in the registration rights agreement. The Company was also required to have the registration statement declared effective within 60 days after the closing of this financing (or 90 days if there is a full review by the Securities and Exchange Commission). We were also required to keep the registration effective at all times until the earlier of (i) the date as of which the Investors may sell all of the January 2011 Note Shares and Warrant Shares without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated thereunder or (ii) the date on which the Investors shall have sold all of the January 2011 Note Shares and Warrant Shares required to be registered under the Registration Rights Agreement. If the Company failed to file the registration statement by the required date, have it effective by the required date or maintain the effectiveness as required, that the Company shall be required to pay to the Investors an amount in cash equal to 1.5% of the purchase price for the January 2011 Note Shares and Warrant Shares included in the applicable registration statement. Such amount shall be due on the date of such failure and every 30 days thereafter for which the failure is not cured and if the payments are not made on time, they shall bear interest at the rate of 1.5% per month. The registration statement was filed on February 9, 2011. On March 10, 2011, the Company received notice from the SEC that it did not meet the eligibility requirements for the S-3 filing to register the shares on such form and therefore must seek to register the shares on Form S-1. As of April 1, 2011, the registration statement was not effective and the Company paid in cash $126,563 of additional interest for the registration penalty. The Company accrued an additional registration penalty of $253,125 for May and June 2011.

The embedded conversion feature of the January 2011 Notes and Warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the January 2011 Notes and the exercise price of the Warrants. In addition, the Company issued five-year warrants to purchase 839,552 shares of the Company’s common stock exercisable at $0.67 per share to placement agents in association with the January 2011 Notes. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $4,994,441 and $11,144,007 respectively, as computed using the Binomial Lattice option pricing model.

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The Company established a debt discount of $8,437,500, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. Due to the default event in May 2011, the notes became due and payable at that time and the amortization of the debt discount was accelerated. For the nine months ended September 30, 2011, the Company recorded amortization of the debt discount of $8,437,500. The balance of the debt discount was $0 at September 30, 2011.

The Company also incurred debt issuance costs of $680,000, which were deducted from the net proceeds. In addition, the fair value of the placement agent warrants was recorded as a debt issuance cost in the amount of $386,194. These costs were being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. Due to the default event in May 2011, the notes became due and payable at that time and the amortization of the debt issuance costs was accelerated. During the nine months ended September 30, 2011, $1,066,195 was amortized as interest expense. The balance of the debt discount was $0 at September 30, 2011.

On March 1, 2011 and April 1, 2011, the Company made the first two installments due of $843,750 each. On May 3, 2011, the Company failed to make the third installment on the January 2011 Notes and an event of default occurred. As a result, all of the five investors submitted an Event of Default Redemption Notice to the Company as of May 6, 2011. The Company also incurred $326,425 in late charges at a rate of 24% per annum on the unpaid installments. At the time of the default the Company increased the balance owed to the note holders by 125% for default penalties, bringing the balance of the notes including registration penalties, default penalties, and late fees to $9,053,213. However, the note holders claimed that there had been a dilutive issuance of stock and the conversion rate in effect at the time of default was $0.1589. Using this conversion rate to calculate the default penalty resulted in an additional penalty of $13,248,548. The balance of the note, including late charges, interest, and penalties was $22,301,761 as of June 30, 2011.

Effective July 1, 2011, the Company entered into an Exchange Agreement with each of the January 2011 note holders in order to settle our obligations for these notes. Pursuant to the terms of the Exchange Agreement, each January 2011 Note holder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “July 2011 Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement), to purchase additional shares of our common stock (94,468,113 shares of common stock in the aggregate under all the warrants (the “Warrants”)). Under the Exchange Agreement, each of the January 2011 Note holders and their affiliated and related persons and entities also received a mutual full release from the Company.

Each of the July 2011 Notes and shares of Preferred Stock are initially convertible into shares of our common stock at a ceiling conversion price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the July 2011 Notes and the shares of Preferred Stock will be lowered to the per share price for the dilutive issuances. The Warrants are initially exercisable for shares of our common stock at an exercise price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances. The conversion prices of the July 2011 Notes and the shares of Preferred Stock and the exercise price of the Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of a July 2011 Note and shares of Preferred Stock and the exercisability of the Warrant may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 9.9% (in the case of a July 2011 Note and the shares of Preferred Stock held by such holder) or 4.9% (in the case of the Warrant held by such holder) of our common stock.

Each of the July 2011 Notes automatically converts into shares of our common stock in four equal installments commencing August 1, 2011 ($1,237,500 in the aggregate under all the Notes). The automatic conversion price under each of the Notes will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “July 2011 Note Automatic Conversion Price”). We must make a pre-automatic conversion delivery of shares (the “July 2011 Note Pre-Automatic Conversion Shares”) to each holder of a Note 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of July 2011 Note Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a July 2011 Note holder additional shares in excess of the July 2011 Note Pre-Automatic Conversion Shares delivered to such holder, we will issue such July 2011 Note holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such July 2011 Note holder.

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The Preferred Stock and Exchange Notes are different in form, but in substance, they are almost identical, except for minor differences having to do with interest rate in case of default.  Both instruments are mandatorily convertible in Companies shares of common stock based on the same formula and on the same dates.  Both the Preferred Stock and the Exchange Notes should be recorded at their face value of $6,701,000 and $4,950,000, respectively. Both the Company and the five note holders agreed that the Company is indebted to them for a total sum of $11,651,000.  The preferred stock should only be considered “stock” in name but is in essence debt.  The stated value of $10/share is a mutually agreed upon value that represents the amount RPC owes to the preferred shareholders. The Preferred Stock is due to be fully converted in four months and is, in essence, very similar to short term debt.

The Preferred Stock is convertible into a variable number of shares of the Company's common stock. Therefore, in accordance with ASC 480-10-25-14, the Preferred Stock is classified as a liability.

Commencing August 1, 2011, 167,525 shares of Preferred Stock automatically convert into shares of our common stock in four equal installments. The automatic conversion price with respect to each such share of Preferred Stock automatically converted will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Preferred Automatic Conversion Price”). We must make a pre-automatic conversion delivery of shares (the “Preferred Pre-Automatic Conversion Shares”) to each holder of each such shares of Preferred Stock 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Preferred Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a holder of such shares of Preferred Stock additional shares in excess of the Preferred Pre-Automatic Conversion Shares delivered to such holder, we will issue such holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such holder.

Under the Exchange Agreement, we were also obligated to (i) file an amended preliminary proxy statement with the SEC by July 5, 2011, to seek shareholder approval of an increased amount of authorized shares to 750,000,000 shares of common stock, (ii) fix a date for the shareholders meeting no later than 20 days after receipt of final SEC comments relating to such proxy statement and (iii) obtain shareholder approval for the above proposal by no later than August 31, 2011. If we failed to comply with any of the foregoing, it would have constituted an event of default under the July 2011 Notes and a triggering event with respect to the Preferred Stock. The proxy was duly filed and the date of the shareholders meeting was held on August 19, 2011.

If an event of default occurs under the July 2011 Notes or the terms of the Certificate of Designation, we must redeem in cash any July 2011 Notes and shares of Preferred Stock submitted to us for redemption at 125% of the greater of (i) the amount submitted for redemption unconverted principal amount and (ii) the greatest equity value of the shares of common stock underlying the July 2011 Note or shares of Preferred Stock submitted for redemption from the date immediately preceding the default until the date so submitted for redemption.

The July 2011 Notes contain embedded conversion feature that was recorded as derivative liability in accordance with relevant accounting guidance due to the down-round protection of the conversion price. The fair value on the grant date of the embedded conversion feature amounted to $3,430,693, as computed using the Binomial Lattice option pricing model.

The Company determined that the Preferred Stock should be recorded as a liability in the amount of the stated value of $6,701,000. The Preferred Stock also contains an embedded conversion feature that was recorded as derivative liability. The fair value on the grant date of the embedded conversion feature amounts was $4,644,257, as computed using the Binomial Lattice option pricing model.

The Warrants was recorded as derivative liability due to the down-round protection of the exercise price. The fair value of the Warrants on the grant date was $13,225,536, computed using the Binomial Lattice option pricing model. The Company recorded a debt discount of $11,651,000, which represents the fair value of the embedded conversion feature inherent in the July 2011 Notes, Preferred Stock and warrants, limited to the face amount of the July 2011 Notes and Preferred Stock. During the nine months ended September 30, 2011, the Company recorded amortization of debt discount of $3,448,988 and $4,669,023, which includes the accelerated debt discount of $973,988 and $1,318,523 for conversions for the July 2011 Notes and Preferred Stock, respectively. The remaining unamortized debt discount was $1,501,012 and $2,031,977 for the July 2011 Notes and Preferred Stock, respectively. The debt discount is amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method.

The Exchange transaction was accounted for as an extinguishment of debt and the Company recorded a gain on extinguishment of $1,001,275 in the accompanying consolidated statement of operations for the nine months ended September 30, 2011.

On July 1, 2011, in accordance with the terms of the July 2011 Notes and Preferred Stock, the Company issued in aggregate 28,829,599 shares of common stock constituting the first July 2011 Notes pre-installment and pre-automatic conversion of Preferred Stock related to 2011 Exchange transaction.

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On August 1, 2011, the first automatic conversions required under the terms of the July 2011 Notes and Preferred Stock became due. To comply with the first automatic conversions, the Company was required to issue approximately 53.8 million shares of its common stock. The Company did not have sufficient authorized and unissued shares of common stock to complete the automatic conversions and the Company obtained an extension of the first installment date from the July 2011 Note holders and Preferred Stock shareholders.

The amended terms of the July 2011 Notes and Preferred Stock as follows:

•	Modified the automatic conversion price (as defined in the July 2011 Notes and Preferred Stock) to be determined with respect to the First Installment Date by redefining the Automatic Conversion Measuring Period to start on the issuance date of the July 2011 Notes and Preferred Stock and ending on the trading day immediately preceding the First Installment Date.

•	Modified the installment dates for the automatic conversions required under the terms of the July 2011 Notes and Preferred Stock as: August 22, 2011(First Installment), October 4, 2011 (Second Installment), November 4, 2011(Third Installment), and December 8, 2011 (Maturity Date).

•	Modified the pre-installment dates related to the automatic conversions required under the terms of the July 2011 Notes and Preferred Stock as: the Issuance Date, September 6, 2011, October 7, 2011, and November 9, 2011.

•	Waived any triggering events that would occur on the original Automatic and Pre-Automatic Conversion Dates as defined in the Preferred Stock Certificate of Designation.

On August 22, 2011, the Company calculated the true up shares issuable for the 1st Installment and Automatic conversion resulting in the issuance in installments, a total of 83,059,466 shares of common stock.

On September 6, 2011, the Company calculated that 322,563,682 shares of common stock which were issued for the 2nd pre-installment and pre-automatic conversions. Due to the 9.9% beneficial ownership cap limitation, the Company issued common shares at various dates during the period.

The true up shares issuable for the 2nd installment and automatic conversion was 1,398,814,459 shares of common stock and was due on October 4, 2011. The shares issuable exceeded the shares of available authorized common stock, as such, the Company was unable to satisfy its contractual obligation and as a result, in accordance with the agreement, entered in default.

As of each of the pre-installment and installment dates, the Company calculates the amount of the partial prepayment using an allocation percentage based on the number of common shares issued at the pre-installment versus the total number of common shares ultimately issued on the installment date.

Using same methodology, the Company determined that for derivative liability valuation purpose, the dates of the pre-installments and installments, along with the end of reporting period will constitute valuation events which is consistent with the contractual terms of the agreement.

Please see below the summary of share issuances and the related amounts of liabilities extinguished during the quarter ended September 30, 2011.

		No. of shares issuable for Conversion of			Liability amount extinguished
	Date	Notes	Preferred Stock	Total	Principal on Notes	Interest on Notes	Preferred Stock	Dividends on Preferred	Total
1stPre-Installment	7/1/11	12,248,433	16,581,169	28,829,602	$318,858	$-	$431,649	$-	$750,507
1st Installment	8/22/11	35,288,332	47,771,132	83,059,464	918,643	7,013	1,243,601	9,493	2,178,750
Subtotal		47,536,765	64,352,301	111,889,066	1,237,501	7,013	1,675,250	9,493	2,929,257
2ndPre-Installment	9/6/11	137,043,192	185,520,490	322,563,682	231,891	-	313,920	-	545,811
Total as of September 30, 2011		184,579,957	249,872,791	434,452,748	$1,469,392	$7,013	$1,989,170	$9,493	$3,475,068

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Settlement Agreement Promissory Notes

On May 10, 2011, we entered into a Settlement Agreement with Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the “Plaintiffs”) (see Note 10), which was amended on May 23, 2011. Pursuant to the Settlement Agreement we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, we were not obligated to issue the shares until we receive court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933(“Court Approval”), pursuant to which the shares will be free trading, and NYSE Amex or shareholder approval, if required. Under the terms of the Settlement Agreement, upon Court Approval, we were required to issue Plaintiffs as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex has previously approved for issuance to the Plaintiffs. In addition, to account for the time it would take to receive Court Approval, as well as NYSE Amex or shareholder approval of the ultimate number of shares issuable to obtain the Settlement Amount, and therefore their shares, the Plaintiffs agreed to accept a promissory note (the “Promissory Notes”) for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the notes. We received Court Approval on May 24, 2011. The notes were delivered upon Court Approval; they bear 8% interest and mature four months after issuance. The note were required to be paid on or before September 24, 2011 to avoid a judgment for the remaining principal, if any, at such time.

As amended, Plaintiffs maintain the right to convert the note into shares of our common stock at a pre-determined formula as set forth in the notes, which is subject to adjustment although no shares shall be issued until we have NYSE Amex or shareholder approval of same, if required. Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the settlement agreement shall be issued. Upon the occurrence of an Event of Default, the note will become immediately due and payable. Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date. The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes. Pursuant to the Settlement Agreement, we agreed to pay Plaintiffs’ attorney fees of $75,000. Once the initial shares and promissory note are issued, the parties shall file a Stipulation of Discontinuance of the lawsuit with the relevant court.

On or about June 23, 2011, we advised Plaintiffs that due to the fact that each of the convertible notes held by Whalehaven and Alpha Capital are, by their stated terms, immediately convertible at the option of the holders into more than ten percent (10%) of the issued and outstanding shares of common stock of the Company, each of the Plaintiffs is an affiliate of the Company as defined in Rule 144(a) promulgated under the Securities Act. As such, any additional Settlement Shares issued to the Plaintiffs under the Settlement Agreement would have to comply with the applicable provisions of the Securities Act and specifically Rule 144 promulgated thereunder with regard to resales. Accordingly we advised plaintiffs that the additional 20.5 million shares issued to Plaintiffs pursuant to Section 3(a)(10) may only be resold in compliance with Rule 144. These shares are not “restricted securities” within the meaning of Rule 144(a); they are not subject to the holding period limitations of Rule 144(d). However, they are subject to the other relevant provisions of Rule 144, including (i) the limitation of the amount of securities that may be sold by an affiliate pursuant to Rule 144(e)(1) and the manner of sale pursuant to Rule 144(f).

Based on the available amount of shares the NYSE Amex previously approved for the Plaintiffs, upon Court Approval on May 24, 2011, we issued the Plaintiffs an aggregate of 500,000 shares of our common stock valued at $140,400 and issued promissory notes for an aggregate amount of $10,771,655. As a result of this agreement, we recorded legal settlement expense of $10,987,055.

In addition, the promissory note contains an embedded conversion feature. As such, the conversion feature was valued on the grant date using the Binominal lattice option pricing model and $2,684,286 was recorded as an addition to the derivative liability.

On June 23, 2011, we were delisted from the NYSE Amex and no longer required NYSE Amex approval to issue the shares due to the promissory note holders. On June 29, 2011, we issued to the promissory note holders an aggregate of 20,500,000 shares of our common stock valued at $2,949,950. The balance of the promissory note and accrued interest was $7,821,705 and $86,707 as of June 30, 2011, respectively.

As reported in our Current Report Form 8-K filed on July 25, 2011, on July 19, 2011 the Plaintiffs wrote a letter to the U.S. District Court - Southern District of New York alleging we failed to perform our obligations under the Original Settlement Agreement. The Company disputed this allegation.

On August 25, 2011, we entered into new settlement agreement with Plaintiffs which amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011. A complete copy of the Final Settlement Agreement and related documents are included in our 8-K filed on August 29, 2011. The Final Settlement Agreement was separately consented to by Iroquois Master Fund Ltd., Cranshire Capital, LP, Bristol Investment Fund Ltd., Kingsbrook Opportunities Master Fund LP and Freestone Advantage Partners LP (collectively, the “2011 Note holders”).

Under the terms of the Final Settlement Agreement, we issued 8% convertible promissory notes (“Notes”) in the principal amount of $4,559,842.41 to the Plaintiffs. The balance of the promissory notes after all the stock issuances was in the amount of $7,821,705 in aggregate for Alpha and Whalehaven. The Final Settlement Agreement required issuance of new notes in the aggregate of $8,056,258. The difference of $234,554 was treated as a penalty and recorded to the interest expense for the nine months ended September 30, 2011.

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We are obligated to retire the Notes in monthly installments, commencing January 31, 2012, by payment in cash or (at our sole option) by delivery shares of our common stock in an amount equal to 6.25% of the initial principal amount of each Note, plus accrued interest. In the event we elect to make installment payments in common stock, we will be obligated to make monthly delivery of shares of common stock that are not subject to any restrictions on resale under Rule 144 under the Securities Act (“Non-Restricted Shares”) valued at 80% of the three lowest volume weighted average closing prices of our common stock over the 20 trading days immediately prior to each installment payment date. It is our present intention to amortize the Notes with our common stock, although we may elect to pay one or more such installments in cash.

The Notes permit the Plaintiffs to convert the Notes into our common stock, although the Final Settlement Agreement and the Notes contain “blocker” provisions designed to prevent the Plaintiffs from becoming “beneficial owners” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act “) of more than 9.99% of our common stock.

In addition, we agreed to issue Plaintiffs additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on recent reductions in the closing prices of our publicly trades shares, the number of shares we previously issued to the Plaintiffs in connection with prior conversions of the notes we issued under the Original Settlement Agreement. The True Up Shares are issuable on one occasion only for each individual Plaintiff, at the Plaintiff request, any time between November 2, 2011 and January 3, 2012.

We agreed to reserve an aggregate of 175 million shares of authorized and previously unissued common stock for potential issuance to the Plaintiffs for issuance upon their conversion of the Notes. We further agreed to keep a sufficient number of shares of Common Stock for purposes of enabling issuing all of the Settlement Shares pursuant to the Final Settlement Agreement and the Notes.

On October 11, 2011, the Company’s Board of Directors consented to reserve all Common Stock shares available for issuance as of that date of approximately 103 million shares. The Company is currently negotiating terms to cure this default.

Pursuant to the Final Settlement Agreement we were released from all liability and claims from Plaintiffs arising under the Original Settlement Agreement.

During the nine months ended September 30, 2011, note holders converted $2,949,950 of principal and $0 of interest, representing 27% of the outstanding balance of the promissory notes. The Company issued 20,500,000 shares of its common stock upon conversion of the notes. The balance as of September 30, 2011 was $8,056,258 in principal and $61,801 of accrued interest.

On October 27 and October 31, 2011, Alpha and Whalehaven, respectively, exercised their right for True Up. (See Note 14 Subsequent Events).

Indemnities and Guarantees

The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. Pursuant to various Sale and Purchase Agreements, the Company has indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, the Company has agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the original JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

On February 2, 2011, JPI closed a $900,000 financing (the “Bridge Financing”). In connection with the closing of the Bridge Financing, JPI issued 10% Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”). On March 17, 2011, JPI conducted an additional closing of the Bridge Financing in the amount of $100,000 increasing the aggregate principal amount of the JPI Debentures to $1,000,000, which will be used to underwrite legal and accounting expenses associated with an anticipated merger transaction and reverse merger process (“proposed transaction”). As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that JPI does not complete a proposed transaction or other event which results in its stock becoming publicly traded on a U.S. equity market on or before September 30, 2011(the “Going Public Deadline”). The JPI Debentures could then be exchanged for common shares of our Company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total. The RPC Conversion Price is subject to full ratchet anti-dilution protection through the Going Public Deadline.

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The Company has applied the disclosure provisions of ASC 460, “Guarantees” in connection with the JPI Debentures agreement. These disclosure provisions expand those required by ASC 440, “Commitments,” and ASC 450, “Contingencies,” by requiring a guarantor to disclose certain types of guarantees, even if the likelihood of requiring the guarantor’s performance is remote. As of September 30, 2011, JPI was unable to complete any proposed transaction. Under the terms of the JPI transaction, if JPI does not complete any of the required events by the going public deadline and the Company is required to issue shares of its common stock, pursuant thereto the maximum dollar value of the shares is to be issued is $1,000,000 and accrued interest. If by the Going Public Deadline, the Company is required to fulfill its obligation under the guarantee, the Company would satisfy the guarantee through the issuance of shares of its common stock. The Conversion Price is being subject to full ratchet anti-dilution provisions, and was computed to be $0.01 as of September 30, 2011. The Company estimated the number of shares issuable as of September 30, 2011 an aggregate of 106,547,222 shares of common stock, for conversion of the $1 million guarantee and associated interest of $65,466.

As of September 30, 2011, the guarantee became a liability, and the Company recorded $1 million as accrued expenses with $840,237 charged as loss on guarantee, as a result of $159,763 being held by JPI in an escrow account as of September 30, 2011.

On October 19, 2011, the amount of $159,763 held in the escrow account for the JPI Guarantee was released to the Company. These funds represent the remaining cash balance from the $1 million cash investment in JPI used to underwrite legal and accounting expenses associated with the proposed merger transaction and reverse merger of JPI.

The shares issuable exceeded the Companies shares of common stock available which is limited to the 750 million authorized. The Company was unable to satisfy its contractual obligation and as a result, in accordance with the agreement entered into default as of that day. The Company is currently negotiating the terms for a settlement. (See Note 14 Subsequent Events)

Embedded Conversion Features and Warrants

The 2010 Notes, the January 2011 Notes, the July 2011 Exchanged Notes, and the Promissory Notes carry embedded conversion features and warrants which are accounted for as derivative instruments under the relevant accounting guidance. The Company uses the Binomial Lattice model to estimate the fair value of the derivative instruments at their grant dates, conversion or exercise dates, principal payment dates, penalty and triggering dates, and quarter ends.

The warrants related to the 2010 Notes, the January 2011 Notes, and the July 2011 Exchanged Notes carry a “cashless exercise” feature. This cashless exercise feature has value to the holder. To evaluate the value of the “cashless exercise” feature, the Company used the following assumptions. As stated in the warrant agreement, upon an effective registration statement the cashless exercise feature will no longer be available to the holder. As of September 30, 2011, the Company has not filed a registration statement which has resulted in the continuance of the cashless exercise feature. The Company also evaluated the likelihood of the warrant holders exercising their warrants under the cashless exercise feature versus a cash exercise from the original grant date of each warrant until the estimated date the registration statement is declared effective. For the 2010 Notes, based on the cashless exercise notices received by the Company through the date of this filing and based on our best estimate of the warrant holders’ intent going forward, the Company believes a conservative estimate is that there is a 90% likelihood that the investors would exercise under the cashless exercise provision and 10% likelihood that they would effect a standard exercise via cash. For January 2011 Notes and the July 2011 Exchanged Notes, considering $0 intrinsic value of the warrants as of September 30, 2011, and the fact that there was no exercise notices received, the Company considered a 0% likelihood that the investors would exercise under the cashless exercise provision.

The Company values the warrants (assuming standard cash exercises,) under the Binomial Lattice option pricing model (“Binomial Model — Normal”). In addition, the Company values the same warrants under a separate Binomial Lattice option pricing model (“Binomial Model — Cashless”), assuming that the holder would exercise under the cashless exercise feature prior to the date of the registration statement being declared effective. Under the Binomial Model — Cashless, the Company uses a much shorter expected term (commensurate with the assumed date that the Company expect the registration statement to be declared effective), resulting in different volatility amounts and discount rates. One other factor that is considered for the value estimated under the Binomial Model — Cashless is that if the holder of the warrant decided to exercise under the cashless exercise feature, the number of warrant shares available to the holder is then computed under the formula prescribed by the warrant agreement. On some dates, it results in potentially more shares being issued to the holder than what are stated on the holder’s warrant agreement and on some dates it results in potentially less shares being issued to the holder than what are stated on the warrant agreement.

The total values computed under each Binomial Model are then assigned a likelihood or probability that the investor may exercise under either scenario. The Company used 90%/10% for 2010 Notes and 0%/10% for January 2011 Notes and July 2011 Exchanged Notes for the cashless exercise /cash exercise proportion, respectively, to arrive at the estimated fair value assigned to warrant as of their grant date valuation events, and as of September 30, 2011.

See Note 7 for more information on accounting for derivative liabilities related to embedded conversion features and warrants with down round protection and assumptions used for valuation of these derivative liabilities.

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 Other Debt

Consulting Agreement

On September 10, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC (“Cantone Asset”) whereby Cantone Asset provided guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes. In consideration of Cantone Asset’s service, the Company agreed to pay monthly consulting fees of $12,000 per month for a period of twelve (12) months and issue to the Consultant a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share (the “Cantone Warrant”). This warrant was valued at $88,000 using the Black-Scholes model with a discount rate of 2.38% and a volatility of 97.27%.

In March 2010, in an effort to further reduce its cash expenditures, the Company also amended the consulting agreement with Cantone Asset. Under the amended consulting agreement, Cantone Asset agreed to accept shares of the Company’s common stock in lieu of the Cash Consulting Fee and as consideration therefore, the Company agreed to reduce the warrant exercise price of the Cantone Warrants to $0.28 per share (the “Amendment”). Pursuant to the Amendment, and subject to stockholder approval, the Company would issue Cantone Asset an aggregate of 514,286 shares of the Company’s common stock (the “Amendment Shares”), which did not include the shares of common stock underlying the Cantone Warrants. Pursuant to the Amendment, the Company was required to obtain shareholder approval by September 15, 2010. As previously stated the Company was unable to hold a meeting by such date due to the SEC’s review of the periodic reports that were required to be mailed with the corresponding proxy statement. Accordingly, the Company sought and obtained Cantone Asset’s agreement to instead hold the shareholder meeting by November 15, 2010; in exchange for which, we agreed to increase the cash fee owed to Cantone Asset by 25% and instead of paying the amount owed in cash we agreed to issue them 642,857 Amendment Shares (the “Extension”), which would be full and complete payment of all fees owed to Cantone Asset under the Agreement and the Amendment. Pursuant to the Extension, Cantone Asset also agreed to waive any defaults related to the Company’s failure to hold the shareholder meeting by September 15, 2010. The shareholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 meeting and the NYSE Amex approved the shares on January 3, 2011. The 642,857 amendment shares were issued on January 12, 2011, which represents full and complete payment of all fees owed to Cantone Asset under the Agreement and the Amendment.

NOTE 9 — EMPLOYMENT CONTRACT TERMINATION LIABILITY

In October 2008, the Company’s former chief executive officer agreed to retire from his employment with the Company. The Company negotiated a settlement of its employment contract with the former chief executive officer under which he received $150,000 upon the effective date of the agreement, including $25,000 for reimbursement of his legal expenses. In addition the Company agreed to pay $540,000 in monthly installments of $18,000, commencing January 31, 2009, to continue certain insurance coverage, and to extend the term of options previously granted which would have expired shortly after termination of employment. Pursuant to FASB ASC 420-10, the Company recorded a liability of approximately $517,000 at December 31, 2009 for the present value of the monthly installments and insurance coverage’s due under the settlement agreement. Approximately $0 and $85,000 are included in accrued salaries and wages in the accompanying condensed consolidated balance sheets at September 30, 2011 and December 31, 2010, respectively. During the nine months ended September 30, 2011, the Company paid $150,831 under this arrangement to the Company’s former CEO.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Litigation

AcuVector Group

On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a statement of claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s CIT technology acquired from Dr. Chang in August 2001. The claim alleged damages of $CDN 20 million and sought injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against the Company for interference with the alleged relationship between Dr. Chang and AcuVector. The Company filed a motion to dismiss all claims and the motion was granted in favor of the Company dismissing the action on September 30, 2011.

The Company also defended a companion case filed in the same court the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003; the case was also dismissed in its entirety on September 30, 2011. At this time, the Company is filing the formal judgement roll with the court.

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Hudson Bay Fund

On June 11, 2010, Hudson Bay Fund, L.P. (“Hudson Bay”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to the Company’s April 8, 2010 Convertible Promissory Notes. The claim alleges that a Trigger Event occurred, because the registration statement contemplated by the Registration Rights Agreement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance. The Company noted this Trigger Event and recorded in its financial statements the increase of principal. Moreover, the claim alleged that an additional Trigger Event occurred because the Company did not cure the first Trigger Event within five trading days. As a result to the Second Trigger Event, Hudson Bay alleges that the outstanding balance of the note should be immediately increased by an additional 125%. On January 21, 2011, Hudson agreed to exchange the notes for an aggregate of 1,140,357 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of the exchange, such notes are no longer outstanding, and the Company and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice. The dismissal order was filed on January 21, 2011.

Forbearance Agreement

On December 1, 2010, the two note holders with whom we entered into the October 14, 2010 forbearance agreement, in lieu of the extension letter agreement we entered into with our other 2010 Note Financing note holders, submitted a letter stating that we defaulted on the Forbearance Agreement since we did not have the shareholder meeting on November 15, 2010. These two holders claim that because we did not hold the meeting on November 15, 2010, the Forbearance Agreement then allows them to seek all recourse available under the terms of the original note and the Forbearance Agreement specifically asserts that only one Trigger Event occurred and that they are therefore entitled to an additional 25% increase in their note balance. As of December 31, 2010, we increased the balance of the notes by $868,522 for the 25% that is contractually due, but currently under negotiations. On May 26, 2011, these two note holders submitted default notices to us demanding payment of the note in full, including principal, interest, penalties and legal fees, accrued up to June 1, 2011 for an aggregate total of $1,306,619. The default notices demand payment by June 1, 2011 or threaten legal action. On June 6, 2011, we reached a settlement regarding their claimed default. As a result we recorded additional default penalties of $94,297 (see Note 8).

Alpha Capital and Whalehaven

On December 10, 2010, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd. (“Whalehaven Capital and with Alpha Capital, the “Plaintiffs”) filed a complaint against us regarding the number of warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting. The Plaintiffs alleged that the effective price of the notes we issued pursuant to the private financing we completed in March and April 2010, and of the shares we later issued to two such note holders in settlement of a lawsuit with same, is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO. Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting. The Plaintiffs sought relief from the court involving additional shares issuable pursuant to the exercise of the warrants they received in the RDO and cash damages.

As reported in the Company’s Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”). On May 24, 2011 we received court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended. Under the terms of the court approved settlement, the parties filed a Stipulation of Discontinuance of the lawsuit with the relevant court. As part of the Settlement Agreement, Alpha Capital and Whalehaven Capital retained all of the warrants the Plaintiffs received in the RDO and in the private financing we closed in March and April 2010. We are obligated to issue to Alpha Capital and Whalehaven Capital as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex had previously approved for issuance to the Plaintiffs. On May 25, 2011, we issued an aggregate of 500,000 shares of our common stock in accordance with the Settlement Agreement; 283,000 shares to Alpha Capital and 217,000 shares to Whalehaven. Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the Settlement Agreement shall be issued. On June 23, 2011, the Company was no longer listed on NYSE Amex; and therefore, on June 29, 2011, we issued an aggregate of 20,500,000 of our common shares; 11,603,000 shares to Alpha Capital and 8,897,000 shares to Whalehaven Capital. In addition, and in order to account for the time it may take to receive shareholder approval to authorize sufficient additional shares that are issuable to them, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes. The notes bear 8% interest and mature four months after issuance. We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes. Upon the occurrence of an event of default, the note will become immediately due and payable. Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date. The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.

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On June 23, 2011, we advised Plaintiffs that due to the fact that each of the convertible notes held by Whalehaven and Alpha Capital are, by their stated terms, immediately convertible at the option of the holders into more than ten percent (10%) of the issued and outstanding shares of common stock of the Company, each of the Plaintiffs is an affiliate of the Company as defined in Rule 144(a) of the Securities Act. As such, any additional Settlement Shares issued to the Plaintiffs under the Settlement Agreement would have to comply with the applicable provisions of the Securities Act and specifically Rule 144 promulgated thereunder with regard to any resale. Accordingly we advised plaintiff’s that the additional 20.5 million shares issued to them pursuant to Section 3(a)(10) may only be resold by Plaintiffs in compliance with Rule 144. These shares are not “restricted securities” within the meaning of Rule 144(a), they are not subject to the holding period limitations of Rule 144(d). However, they are subject to the other relevant provisions of Rule 144, including (i) the limitation of the amount of securities that may be sold by an affiliate pursuant to Rule 144(e)(1) and the manner of sale pursuant to Rule 144(f).

On July 19, 2011 Plaintiffs wrote a letter to the Court disputing our position that they are affiliates and seeking judgment in default of the Settlement Agreement. We strongly believe that a default has not occurred; we maintain that we are in compliance with the terms of the Settlement Agreement and we are vigorously defending our position.

On August 19, 2011, the Company entered into a Memorandum of Understanding with Alpha Capital and Whalehaven.

On August 25, 2011, a Final Settlement Agreement was reached to settle the July 19, 2011 Letter.

On August 26, 2011, the Final Settlement Agreement was recorded and approved in the Court.

Class Action

On March 11, 2011, a putative shareholder class action was filed against the Company and two of its officers alleging that they violated federal securities laws by misrepresenting the relationship between the Company and third parties involved in the Company’s clinical studies of the Onko-Sure® test kit. The trial court granted in part, and denied in part, the defendants’ motions to dismiss the complaint, and the case is now proceeding to discovery. The Company and defendant officers vehemently deny the allegations in the complaint and are vigorously defending the action. Due to the uncertain nature of litigation and the early stage of the lawsuit, we cannot calculate the potential damages – nor does the complaint seek any specific monetary amount of damages.

January 2011 Noteholders

As reported in the Company’s Form 8-K dated May 11, 2011, we were in default to each of Iroquois Master Fund Ltd., Cranshire Capital, L.P., Freestone Advantage Partners, L.P., Bristol Investment Fund, Ltd. and Kingsbrook Opportunities Master Fund LP, (collectively, the “2011 Note holders”), the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. As a result of such defaults, our total liabilities (including accrued interest, penalties and default redemption payments) to the 2011 Note holders aggregated $22,301,761. We entered into an exchange agreement on June 29, 2011, with each of the 2011 Note holders (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Note holders. This transaction was legally consummated and recorded for financial reporting purposes on July 1, 2011. (See Note 8).

Following a fairness hearing held on September 30, 2011, in the Supreme Court of the State of New York (the “Court”), the Court entered an order approving (i) the fairness of the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement, (ii) the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement and (iii) the issuance of the Notes, the shares of Preferred Stock and the Warrants pursuant to the exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “3(a)(10) Order”). (See Note 8).

In the ordinary course of business, there are other potential claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company’s operations or financial position or are covered by insurance.

NOTE 11 — SHARE-BASED COMPENSATION

The Company has six share-based compensation plans under which it may grant common stock or incentive and non-qualified stock options to officers, employees, directors and independent contractors. A detailed description of the Company’s share-based compensation plans and option grants outside the option plans is contained in the notes to the audited December 31, 2010 consolidated financial statements on Form 10-K.

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For the nine months ended September 30, 2011 and 2010, the Company recorded share-based compensation expense to employees and directors of $31,180 (see Note 12) and $173,758, respectively. Substantially all of such compensation expense is reflected within the selling, general and administrative expenses in the accompanying condensed consolidated statements of operations. Share-based compensation expense recognized in the periods presented is based on awards that have vested or are ultimately expected to vest. Historically, options have vested upon grant, thus it was not necessary for management to estimate forfeitures.

Summary of Activity

As of September 30, 2011, all outstanding stock options are fully vested. There were no options granted during the nine months ended September 30, 2011.

The following is a status of all stock options outstanding at September 30, 2011 and 2010 and the changes during the nine months then ended:

	September 30,
	2011
	Options	Weighted Average Exercise Price
Outstanding and exercisable, January 1, 2011	7,368,001	$0.75

Granted	-	-

Expired/forfeited	(406,001)	0.87

Exercised	-	-

Outstanding and exercisable, September 30, 2011	6,962,000	$0.75

 On December 3, 2010, the Company’s shareholders approved the 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan provides for the grant to employees, including executive officers, of restricted common stock, as well as cash or other share-based awards and other benefits. A maximum of 6,000,000 shares of common stock may be issued and awarded under the 2010 Plan; however, as of January 1 of each year, commencing with the year 2011 and ending with the year 2013, the aggregate number of shares available for granting awards under the 2010 Plan shall automatically increase by a number of shares equal to the lesser of (x) 5% of the total number of shares of the Company’s common then outstanding or (y) 1,000,000. As of January 1, 2011, the aggregate number of shares available for granting awards under the 2010 Plan was increased by 1 million. As of September 30, 2011, 1,360,000 shares are available for issuance under the 2010 Plan.

NOTE 12 — STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock Issued for Services

On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 400,000 shares of the Company’s common stock in exchange for services, vesting over a period of 24 months. As of December 31, 2010, 383,333 shares were vested. During the three months ended March 31, 2011, the remaining 16,667 were vested. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the nine months ended September 30, 2011 and 2010, the Company recorded general and administrative expense of $10,167 and $65,643, respectively, related to this agreement.

On February 5, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the year ended December 31, 2010, 470,667 shares were earned with the remaining 9,333 shares earned during the three months ended March 31, 2011. The Company recorded general and administrative expense of $7,466 and $291,797 during the nine months ended September 30, 2011 and 2010, respectively, related to this agreement.

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On March 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the year ended December 31, 2010, 646,000 shares were earned with the remaining 74,000 shares earned during the three months ended March 31, 2011. The Company recorded general and administrative expense of $47,600 and $378,200 during the nine months ended September 30, 2011 and 2010, respectively, related to this agreement.

On August 1, 2010, the Company entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through May 1, 2011. The Company granted Catawaba 200,000 shares of its common stock in exchange for services. The shares were approved by NYSE Amex on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the nine months ended September 30, 2011, $34,667 was amortized and expensed as consulting fees.

On August 1, 2010, the Company entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through Feb 1, 2011. The Company granted First International 200,000 shares of its common stock in exchange for services. The shares were approved by NYSE Amex on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the nine months ended September 30, 2011, $13,000 was amortized and expensed as consulting fees.

On August 1, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received on December 3, 2010. During the nine months ended September 30, 2011, 280,000 shares valued at $153,287 were earned and recorded to general and administrative expense related to the agreement.

On August 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received on December 9, 2010. During the nine months ended September 30, 2011, 420,000 shares were earned and valued at $188,620 and recorded to general and administrative expense related to the agreement.

On September 10, 2009, the Company entered into a consulting agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC (“Cantone Asset”) whereby Cantone Asset provided guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes (see Note 8). We agreed to increase the cash fee owed to Cantone Asset by 25% to a total owed of $180,000, and instead of paying the amount owed in cash we agreed to issue them 642,857 shares of the Company’s common stock as full payment of the amount owed, subject to NYSE Amex approval. NYSE Amex approved the shares on January 3, 2011 and the shares were issued in January 2011. The expense of $180,000 for the consulting agreement was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2011.

On January 1, 2011, the Company entered into an agreement for the issuance of 250,000 shares of common stock to Cantone Asset Management pursuant to a consulting agreement for consulting services to be provided from January 1, 2011 through December 31, 2011. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The shares due and vested under this agreement were valued on this date at $37,500. The Company recorded $28,125 to general and administrative expense in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2011. The shares have not been issued as of September 30, 2011 due to unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On April 27, 2011, the Company entered into an agreement for the issuance of 750,000 shares of common stock to Catawaba pursuant to a consulting agreement for consulting services to be provided from May 1, 2011 through December 31, 2011. On August 8, 2011, the agreement was amended solely for the purpose of reevaluating the services.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 535,712 shares earned and vested under this agreement were valued on this date and $224,999 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2011. As the shares have not been issued as of September 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

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On May 1, 2011, the Company entered into an agreement for the issuance of 750,000 shares of common stock to First International pursuant to a consulting agreement for consulting services to be provided from May 1, 2011 through December 31, 2011. On August 8, 2011, the agreement was amended solely for the purpose of reevaluating the services.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 525,712 shares earned and vested under this agreement were valued on this date and $224,999 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2011. As the shares have not been issued as of September 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On May 5, 2011, the Company issued 80,000 shares of its common stock as compensation to its two new board members. The stock was valued at $30,400 based on the market price of our common stock on the issuance date.

On June 1, 2011, the Company entered into an agreement for the issuance of 800,000 shares of common stock to Garden State pursuant to a consulting agreement for consulting services to be provided from June 1, 2011 through December 31, 2011. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 500,000 shares earned and vested under this agreement were valued on this date and $75,000 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2011. As the shares have not been issued as of September 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On June 1, 2011, the Company entered into a consulting agreement with JFS Investments for the issuance of 1,800,000 shares of common stock for consulting services to be provided from June 1, 2011 through May 31, 2012. On August 7, 2011, the agreement was amended solely for the purpose of reevaluating the services.   The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 900,000 shares earned and vested under this agreement were valued on this date and $144,000 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2011. As the shares have not been issued as of September 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

In August 2011, the Company entered into a six month consulting agreement with Brighton Capital for the issuance of 1,200,000 shares of common stock for consulting services. The shares were valued at $106,000 on the effective date of  July 15, 2011 and was recorded as prepaid consulting to be amortized ratably over the service period of six months. During the nine months ended September 30, 2011, $44,167 was amortized as consulting expense and is included in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2011. As the shares have not been issued as of September 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On August 25, 2011, the Company issued 40,000 shares of its common stock as compensation to its new board member. The stock was valued at $780 based on the market price of our common stock on the issuance date.

Shares Issued in Connection with Conversion of Debt and Legal Settlement

During the nine months ended September 30, 2011, note holders of the 2008 Convertible Debt converted $317,500 of principal and $53,555 of accrued interest into 476,692 shares of the Company’s common stock (see Note 8).

During the nine months ended September 30, 2011, note holders of the Series 1 Senior Notes converted $2,196,875 of principal and $552,328 of accrued interest into 5,931,529 shares of the Company’s common stock (see Note 8).

During the nine months ended September 30, 2011, note holders of the Series 2 Senior Notes converted $2,219,688 of principal, $505,326 of accrued interest, premiums and legal expenses into 7,852,649 shares of the Company’s common stock (see Note 8).

During the nine months ended September 30, 2011, note holders of the 2010 Notes converted an aggregate of $18,813,373 of principal, $1,202,281 of accrued interest, premiums and legal expenses into 113,380,981 shares of the Company’s common stock (see Note 8).

During the nine months ended September 30, 2011, the note holder of the Bridge Note  converted the full amount of $140,360 of principal and $25,474 of accrued interest into 592,261 shares of the Company’s common stock (see Note 8).

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During the nine months ended September 30, 2011, the note holders of the Promissory Notes converted $2,949,950 in principal into 20,500,000 shares of the Company’s common stock. In addition, as part of the legal settlement with these note holders, the Company issued to 500,000 shares of the Company’s common stock valued at $140,400 (see Note 8).

During the nine months ended September 30, 2011, the note holders of 2011 Exchange Convertible Notes converted notes and preferred stock in the aggregate of $3,458,562 principal and $16,506 of accrued interest into 434,452,748 shares of the Company’s common stock (see Note 8).

Warrants

The Company issues warrants pursuant to debt financings, consulting, and service agreements.

A summary of activity with respect to warrants outstanding follows:

	September 30,
	2011
	Warrants	Weighted Average Exercise Price
Outstanding and exercisable, January 1, 2011	27,138,685	$0.75

Granted	116,660,595	0.29

Expired/forfeited	(21,209,750)	0.72

Exercised	(18,783,888)	0.01

Outstanding and exercisable, September 30, 2011	103,805,642	$0.27

The following table summarizes information about warrants outstanding at September 30, 2011:

Exercise Price (2)	Number of Warrant Shares (1)	Weighted Average Remaining Contractual Life (Years)
$0.009-$0.66	100,477,342	4.75
$1.13-$1.64	1,839,624	3.50
$2.69	172,357	1.96
$4.74	1,316,319	0.25
	103,805,642

(1)	Includes certain warrants which can be exercised for no consideration under the cashless exercise provisions as defined in the warrant agreements (see Note 8)

(2)	On August 1, 2011, first determination date, the exercise price for 839,552 Placement Agent warrants issued in connection with January 2011 financing was reduced to $0.05 per share. The adjustment is effective August 15, 2011 and was made pursuant to the original contractual agreement and is calculated on the first day the securities may be resold without restriction or limitation pursuant to Rule 144. If the arithmetic average of the Weighted Average Prices for each of the ten (10) Trading Days immediately following the First Determination Date (the "First Adjustment Price") is less than the then existing Exercise Price, then on the tenth (10th) Trading Day following the First Determination Date, the Exercise Price then in effect shall be reduced (but in no event increased) to the First Adjustment Price. The warrants are accounted for as derivatives and the modification of the exercise price was captured though the binomial valuation process and recorded as a change in fair value of derivative liabilities.

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On September 6, 2011, the exercise price for the 611,119 warrants outstanding  in connection with Second and Fourth of 2010 Closings was adjusted to $0.009.  The adjustment was made pursuant to the down round provisions of the original contractual agreement and was triggered by September 6, 2011 second Pre-installment for the 2011 Exchange Notes. (See Note 8). The warrants are accounted for as derivatives and the modification of the exercise price was captured though the binomial valuation process, with the effect recorded in change in fair value for the period.

On May 27, 2010, the Company granted a four-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.23 per share to be earned over a 2 year period. The warrants were valued using the Black-Scholes option pricing model under expected term of 4 years, volatility of 130.01%, risk free interest rate of 2.18% and a zero dividend rate. As a result of the valuation, the Company recorded $400,000 as prepaid consulting expense. During the nine months ended September 30, 2011, $150,002 was amortized and as of September 30, 2011 the remaining prepaid expense balance was $133,329.

In January 2011, three warrant holders exercised their warrants to purchase 400,000 shares of the Company’s common stock for $112,000. In relation to the warrant exercise, the Company paid $10,080 in commissions for net proceeds of $101,920.

During the nine months ended September 30, 2011, holders of warrants issued in connection with the 2010 Convertible Debt  closings exercised 18,383,888 of warrants using the cashless exercise provision. The Company issued 24,138,167 shares of its common stock in exchange for the warrants.

In January 2011, as part of the Debt Exchange agreement with the Series 1 and Series 2 Senior Notes (see Note 8), an aggregate of 3,931,200 warrants previously issued to the note holders, the placement agent warrants, and the Bridge Loan warrants were re-priced from the original exercise price ranging from $0.98 to $1.13 to an exercise price of $0.28. The Company revalued the warrants based on the Black-Scholes option pricing model for the difference in value of the warrants immediately before the modification and the fair value immediately after the modification. Accordingly, the Company recorded to interest expense an aggregate of $485,246 during the nine months ended September 30, 2011.

In January 2011, in relation to the January 2011 Notes, an aggregate of 21,933,302 warrants were issued to the note holders and placement agents (see Note 8) with an exercise price ranging from $0.67 to $0.8175. The warrants were valued using the Binomial Lattice model (see Note 2). In July 2011, these warrants were cancelled and exchange with new warrants as part of the July 2011 transaction. The warrants were valued using the Binomial Lattice model and an aggregate of $2,109,375 was reclassified from derivative liabilities to equity during the nine months ended September 30, 2011(see Note 2).

During the nine months ended September 30, 2011, principal and interest of the 2008 Convertible Debt was converted to equity (see Note 8). As a result of the 50% warrant coverage feature of the notes, the Company issued 259,180 warrants with an exercise price of $1.55 per share.

 NOTE 13 — SEGMENT REPORTING

The Company has one reportable segment, Corporate, which is comprised of the In-vitro diagnostics business.

The following table presents net revenues by geographic region for the Corporate reportable segment for the nine months ended September 30, 2011 and 2010:

	2011		2010
	Amount	Percentage	Amount	Percentage
Net revenues in the U.S.	$75,206	29.2%	$49,735	42.6%

Net revenues outside of the U.S.	182,403	70.8%	67,105	57.4%

	$257,609	100.0%	$116,840	100.0%

NOTE 14 — SUBSEQUENT EVENTS

2011 Stock Option Plan

On October 3, 2011, the Company’s Board of Directors approved the 2011 Equity Incentive Plan (the “2011 Plan”). The 2011 Plan provides for the grant to employees, including executive officers, consultants and directors of restricted common stock, as well as cash or other stock-based awards and other benefits. The purpose of the 2011 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in the Company.

99

Under the 2011 Plan, an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded, up to a maximum of not more than 500 million shares of common stock.

The 2011 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. Awards of restricted stock under the 2011 Plan may qualify for the “performance-based compensation” exception under the Internal Revenue Code of 1986 (the “IRC”) Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

The 2011 Plan is subject to the Company’s shareholders approval, which was approved on November 4, 2011.

Alpha and Whalehaven

Under the terms of the August Final Settlement Agreement, we agreed to issue Alpha and Whalehaven additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on recent reductions in the closing prices of our publicly traded shares, the number of shares we previously issued to them  in connection with prior conversions of the notes we issued under the Original Settlement Agreement.  The True Up Shares are issuable on one occasion only for each individual note holder, at the note holder`s request, any time between November 2, 2011 and January 3, 2012.

On October 27, 2011 Alpha exercised its right for True Up Shares, 711,974,689 True Up Shares as determined to be issuable. Due to restrictions for Maximum percentage of 9.99% Beneficial Ownership, Alpha requested issuance in installments at their preference, as such, on November 3, 2011, 54 million shares were issued.

On October 31, 2011 Whalehaven exercised its right for True Up Shares, 545,931,123 True Up Shares as determined to be issuable. Due to restrictions for Maximum percentage of 9.99% Beneficial Ownership, Whalehaven requested issuance in installments at their preference, as such, on November 3, 2011, 44.5 million shares were issued.

January 2011 Notes exchanged into July 2011 Notes and Preferred Stock

On October 7, 2011, the 3rd Pre-Installment of note and preferred stock conversion was due. The Company estimated 1.9 million shares are issuable. On November 4, 2011, the Company received shareholder approval to increase its authorized number of shares. On November 4, 2011, the Company has available the shares to cover the issuance under the 3rd Pre-Installment, and intends to issue the shares up to the 9.99% Beneficial Ownership, at each of the investor`s request.

November 4, 2011 Stockholder meeting

On November 4, 2011, the Company held a Special Meeting of Stockholders at its California office for the following purposes:

1.	To amend our Certificate of Incorporation in order to increase our authorized shares of common stock from 750,000,000 to 5,000,000,000 shares;

2.	To amend our Certificate of Incorporation to authorize the board of directors to implement a reverse stock split at a 1:25 ratio at any time on or before June 30, 2012 (the “First Reverse Split”);

3.	To amend our Certificate of Incorporation to authorize the board of directors to implement a second reverse stock split at a 1:2 ratio at any time on or before June 30, 2012 (the “Second Reverse Split”);

4.	To amend our Certificate of Incorporation to authorize the board of directors to implement a third reverse stock split at a 1:2 ratio at any time on or before June 30, 2012 (the “Third Reverse Split”);

5.	To authorize the board of directors pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any one or more the First Reverse Split, Second Reverse Split and the Third Reverse Split;

6.	To authorize the 2011 stock option plan whereby an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded to employees, consultants and directors of the Company, up to a maximum of not more than 500 million shares of common stock; and

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7.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of RPC common stock at the close of business on September 7, 2011, were entitled to vote at the meeting. All six proposals were approved by the shareholders on November 4, 2011.

On November 4, 2011, the Company amended its Certificate of Incorporation to increase the authorized shares of its common stock to 5,000,000,000 shares.

We have evaluated subsequent events through the filing date of this Form 10-Q, and have determined that no further subsequent events have occurred that would require recognition in the condensed consolidated financial statements or disclosures in the notes thereto.

101

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Radient Pharmaceuticals Corporation

We have audited the accompanying consolidated balance sheets of Radient Pharmaceuticals Corporation and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Radient Pharmaceuticals Corporation and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 16 to the consolidated financial statements, on May 3, 2011, the Company failed to make the third installment on the January 2011 Notes and an event of default occurred.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses, had negative cash flows from operations in 2010 and 2009, and has a working capital deficit of approximately $53 million at December 31, 2010. These items raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California
May 24, 2011

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RADIENT PHARMACUETICALS CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current assets:
Cash	$53,381	$12,145
Accounts receivable, net of allowance of $0	2,603	-
Inventories	82,904	79,255
Prepaid expenses and other current assets	134,915	57,778
Prepaid consulting	330,998	358,667
Debt issuance costs	170,827	692,969
Total current assets	775,628	1,200,814
Property and equipment, net	75,962	83,547
Intangible assets, net	-	1,158,333
Receivable from JPI, net of allowance of $5,350,000 and $2,675,000, at December 31, 2010 and 2009, respectively	-	2,675,000
Investment in JPI	-	20,500,000
Debt issuance cost, net of current portion	-	595,941
Other assets	5,370	105,451
Total assets	$856,960	$26,319,086

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,065,768	$1,542,974
Accrued salaries and wages	294,604	738,331
Accrued interest expense	2,209,733	432,337
Derivative liabilities	29,065,864	354,758
Deferred revenue	24,750	103,128
Convertible note, net of discount of $2,415,647 and $2,000,649, at December 31, 2010 and 2009, respectively,	16,509,288	240,482
Current portion of notes payable, net of discount of $0 and $1,718,036, at December 31, 2010 and 2009, respectively,	4,581,923	1,316,667
Total current liabilities	53,751,930	4,728,677
Other long-term liabilities	-	295,830
Notes payable, net of current portion of $0 and $1,316,661, at December 31, 2010 and 2009, respectively,	-	601,819
Total liabilities	53,751,930	5,626,326

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 25,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 200,000,000 and 100,000,000 shares authorized at December 31, 2010 and 2009, respectively, 38,402,173 and 22,682,116 shares issued at December 31, 2010 and 2009, respectively; 37,502,173 and 22,265,441 shares outstanding at December 31, 2010 and 2009, respectively	37,503	22,265
Additional paid-in capital	85,217,933	73,109,048
Accumulated deficit	(138,150,406)	(52,438,553)
Total stockholders’ equity (deficit)	(52,894,970)	20,692,760
Total liabilities and stockholders’ equity (deficit)	$856,960	$26,319,086

See accompanying notes to consolidated financial statements.

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RADIENT PHARMACUETICALS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2010	2009
Net revenues	$231,662	$8,627,669
Cost of sales	46,325	5,360,213
Gross profit	185,337	3,267,456

Operating expenses:
Research and development	673,918	563,690
Selling, general and administrative	9,882,737	10,936,789
Impairment of receivable from JPI	2,675,000	-
Impairment of intangible asset	1,058,333	-
Total operating expenses	14,289,988	11,500,479

Loss from operations	(14,104,651)	(8,233,023)

Other income (expense):
Interest expense	(38,485,599)	(2,596,606)
Other expense, net	(13,613)	(328,071)
Change in fair value of derivative liabilities	(9,366,515)	648,313
Impairment on investment in JPI	(20,500,000)	-
Loss on extinguishment of debt	(3,241,475)	-
Loss on deconsolidation of JPI	-	(1,953,516)
Total other expense, net	(71,607,202)	(4,229,880)
Loss before provision for income taxes	(85,711,853)	(12,462,903)
Provision for income taxes	-	(1,000)
Loss before discontinued operations	(85,711,853)	(12,461,903)
Loss from discontinued operations, net of provision for income taxes of $20,115	-	(4,157,152)
Net loss	$(85,711,853)	$(16,619,055)

Basic and diluted loss per common share
Loss before discontinued operations	$(2.88)	$(0.75)
Loss from discontinued operations	$-	$(0.25)
Net loss	$(2.88)	$(1.00)

Weighted average common shares outstanding — basic and diluted	29,727,422	16,680,946

See accompanying notes to consolidated financial statements.

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RADIENT PHARMACUETICALS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) AND COMPREHENSIVE LOSS

For The Years Ended December 31, 2010 and 2009

						Accumulated		Total
					Additional	Other		Stockholders’
	Common Stock		Preferred Stock		Paid-in	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	(Deficit)
Balance, January 1, 2009	15,826,074	$15,826	-	$-	$68,192,411	$2,443,452	$(35,706,837)	$34,944,852
Common stock issued for consulting services	1,437,126	1,438	-	-	650,390	-	-	651,828
Share-based employee and director compensation	-	-	-	-	666,623	-	-	666,623
Estimated fair value of warrants issued to brokers for debt issuances	-	-	-	-	1,975,920	-	-	1,975,920
Estimated fair value of warrants and options issued to third parties for services	-	-	-	-	35,625	-	-	35,625
Common stock granted as compensation to members of the Company's Board of Directors	120,000	120	-	-	71,880	-	-	72,000
Stock option modification	-	-	-	-	129,360	-	-	129,360
Voluntary conversion of debt	1,342,956	1,342	-	-	1,090,447	-	-	1,091,789
Common stock sold for cash	3,289,285	3,289	-	-	809,031	-	-	812,320
Derivative liability in connection with stock offering	-	-	-	-	(509,839)	-	-	(509,839)
Common stock issued to note holder due to default	250,000	250	-	-	72,500	-	-	72,750
Adoption of change in accounting principal related to derivatives	-	-	-	-	(209,166)	-	(110,661)	(319,827)
Reclassification of derivative liability upon expiration of share adjustment terms	-	-	-	-	133,866	-	-	133,866
Reclassification of adjustment of accumulated translation gains in connection with deconsolidation and sale of YYB	-	-	-	-	-	(2,443,452)	-	(2,443,452)
Net loss	-	-	-	-	-	-	(16,621,055)	(16,621,055)
Balance, December 31, 2009	22,265,441	$22,265	-	$-	$73,109,048	$-	$(52,438,553)	$20,692,760

Common stock issued for consulting services	4,892,846	4,894	-	-	2,790,029	-	-	2,794,923
Share-based employee and director compensation	-	-	-	-	2,018,458	-	-	2,018,458
Settlement of accounts payable	160,714	161	-	-	44,839	-	-	45,000
Estimated fair value of warrants and options issued to third parties for services	-	-	-	-	400,000	-	-	400,000
Voluntary conversion of debt and accrued interest	7,729,316	7,729	-	-	4,365,579	-	-	4,373,308
Exercise of warrants	2,453,856	2,454	-	-	871,079	-	-	873,533
Reclassification of derivative liability due to conversion of debt and exercise of warrants	-	-	-	-	1,343,752	-	-	1,343,752
Beneficial conversion feature	-	-	-	-	275,149	-	-	275,149
Net loss	-	-	-	-	-	-	(85,711,853)	(85,711,853)
Balance, December 31, 2010	37,502,173	$37,503	-	$-	$85,217,933	$-	$(138,150,406)	$(52,894,970)

See accompanying notes to consolidated financial statements.

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RADIENT PHARMACUETICALS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(85,711,853)	$(16,621,055)
Less: loss from discontinued operations	-	(4,159,152)
	(85,711,853)	(12,461,903)
Adjustments to reconcile net loss before discontinued operations to net cash used in operating activities:
Depreciation and amortization	135,575	1,095,771
Amortization of debt discount and debt issuance costs	13,479,950	1,770,377
Impairment of receivable from JPI	2,675,000	-
Impairment of intangible asset	1,058,333	-
Impairment on investment in JPI	20,500,000	-
Interest expense related to fair value of derivative instruments granted	14,587,820	35,558
Interest expense related to incremental value of shares and warrants issued to former note holders	81,780	-
Interest expense related to additional principal added for penalties and triggering events	8,207,030	192,131
Loss on extinguishment of debt	3,241,475	-
Share-based compensation related to options granted to employees, directors and consultants for services	2,018,458	795,983
Share-based compensation related to common stock and warrants expensed for services	3,222,589	593,279
Gain on the settlement of accounts payable	-	(47,251)
Loss on deconsolidation of JPI	-	1,953,516
Provision for bad debts	-	1,890,762
Change in fair value of derivative liabilities	9,366,515	(648,313)
Changes in operating assets and liabilities:
Accounts receivable	(2,603)	4,489,789
Inventories	(3,649)	122,670
Prepaid expenses and other assets	22,944	(3,890,720)
Accounts payable, accrued expenses, accrued salaries and wages and other long-term liabilities	86,707	1,228,486
Income taxes payable	-	(320,398)
Deferred revenue	(78,378)	15,393
Net cash used in operating activities of continuing operations	(7,112,307)	(3,184,870)
Net cash provided by operating activities of discontinued operations	-	81,342
Net cash used in operating activities	(7,112,307)	(3,103,528)

Cash flows from investing activities:
Purchases of property and equipment	(27,990)	(1,744,065)
Cash balance divested from deconsolidation of subsidiary	-	(53,658)
Net cash used in investing activities of continuing operations	(27,990)	(1,797,723)
Net cash used in investing activities of discontinued operations	-	(852,955)
Net cash used in investing activities	(27,990)	(2,650,678)

Cash flows from financing activities:
Proceeds from issuance of bridge note, net of issuance costs	-	43,000
Proceeds from issuance of convertible debt, net of cash offering costs	6,308,000	520,556
Proceeds from issuance of senior notes, net of cash offering costs	-	2,088,592
Proceeds from issuance of common stock, net of cash offering costs	-	812,320
Proceeds from the exercise of warrants	873,533	-
Net cash provided by financing activities of continuing operations	7,181,533	3,464,468
Net cash provided by financing activities	7,181,533	3,464,468
Effect of exchange rates on cash	-	14,600
Net change in cash	41,236	(2,275,138)
Cash, beginning of year	12,145	2,287,283
Cash, end of year	$53,381	$12,145

See Note 1 to consolidated financial statements for supplemental cash flow information and non-cash investing and financing activities.

See accompanying notes to consolidated financial statements.

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NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Since inception, Radient Pharmaceuticals Corporation (the “Company”, or “Radient”, “we”, “our”, or “us”), a Delaware Corporation has been engaged in the commercial development of and obtaining various governmental regulatory approvals for our proprietary diagnostic tumor-marker test kit, Onko-Sure®, which detects the presence of multiple types of cancer.

On September 25, 2009, the Company changed its name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” The Company believes “Radient Pharmaceuticals” as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

Until September 2009, the Company was focused on the production and distribution of pharmaceutical products through Jade Pharmaceuticals Inc. (“JPI”) our subsidiary located in the People’s Republic of China. The Company recently refocused its business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including Onko-Sure®, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test.

Due to several factors including deterioration in its relationship with local management of JPI, the Company relinquished control over JPI and converted its interest in JPI to that of an investment accounted for under the cost method, effective September 29, 2009.  Accordingly, since September 29, 2009, the accounts and operations of JPI have been deconsolidated from these consolidated financial statements.

During the third and fourth quarter of 2009, we repositioned certain business assets that we believe will enable us to monetize such assets through new partnerships, separate potential reverse mergers or possible sales. These special assets include: (i) our 97.4% ownership in China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (“JPI”); and (ii) our 100% ownership of a proprietary cancer vaccine therapy technology: Combined Immunogene Therapy (“CIT”).

We continue to have 100% ownership of the Elleuxe brand of advanced skin care products with proprietary formulations; however, we currently intend to license or sell off our Elleuxe brand of cosmetic products because our focus is on the development and marketing of our Onko-Sure® test kit product and our CIT technology.

The Company is now actively engaged in the research, development, manufacturing, sale and marketing of Onko-Sure®, a proprietary IVD Cancer Test in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam and other markets throughout the world. The Company manufactures and distributes Onko-Sure® at the Company’s licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. The Company is a United States Food and Drug Administration (“USFDA”), Good Manufacturing Processes (“GMP”), approved manufacturing facility. The Company maintains a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

Deconsolidation and Accounting of JPI in 2009

During the third quarter of 2009, it became apparent to the Company’s management that the working relationship with management of its operations in China was becoming increasingly strained. Accordingly, the Company deemed it appropriate to seek alternative means of monetizing its investment.  There were several issues that caused the Company to conclude accordingly, including, but not limited to:

•	Lack of timely responses by the management in China to requests by Company management for financial information;

•	Lack of responsiveness by management in China to requests for transfer of Company funds to bank accounts under corporate control;

•	Lack of timely communication with Corporate management concerning significant decisions made by management in China concerning the disposal of the YYB subsidiary; and

•	Lack of timely communication with corporate officers concerning operations in China.

Effective September 29, 2009 (the “Effective Date”), based on unanimous consent of the Company’s board of directors and an executed binding agreement (the “Agreement”) between the Company and Henry Jia, Frank Zheng and Yuan Da Xia (collectively, the “JPI Shareholders”), the Company deconsolidated all accounts and operations of JPI.

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As part of the agreement, the Company agreed to exchange its shares of JPI for 28,000,000 non-voting shares of preferred stock, which represents 100% of the outstanding preferred shares, exchange $730,946 in salaries, accrued by the Company as of September 29, 2009, into 730,946 shares of JPI’s common stock, relinquished all rights to past and future profits, surrendered our management positions and agreed to a non-authoritative minority role on its board of directors.

Effective September 29, 2009, the Company deconsolidated JPI which was the date the Company ceased to have a controlling financial interest.

Based on the Company’s evaluation of relevant accounting guidance, it was determined that the Company did not maintain significant influence over the investee and, accordingly, recorded such investment in accordance with the cost method.  Although, the Company maintains significant economic ownership in JPI, based on its evaluation of its lack of ability to influence, lack of a role in policy and decision making, lack of significant planned intercompany activity, among other things, the Company concluded that it would not be appropriate to account for such investment in consolidation or under the equity method of accounting.

As of September 29, 2009, the Company recorded the investment in JPI at its fair value as of the date of deconsolidation and recorded a loss in the consolidated statement of operations based on the difference between the sum of the fair value of the consideration received and the fair value of the retained non-controlling interest, and the carrying amount of JPI’s assets and liabilities at such date (as detailed below).

Consideration received	$3,405,946	(1)
Fair value of non-controlling interest, as of September 29, 2009	$20,500,000	(2)
	23,905,946
Net assets of JPI, as of September 29, 2009	(25,859,462	)(3)
Loss on deconsolidation	$(1,953,516)

(1)	Consideration consisted of the following:

a.	As part of the Agreement, the Company agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. These amounts were previously classified as intercompany balances and eliminated in consolidation. Due to the Company’s original evaluation of the collectability of these amounts, the Company recorded a reserve of $2,675,000 against the amount due from JPI as of September 29, 2009. During the year ended December 31, 2010, the collectability of the receivable from JPI became more uncertain and as a result, the Company increased its reserve on the receivable to $5,350,000 with a charge to impairment on receivable from JPI.

b.	Salaries and related interest of $730,946 which were accrued by the Company and exchanged for 730,946 shares of JPI common stock.

(2)	Upon deconsolidation, the Company conducted a valuation of its investment. In determining the valuation of the Company’s interest in JPI at September 29, 2009, the most significant assumptions, included the following:

•	Sales growth — based on management’s expectations and historical analysis, which included 2010 sales of approximately $25M and growth at a rate of 12.5% for 2011 and 2012 and 10% for 2013 and 2014. The estimated sales volumes were based on JPI’s currently manufactured products and also its human placenta extract (“HPE”) products with an early 2011 launch date. The timeline for the launch of our HPE products was determined by our internal personnel and consultants hired specifically to assist with the development of such products

•	Cost of sales/Gross Margin — Based on historical analysis and management expectations

•	Selling, General and Administrative Expenses — Based on historical analysis and management expectations

•	Comparable Public Companies — Based on the same or similar line of business and various other quantitative and qualitative characteristics, as discussed herein.

•	Risk adjusted weighted average cost of capital (“WACC”) — A WACC of 17.7% was utilized.

•	Long term growth rate: we assumed a long term growth rate of 6%

•	Terminal value: Determined to be $57M which was based on a forecasted EBITDA in 2014 multiplied by a market based valuation multiple.

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•	Product revenue: The analysis included JPI’s currently manufactured products and also human placenta extract products with an early 2011 launch date.

•	Cost of Debt — An examination of the industry’s cost of debt as reflected by an examination of similar sized companies indicated that an appropriate rate on long-term debt was best provided for by examining the Moody’s Ba1 (speculative grade) rate as of the Valuation Date, which was found to be an after tax cost of debt of 5.82%.

•	Cost of Equity — The cost of equity was determined to be 22.58% and included the following variables:

•	Risk free rate: 4.02%

•	Equity risk premium: 6.47%

•	Small stock risk premium: 5.82%

•	Beta: 1.66x (which was based on an analysis utilized an industry beta derived from a selection of comparable companies as well as by sector)

•	Subject Company Risk Premium: 2%

•	Discounts — The Company evaluated discounts related to the following:

•	Lack of control

•	Lack of marketability

(3)	As of September 29, 2009, the net assets of JPI consisted of the following:

Cash	$53,658
Other current assets	18,920,177
Property and equipment	9,381,118
Other long term assets	3,464,715
Total assets	$31,819,668

Current portion of notes payable	$(2,673,154)
Other current liabilities	(1,122,936)
Other comprehensive income	(2,164,116)
Total liabilities	$(5,960,206)

Net Assets	$25,859,462

For the September 29, 2009 valuation, since JPI historically had relatively stable, positive cash flows and there was good comparable company data, equal weight to both the income and market approaches to determine the fair value of JPI’s equity were used. The income approach included a multi-period discounted cash flow (“DCF”) model that utilized a five year forecast (2010 through 2014) based on JPI’s expected organizational structure beyond September 30, 2009 and derived net cash flows from that forecast, and then applied a risk-adjusted discount rate based on the weighted average cost of capital to arrive at an indication of fair value. The market approach included an examination of comparable public companies from which market-based valuation multiples were derived and then applied to the JPI’s 2009 latest twelve month’s (ended September 30, 2009) revenue, gross profit, and earnings before interest, taxes, depreciation and amortization to arrive at an indication of fair value. First, we identified publicly traded companies that operated in the same or similar line of business as JPI. Specifically, those comparable publicly traded companies within SIC Code 2834 (Pharmaceutical Preparations). In addition to those companies with the appropriate primary SIC Code; the Company compared the description of business, growth rates, liquidity, and profitability. Based on the history of operating cash flow, we elected to apply an average EBITDA multiple of the comparable companies, as we considered this measure to be the most reliable indicator of what an arms-length buyer would be willing to pay for the business. The EBITDA multiple was then applied to the normalized latest twelve month EBITDA of JPI to generate an indication of value.

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The total valuation discount applied to the minority interest consists of the combined effects of lack of control and lack of marketability. It was determined that the aggregate discount for lack of control and lack of marketability for the Company’s interest in JPI was 40.0%. The discount for lack of control reflects the difference in benefits of control ascribed to a closely held controlling interest versus a closely held minority interest. The discount for lack of marketability reflects the lack of liquidity or ready marketplace in which to sell the interest.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 has been presented as if the deconsolidation had occurred on January 1, 2009:

	Year Ended
	December 31, 2009	Pro Forma Adjustments	Pro Forma Results
	[1 ]	[2 ]	[3 ]
Net revenues	$8,627,669	$(8,469,652)	$158,017
Cost of sales	5,360,213	(5,322,542)	37,671
Gross Profit	3,267,456	(3,147,110)	120,346

Operating expenses:
Research and development	563,690	(11,299)	552,391
Selling, general and administrative	10,936,789	(4,371,596)	6,565,193
Total operating expenses	11,500,479	(4,382,895)	7,117,584
Income (loss) from operations	(8,233,023)	1,235,785	(6,997,238)

Other income (expense):
Interest and other income (expense), net	(328,071)	-	(328,071)
Change in fair value of derivative liabilities	648,313	-	648,313
Loss on deconsolidation of JPI [4]	(1,953,516)	-	(1,953,516)
Interest expense	(2,596,606)	173,335	(2,423,271)
Total other income (expense), net	(4,229,880)	173,335	(4,056,545)
Income (loss) from continuing operations before provision (benefit) for income taxes	(12,462,903)	1,409,120	(11,053,783)
Provision (benefit) for income taxes	19,115	(20,115)	(1,000)
Income (loss) from continuing operations	$(12,482,018)	$1,429,235	$(11,052,783)

[1]	Represents the Company’s actual (as reported) consolidated results of operations for the year ended December 31, 2009.

[2]	“Pro Forma Adjustments” represents JPI’s results of operations for the period January 1, 2009 through September 29, 2009. This information is presented to show the effect of the elimination of JPI’s operations from the Company’s business. In accordance with the deconsolidation agreement, the Company agreed to exchange its shares of JPI for non-voting shares of preferred stock in the deconsolidated entity. Accordingly, there are no adjustments related to revised debt structures and there were no significant expenses incurred on JPI’s behalf.

[3]	Pro forma results are equal to the historical condensed results of operations of the surviving Company for the year ended December 31, 2009. The pro forma results do not necessarily represent the actual results that would have been achieved had the companies been deconsolidated at the beginning of the year, nor may they be indicative of future operations.

[4]	As noted above, this table assumes an effective date of January 1, 2009. Accordingly, while the activity for the year ended December 31, 2009 would be eliminated the recording of the deconsolidation would result in a loss on January 1, 2009 and result in a loss being recorded for the year ended December 31, 2009.

Impairment of Investment in and Receivable from JPI

Investment in JPI

Based on a valuation performed by a third-party valuation firm using Radients management’s assessment of the current and projected operations of JPI as of December 31, 2010, and on other factors, we determined that our investment in JPI was impaired due to:

•	Reduced projected sales growth;

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•	Negative debt-free net cash flows from operations in 2009 and 2010, and reduced positive amounts projected for 2011 to 2015;

•	Negative earnings before interest, taxes, depreciation, and amortization (“EBITA”) in 2009 and 2010, and reduced positive amounts projected for 2011 to 2015; and

•	Lack of products in manufacturing pipeline.

The third-party valuation estimated the value of the Company’s investment to be approximately $2,079,000 before further consideration on the likelihood of being able to realize any amounts from the investment.  In consideration of the significant problems that management has had in obtaining the cooperation of JPI on a variety of matters, the Company deemed that there was substantial uncertainty as to whether any amounts from their investment in JPI would be realized.  Some of the significant problems that the Company has had concerning the cooperation with JPI management included the following:

•	Continued inability to receive financial information from JPI in a timely manner;

•	Continued difficulty in preparing GAAP based financial statements;

•	A merger partner has been identified; however, JPI was unable to complete the transaction prior to the expiration of the letter of intent. A bridge loan was secured for $900,000 to fund valuation, legal and accounting related to the merger; however, JPI management has not authorized these actions.

Accordingly, the Company decided to impair its investment to zero, and thereby recognized an impairment charge of $20,500,000 on the investment in the accompanying consolidated statement of operations.  The Company will, however, pursue an action plan to recover a portion or all of its investment.  For financial reporting purposes, the impairment is permanent, and the investment balance in JPI will not be increased in the future if the circumstances change.  However, if ultimately the Company realizes all or a portion of its investment in JPI, the Company will recognize a gain when realized.

The valuation assumptions the Company used in determining the fair value of its investment in JPI for the years ended December 31, 2010 and 2009, included, but were not limited to the following:

For the years ended
December 31,
2010	2009
Sales growth	14.00%[1]	11.50%[2]
Risk adjusted weighted average cost of capital ("WACC")	26.00%	17.70%
Long-term growth rate	3.00%	6.00%
Cost of debt	4.00%	5.82%
Cost of equity	28.26%	22.58%
Risk free rate	4.13%	4.02%
Equity risk premium	5.96%	6.47%
Small stock risk premium	6.36%	5.82%
Beta	1.24	x	1.66	x
Subject company risk	5.00%	2.00%
Discounts: combined discount for lack of marketability and lack of control	25.00%	40.00%

Fair Value of non-controlling interest	$2,079,000	$20,500,000

[1]	average of: 10% for 2011, 14.8% for 2012, 15.0% for 2013, 15.1% for 2014, and 15.3% for 2015

[2]	average of: 12.5% for 2010, 12.5% for 2011, 12.5% for 2012, 10% for 2013, and 10% for 2014

Historically, the ownership interest is not adjusted to fair value on a recurring basis. Each reporting period we assess the fair value of our ownership interest in JPI in accordance with FASB ASC 325-20-35 paragraphs 1A and 2. Each year we conduct an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32. The impairment losses on investment in JPI are permanent and are not subsequently valued.

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Receivable from JPI

As part of the deconsolidation of JPI as of September 29, 2009, the Company agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. These amounts were previously classified as intercompany balances and eliminated in consolidation. The note bore interest at 6% annually.

Due to the Company’s evaluation of the collectability of these amounts, the Company recorded a reserve of $2,675,000 against the amount due from JPI as of September 29, 2009.  During the year ended December 31, 2010, the collectability of the receivable from JPI became more uncertain and as a result, the Company increased its reserve on the receivable to $5,350,000 with a charge to impairment on receivable from JPI.

Discontinued Operations and Dispositions

On January 22, 2009, the Company’s board of directors authorized management to sell the operations of YYB. The Company has classified the assets, liabilities, operations and cash flows of YYB as discontinued operations for all periods presented prior to the sale. The Company sold YYB in June 2009.

Proceeds from the sale of YYB consist of a note receivable in the amount of 16 million RMB (approximately U.S. $2,337,541), which is to be paid directly to a bank. JPI owed this bank approximately 18,250,000 RMB (approximately U.S. $2,668,000) at date of the sale.  In connection with the sale, JPI transferred rights to certain land and land use rights upon sale. JPI remains liable under the debt obligation with the bank, as such obligation did not pass to the buyer. Accordingly, JPI recorded a note receivable of $2,337,541on its books, which was due through 2010. The loss on the sale of YYB is summarized as follows (in U.S. dollars):

Sales price	$2,337,541
Carry value of net assets	6,723,605
Loss on sale	$(4,386,064)

Summarized operating results of discontinued operations through June 26, 2009 (the date of the sale) are as follows:

Year ended December 31,
2009
Revenue	$594,839
Income before income taxes	$277,743

Included in income (loss) from discontinued operations, net are income tax expenses of $30,717 for the year ended December 31, 2009. YYB’s tax rate was 15% in 2009 in accordance with the “Western Region Development Concession Policy” of the PRC government. The following table summarizes the carrying amount at June 26, 2009 (the date of the sale) of the major classes of assets and liabilities of the Company’s business classified as discontinued operations:

As of June 26, 2009
(Date of Sale)
Current assets:
Cash	$1,044,550
Accounts receivable, net	1,094,399
Inventories	584,886
Other current assets	3,975
$2,727,810

Long-lived assets:
Property and equipment	2,097,076
Other	3,040,406
$5,137,482

Current liabilities:
Accounts payable and accrued liabilities	569,188
Debt	572,500
$1,141,688

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Going Concern

The consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred losses from continuing operations of $85,711,853 and $12,461,903  for the years ended December 31, 2010 and 2009, respectively, and had an accumulated deficit of $138,150,406 at December 31, 2010. In addition, the Company used cash from operating activities of continuing operations of $7,112,307 for the year ended December 31, 2010.

As of May 20, 2011, the Company had cash on hand in the U.S. of approximately $2.21 million. The Company requires approximately $550,000 per month for operating expenses to fund the costs associated with our financing activities; SEC and NYSE reporting; legal and accounting expenses of being a public company; other general and administrative expenses; research and development, regulatory compliance, and distribution activities related to our Onko-Sure® test kit; the operation of a USFDA approved pharmaceutical manufacturing facility; and compensation of executive management and our employees.

The monthly cash requirement of $550,000 for operating expenses does not include any extraordinary items or expenditures, including cash payments on the January 2011 financing which began in March 2011, payments for research on clinical trials for our Onko-Sure® test kit, and research conducted through CLIA Laboratories, as no significant expenditures are anticipated other than recurring legal fees incurred in furtherance to of patent protection for the CIT technology.  The 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligations.

From the period of January 1, 2011 to February 28, 2011, the Company has raised gross proceeds of approximately $6,820,000 from the January 2011 Convertible Promissory Note financing (see Note 16).  On May 3, 2011, the Company failed to make the third installment and an event of default occurred. Therefore, starting May 2, 2011, the January 2011 Notes will accrue late charges at an interest rate of 24% per annum. Currently, all of the five investors have submitted an Event of Default Redemption Notice to the Company.

Management’s plans include seeking financing, conversion of certain existing notes payable and accrued interest to common stock, alliances or other partnership agreements with entities interested in the Company’s technologies, or other business transactions that would generate sufficient resources to assure continuation of the Company’s operations and research and product development programs.

There are significant risks and uncertainties which could negatively affect the Company’s operations. These are principally related to (i) the absence of substantive distribution network for the Company’s Onko-Sure® test kits, (ii)  the absence of any commitments or firm orders from the Company’s distributors, (iii) existing and possible additional defaults in existing indebtedness, and (iv) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. The Company’s limited sales to date for the Onko-Sure® test kit and the lack of any purchase requirements in the existing distribution agreements make it impossible to identify any trends in the Company’s business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their claims, the Company may be liable for substantial damages, the Company’s rights to the CIT technology will be adversely affected, and the Company’s future prospects for licensing the CIT technology will be significantly impaired.

The Company’s only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments.  We are actively negotiating a waiver of the default on the January 2011 Notes and seeking additional debt or equity financing, but no assurances can be given that such debt default waiver or additional debt or equity financing will be obtained or what the terms thereof will be. The Company may need to discontinue a portion or all of its operations if the Company is unsuccessful in generating positive cash flow or financing for the Company’s operations through the issuance of securities.

Principles of Consolidation

As of September 29, 2009, the Company deconsolidated JPI; except for the period of January 1, 2009 through September 29, 2009 the operations of JPI have been consolidated in the accompanying audited consolidated statements of operations and statement of cash flows.  Intercompany transactions for the period ended September 29, 2009 have been eliminated in consolidation. In addition, the Company consolidated the operations of YYB through June 26, 2009 (the date of sale), which have been included as discontinued operations.

In November 2010, we formed a new wholly-owned subsidiary, NuVax Therapeutics, Inc. (“NuVax”) to expand clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies.  As of December 31, 2010, there was no activity in this subsidiary.

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Reclassifications

Reclassifications have been made to prior year consolidated financial statements in order to conform the presentation to the statements as of and for the period ended December 31, 2010.

 Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, realizability of accounts receivable and inventories, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, valuation of investment in JPI, receivable from JPI and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

In China, through the date of the deconsolidation on September 29, 2009, the Company generated revenues of approximately $8,469,000 primarily from wholesale sales of over-the-counter and prescription pharmaceuticals and cosmetic products.

The Company’s revenues outside of China total approximately $232,000 and $158,000 for the years ended December 31, 2010 and 2009, respectively. See Note 14 for segment reporting.

Revenues from the sales of the Company’s products are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured, as noted in the appropriate accounting guidance.

During the third and fourth quarters of 2009, the Company entered into several distribution agreements for various geographic locations with a third party. Under the terms of the agreements, the Company sells product to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide the Company quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by the Company. Until the price is fixed and determinable, the Company defers the recognition of revenues under these arrangements. As of December 31, 2010 and 2009, the Company had $24,750 and $103,128, respectively, of deferred revenue related to these arrangements recorded in the accompanying consolidated balance sheets.

Any provision for sales promotion discounts and estimated returns are estimated and accounted for in the period the related sales are recorded. Buyers generally have limited rights of return, and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates.

In accordance with FASB ASC 605-45-50-3, Taxes Collected from Customers and Remitted to Governmental Authorities, (“ASC 605-45-50-3”), JPI’s revenues up to September 29, 2009 (the date of deconsolidation) were reported net of value added taxes (“VAT”) collected.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with FASB ASC 605-45-50-2, Shipping and Handling Fees and Costs (“ASC 605-45-50-2”). Shipping and handling fees and costs are included in cost of sales.

Other Comprehensive Income and Foreign Currency Translation

FASB ASC 220-10-05, Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners.

The accompanying consolidated financial statements are presented in United States dollars. Due to the deconsolidation of JPI from the Company’s financial statements as of September 29, 2009, the Company did not have any foreign currency translation adjustments at December 31, 2010 and 2009.

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The functional currency of JPI is the Yuan Renminbi (“RMB”).  For the period ended September 29, 2009, all revenues and expenses from JPI have been translated into United States dollars at average exchange rates prevailing during the periods in which these items arise.

Product Research and Development

Internal product research and development costs are expensed as incurred.  Non-refundable third party product research and development costs are expensed when the contracted work has been performed.  Product research and development costs were $673,918 and $563,690 for the years ended December 31, 2010 and 2009, respectively.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors.  In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record an allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected.  For all other customers, the Company records allowances for doubtful accounts based primarily on the length of time the receivables are past due based on the terms of the originating transaction, the current business environment, and its historical experience.  Uncollectible accounts are charged against the allowance for doubtful accounts when all cost effective commercial means of collection have been exhausted.

Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined on an average cost basis which approximates actual cost on a first-in, first-out basis and includes raw materials, labor and manufacturing overhead. At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. The Company considers historical demand and forecast in relation to the inventory on hand, market conditions and product life cycles when determining obsolescence and net realizable value. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Machinery and equipment, including lab equipment	5 to 15 years
Office equipment	3 to 10 years

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Intangible Assets

The Company owns intellectual property rights and an assignment of a US patent application for its CIT technology.  The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. The purchase price was being amortized over the expected useful life of the technology, which the Company determined to be 20 years, based upon an estimate of three years to perfect the patent plus 17 years of patent life.  The CIT Technology was fully impaired as of December 31, 2010 due to the lack of any potential future revenue and future cash flows, the high cost of future clinical studies, and limited time remaining on the patent.

Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable.  The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

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•	its ability to obtain patents, including continuation patents, on technology;

•	significant changes in its strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors;

•	potential for strategic partnerships for the development of its patented technology; and

•	ability to maintain Good Manufacturing Process (“GMP”) certifications.

If  the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management.

Based on its analysis, the Company impaired the carrying value of its long-lived assets as of December 31, 2010. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue or allow the Company to realize the value of its long-lived assets and prevent future impairment.

The carrying value of the Company’s investment in JPI represents its ownership interest in JPI, accounted for under the cost method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period the Company assesses the fair value of the Company’s ownership interest in JPI in accordance with FASB ASC 325-20-35. Each year the Company conducts an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.  As of December 31, 2010, the Company fully impaired the balance of its investment in JPI (see above).

Risks and Uncertainties

The Company’s proprietary test kit is deemed a medical device or biologic, and as such is governed by the Federal Food and Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies.

On July 3, 2008, the Company received a letter of determination from the USFDA that the Onko-Sure® test kit was “substantially equivalent” to the existing predicate device being marketed. The letter grants the Company the right to market the Onko-Sure® test kit as a device to monitor patients who have been previously diagnosed with colorectal cancer. The Company has received regulatory approval from various foreign governments to sell its products and is in the process of obtaining regulatory approval in other foreign markets. There can be no assurance that the Company will maintain the regulatory approvals required to market its Onko-Sure® test kit or that they will not be withdrawn.

Although the Company has obtained approval from the USFDA to market the then current formulation of the Onko-Sure® test kit, it has been determined that one of the key components of the Onko-Sure® test kit, the anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased.  We currently have two lots remaining which are estimated to produce approximately 21,000 kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand. Although we are investigating alternatives or outsourcing this component so that we are in a position to have an unlimited supply of Onko-Sure® in the future, we cannot assure that this anti-fibrinogen-HRP replacement will be completed.

The Company is subject to the risk of failure in maintaining its existing regulatory approvals, in obtaining other regulatory approval, as well as the delays until receipt of such approval, if obtained. Therefore, the Company is subject to substantial business risks and uncertainties inherent in such an entity, including the potential of business failure.

Share-Based Compensation

The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of FASB ASC 505-50-30, Equity-Based Payments to Non-Employees, (“ASC 505-50-30”) the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

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The Company has employee compensation plans under which various types of share-based instruments are granted. The Company accounts for its share-based payments to employees and directors in accordance with FASB ASC 718-10, “ Stock Compensation ” (“ASC 718-10”). ASC 718-10 requires all share-based payments to employees, including grants of employee stock options, to be measured based upon their grant date fair value, and be recognized in the statements of operations as compensation expense (based on their estimated fair values) generally over the vesting period of the awards.

Basic and Diluted Loss Per Share

Basic net loss per common share from continuing operations is computed based on the weighted-average number of shares outstanding for the period. Diluted net loss per share from continuing operations is computed by dividing net loss by the weighted-average shares outstanding assuming all dilutive potential common shares were issued. In periods of losses from continuing operations, basic and diluted loss per share before discontinued operations are the same as the effect of shares issuable upon the conversion of debt and issuable upon the exercise of stock options and warrants is anti-dilutive. Basic and diluted income per share from discontinued operations are also the same, as FASB ASC 260-10 requires the use of the denominator used in the calculation of loss per share from continuing operations in all other calculations of earnings per share (“EPS”) presented, despite the dilutive effect of potential common shares. The following table sets forth the computation of basic and diluted net loss per share, including the reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share:

	For the year ended December 31,
	2010	2009
Basic and diluted net loss per share:
Numerator:
Net loss before discontinued operations	$(85,711,853)	$(12,461,903)
Net loss from discontinued operations	$-	$(4,157,152)
Net loss	$(85,711,853)	$(16,619,055)

Denominator:
Weighted-average common shares outstanding, basic and diluted	29,727,422	16,680,946

Basic and diluted net loss per share:
Loss before discontinued operations	$(2.88)	$(0.75)
Loss discontinued operations	$-	$(0.25)
Net loss	$(2.88)	$(1.00)

The following table sets forth potentially dilutive common share equivalents, consisting of shares issuable upon the exercise or vesting of outstanding stock options and restricted stock awards, respectively, and the exercise of warrants, computed using the treasury stock method. These potential common shares have been excluded from the diluted net loss per share calculations above as their effect would be anti-dilutive for the years then ended:

	For the year ended December 31,
	2010	2009
Common share equivalents	77,405,917	447,193

The above common share equivalents would have been included in the calculation of diluted earnings per share had the Company reported net income for the years then ended.

Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, “Income Taxes” (“ASC 740-10 ”). Under ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

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When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  The Company recognizes interest and penalties as a component of income tax expense.

At December 31, 2010 and 2009, the Company has accrued zero for the payment of tax related interest and there was no tax interest or penalties recognized in the consolidated statements of operations.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts receivable, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments.  The Company believes the carrying amount of its notes payable, and convertible debt approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments.

Beneficial Conversion Feature

In certain instances, the Company enters into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”).  In these instances, the Company accounts for the value of the BCF as a debt discount, which is then amortized to interest expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Derivative Financial Instruments

The Company applies the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. The Company issued convertible debt in September 2008, and recorded a derivative asset related to the limitation on bonus interest rights held by convertible debt holders in the event of a change in control or bankruptcy. The fair value of the derivative asset was $125,000 at December 31, 2008. During 2009, certain convertible debt holders converted the principal and accrued interest which resulted in a decrease of the derivative asset to $80,913 at December 31, 2009 and is included in other assets in the accompanying consolidated balance sheet at December 31, 2009.  During 2010, approximately 90% of the debt was converted and the derivative asset was reduced to $0.

In connection with the convertible debt issued in September 2008, the Company was required to issue additional warrants as a result of the reset provision of the exercise price. The convertible debt warrant agreements provided for additional warrants to be issued within six months after the final close date of the convertible debt or March 15, 2009, if the Company issued or sold any shares of common stock (other than exercise of outstanding options or warrants) for consideration less than the exercise price of the warrants issued to the convertible debt holders. In 2008, the initial warrant value of $209,166 was originally recorded to additional paid in capital. Upon the adoption of ASC 815-10 at January 1, 2009, the Company removed from additional paid-in capital $209,166 and recorded the derivative liability at its then fair value of $98,308 with the offset of $110,858 to retained earnings. The derivative liability was increased to $133,866 at March 15, 2009 (its then fair value), resulting in a charge to other expense of $35,558 and then the derivative liability was reclassified back to additional paid-in capital as the six months term had expired.

During 2009, the Company issued convertible debt with warrants and recorded derivative liabilities related to the embedded conversion feature of the convertible debt and exercise price of the warrants, both of which contained down-round protection features. The fair value on the grant date was $510,417 as computed using the Binominal Lattice option pricing model. In accordance with the accounting guidance associated with derivative instruments, the Company re-measured their values as of the end of each quarter. During 2009, the Company recorded a decrease of $450,956 to the derivative liabilities related to the decrease in fair value during the year ended December 31, 2009. During 2010, the Company recorded an increase of $182,492 to the derivative liabilities related to the increase in fair value. This debt was converted entirely during 2010, and $259,975 of the derivatives was reclassified to equity. Also, convertible note holders exercised 500,000 of their warrants, and $83,872 of the derivatives was reclassified to equity.

On November 30, 2009, the Company granted 1,644,643 warrants in connection with a common stock financing transaction to two individuals. The exercise price of the warrants contains reset provisions which are accounted for as derivative instruments in accordance with relevant accounting guidance. At the date of grant, the warrants were valued at $509,840, which represented the fair value as computed using the Binomial Lattice option pricing model. The derivative was revalued at each reporting period, which resulted in a change in fair value of the derivative liability. In connection with the revaluation, during the year ended December 31, 2009, the Company recorded $197,357 as a gain in the change in fair value of derivative liabilities in the accompanying consolidated statement of operations. Due to the reset provision of the warrants, the exercise price of the warrants was reduced from $1.25 to $0.28 and the number of the warrants was increased from 1,644,643 to 7,342,156 in March 2010.   During the year ended December 31, 2010, the Company recorded a loss of $6,735,988 as a net change in fair value of derivative liabilities in the accompanying consolidated statement of operations.

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During the year ended December 31, 2010, several holders of the Company’s convertible debt converted portions of their notes and accrued interest into shares of the Company’s common stock. This resulted in a reclassification of the derivative liability of $306,184 to additional paid-in capital, representing the fair value of the embedded conversion features of the converted debt. In addition, during the year ended December 31, 2010, a holder of the Company`s convertible debt exercised 1,100,000 warrants. This resulted in a reclassification of the derivative liability of $671,000, representing the fair value of the warrants immediately prior to the exercise.

During the year ended December 31, 2010, the Company recorded additional derivative liabilities of $20,665,621 as a result of embedded conversion features of the convertible debt and warrants with down-round protection features, accrued interest, trigger events, and penalties related to the 2010 Closings (see Note 8).

The Company re-measures the fair values of all of its derivative liabilities as of each period end and records the net aggregate loss due to the change in the fair value of the derivative liabilities as a component of other expense, net in the accompanying consolidated statement of operations.  During the years ended December 31, 2010 and 2009, the Company recorded a net increase (decrease) to the fair value of derivative liabilities balance of $9,366,515 and $(648,313), respectively.

Fair Value Measurements of Derivative Instruments

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuation based on unadjusted quoted market prices in active markets for identical securities. Currently, the Company does not have any items as Level 1.

 Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently, the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company used a Binominal Lattice option pricing model to determine the fair value of the instruments.

The Company estimates the fair value of these warrants and embedded conversion features using the Binomial Lattice model. In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the year ended December 31, 2010:

For the year ended
December 31, 2010
Annual dividend yield	—
Expected life (years)	0.22 — 6.17
Risk-free interest rate	0.11% — 2.9%
Expected volatility	87.3% — 298.6%

For instruments that include an optional cashless exercise provision, the Company applied a 90/10 probability that the holder will exercise under either, the cashless exercise or the cash exercise scenario. The Company based the probability upon the examination of actual cashless exercise notices received during the quarter ended March 31, 2011.  The cashless exercise provision expires once the underlying instruments’ shares are registered.

If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

The following table presents the Company’s derivative liabilities associated with warrants and embedded conversion features measured at fair value on a recurring basis as of December 31, 2010 and 2009 classified using the valuation hierarchy:

119

	Level 3
	Carrying Value
	at December 31,
	2010	2009
Derivative liabilities:
Embedded conversion options	$7,912,388	$44,358
Warrants	21,153,476	310,400
Total Derivative liability	$29,065,864	$354,758

Increase (decrease) in fair value included in other expense, net	$9,366,515	$(648,313)

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	For the years ended
	December 31,
	2010	2009
Embedded Conversion Features:
Balance at beginning of year	$44,358	$-
Derivative liabilities added - conversion features	6,509,841	770,256
Reclassification to equity in connection with conversion of underlying debt to equity	(566,159)	(17,185)
Loss (gain) on change in fair value included in net loss	1,924,348	(708,713)
Balance at end of year	$7,912,388	$44,358

Warrants:
Balance at beginning of year	$310,400	$-
Derivative liabilities added - warrants	14,155,779	250,000
Reclassification to equity in connection with exercise of underlying stock warrants	(754,872)	-
Loss on change in fair value included in net loss	7,442,167	60,400
Balance at end of year	$21,153,476	$310,400

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs were approximately $32,000 and $14,000 for the years ended December 31, 2010 and 2009, respectively.

Concentrations of Credit Risk

Cash

From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit. As of December 31, 2010, the Company had no cash balances in excess of this limit.

Customers

The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and the industry served by the Company. A reserve for uncollectible amounts and estimated sales returns is provided based on historical experience and a specific analysis of the accounts. Accounts receivable is $2,603 and $0 at December 31, 2010 and 2009.

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Supplemental Cash Flow Information

	For the Year Ended December 31,
	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,081	$323,201
Cash paid during the period for taxes	$-	$695,322
Supplemental disclosure of non-cash activities:
Fair value of common stock and warrants issued for services, included in prepaid expense	$1,447,500	$283,951
Reclassification of derivative liabilities to equity due to conversion of debt and exercise of warrants	$1,343,752	$-
Amount paid directly from proceeds in connection with convertible debt unrelated to the financing	$137,000	$-
Warrants issued to brokers, included in prepaid consulting	$-	$88,000
Warrants issued in connection with senior notes and bridge loan included in debt discount	$-	$1,887,920
Reclassification of amounts recorded to additional paid-in capital to warrant liability, including $110,858 recorded to retained earnings, representing the change in value of the warrants from date of issuance to January 1, 2009	$-	$209,166
Reclassification of warrant liability to additional paid-in capital upon expiration of share adjustment terms	$-	$133,866
Conversion of warrants to common stock	$1,100	$38
Voluntary conversion of convertible debt and accrued interest	$4,291,529	$1,074,605
Conversion of accounts payable to stock	$45,000	$75,751
Beneficial conversion feature recorded as debt discount	$275,149	$-
Additional derivative liability for interest and penalties on debt	$19,430	$-
Debt discounts related to derivative liabilities	$6,181,165	$-
Carrying value of net assets of JPI for deconsolidation	$-	$25,698,405
Fair value of derivative liabilities - conversion feature	$-	$770,256
Fair value of derivative liabilities - warrants	$-	$250,000
Conversion of accrued salaries to ownership of JPI	$-	$730,496

Recent Accounting Pronouncements

New pronouncements issued but not effective until after December 31, 2010, are not expected to have a significant effect on our consolidated financial statements.

NOTE 2 — INVENTORIES

Inventories consist of the following:

	December 31,
	2010	2009
Raw materials	$70,402	$48,852
Work-in-process	6,562	3,265
Finished goods	5,940	27,138
	$82,904	$79,255

NOTE 3 — NOTE RECEIVABLE

On August 27, 2010, the Company advanced $95,000 to Provista Diagnostic, Inc. (“Provista”), as a note receivable.  In addition, the note included $5,000 in origination fees. In connection with the note receivable agreement, Provista agreed to deliver two separate research reports to the Company by September 30, 2010 as full satisfaction of the balance owed. If the reports were not delivered to the Company by September 30, 2010, the agreement called for a 25% increase in the principal balance.  Due to Provista’s failure to deliver such reports by September 30, 2010, the Company recorded interest income of $26,327, which represents the 25% increase from the principal balance of the note plus accrued interest of $1,062.  If the research reports were not delivered to the Company by September 30, 2010, then the note required five equal payments of $20,000 (totaling $100,000) on the 1st day of each month commencing on the initial interest payment date (as defined in the note) and continuing thereafter until maturity (August 27, 2011). Interest accrued on the unpaid principal balance at a rate of 12% per annum until September 30, 2010.  After this date, if the reports were not delivered interest began to accrue at the rate of 18% per annum.

121

On October 8, 2010, the required research reports were provided to the Company as satisfaction on the principal of the note.  The accrued penalty and interest of $33,046 remains unpaid as of December 31, 2010.  In the light of the overall economic crisis, our intended long-term relationship going forward with Provista, and the fact that as of the date of this report the balance was not collected, the Company considered the balance uncollectible and reversed the remaining balance against interest income as of December 31, 2010.

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2010	2009
Office equipment	$140,132	$120,019
Lab equipment	79,467	71,755
	219,599	191,774
Less: accumulated depreciation	(143,637)	(108,227)
	$75,962	$83,547

Depreciation expense was $35,575 and $58,019 for the years ended December 31, 2010 and 2009, respectively.  In 2009, through the date of deconsolidation of September 29, 2009, JPI had $628,178 in depreciation expense.

NOTE 5 — INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2010 and 2009:

	For the years ended
	December 31,
	2010	2009
Intellectual Property	$2,000,000	$2,000,000
Additions	-	-
Impairment	(1,058,333)	-
Accumulated Amortization	(941,667)	(841,667)
Net balance at end of year	$-	$1,158,333

During the year ended December 31, 2009, gross intangible assets of approximately $4,330,000 and related accumulated amortization related to JPI and subsidiary were removed from the Company’s books as a result of the deconsolidation of JPI.

In August 2001, the Company acquired intellectual property rights and an assignment of a US patent application for combination immunogene therapy (“CIT”) technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. During 2003, two lawsuits were filed challenging the Company’s ownership of this intellectual property.

As part of the acquisition of the CIT technology, the Company agreed to pay Dr. Chang a 5% royalty on net sales of combination gene therapy products. The Company has not paid any royalties to Dr. Chang to date as there have been no sales of combination gene therapy products.

During the years ended December 31, 2010 and 2009, amortization expense totaled $100,000 and $100,000 respectively.  In 2009, through the date of deconsolidation of September 29, 2009, JPI had $309,574 in amortization expense.  The intellectual property was being amortized over the life of the patent of 20 years.

Based on a valuation analysis, and due to the lack of any potential future revenue and future cash flows, the high cost of future clinical studies, and limited time remaining on the patent , the Company determined that the carrying value of the intangible asset had been impaired and accordingly recorded an impairment of the intangible asset of $1,058,333 as of December 31, 2010.

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NOTE 6 — PREPAID EXPENSES, OTHER CURRENT ASSETS, AND OTHER ASSETS

Prepaid expenses and other current assets consist of the following:

	December 31,
	2010	2009
Prepaid insurance	$54,133	$52,703
Legal retainers	44,430	-
Other	36,352	5,075
Total prepaid expenses	$134,915	$57,778

Other assets consist of the following:

	December 31,
	2010	2009
Convertible debt derivative (Note 8)	$-	$80,913
Refundable deposits	5,370	24,538
	$5,370	$105,451

NOTE 7 — INCOME TAXES

The Company and its subsidiaries are included in a consolidated Federal income tax return.  For the year ended December 31, 2009, the Company’s international subsidiaries filed various income tax returns in their tax jurisdictions.  As previously stated, the Company deconsolidated its China subsidiary, JPI, effective September 29, 2009.  The provision for income taxes is as follows:

	2010	2009
Current:
Federal	-	$(2,000)
State	-	1,000
Foreign	-	-
Total current	$-	$(1,000)

Deferred	-	-
Total provision for income taxes	$-	$(1,000)

The Company’s loss before income tax provision was subject to taxes in the following jurisdictions for the following periods:

	2010	2009
Pretax loss:
United States	$(85,711,853)	$(11,748,766)
Foreign	-	(4,873,289)
Total	$(85,711,853)	$(16,622,055)

The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following for the years ended December 31:

	2010	2009
Computed tax benefit at federal statutory rate	$(29,144,000)	$(5,772,000)
State income tax benefit, net of federal benefit	1,000	1,000
Nondeductible interest expense	12,775,000	731,000
Fair value adjustments to derivatives	3,188,000	-
Loss on extinguishment of debt	1,102,000	-
Deferred gain on JPI	-	5,518,000
Foreign earnings taxes at different rates	-	1,776,000
Stock issuances	-	481,000
Tax credits	(33,000)	-
Expired net operating losses	431,000	546,000
Change in valuation allowance	11,670,000	(3,285,000)
Other	10,000	3,000
	$-	$(1,000)

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The components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2010	2009
Deferred tax asset:
Net operating loss carryforwards	$19,926,000	$15,529,000
Expenses recognized for granting of options and warrants	2,686,000	1,727,000
Tax credit carryforwards	334,000	245,000
Depreciation	475,000	3,000
Deferred gain on JPI	2,551,000	-
Book write-off of JPI note	1,146,000	-
Other temporary differences	88,000	309,000
Total gross deferred tax asset	27,206,000	17,813,000
Valuation allowance	(26,171,000)	(11,698,000)
Net deferred tax asset	1,035,000	6,115,000

Deferred tax liabiltities:
Unamortized debt discount	(1,035,000)	-
Deferred gain on JPI	-	(6,115,000)
Total deferred tax liabilities	(1,035,000)	(6,115,000)
Net deferred tax asset	$-	$-

The Company records a valuation allowance to reduce the carrying value of the net deferred tax assets to an amount that is more likely than not to be realized. The valuation allowance increased by approximately $14,473,000 during the year ended December 31, 2010.

The federal and state net operating loss carry forward expire on various dates through 2024, unless previously utilized. The Company does not have any net operating losses that are attributable to excess stock option deductions which would be recorded as an increase in additional paid in-capital. The Company has research and development tax credit carry forwards of approximately $165,000 and $169,000 to reduce federal and state income tax, respectively. The federal research and development tax credits will begin to expire in 2022, unless previously utilized. The Company’s California research and development tax credit carry forwards do not expire and will carry forward indefinitely until utilized. Any net operating loss or credit carry forwards that will expire prior to utilization will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

Utilization of the net operating loss and research and development credit carry forwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided by Sections 382 and 383 of the Internal Revenue Code of 1986, as well as similar state and foreign provisions. These ownership changes may limit the amount of net operating loss and research and development credit carry forwards than can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with dispositions of shares, may have resulted in a change of control, or could result in a change of control when combined with future transactions. The Company has not currently completed a study to assess whether a change or changes in control have occurred due to the significant complexity and cost associated with such a study. Any limitation may result in expiration of a portion of the net operating loss or research and development credit carry forwards before utilization.

On January 1, 2007 the Company adopted the provisions of ASC 740-10-05-6 (formerly FIN 48). As a result of applying the provisions of ASC 740-10-05-6, the Company increased its liability for unrecognized tax benefits by approximately $123,000, offsetting the valuation allowance on net deferred tax assets. Interest or penalties have not been accrued at December 31, 2010 or 2009. If tax benefits are ultimately recognized, there will be no impact to the Company’s effective tax rate as a result of the Company’s valuation allowance. The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefits within the next 12 month period.

A reconciliation of the beginning and ending amount of unrecognized tax benefits (which are not recorded as a liability because they are offset by net operating loss carry forwards) follows:

124

	2010	2009
Unrecognized Tax Benefits:
Balance at beginning of year	$53,000	$52,000
Increase/(decrease) for tax provisions taken during the current period	-	-
Increase/(decrease) for tax provisions taken in prior years, net	1,000	1,000
Balance at end of year	$54,000	$53,000

The Company is no longer subject to U.S. federal and state income tax examinations for years before 2006 and 2005, respectively. However, to the extent allowed by law, the tax authorities may have the right to examine prior periods where net operating losses or tax credits were generated and carried forward, and make adjustments up to the amount of the net operating loss or credit carry forward amount the Company has in fiscal years 2007, 2008, and 2009 open for federal and 2006, 2007, 2008, and 2009 for state income tax examinations, respectively. The Company is not currently under Internal Revenue Service or state tax examinations.

 NOTE 8 — DEBT

Debt consists of the following:

	For the years ended
	December 31,
	2010	2009
Convertible Debt:
Convertible Notes issued September 2008, net of unamortized discount of $0 and $1,607,111 at December 31, 2010 and 2009, respectively	$363,942	$17,775

St. George Convertible Note, issued September 2009, net of unamortized discount of $0 and $393,683 at December 31, 2010 and 2009, respectively	-	222,707

First Closing of 2010 Convertible Note, issued March 22, 2010, including additional $1,410,422 principal and interest for trigger events, forbearance penalty and debt extinguishment, net of unamortized discount of $0 at December 31, 2010	472,937	-

Second Closing of 2010 Convertible Note, issued April 8, 2010, including additional $4,148,642 principal and interest for trigger events, forbearance penalty, and debt extinguishment, net of unamortized discount of $1,466,390 at December 31, 2010	8,172,418	-

Third Closing of 2010 Convertible Note, issued April 13, 2010, including additional $3,326,941 principal and interest for trigger events, forbearance penalty, and debt extinguishment, net of unamortized discount of $749,428 at December 31, 2010	6,534,543	-

Fourth Closing of 2010 Convertible Note, issued April 26, 2010, including additional $480,108 principal and interest for trigger events, net of unamortized discount of $199,829 at December 31, 2010	965,448	-
Total convertible debt, net of unamortized discount	$16,509,288	$240,482

Notes Payable: (1)
Senior Notes payable, including additional $888,464 for debt extinguishment, net of unamortized discount of $0 and $1,701,396 at December 31, 2010 and 2009, respectively	4,441,563	1,851,854

Bridge note, including additional $57,360 principal and interest for debt extinguishment, net of unamortized discount of $0 and $16,638 at December 31, 2010 and 2009, respectively	140,360	66,632
Total notes payable, net of discount	$4,581,923	$1,918,486
Total debt	$21,091,211	$2,158,968

Less: current portion of senior notes and Bridge note	(4,581,923)	(1,316,667)
Less: current portion of convertible debt	(16,509,288)	(240,482)
Net long-term debt	$-	$601,819

(1)	Due to the exchange agreement with the note payable holders, on January 3, 2010, when NYSE Amex approval was received, these notes became convertible notes payable.

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Convertible Debt

September 2008 Convertible Notes

In September 2008, the Company issued $2,510,000 of Convertible Debt securities (the “2008 Convertible Debt”).  The 2008 Convertible Debt originally bore interest at a coupon rate of 10%, and was originally due in September 2010 or upon a change in control of the Company or certain other events of default, as defined in the note agreement.  However, if the 2008 Convertible Debt had not been converted to common stock at the maturity date, the holder was entitled to receive bonus interest equal to 50% of the face value of the note, in addition to the coupon rate of interest.  In the event of a change of control or bankruptcy, interest due was limited to the 10% coupon rate.  Interest was payable at maturity.  The 2008 Convertible Debt was unsecured and was junior in priority to the Senior Notes (see below).

The terms of conversion allowed that if the Company completed a registered public offering of at least $25 million (a “Qualified Financing”), all principal and accrued interest would automatically be converted into the Company’s common stock at a conversion price of $1.20, provided that the conversion shares to which the 2008 Convertible Debt holders were entitled to receive were either registered for sale or salable under provisions of the Securities Act. If the 2008 Convertible Debt was not mandatorily converted upon a Qualified Financing, the maturity date of the notes would have been accelerated to the closing date of the Qualified Financing. In the event of a forced conversion into common shares resulting from a Qualified Financing, holders of the 2008 Convertible Debt were subject to a lock-up on any remaining shares not sold in the offering for ninety (90) days after the public offering. Upon conversion, the holders were entitled to receive five-year warrants to purchase a number of common shares equal to 50% of the shares issued upon conversion, with an exercise price of 120% of Company’s common share price on the conversion date, however, in no case was the exercise price to be less than $2.80 (see new exercise price below). Holders of 2008 Convertible Debt could voluntarily convert any or all of the principal and interest due under the same terms noted above, with the exception that the shares could have resale restrictions. The shares of common stock issuable upon a voluntary conversion of the 2008 Convertible Debt carried so-called “piggy-back” registration rights should the Company file a registration statement in the future.

The Company has the right to call the 2008 Convertible Debt if the market value of the Company’s common stock exceeds $6.18 for five consecutive days; provided that the note holders have the right to convert the debt to common shares within a stated period after notice of the Company’s intent to repay the debt has been delivered.

In accordance with FASB ASC 815-10, the Company established a debt premium and derivative asset related to the limitations on bonus interest that will occur upon a change in control or bankruptcy. The initial fair value of the derivative asset of $125,000 was based on a probability assessment of the payment alternatives. During 2009 approximately 35% of the principal balance was converted to equity (see below). Related to that transaction, the Company reduced its derivative asset by 35%, leaving a balance of $80,913 as of December 31, 2009. During 2010, 90% of the debt was converted and the derivative asset was reduced to $0. The derivative asset is included in other assets in the consolidated balance sheets at December 31, 2009.

In accordance with FASB ASC 320-10, Investments-Debt and Equity Securities (“ASC 320-10”) and ASC 470-20, Debt with Conversion and Other Options , the Company also established a debt discount and a related credit to additional paid-in capital in the amount of $2,635,000, representing the value of the beneficial conversion feature inherent in the 2008 Convertible Debt, as limited to the face amount of the debt and the premium related to the derivative asset. Accordingly, the carrying value of the 2008 Convertible Debt, after allocation of the beneficial conversion feature to additional paid-in capital, was $0. The net debt discount was being accreted over the life of the debt using the effective-interest method, such that the carrying value of the debt at maturity would include bonus interest payable. In addition, pursuant to the Letter Agreement dated September 24, 2010, (see below) the Company recorded a beneficial conversion feature of the principal balance of the note which resulted in the recording of $134,790 as debt discount. For the years ended December 31, 2010 and 2009, the Company recorded amortization of the debt discount, including accelerated amortization due to conversion of the debt, of $1,741,910 and $17,775, respectively.

The Company also originally incurred debt issuance costs of $634,765 in association with the 2008 Convertible Debt, including $209,167 related to the issuance of 209,167 warrants issued to brokers. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 95% (iii) weighted-average risk-free interest rate of 2.59%, and (iv) weighted-average expected life of 5 years. Those costs are included in debt issuance costs in the consolidated balance sheets at December 31, 2010 and 2009, and were being amortized over the life of the debt using the effective interest method. During the years ended December 31, 2010 and 2009, $410,454 and $224,310, respectively were amortized.

In September 2009 approximately 35% of the principal balance of the 2008 Convertible Debt was converted to equity at the option of the holders. The total amount converted was $924,605, which included $885,259 of principal and $39,346 of accrued interest. These amounts were converted to 807,243 shares of common stock and additionally the Company issued 403,621 warrants, due to the 50% warrant coverage feature, with an exercise price of $0.66 per share. Due to this conversion of debt in September 2009, the Company removed approximately $83,000 of accrued bonus interest and debt discount with no impact to the consolidated statement of operations for the year ended December 31, 2009.  As of December 31, 2009, the remaining principal amount and bonus interest amount was approximately $2,437,000.

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Additionally due to the conversion of debt in September 2009, the Company reduced the carrying amount of debt issuance costs by approximately $224,000 by recording a charge to interest expense.  During the year ended December 31, 2010, the balance of the debt issuance costs of approximately $410,000 were amortized to interest expense.  The balance of the debt issuance costs related to the 2008 Convertible Debt at December 31, 2010 and 2009 was approximately $0 and $410,000, respectively.

During the second quarter of 2010, the Company entered into separate arrangements with the former 2008 Convertible Debt holders that in effect issued the former 2008 Convertible Debt holders: (i) additional shares of common stock, (ii) additional warrants to purchase more shares of common stock, and (iii) also modified the exercise price of their warrants. It should be noted that the substance of the transaction was to compensate the 2008 Convertible Debt holders for participating in the Company’s 2010 financings. Accordingly, the Company agreed to issue each of them a number of shares equal to the amount of interest that would have been earned from the date of original conversion and such amounts were converted at the same rate of $1.20.

In total, the Company has issued approximately 52,000 shares of common stock related to additional accrued interest and new warrants to purchase approximately 31,000 shares of common stock to these former 2008 Convertible Debt holders. As part of this transaction with the former 2008 Convertible Debt holders, the exercise prices of all of the original warrants issued in connection with the 2008 Convertible Debt balances that converted in 2009 were modified during the second quarter of 2010 and new exercise prices were established. The old warrants had exercise prices of $0.66 per share and under the new modified warrants have exercise prices range from $1.13 to $1.64 per share.

The Company valued the incremental shares of common stock issued from the conversion of the additional accrued interest and recorded a $63,990 charge to interest expense with an offset to common stock and additional paid-in capital. The Company also examined the fair value of the original warrants on the date of modification and compared them to the fair value of the modified warrants on the date of modification, recording a $17,790 charge to interest expense with an offset to additional paid-in capital. The financial statement effects of these transactions were recorded on the date each 2008 Convertible Debt holder signed their new exchange agreement during second quarter of 2010.

During 2010, additional 2008 Convertible Debt holders converted their notes and accrued interest balances to shares of our common stock, representing a total of approximately 90% of the total 2008 Convertible Debt. During the year ended December 31, 2010, the Company issued 1,439,365 shares of common stock for the conversion of $1,430,847 of principal and $360,670 of interest.  Since issuance of the debt, the total amount of principal and accrued interest converted was $2,315,962 and $400,016, respectively; and a total of 2,246,608 shares of common stock have been issued for the conversion of the 2008 Convertible Debt and accrued interest.

Related to all of the conversions that occurred during the year ended December 31, 2010, the Company recorded additional interest expense of $1,741,910 representing the acceleration of debt discount amortization originally recorded in connection with the issuance of the 2008 Convertible Debt and the additional charges of $81,780 noted above. In accordance with the 2008 Convertible Debt agreements, the Company issued warrants to purchase 1,114,658 shares of our common stock, due to the 50% warrant coverage feature, with exercise prices ranging from $1.13 to $1.64. The value of these warrants was contemplated at the inception of the transaction in 2008 and was incorporated in the original debt discount.

Pursuant to a Letter Agreement dated September 24, 2010, we sought the remaining 2008 Convertible Debt holders’ agreement to waive the current default and give the Company until November 15, 2010 to issue them the shares underlying the 2008 Convertible Debt. In consideration for waiving the default and extending the maturity date to November 15, 2010, we increased the principal balance of the remaining 2008 Convertible Debt outstanding as of September 14, 2010 by $56,635 or 25% of the outstanding balance on September 14, 2010 (the “25% Increase”) and increased the interest rate to 18%, which rate would apply to the interest due from September 15, 2010 until the Note is converted pursuant to the Letter Agreement. The 2008 Convertible Debt holders were entitled to the Bonus Interest, which we calculated as a one-time fee of $113,269 or 50% of the outstanding principal balance on September 14, 2010.  The amount of the 25% Increase and Bonus Interest was combined and the total was directly applied to the principal amount of the 2008 Convertible Debt outstanding on September 14, 2010. The outstanding balance of the 2008 Convertible Debt immediately before the Letter Agreement was $226,538 with a corresponding unamortized debt discount of $159,547. Due to the effect of the Letter Agreement, the Company accelerated the amortization of the remaining debt discount and recorded an increase to the outstanding principal balance of $113,269 and $56,635 representing 50% bonus interest and 25% increase, respectively. Since the 50% bonus interest was in accordance with the terms of the original convertible note agreement, the Company recorded such amount as interest penalty. In accordance with relevant accounting guidance, the Company recorded the 25% Increase as a loss on extinguishment since the terms as described in the Letter Agreement indicated that the prior debt agreement would be extinguished. Finally, we agreed to adjust the conversion price of the 2008 Convertible Debt to equal 80% of the VWAP for the 5 trading days immediately preceding the date we receive NYSE Amex approval of the additional shares to be issued pursuant to the adjusted price (the “Adjusted Shares”); provided however, that in no event would the conversion price be less than $0.28 per share.

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Since we did not issue the shares on November 15, 2010, because the SEC comment period prevented us from holding a shareholder meeting to obtain the related approval for such issuance on November 15, 2010, the outstanding 2008 Convertible Debt is in default. As of filing date we have not received any default notices from the remaining note holders of the 2008 Convertible Debt.

As of December 31, 2010, the principal amount of $363,942 is outstanding on the 2008 Convertible Debt, including accrued interest of $66,104, all of which is convertible into shares of our common stock pursuant to the Letter Agreement described above.

Subsequent to December 31, 2010, principal and interest in the amount of $371,055 have been exchanged for 476,692 shares of the Company’s common stock (see Note 16).

St. George Convertible Note and Warrant Purchase Agreement

On September 15, 2009, the Company entered into a Note and Warrant Purchase Agreement with St. George Investments, LLC, (the “Investor”; collectively with registered assigns, the “Holder”) (the “Purchase Agreement”). The Company issued and sold to the Investor (1) a 12% promissory note in the principal amount $555,556 (the “St. George Note”) which was convertible into the Company’s common stock at 80% of the five day volume weighted average of the closing price of the Company’s common stock, originally subject to a floor price of no less than $0.64 and on the terms and the conditions specified in the St. George Note; and (2) a warrant to purchase 500,000 shares of the Company’s common stock, $0.001 par value per share, at an exercise price of $0.65 per share , subject to certain anti-dilution adjustments. The note matured on September 15, 2010. The terms associated with the conversion feature and the reset of the exercise price of the warrants resulted in classifying these instruments as derivative liabilities (see Note 1). The Company also entered into a Registration Rights Agreement with the Investor pursuant to which the Company filed a registration statement for the sale of the common stock issuable to the Investor under the St. George Note and the Warrant on October 5, 2009 which was declared effective on October 6, 2009.

In connection with the issuance of the St. George Note, the Company incurred approximately $35,000 in debt issuance costs, including a $25,000 commission to a third party. These costs were recorded as debt issuance costs and were amortized over the term of the debt on a straight-line basis (which approximated the effective interest rate method).  During the year ended December 31, 2009, the Company amortized an immaterial amount to interest expense related to the debt issuance costs.   The debt was converted during the year ended December 31, 2010 and the Company amortized the remaining $35,000 of debt issuance costs to interest expense.

 During 2009, the Company failed to perform under the agreement which resulted in the occurrence of triggering events (as defined) and default. Under the provision of the agreement, the Company was required to increase the principal amount of the St. George Note by a total of 35% and some additional amounts (totaling $210,834), accelerate the due date of the note, and increase the interest rate from 12% to 18%. In December 2009, the Company obtained a waiver from the St. George Note holder stating that the holder would not accelerate the due date of the St. George Note, but rather will keep the maturity date as of September 15, 2010. The Company recorded this increase in principal as additional interest expense during the year ended December 31, 2009.

In December 2009, the holder of the St. George Note converted $150,000 of principal to 535,714 shares of common stock.

On December 11, 2009, the Company entered into a Waiver of Default with St. George pursuant to which the Company agreed to repay the entire balance of the St. George Note and any adjustments thereto pursuant to the terms of the initial Waiver by February 1, 2010. Since the Company failed to pay the entire balance of the note by February 1, 2010, the Company was in default on the St. George Note. On February 16, 2010, the Company entered into a Waiver of Default agreement (“February 16 Waiver”) with St. George pursuant to which: (i) St. George waived all defaults through May 15, 2010 and agreed not to accelerate the amounts due under the St. George Note before May 15, 2010 and (ii) St. George could exercise their Warrant to purchase 140,000 shares of the Company common stock at $0.65 per share. In consideration for this waiver, the Company agreed to pay St. George a default fee equal to $50,000, which was added to the balance of the St. George Note effective as of the February 16, 2010. During the year ended December 31, 2010, St. George converted 100% of the balance of the St. George Note and accrued interest of $666,390 and $52,916, respectively, into 2,568,951 shares of the Company’s common stock. In connection with the conversions, the Company accelerated the amortization of debt discount of $393,681. In addition, the Company reclassified total derivative liabilities of $259,975 and $83,872, representing the embedded conversion features of the St. George Note and warrants, respectively, to equity. All of such note conversions were at $0.28 per share.

The balance of the St. George Note as of December 31, 2010 and 2009 was $0 and $616,390, respectively.

Note and Warrant Purchase Agreements- March and April 2010

During year ended December 31, 2010, the Company completed four closings of convertible note and warrant purchase agreements, aggregating to approximately $11 million as follows (the “2010 Closings”):

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						Warrants
Date of Issuance	face Value of Convertible Notes	Discounts	Gross Proceeds	Minimum Conversion Price Per Share at Issuance Date	Maximum Shares Issuable upon Conversion	Number	Minimum Exercise Price at Issuance Date
	[1]	[2]		[3]		[5]
First Closing 3/22/2010	$925,000	$(385,000)	$540,000	$0.28	3,303,571	1,100,000	$0.28	[6]
Second Closing 4/8/2010	5,490,165	(2,285,165)	3,205,000	$0.28	19,607,732	6,528,213	$0.38	[7]
Third Closing 4/13/2010	3,957,030	(1,647,030)	2,310,000	$0.28	14,132,250	4,705,657	$0.38	[7]
Fourth Closing 4/26/2010 [4]	599,525	(249,525)	350,000	$0.28	2,141,161	712,949	$0.28	[7]
Fourth Closing 4/26/2010	85,645	(35,645)	50,000	$0.28	305,875	101,849	$0.89	[7]
Totals	$11,057,365	$(4,602,365)	$6,455,000		39,490,589	13,148,668

[1]	The Company also entered into a Registration Rights Agreement with the Lenders pursuant to which the Company agreed to file a registration statement by May 3, 2010, registering for resale of all of the shares underlying the 2010 Financing Convertible Notes and the 2010 Financing Warrants. If the Company failed to file the registration statement timely or failed to have it declared effective timely pursuant to the terms of the Registration Rights Agreement, each such event would have been deemed a trigger event under the 2010 Financing Convertible Notes. Since we did not have the registration statement declared effective timely, a trigger event under the terms of the notes issued in the First Closing, Second Closing and Third Closing occurred (the “June 1 Trigger Event”) and a trigger event under the terms of the notes issued in the Fourth Closing occurred (the “August 31 Trigger Event”). The total amount of 2010 Financing Convertible Notes issued in the four closings was originally $11,057,365; as a result of the June 1 Trigger Event, $3,434,347 was added to the principal amount which represents 125% of the outstanding principal and accrued interest prior to the event. The total principal balance after the trigger event was $14,491,712, which includes an additional $410,000 of interest expense representing the maximum amount of $10,000 payable to each note holder in the four closings due to the failure of the Company to obtain an effective registration statement.

Additionally, we were required under the terms of the 2010 Closings to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we were required to submit to our shareholders with this Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore was not able to have a meeting or obtain shareholder approval on such date. This failure constituted an event of default under the 2010 Closings, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the potential default, to maintain good relationships with the investors of the 2010 Closings, we requested the investors of the 2010 Closings to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010, as well as waive any defaults related thereto, in exchange for which we increased the balance of the notes by 25% (the “Extension”).

As a result of the 25% increase from the Extension, the principal amount of such notes was increased to $18,872,264.

On October 14, 2010, the Company entered into a forbearance agreement with two investors of the 2010 closings. These investors negotiated the terms of such forbearance agreement in lieu of entering into the Extension. As a result of the forbearance agreement $682,693 was added to the principal balance of these investors’ notes (see below).

Since we did not hold the meeting on November 15, 2010, the 2010 Closings are susceptible to default pursuant to which the investors of the 2010 Closings can declare the entire amount outstanding immediately due and payable; however, as of the date of this Report we have not received any notice of defaults relating to this failure except from the investors who signed the forbearance agreement discussed above.  Those two investors claim that because we did not hold the meeting on November 15, 2010, the forbearance agreement allows them to seek all recourse available under the terms of the original note and the forbearance agreement specifically asserts that only one trigger event occurred, they are entitled to an additional 25% increase in their note balance. The Company is negotiating a settlement; until an agreement is reached the balance of the notes has been increased by 25% totaling $882,522.

[2]	In addition to scheduled debt discounts, the Company incurred debt issuance costs of approximately $1,003,500 which were deducted from the proceeds of these financings.

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[3]	The number of shares of common stock to be issued upon such conversion shall be determined by dividing (a) the amount sought to be converted by (b) the greater of (i) the Conversion Price (as defined below) at that time, or (ii) the Floor Price (as defined below). The Conversion Price is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought, as reported by Bloomberg, LP, or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the lender. The Floor Price is initially equal to $0.28 per share, subject to adjustment upon the occurrence of certain events, including recapitalization, stock splits, issuance of equity securities for a price less than the Floor Price and similar corporate actions.

[4]	As part of the fourth closing on April 26, 2010, certain investors in the 2009 Registered Direct Offering exercised their Right of Participation and purchased $599,525 of the notes issued in the Fourth Closing and the Company issued such participants warrants to purchase up to 712,949 shares of the Company’s common stock exercisable at $0.28 per share (the remainder of the participants in the Fourth Closing received warrants exercisable at $0.89 per share).

[5]	At any time prior to the expiration date of the warrant, if and only if there is no then effective registration statement covering the warrant shares, the Holder may elect a “cashless” exercise of this warrant whereby the Holder shall be entitled to receive for no consideration a number of shares of common stock equal to (x) the excess of the Current Market Value over the aggregate Exercise Price of the portion of the Warrant then being exercised, divided by (y) the Adjusted Price of the Common Stock (as these terms are defined in the warrant agreement). This formula, as it contains variables that are directly linked to changes in the market price of the Company’s shares, and depending on the market price of the share on the date of exercise, might result in the Company having to issue additional number of shares than what is indicated in the table above.

[6]	The exercise price in First Closing warrants equals to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note).

[7]	The exercise price in Second, Third, and Fourth Closings, can be adjusted down (down-round protection) to a lower price if the Company sells common stock or instruments convertible into or exercisable for common shares in the future at a lower price than the exercise price.

The private financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated hereunder. In addition to the discounts and fees listed above, the Company paid an aggregate of approximately $1,003,500 in finder’s and legal fees for the note financings. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Each of the convertible notes issued in the four 2010 Closings, (collectively “2010 Notes”) mature one year from the date of issuance and carry an original issue discount. The 2010 Note holders have the right, at their sole option, to convert the 2010 Notes, in whole or in part into shares of the Company’s common stock.

If, during the term of the 2010 Notes, the average closing bid price of the Company’s common stock for at least 20 of the immediately preceding 30 trading days equals or exceeds $1.25, then on 20 days’ irrevocable notice, and subject to certain conditions set forth in the 2010 Notes, the Company can cause the Lenders to convert the outstanding balance of the 2010 Notes into shares of common stock. The number of shares of common stock to be so delivered shall not exceed an amount equal to the product of the average daily volume of common stock traded on the primary exchange for common stock during the 20 prior trading days as of the mandatory conversion determination date multiplied by twenty.

Interest on the unpaid principal balance of the 2010 Notes would accrue at the rate of 12% per annum, which would increase to 18% upon the occurrence of a trigger event, as defined in the 2010 Notes. Pursuant to the terms of the First, Second, and Third Closings, a trigger event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by June 1, 2010 and therefore the interest on the 2010 Notes issued in those three Closings increased to 18% per annum. The terms of the Fourth Closing required the Company to have the registration statement declared effective by August 31, 2010 and therefore a Trigger Event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by August 31, 2010 with respect to the 2010 Notes issued in the Fourth Closing. Commencing on the 6 month anniversary of the 2010 Notes and each 90 days thereafter on which a payment of interest was due and continuing on the first day of every third month thereafter until the one year anniversary of the 2010 Notes, the Company would pay the Lenders all interest, fees, and penalties accrued but unpaid under the 2010 Notes as of such date. Pursuant to the terms of the 2010 Notes, the Company would also pay Lenders nine equal payments representing one-twelfth of the principal amount of the 2010 Notes, commencing on the nine-month anniversary of the 2010 Notes and continuing thereafter until the Maturity Date, when the Company would pay all remaining principal and interest, in cash. The Company maintained the right to make any and all of the nine payments, at the Company’s option, in cash or shares of common stock at the greater of the Floor Price or 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable payment date.

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 Notwithstanding any other terms to the contrary, pursuant to the terms of the 2010 Notes, the Company must pay all amounts due under the 2010 Notes in cash unless all of the following conditions are met: (i) a payment in common stock would not cause an individual lenders’ beneficial ownership of common stock to exceed 9.99% of the Company then outstanding shares of common stock; (ii) the Company received NYSE Amex listing approval for the common stock issuable under the 2010 Notes; (iii) not less than seven calendar days prior to the applicable payment date, the Company shall have notified the Lenders that the Company intend to make such payment in common stock; (iv) (a) the common stock to be issued have been registered under the Securities Act of 1933, as amended, or (b) (A) Rule 144 promulgated hereunder is available for their sale, (B) the Company provided to the Lenders (prior to the delivery of the common stock on the applicable payment date) an attorney’s opinion, in a form acceptable to the Lenders, which provides that Rule 144 is available for the sale of the common stock, (C) the Company is current on all of the Company Securities and Exchange Commission reporting obligations, and (D) the Company is not subject to an extension for reporting the Company quarterly or annual results; (v) the closing bid price for the common stock on the business day on which notice is given is greater than the Floor Price divided by 80%; and (vi) neither an Event of Default nor a Trigger Event shall have occurred.

The Warrants issued in connection with the 2010 Notes have a term of five years. The Warrant exercise price for the First Closing was initially exercisable at the higher of: (i) 105% of the average volume-weighted average price (the “ VWAP ”) for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note), which was subject to adjustment. The Warrant exercise price for the Second, Third, and Fourth Closings were different from the Warrant exercise price in the First Closing in that they were initially fixed at a stated price ($0.28, $0.38 and $0.89) as shown in the above table. The exercise price in the Second, Third, and Fourth Closings and the Floor Price in the First Closing, can be adjusted down to a lower price if the Company sells common stock or instruments convertible into or exercisable for common shares in the future at a lower price than the exercise price or the Floor Price. Additionally, the Lenders may exercise the Warrants via a cashless exercise only if a registration statement for the Warrant shares is not in effect at the time of the exercise. The number of shares each holder is entitled to under the cashless exercise equals (x) the excess of the Current Market Value over the aggregate Exercise Price of the portion of the Warrant then being exercised, divided by (y) the Adjusted Price of the Common Stock (as these terms are defined in the warrant agreement). This formula, as it contains variables that are directly linked to changes in the market price of the Company’s shares, and the market price of the Company’s shares on the date of exercise, might result in the Company having to issue additional warrant shares than the face value of the warrants, which is what is indicated in the table above. Pursuant to the terms of the Warrants, the Company will not affect the exercise of any warrants, and no warrant holder has the right to exercise his/her Warrants, if after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the then outstanding shares of the Company’s common stock.

Additionally, since the Company is listed on the NYSE Amex, the Company was required to obtain stockholder approval and NYSE Amex approval, to issue more than 19.99% of the Company issued and outstanding common stock at a discount from book or market value at the time of issuance (“19.99% Cap”). Accordingly, the Company was required under the terms of the 2010 Notes to obtain Stockholder Approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth closing. The Company was unable to hold the meeting until December 3, 2010, due to the SEC comment period. All of the shares issuable pursuant to the 2010 Notes were approved at the shareholder meeting. On April 19, 2010, the NYSE Amex approved the shares issuable pursuant to the First Closing. On January 3, 2011, (after the shareholder meeting), the NYSE Amex approved the shares issuable pursuant to the Second, Third, and Fourth Closings.

In accordance with its Registration Rights Agreement with the Lenders, the Company filed a registration statement on May 3, 2010, registering for resale all of the shares underlying the 2010 Notes and the Warrants, as well as shares issuable under the 2010 Notes and Warrants pursuant to potential adjustments that may occur pursuant thereto and shares of common stock issuable as interest payments. Because all of the shares underlying the 2010 Notes and Warrants became eligible for resale pursuant to Rule 144, as promulgated under the Securities Act of 1933, as amended, the Company withdrew the registration statement as permitted under the terms of the Registration Rights Agreement.

Upon a Triggering Event, as defined in the 2010 Notes, the outstanding balance of the 2010 Notes would immediately increase to 125% of the then owing principal and unpaid interest balance, and interest would accrue at the rate of 1.5% per month. Upon an Event of Default, as defined in the 2010 Notes, the Lender may declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable. However, all outstanding obligations payable by the Company would automatically become immediately due and payable if the Company becomes the subject of a bankruptcy or related proceeding.

During the 2010 year, a total of $1,862,485 of 2010 Notes was converted into 3,721,000 shares of the Company’s common stock.

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On October 14, 2010, the Company entered into a forbearance agreement (“Forbearance Agreement”) with two investors (ISP Holdings, LLC and St. George Investments, LLC) of the 2010 Notes. These investors negotiated the terms of the Forbearance Agreement in lieu of entering into the Extension the other 2010 Notes investors signed. Pursuant to the Forbearance Agreement, the two investors refrained and temporarily forbore from exercising and enforcing their remedies against the Company due to the event of default and in return the Company agreed as a compensation for damages to the two investors to increase the outstanding balance of the 2010 Notes to ISP Holdings, LLC by 68% and increase the outstanding balance of the 2010 Notes to St. George Investments, LLC by 25%. In addition, the Company agreed to obtain the required Shareholder Approval to issue the shares underlying the 2010 Notes and warrants on or before November 15, 2010.  In relation to this agreement, the Company recorded $381,920 in additional principal, and offsetting interest expense, for the liquidation damages of the warrants and $300,773 as a loss on extinguishment of debt and is reflected in other expenses, net, in the accompanying consolidated statements of operations.  Since we did not hold the meeting by November 15, 2010 (due to the SEC comment period), these two note holders have submitted notice to us that the balance of their note shall increase by another 25% under the terms of the Forbearance Agreement.  We are currently trying to negotiate a settlement with these two holders since we ultimately held the meeting and the delay was out of our control as a result of the SEC comment period; however, as of the date of this Report, we have not reached any agreement.  Until an agreement is reached the balance of the notes has been increased by 25% totaling $882,522.

The 2010 Closings:

First Closing

On March 22, 2010, the Board of Directors authorized the Company to enter into a Note and Warrant Purchase Agreement (“Purchase Agreement”) with one accredited investor (“ISP Holdings” or “First Closing”) pursuant to which the Company issued the lender in the First Closing a Convertible Promissory Note in the principal amount of $925,000 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement included a five-year warrant (major terms of warrant are detailed above) to purchase 1,100,000 shares of the Company’s Common Stock at an exercise price equal to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note). The Note carries a 20% original issue discount and matures on March 22, 2011. The Company agreed to pay $200,000 to the Lender in the First Closing to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the Note at the closing of the transaction. As a result, the total net proceeds the Company received were $403,000, after payment made directly by Lender in the First Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with the transaction. The Lender in the First Closing may convert the Note, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

The embedded conversion feature of the convertible debt and Warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $85,796 and $90,296, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, the increase given pursuant to the Extension and the Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest added as a result of the trigger events. As noted above, the Company also increased the note by $381,920 for the warrant liquidation damages and by $300,773 for the loss of extinguishment of debt.  An additional $94,587 for the 25% increase that is currently under negotiations was added to the balance.

The Company established a debt discount of $651,165, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended December 31, 2010, the Company recorded amortization of the debt discount, including accelerated amortization due to conversion of the debt, of $651,165.

The Company also incurred debt issuance costs of $182,200 in association with the 2010 Notes.  Those costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2010, and are being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2010, $112,000 was amortized as interest expense.

During the year ended December 31, 2010, ISP Holdings converted $1,862,485 of their Note balance into 3,721,000 shares of the Company’s common stock, with conversion price ranges between $0.37 and $0.60. As of December 31, 2010, the principal balance of the note was $472,937 and accrued interest was $38,698.

Subsequent to December 31, 2010, principal and interest in the amount of $372,070 of the First Closing have been exchanged for 520,000 shares of the Company’s common stock (see Note 16).

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Second Closing

On April 8, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Second Closing”) pursuant to which the Company issued the Lenders in the Second Closing a Convertible Promissory Note in the aggregate principal amount of $5,490,165 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 6,528,213 shares of the Company’s Common Stock at an initial exercise price of $0.38 per share. The Note carries a 20% original issue discount and matures on April 8, 2011. The Company agreed to pay $2,285,165 to the Lenders in the Second Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of the transactions. As a result, the total net proceeds the Company received were $3,195,000, after payments made directly by Lenders in the Second Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with these transactions. The Lenders in the Second Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

The embedded conversion feature of the convertible debt and warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $2,448,402 and $4,714,626, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, the increase given pursuant to the Extension and the Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest added as a result of the trigger events.  As noted above, the Company also increased the note by $195,327 for the 25% increase that is currently under negotiations was added to the balance.

The Company recorded a debt discount of $5,490,165, representing the value of the embedded conversion feature inherent in the 2010 Notes, as limited to the face amount of the debt. Accordingly, the carrying value of the 2010 Notes, after allocation of the embedded conversion feature was $0.  The debt discount is being amortized on a straight-line method over the terms of the debt, which approximates the effective-interest method.  For the year ended December 31, 2010, $3,811,792 was amortized as interest expense and $211,983 was recorded as loss on debt extinguishment.

The Company also incurred debt issuance costs of $445,017 in association with the Convertible Debt.  Those costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2010, and are being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2010, $315,221 was amortized as interest expense and $17,183 was recorded as loss on debt extinguishment.

As of December 31, 2010, the principal balance of the note was $9,638,807 and accrued interest was $580,355.

Subsequent to December 31, 2010, principal and interest in the amount of $10,031,459 of the Second Closing have been exchanged for 27,686,358 shares of the Company’s common stock (see Note 16).

Third Closing

On April 13, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Third Closing”) pursuant to which the Company issued the Lenders in the Third Closing a Convertible Promissory Note in the aggregate principal amount of $3,957,030 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 4,705,657 shares of the Company’s Common Stock at an initial exercise price of $0.38 per share. The Note carries a 20% original issue discount and matures on April 13, 2011. The Company agreed to pay $1,647,030 to the Lenders in the Third Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of the transactions. As a result, the total net proceeds the Company received were $2,310,000, after payments made directly by Lenders in the Third Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with the transaction. The Lenders in the Third Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

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The embedded conversion feature of the convertible debt and warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $1,147,985 and $8,576,322, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, the increase given pursuant to the Extension and the Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest added as a result of the trigger events.  As noted above, the Company also increased the note by $578,609 for the 25% increase that is currently under negotiations was added to the balance.

The Company recorded a debt discount of $3,957,030, representing the value of the embedded conversion feature inherent in the 2010 Notes, as limited to the face amount of the debt. Accordingly, the carrying value of the 2010 Notes, after allocation of the embedded conversion feature was $0.  The debt discount is being amortized on a straight-line method over the terms of the debt, which approximates the effective-interest method.  For the year ended December 31, 2010, $2,571,654 was amortized as interest expense and $635,948 was recorded as loss on debt extinguishment.

The Company also incurred debt issuance costs of $320,745 in association with the 2010 Notes.  Those costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2010, and are being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2010, $227,189 was amortized as interest expense and $51,550 was recorded as loss on debt extinguishment.

 As of December 31, 2010, the principal balance of the note was $7,283,971 and accrued interest was $420,142.

Subsequent to December 31, 2010, principal and interest in the amount of $6,962,572 of the Third Closing have been exchanged for 14,505,363 shares of the Company’s common stock (see Note 16).

Fourth Closing

On April 26, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Fourth Closing”) pursuant to which the Company issued the Lenders in the Fourth Closing a Convertible Promissory Note in the aggregate principal amount of $685,170 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 712,949 shares of the Company’s Common Stock at an initial exercise price of $0.28 per share for two investors and up to 101,849 shares at an exercise price of $0.89 per share for the remaining two investors. The Notes carry 20% original issue discounts and mature on April 26, 2011. The Company agreed to pay $285,170 to the Lenders in the Fourth Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of these transactions. As a result, the total net proceeds the Company received were $400,000, after payments made directly by Lenders in the Fourth Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with the transaction. The Lenders in the Fourth Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

The embedded conversion feature of the convertible debt and warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $148,374 and $774,535, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, the increase given pursuant to the Extension and the Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest added as a result of the trigger events.

The Company recorded a debt discount of $685,170, representing the value of the embedded conversion feature inherent in the 2010 Notes, as limited to the face amount of the debt. Accordingly, the carrying value of the 2010 Notes, after allocation of the embedded conversion feature was $0.  The debt discount is being amortized on a straight-line method over the terms of the debt, which approximates the effective-interest method.  For the year ended December 31, 2010, the Company recorded amortization of the debt discount of $485,341 as interest expense.

The Company also incurred debt issuance costs of $55,538 in association with the Convertible Debt.  Those costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2010, and are being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2010, $39,331 was amortized as interest expense.

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As of December 31, 2010, the principal balance of the note was $1,165,278 and accrued interest was $70,683.

Subsequent to December 31, 2010, principal and interest in the amount of $1,245,320 of the Fourth Closing have been exchanged for 2,642,809 shares of the Company’s common stock (see Note 16).

Trigger Events

The following events constitute Trigger Events under the terms of the Notes. Upon occurrence of any of these events, the Company will record a liability.

1)	Decline in 5-day trailing average VWAP less than $0.20 at any given time;

2)	Decline in 10-day trailing average daily dollar volume of the Common shares to less than $35,000 per day;

3)	A judgment for an amount equal to or greater than $100,000;

4)	Failure to file Registration Statement and have it declared effective by certain dates. We filed the Registration Statement timely, but failed to have the Registration Statement declared effective timely and accounted for such occurrence.

5)	Occurrence of Events of Default such as our failure to pay or make payments, failure to deliver conversion shares, breaches of covenants, incomplete or misleading representation and warranties, voluntary or involuntary bankruptcy, certain governmental actions and the failure to timely cure a Trigger Event.

In no event, may the Trigger Events be applied more than twice.

Embedded Conversion Features and Warrants

The First, Second, Third, and Fourth Closings entered into during 2010 carry embedded conversion features and warrants which are accounted for as derivative instruments under the relevant accounting guidance. Originally, the Company used the Black-Scholes model to valuate these derivatives.  Subsequent to the filing of the June 30, 2010 Form 10-Q, the Company decided to move from the Black-Scholes option pricing model to the Binomial Lattice option pricing model for the valuation of these embedded conversion features and warrants. The Company determined that the Binomial Lattice model more accurately valued the “down-round protections”, or reset features included in the embedded conversion features and a reset provision associated with the exercise price of the warrants. As a result of this change to the Binomial Lattice option pricing model, the Company believes the Binomial Lattice model provides a better estimate of fair value of the derivative instruments at their grant dates, triggering dates, and quarter ends. In applying the Binomial Lattice model, the Company used the assumptions shown above (see Note 1).

As explained in Footnote 5 above, the warrants carry a “cashless exercise” feature. This cashless exercise feature has value to the holder. To determine the value of the “cashless exercise” feature, the Company used the following assumptions. The Company initially estimated that the Company’s registration statement would be declared effective on or around February 28, 2011. As stated in the warrant agreement, upon an effective registration statement the cashless exercise feature is no longer available to the holder. On January 30, 2011, the Company withdrew the filing of its registration statement which resulted in the continuance of the cashless exercise feature.  The Company also evaluated the likelihood of the warrant holders exercising their warrants under the cashless exercise feature versus a cash exercise from the original grant date of each warrant until the estimated date the registration statement is declared effective. Based on the cashless exercise notices received by the Company as of September 30, 2010, and based on our best estimate of the warrant holders’ intent going forward, the Company believed a conservative estimate that there was a 50% likelihood that the investors would exercise under the cashless exercise provision and 50% likelihood that they would effect a standard exercise via cash.  For the quarter ended December 31, 2010, the Company re-evaluated the likelihood of warrant holders exercising the warrants under the cashless exercise feature.  Based on significant exercise notices received in January and February 2011, the Company believes that there is a 90% likelihood that the investors would exercise under the cashless exercise provision and 10% likelihood that they would effect a standard exercise via cash.  The Company, through its valuation expert, then performed the following steps to estimate the fair value of the warrants on their grant date, at each quarter end and at year end. The Company valued the warrants (assuming standard cash exercises,) under the Binomial Lattice option pricing model (“Binomial Model — Normal”). In addition, the Company valued the warrants under a separate Binomial Lattice option pricing model (“Binomial Model — Cashless”), assuming that the holder would exercise under the cashless exercise feature prior to the date of the registration statement being declared effective.  Another factor that was considered for the value estimated under the Binomial Model — Cashless was that if the holder of the warrant decided to exercise under the cashless exercise feature, the number of warrant shares available to the holder was then computed under the formula noted in section 2.1(b) of the warrant agreement. On some dates, it resulted in potentially more shares being issued to the holder than what are stated on the holder’s warrant agreement and on some dates it results in potentially less shares being issued to the holder than what are stated on the warrant agreement.

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The total values computed under each Binomial Model were then assigned a likelihood or probability that the investor may exercise under either scenario to arrive at the estimated fair value assigned to the warrants. For the grant dates and the periods ending March 31, 2010, June 30, 2010,  and September 30, 2010, we used 50% of the value under the Binomial Model — Normal and 50% of the value under the Binomial Model — Cashless.   For the period ended December 31, 2010, and based on actual exercises in the quarter ended March 31, 2011, we used 10% of the value under the Binomial Model — Normal and 90% of the value under the Binomial Model — Cashless, to better reflect the current activity of exercises.

See Note 1 for more information on accounting for derivative liabilities related to embedded conversion features and warrants with down round protection and valuation of these derivative liabilities.

Activity in connection with the Company’s convertible debt for the year ended December 31, 2010, is as follows:

	10% Notes	St. George Debt	2010 Notes
	Issued Sept '08	Issued Sept '09	Issued 3/22/10	Issued 4/8/10	Issued 4/13/10	Issued 4/26/10	Total
Carrying Value Before Discount at December 31, 2009	$1,624,886	$616,390	$-	$-	$-	$-	$2,241,276
face value of debt issued in 2010	-	-	925,000	5,490,165	3,957,030	685,170	11,057,365

Additional penalities for trigger events and forbearance fees added to the note balance	169,904	50,000	1,410,422	4,148,642	3,326,941	480,108	9,586,017

Portion of note converted to equity	(1,430,848)	(666,390)	(1,862,485)	-	-	-	(3,959,723)
Carrying Value Before Discount at December 31, 2010	363,942	-	472,937	9,638,807	7,283,971	1,165,278	18,924,935

Discount, net of accumulated amortization at December 31, 2009	(1,607,111)	(393,681)	-	-	-	-	(2,000,792)
Acceleration of amortization in connection with conversion and debt extinguishment	1,519,220	393,681	261,685	-	-	-	2,174,586

Discount attributable to 2010 notes	-	-	(651,165)	(5,490,165)	(3,957,030)	(685,170)	(10,783,530)

Amortization expense	87,891	-	389,480	4,023,776	3,207,602	485,340	8,194,089
Discount, net of accumulated amortization at December 31, 2010	-	-	-	(1,466,389)	(749,428)	(199,830)	(2,415,647)

Net Carrying Value at December 31, 2010	$363,942	$-	$472,937	$8,172,418	$6,534,543	$965,448	$16,509,288

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Senior Notes Payable

In December 2008, in the first closing of the 12% Senior Note offering, the Company issued units consisting of $1,077,500 principal amount of 12% Senior Promissory Notes (“Senior Notes”) and five year warrants to purchase a total of 862,000 shares of the Company’s common stock at $1.00 per share.  The Senior Notes bear interest at a rate of 12% per annum, payable semi-annually on June 1st and December 1st of each year after issuance.  The Senior Notes matured on the earlier of December 8, 2010 or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions.  Certain events accelerate the maturity of the Senior Notes, including a change in control, bankruptcy or legal judgment.  The Senior Notes are unsecured, and are senior to the Convertible Debt.  The Company is not permitted to issue additional notes or evidence of indebtedness that are senior in priority to the Senior Notes, however, the Company was permitted to issue notes up to an aggregate principal amount of $2,500,000 which are of equal priority with the Senior Notes.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $269,372, which was recorded as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $1,346,872.

The Company incurred debt issuance costs of $271,644 and debt discounts of $508,580  in association with the Senior Notes, including $50,858 and $508,580, respectively, related to the issuance of 948,200 warrants for the purchase of the Company’s common stock at $1 per share, issued to Senior Note holders and to brokers.  These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 97% (iii) weighted-average risk-free interest rate of 2.10%, and (iv) weighted-average expected life of 5 years. Debt issuance costs and debt discount are being amortized over the life of the debt using the effective interest method.  Amortization of debt issuance costs was $169,947 and $101,698 for the years ended December 31, 2010 and 2009, respectively.  Amortization of debt discount was $318,178 and $190,402 for the years ended December 31, 2010 and 2009, respectively.

On January 30, 2009, the Company conducted the second and final closing (the “Final Closing”) of the 12% Series 1 Senior Note offering whereby the Company sold an additional $680,000 principal amount of 12% Senior Notes and five year warrants to purchase a total of 544,000 shares of common stock at $1.13 per share. Accordingly, a total of $1,757,500 in 12% Senior Notes and Warrants to purchase 1,406,000 shares of common stock in the 12% Senior Note Offering were sold in 2008 and 2009. The Senior Notes issued in January 2009 mature on the earlier of the second anniversary of the closing date or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $170,000, which was recorded as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $850,000.

In connection with the 12% Series 1 Senior Note offering, the Company agreed to file a registration statement with the SEC on Form S-3 by July 31, 2009 (which was filed on July 2, 2009), covering the secondary offering and resale of the Warrant Shares sold in the 12% Senior Note offering.

The Company incurred debt issuance costs of $156,376 and debt discounts of $429,760 in association with the Final Closing of the Series 1 Senior Note including $42,976 and $429,760, respectively, related to the issuance of 54,400 and 544,000 warrants for the purchase of the Company’s common stock at $1.13 per share, issued to brokers and Series 1 Senior Note holders, respectively. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 1.85%, and (iv) weighted-average expected life of 5 years. The debt issuance costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2009. Debt issuance costs and debt discount are being amortized over the life of the debt using the effective interest method. Amortization of debt issuance costs was $119,279 and $37,097  for the years ended December 31, 2010 and 2009, respectively. Amortization of debt discount was $327,808 and $101,951 for the years ended December 31, 2010 and 2009, respectively.

On May 4, 2009, the Company conducted a first closing (“First Closing”) of a private offering under Regulation D for the sale to accredited investors of units consisting of $1,327,250 principal amount of 12% Series 2 Senior Notes and five-year warrants to purchase a total of 2,123,600 shares of the Company’s common stock at $0.98 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was 115% of the five (5) day volume weighted average closing price of the Company’s common stock on NYSE Amex US for the five (5) trading days prior to the date of the First Closing.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $331,811, which was recorded as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $1,659,061.

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In connection with the offer and sale of securities to the purchasers in the First Closing of the offering, the Company’s exclusive placement agent and all participating brokers received aggregate cash sales commissions of $132,725 and $39,817 in non-accountable expenses for services in connection with the First Closing. In addition, in the First Closing the Company issued placement agent warrants to the Company’s exclusive placement agent to purchase a total of 212,360 shares, of which, 54,472 shares and warrants to purchase 6,000 shares were assigned to other individuals.

 The Company incurred debt issuance costs of $373,564 and debt discounts of $838,826 in association with the First Closing in May 2009, including $172,012 and $838,826, respectively, related to the issuance of 212,360 and 2,123,600 warrants for the purchase of the Company’s common stock at $0.98 per share, issued to brokers and Senior Note holders, respectively. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 2.03%, and (iv) weighted-average expected life of 5 years. Those debt issuance costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2009. Debt issuance costs and debt discount are being amortized over the life of the debt using the effective interest method. Amortization of debt issuance costs was $348,276 and $25,288 for the years ended December 31, 2010 and 2009, respectively. Amortization of debt discount was $782,043 and $56,782 for the years ended December 31, 2010 and 2009, respectively.

On June 12, 2009, the Company conducted the second closing (the “Second Closing”) of a private offering under Regulation D for the sale to accredited investors of units consisting of $468,500 principal amount of 12% Series 2 Senior Notes (“Notes”) and five year warrants to purchase a total of 749,600 shares of the Company’s common stock at $1.11 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was to be greater of 115% of the five day weighted average closing prices of the Company’s common stock as reported by NYSE Amex US for the five trading days ended on June 11, 2009.   In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $117,130, which was recorded as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $585,630.

In connection with the offer and sale of securities to the purchasers in the offering, the Company’s exclusive placement agent received sales commissions of $46,850 and $14,055 of non-accountable expenses for services in connection with the Second Closing. In addition, in the Second Closing, the Company issued to the placement agent, warrants to purchase a total of 74,960 shares, of which the Company’s exclusive placement agent received placement agent warrants to purchase 58,360 shares, and two other brokers received warrants to purchase 14,992 shares and 1,600 shares, respectively.

The Company incurred debt issuance costs of $141,168 and debt discounts of $300,583 in association with the Second Closing in June 2009, including $68,963 and $300,583, respectively, related to the issuance of 74,960 and 749,600 warrants for the purchase of the Company’s common stock at $1.11 per share, issued to brokers and Senior Note holders, respectively . These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 2.03%, and (iv) weighted-average expected life of 5 years. Those debt issuance costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2009. Debt issuance costs and debt discount are being amortized over the life of the debt using the effective interest method. Amortization of debt issuance costs was $128,386 and $12,782 for the years ended December 31, 2010 and 2009, respectively. Amortization of debt discount was $273,366 and $27,215 for the years ended December 31, 2010 and 2009, respectively.

The Company did not pay the interest due on the Series 1 Senior Notes or the Series 2 Senior Notes (together “the Series 1 and 2 Notes”) due on December 1, 2009 or March 1, 2010. The Company did not have sufficient cash to satisfy these debts and carry on current operations. Consequently, under the terms of the Series 1 and 2 Notes, the interest rate increased from 12% to 18% per annum. The failure to pay interest as scheduled represented an event of default under the terms of the Notes and all senior debt was classified as current. However, none of the holders declared default, or declared the outstanding Series 1 and 2 Notes and other contractual obligations immediately due.

 In order to resolve the defaults and to preserve as much cash as possible for operations, management put together various exchange agreements (the “Debt Exchanges”) to enter into with its the debt holders, subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which the debt holders would exchange their outstanding Notes or other debt obligations for shares of the Company’s common stock. Although the exchange terms vary slightly between the debt holders, based upon the terms of each of the particular Notes, a few provisions are consistent in all of the exchange agreements:

First, all of the issuances pursuant to the proposed Debt Exchanges were subject to Shareholder Approval. To that end, the Company filed its initial Preliminary Proxy Statement on Schedule 14A on February 1, 2010; the Company was to obtain the required Stockholder Approval by September 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the notes would fall back into default, pursuant to which the note holders could declare the full amount owed on the notes immediately due and payable, if the Company failed to hold the meeting by the required dates.  Once the Company obtained Shareholder Approval to issue the shares pursuant to a particular Debt Exchange, upon such issuance, the debt related to such exchange agreement would be convertible into shares of common stock and the holders thereof would waive all current and future defaults under the debt.

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Second, the Company agreed to use its best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement to be filed under the Securities Act of 1933, as amended.

Third, the issuance of all of the shares of Common Stock to be issued under these Debt Exchanges was subject to NYSE Amex listing approval.

Under the terms of the Debt Exchange agreement, the notes would become convertible once all items above were met.  The number of shares of common stock to be issued to the Note Holder upon conversion shall be an amount equal to the quotient of: the amount of principal sought to be exchanged divided by seventy percent (70%) of the VWAP for the five (5) trading days immediately preceding the date of the exchange request; provided however, in no event shall the exchange price be less than $0.28.

In September 2010, the Company amended the Debt Exchange Agreement (“September 2010 Amendment to Debt Exchange Agreement”) with the Series 1 and 2 Note Holders. Pursuant to the September 2010 Amendment to Debt Exchange Agreement, the Series 1 and 2 Note Holders agreed to extend the date of the required shareholder meeting to a date on or before November 15, 2010 instead of September 15, 2010. In return, the Company agreed to (a) increase the principal balance due on the Notes by 25% effective September 1, 2010 and (b) the Company in its - sole discretion — maintains the right to pay the interest due on the Notes in shares of its common stock so long as the market price of the Company’s common stock is equal to or above $0.28 per share on the date such interest is due. Due to the SEC’s review of the periodic reports that we were required to mail with the proxy statement, seeking the Stockholder Approval, we were unable to hold the related meeting until December 3, 2010.  Our stockholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 meeting and the NYSE Amex approved the shares on January 3, 2011.  All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remains in effect and no other consideration is owed to the note holders pursuant to this default. The total for the additional penalty was $888,275 and is included in loss on extinguishment of debt in the accompanying consolidated statements of operations.  As of the date of this filing, we have not received notice from any note holders declaring a default. Any shares of common stock to be issued pursuant to the debt exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated hereunder.

Subsequent to December 31, 2010, principal and interest in the amount of $5,434,052 of the Series 1 and 2 Notes have been exchanged for 13,640,728 shares of the Company’s common stock (see Note 16).

Activity in connection with the Company’s Senior Debt during the year ended December 31, 2010, is as follows:

	Series 1		Series 2
	Dec-08	Jan-09	May-09	Jun-09	Total
Carrying Value Before Discount at December 31, 2009	$1,077,500	$680,000	$1,327,249	$468,350	$3,553,099
Note increase for debt extinguishment	269,372	170,000	331,812	117,280	888,464
Carrying Value Before Discount at December 31, 2010	1,346,872	850,000	1,659,061	585,630	4,441,563
Discount, net of accumulated amortization, at December 31, 2009	(318,178)	(327,809)	(782,043)	(273,366)	(1,701,396)
Amortization expense for year ended December 31, 2010	318,178	327,809	782,043	273,366	1,701,396
Discount, net of accumulated amortization, at December 31, 2010	-	-	-	-	-
Net Carrying Value at December 31, 2010	$1,346,872	$850,000	$1,659,061	$585,630	$4,441,563

The Bridge Loan Agreement

On September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 (the “Bridge Loan”) and the Company agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “12% Senior Notes”. Interest under the Bridge Loan was set at 12% per annum. However, because the Company did not repay the Bridge Loan as scheduled on or before October 9, 2009, the interest rate was increased to 18% per annum, retroactive to September 10, 2009. Since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the principal of the Bridge Loan $83,000 as of December 31, 2009. Pursuant to the Bridge Loan Agreement, the Company issued to the Lender a two-year warrant to purchase 116,000 shares of the Company’s common stock exercisable at $0.60 per share (the “Two-Year Warrant”). This warrant was valued at $34,800 using the Black-Scholes model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded a debt discount. For the years ended December 31, 2010 and 2009, $18,432 and $16,368, respectively, was amortized to interest expense related to this debt discount.

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The Company paid cash fees associated with this debt of $34,800, which was recorded as debt issuance costs. For the years ended December 31, 2010 and 2009, the Company recorded interest expense of $34,800, and $0, respectively, related to the debt issuance costs.

In March 2010, the Company entered into an Exchange Agreement with the Lender. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per share to $0.28 per share.

Pursuant to the Bridge Loan Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010. Since our failure to obtain shareholder approval by September 15, 2010 would subject us to being in default of the Bridge Loan, on September 13, 2010, we sought the Bridge Loan holder’s agreement to instead hold the meeting on or before November 15, 2010. In consideration for their agreement to extend the time in which we must obtain shareholder approval, and waive any defaults related to our failure to hold the meeting by September 15, 2010, we agreed to increase the principal balance of the Bridge Loan by 25% and pay an additional $5,000 in legal fees related to the default. In accordance with relevant accounting guidance, the Company recorded the 25% increase of $57,360 to the principal balance as a loss on extinguishment which is included in the accompanying statement of operations for the year ended December 31, 2010.

On September 14, 2010, the Company recorded a beneficial conversion feature of the principal balance of the note, which resulted in the recording of $140,360 as debt discount and amortization expense of $140,360 as of December 31, 2010. As a result of this agreement, we agreed to issue the holder 592,261 shares (instead of 404,526), which includes interest payments due through December 31, 2010. The issuance of shares pursuant to the amendment is subject to our receipt of NYSE Amex listing approval and Shareholder Approval. The Shareholder Approval was received on December 3, 2010 and the NYSE Amex listing approval was received on January 3, 2011.  The debt balance of $140,360 and accrued interest of $25,474 was converted in January 2011 into 592,261 shares of the Company’s common stock (see Note 16).

As of December 31, 2010, the principal of the Bridge Loan was $140,360 and related accrued interest was $25,474.

Subsequent to December 31, 2010, the total principal and interest of the Bridge Loan has been exchanged for 592,261 shares of the Company’s common stock (see Note 16).

Consulting Agreement

On September 10, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC ( “Cantone  Asset ”) whereby Cantone Asset  provided guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes. In consideration of Cantone Asset’s service, the Company agreed to pay monthly consulting fees of $12,000 per month for a period of twelve (12) months and issue to the Consultant a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share (the “Cantone Warrant”). This warrant was valued at $88,000 using the Black-Scholes option pricing model with a discount rate of 2.38% and a volatility of 0.9727% and recorded as a prepaid asset. During the years ended December 31, 2010 and 2009 the Company recorded amortization expense of $58,667 and $29,333 related to this agreement, respectively, which has been included in selling, general and administrative expenses in the accompanying consolidated statements of operations. At December 31, 2010 and 2009 the unamortized balance of $0 and $58,667 is included in prepaid consulting.

In March 2010, in an effort to further reduce its cash expenditures, the Company also amended the consulting agreement with Cantone Asset. Under the amended consulting agreement, Cantone Asset agreed to accept shares of the Company’s common stock in lieu of the Cash Consulting Fee and as consideration therefore, the Company agreed to reduce the warrant exercise price of the Cantone Warrants to $0.28 per share (the “Amendment”). Pursuant to the Amendment, and subject to stockholder approval, the Company would issue Cantone Asset an aggregate of 514,286 shares of the Company’s common stock (the “Amendment Shares”), which does not include the shares of common stock underlying the Cantone Warrants. Pursuant to the Amendment, the Company was required to obtain shareholder approval by September 15, 2010.  As previously stated the Company was unable to hold a meeting by such date due to the SEC’s review of the periodic reports that were required to be mailed with the corresponding proxy statement.  Accordingly, the Company sought and obtained Cantone Asset’s agreement to instead hold the shareholder meeting by November 15, 2010; in exchange for which, we agreed to increase the cash fee owed to Cantone Asset by 25% and instead of paying the amount owed in cash we agreed to issue them 642,857 Amendment Shares (the “Extension”), which shall be full and complete payment of all fees owed to Cantone under the Agreement and the Amendment.  Pursuant to the Extension, Cantone Asset also agreed to waive any defaults related to the Company’s failure to hold the shareholder meeting by September 15, 2010.  The shareholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 shareholder meeting and the NYSE Amex approved the shares on January 3, 2011.  The 642,857 amendment shares were issued on January 12, 2011, which represents full and complete payment of all fees owed to Cantone Asset under the Agreement and the Amendment (see Note 16).

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Debt Repayment Obligations

All of the Company’s Convertible Debt, Senior Notes, and the Bridge Loan are considered to be short-term debt and to be repaid within the next 12 months.

See also Note 16 — “Subsequent Events” for further information regarding certain debt obligations.

NOTE 9 — EMPLOYMENT CONTRACT TERMINATION LIABILITY

In October 2008, the Company’s former chief executive officer agreed to retire from his employment with the Company. The Company negotiated a settlement of its employment contract with the former chief executive officer under which he received $150,000 upon the effective date of the agreement, including $25,000 for reimbursement of his legal expenses. In addition the Company agreed to pay $540,000 in monthly installments of $18,000, commencing January 31, 2009, to continue certain insurance coverage, and to extend the term of options previously granted which would have expired shortly after termination of employment. Pursuant to FASB ASC 420-10, the Company recorded a liability of approximately $517,000 for the present value of the monthly installments and insurance coverage’s due under the settlement agreement. Approximately $85,000 and $227,000 are included in accrued salaries and wages and $0 and $86,000 are included in other long-term liabilities in the accompanying consolidated balance sheets at December 31, 2010 and 2009, respectively. During the year ended December 31, 2010, the Company paid approximately $282,700 under this arrangement to the Company’s former CEO.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its laboratory and manufacturing space under an operating lease agreement that expired on December 1, 2010.  The lease required monthly lease payments of $6,944.  The lease was extended to August 31, 2011.

Rent expense under non-cancelable leases was approximately $90,000 and $83,000 for the years ended December 31, 2010 and 2009, respectively.

Litigation

On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s CIT technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against us for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company performed extensive due diligence to determine that AcuVector had no interest in the technology when the Company acquired it. The Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable result in the case. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying consolidated financial statements.

The Company is also defending a companion case filed in the same court by the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by the Company to Dr. Chang for the CIT technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that the Company conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that the Company is not the owner of the CIT technology, just that the University has an equitable interest therein or the revenues there from.

If either AcuVector or the University is successful in their claims, the Company may be liable for substantial damages, its rights to the technology will be adversely affected and its future prospects for exploiting or licensing the CIT technology will be significantly impaired.

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On June 11, 2010, Hudson Bay Fund, L.P. (“Hudson Bay”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to the Company’s April 8, 2010 Convertible Promissory Notes. The claim alleges that a Trigger Event occurred, because the registration statement contemplated by the Registration Rights Agreement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance. The Company noted this Trigger Event and recorded in its accompanying financial statements the increase of principal. Moreover, the claim alleged that an additional Trigger Event occurred because the Company did not cure the first Trigger Event within five trading days. As a result to the Second Trigger Event, Hudson Bay alleges that the outstanding balance of the Note should be immediately increased by an additional 125%. The Company does not agree with Hudson Bay’s second allegation. As the final outcome is not determinable, no accrual or loss relating to the second allegation is reflected in the accompanying consolidated financial statements.  On January 21, 2011, Hudson agreed to exchange the Hudson Notes for an aggregate of 1,140,357 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of the exchange, such notes are no longer outstanding, and the Company and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice. The dismissal order was filed on January 21, 2011.

On December 10, 2010, Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the “Plaintiffs”) filed a complaint against us regarding the warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting.  The Plaintiffs believe that the effective price of the Notes we issued pursuant to the 2010 Note Financing is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO. The Plaintiffs amended their complaint to allege that the issuance of shares to two of our other note holders in settlement of a lawsuit with such note holders also triggered their anti-dilution rights.  Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting.  We do not agree with any of the Plaintiffs claims and intend to defend the case vigorously.  If the Plaintiffs prevail, they may be entitled to exercise their warrants for up to 21,800,000 shares of our common stock and the court may award them cash damages, which at this time, have not yet been established or calculated.

To date, we have expended a large amount of cash and time on this lawsuit and numerous depositions have been scheduled.  Considering the potential outcome of this lawsuit and attorneys fees associated with litigating same, management believed it to be in the company and our shareholders’ best interest to settle this lawsuit. Accordingly, on May 10, 2011 we entered into a settlement agreement with the Plaintiffs, which was amended on May 24, 2011. (See Note 16).

On December 1, 2010, the two note holders with whom we entered into the October 14, 2010 forbearance agreement, in lieu of the extension letter agreement we entered into with our other 2010 Note Financing note holders, submitted a letter stating that we defaulted on the  Forbearance Agreement since we did not have the shareholder meeting on November 15, 2010.  These two holders claim that because we did not hold the meeting on November 15, 2010, the Forbearance Agreement then allows them to seek all recourse available under the terms of the original note and the Forbearance Agreement specifically asserts that only one trigger event occurred and that they are therefore entitled to an additional 25% increase in their note balance.  The Company is negotiating a settlement. Until an agreement is reached the balance of the notes has been increased by 25% totaling $882,552.

On March 11, 2011, The Rosen Law Firm, P.A. filed a class action suit, alleging the Company had violated federal securities laws by misrepresenting the relationship between us and third parties in the Company's clinical studies of its Onko-Sure® test kits. The Company believes there is no basis to the suit filed by The Rosen Law Firm and it has been fully transparent in its relationship with third parties.

In the ordinary course of business, there are other potential claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company’s operations or financial position or are covered by insurance.

Indemnities and Guarantees

The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities.  Pursuant to the Sale and Purchase Agreement, the Company has indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document.  Additionally, the Company has agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the JPI acquisition.  The duration of the guarantees and indemnities varies, and in many cases is indefinite.  These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

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NOTE 11 — SHARE-BASED COMPENSATION

The Company has six share-based compensation plans under which it may grant common stock or incentive and non-qualified stock options to officers, employees, directors and independent contractors.  The exercise price per share under the incentive stock option plan shall not be less than 100% of the fair market value per share on the date of grant.  The exercise price per share under the non-qualified stock option plan shall not be less than 85% - 100% of the fair market value per share on the date of grant.  All options granted under the plans through December 31, 2010 had an exercise price equal to the fair market value at the date of grant.  The expiration date of options granted under any of the plans may not exceed 10 years from the date of grant.

Effective June 30, 1999, the Company adopted the 1999 Stock Option Plan (the “1999 Plan”).  The Company can grant options for the purchase of up to 400,000 shares of the Company’s common stock under the 1999 Plan.  The 1999 Plan terminated on June 30, 2009, after which grants cannot be made from the 1999 Plan.  All options vest upon grant and expire five years from the date of grant.  As of December 31, 2010, 60,001 options at a weighted average exercise price of $1.98 per share were outstanding under the 1999 Plan.

On January 25, 2002, the board of directors adopted the 2002 Stock Option Plan (the “2002 Plan”). The Company can grant options for the purchase of up to 200,000 shares of the Company’s common stock under the 2002 Plan. All options granted vest upon grant and expire five years from the date of grant. As of December 31, 2010, there were no options outstanding under the 2002 Plan. The Company had 39,237 options available for grant under the 2002 Plan at December 31, 2010.

On February 23, 2004, the board of directors adopted the 2004 Stock Option Plan (the “2004 Plan”).  The Company can grant options for the purchase of up to 480,000 shares of the Company’s common stock under the 2004 Plan.  The Company had 359,000 options available for grant under the 2004 Plan at December 31, 2010 and 86,000 options at a weighted average exercise price of $0.75 per share were outstanding under the 2004 Plan.  These options vested immediately and expire in 2011.

On March 14, 2006, the Board of Directors adopted the 2006 Equity Incentive Plan (the “2006 Plan”).  The Company can grant options for the purchase of up to 1,000,000 shares of the Company’s common stock under the 2006 Plan.  Vesting of grants under the 2006 Plan is determined at the discretion of the Compensation Committee of the Board of Directors.  Options granted under the 2006 Plan have generally vested upon grant.  As of December 31, 2010, 817,000 options at a weighted average exercise price of $2.17 per share were outstanding under the 2006 Plan.  The Company had 143,000 options available for grant under the 2006 Plan at December 31, 2010.

On September 7, 2006, the Company’s shareholders approved the 2007 Equity Incentive Plan (the “2007 Plan”).  The Company can grant options for the purchase of up to 1,500,000 shares of the Company’s common stock under the 2007 Plan.  Vesting of grants under the 2007 Plan is determined at the discretion of the Compensation Committee of the Board of Directors.  Options granted under the 2007 Plan generally vest ratably over 24 months.  As of December 31, 2010, 815,000 options at a weighted average exercise price of $1.74 per share were outstanding under the 2007 Plan.  The Company had 665,000 options available for grant under the 2007 Plan at December 31, 2010.

On December 3, 2010, the Company’s shareholders approved the 2010 Equity Incentive Plan (the “2010 Plan”).  The 2010 Plan provides for the grant to employees, including executive officers, of restricted common stock, as well as cash or other share-based awards and other benefits. A maximum of 6,000,000 shares of common stock may be issued and awarded under the 2010 Plan; however, as of January 1 of each year, commencing with the year 2011 and ending with the year 2013, the aggregate number of shares available for granting awards under the 2010 Plan shall automatically increase by a number of shares equal to the lesser of (x) 5% of the total number of shares of the Company’s common then outstanding or (y) 1,000,000. The maximum number of shares of common stock that may be subject to stock awards granted to any one participant during any single year period is 3,000,000.  Vesting of grants under the 2010 Plan is determined at the discretion of the Compensation Committee of the Board of Directors.  Options granted under the 2010 Plan generally vest immediately upon grant.  As of December 31, 2010, 5,590,000 options at a weighted average exercise price of $0.39 per share were outstanding under the 2010 Plan.  The Company had 410,000 options available for grant under the 2010 Plan at December 31, 2010.

Summary of Assumptions and Activity

The fair value of option awards to employees, directors and consultants are calculated using the Black-Scholes option pricing model, even though the model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options.  The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.  The expected volatility is based on the historical volatility of the Company’s stock price.  The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior.  The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the expected term on the date of the grant.  The Company does not expect to pay dividends in the foreseeable future, thus the dividend yield is zero.  These factors could change in the future, affecting the determination of share-based compensation expense in future periods.

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No options were granted during the year ended December 31, 2009.  During the year ended December 31, 2010, the Company granted 5,590,000 options to employees, directors, and outside consultants which vested immediately upon grant.  The Company used the Black-Scholes option pricing model to value the options.  The options were valued at $1,844,700 on December 3, 2010, the date of grant.  The Company used the following assumptions in valuing the options on the grant date:

Annual dividend yield	-
Expected life (years)	5
Risk-free interest rate	1.59%
Expected volatility	128%

Share-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. ASC 718-10 requires estimates of forfeitures of unvested options at the time of grant. Estimated forfeitures are revised in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for 2010 and 2009 was 0%, as options generally vest upon grant.

During September 2009, the Company modified various employee stock options to change the exercise price to $0.75. For the fully vested options, this modification resulted in $129,360 of expense recorded during the year ended December 31, 2009.  During the year ended December 31, 2010, the Company recorded $173,758 as additional expense related to the remaining vested employee and director stock options.

Employee and director stock-based compensation expense for the years ended December 31, 2010 and 2009, including expense related to the modification of options upon the retirement of our former Chief Executive Officer, as described above, was $2,018,458 and $795,983, respectively. Share-based compensation related to employee and director stock options under ASC 718-10 is included in selling, general and administrative expense. There was no unrecognized share-based compensation expense at December 31, 2010 related to employee and director stock options.

The following is a status of all stock options outstanding at December 31, 2010 and 2009 and the changes during the years then ended:

	2010		2009
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price
Outstanding and exercisable, beginning of year	1,858,001	$1.85	2,757,001	$2.56
Granted	5,590,000	0.39	-	-
Expired/forfeited	(80,000)	0.75	(899,000)	3.88
Outstanding and expected to vest, end of year(1)	7,368,001	$0.75	1,858,001	$1.90
Vested and exercisable, end of year	7,368,001	$0.75	1,753,626	$1.91

(1)	Includes the re-pricing in 2009 of 1,129,000 options from exercise prices ranging from $2.85 - $4.65 to a modified exercise price of $0.75

There were no options exercised in 2010 or 2009.  The aggregate intrinsic value of options outstanding at December 31, 2010 and 2009, considering only options with positive intrinsic values and based on the closing stock price, was $1,591,375 and $0, respectively.  The weighted-average remaining contractual term of outstanding and exercisable options at December 31, 2010 and 2009 was 4.10 and 2.49 years, respectively.

NOTE 12 — STOCK WARRANTS

The Company issues warrants pursuant to debt financings, consulting, and service agreements.

In January 2009, the Company issued five-year warrants to purchase 544,000 shares of the Company’s common stock at $0.98 per share in connection with the second closing of the Senior Note financing of a private offering of the Company’s common stock.   Warrants to purchase an additional 54,400 shares of the Company’s stock at $1.13 per share were issued to the private placement agent (see Note 8).

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On May 4, 2009, the Company issued five-year warrants to purchase 2,123,600 shares of the Company’s common stock at $0.98 per share in connection with the “First Closing” of a private offering of the Company’s common stock.   Warrants to purchase an additional 212,360 shares of the Company’s stock at $0.98 per share were issued to the private placement agent (see Note 8).

On June 12, 2009, the Company issued five-year warrants to purchase 749,600 shares of the Company’s common stock at $1.11 per share in connection with the “Second Closing” of a private offering of the Company’s common stock.   Warrants to purchase an additional the 74,960 shares of the Company’s stock at $1.11 per share were issued to the private placement agent (see Note 8).

On August 24, 2009, the Company issued five year warrants to purchase 403,621 shares of the Company’s common stock at $0.66 per share in connection with the issue of convertible debt which were valued and accounted for upon the issuance of the related convertible debt in 2008 (see Note 8).

On September 10, 2009, the Company issued a two-year warrant to purchase 116,000 shares of the Company’s common stock, exercisable at $0.60 per share, pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, to the Lender (see Note 8).  This warrant was valued at $34,800 using the Black-Scholes option pricing model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded a debt discount.

On September 10, 2009, the Company issued to a onsultant, in connection with the Bridge Loan Agreement, a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share (see Note 8).  The warrant was valued at $88,000 using the Black-Scholes option pricing model with a discount rate of 2.38% and a volatility of 0.9727% and recorded as a prepaid asset. During the years ended December 31, 2010 and 2009 the Company recorded amortization expense of $58,667 and $29,333 related to this agreement, respectively,

On September 15, 2009, the Company issued a warrant to purchase 500,000 shares of the Company’s common stock, $0.001 par value per share, at an exercise price of $0.65 per share, subject to certain anti-dilution adjustments, in connection with a promissory note (see Note 8). The warrants expire five years from the date of grant.

 On November 30, 2009, in connection with the closing of the 2009 Registered Direct Offering (“RDO”) of shares of common stock and warrants, the Company issued warrants to purchase 1,710,429 shares of its common stock to the purchasers in that offering at an initial exercise price of $1.25 per share, subject to adjustment as provided in the warrant (see Note 13).  In December 2010, the Company issued additional warrants pursuant to the anti-dilution provisions of the RDO warrants.  Accordingly, the exercise price of such warrants was reduced to $0.28 and the number of warrants was increased by 5,697,513 for an aggregate total of 7,342,156 shares.

In connection with the First, Second, Third, and Fourth Closing of the convertible note purchase agreements effective March 22, 2010, April 8, 2010, April 13, 2010 and April 26, 2010, (see Note 8 for further information), the Company issued warrants to purchase up to 13,148,668 shares of the Company’s common stock at a minimum exercise price at issuance date ranging between $0.28 and $0.89 per share subject to adjustment as provided in the warrant.

In May 2010, the Company entered into separate arrangements with the former 2008 Convertible Debt holders to issue additional warrants to purchase 1,114,658 additional shares of the Company’s common stock (see Note 8 for further information) and a modification of the exercise price ranging from $1.13 to $1.64.

On May 27, 2010, the Company granted a four-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.23 per share to be earned over a 2 year period. The warrants were valued using the Black-Scholes option pricing model using an expected term of 4 years, volatility of 130.01%, risk free interest rate of 2.18% and a zero dividend rate. As a result of the valuation, the Company recorded $400,000 as prepaid consulting and amortized $116,669 as of December 31, 2010.

During the year ended December 31, 2010, St. George, a convertible debt holder, exercised outstanding warrants to purchase an aggregate of 500,000 Shares of the Company’s common stock. All warrants exercised during the year ended December 31, 2010 by St. George were at $0.28 per share, the adjusted warrant exercise price pursuant to the terms of the warrants. The total net proceeds from the exercise of warrants by St. George during such period were $140,000. The aggregate intrinsic value of the warrants exercised was $16,000.

During the year ended December 31, 2010, note holder of Senior Notes Series 1 and 2, exercised outstanding warrants to purchase an aggregate of 748,000 shares of the Company’s common stock. The warrants were exercised at the contractual exercise prices between $0.98 and $1.11 per share. The total gross proceeds from the exercise of warrants by Senior Notes Series 1 and 2 note holders during such period were $740,800 before commission of approximately $62,312. The aggregate intrinsic value of the warrants exercised was $486,200.

145

In October 2010, five holders of warrants issued in connection with the September 2008 convertible notes (see Note 8) exercised warrants to purchase an aggregate of 105,856 shares of the Company’s common stock. As a result of private negotiations during October 2010, we re-priced these warrants held by 5 of the investors to $0.52 per share.  The original price of the warrants that were re-priced was $3.68, $4.74 and $2.69.  The remaining unexercised warrants remain exercisable at their original exercise price as set forth above.  The total gross proceeds from the exercise of warrants by the 2008 convertible note holders were $55,045. The aggregate intrinsic value of the warrants exercised was $8,468.

In October 2010, the note holder of the warrants issued in connection with the First Closing of convertible notes (see Note 8) exercised warrants to purchase 1,100,000 shares of the Company’s common stock. The warrants were exercised using the cashless-exercise option of the warrants.

The following represents a summary of the warrants outstanding at December 31, 2010 and 2009 and changes during the years then ended:

	2010		2009
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price
Outstanding and exercisable, beginning of year	10,393,287	$1.66	5,252,699	$3.38
Granted	20,360,839	0.42	6,688,970	1.02
Expired/forfeited	(1,161,585)	3.68	(1,548,382)	2.85
Exercised	(2,453,856)	0.48	-	-
Outstanding and exercisable, end of year	27,138,685	$0.74	10,393,287	$1.66

The following table summarizes information about warrants outstanding at December 31, 2010:

Exercise Price	Number of Warrant Shares (1)	Weighted Average Remaining Contractual Life (Years)
$0.28 - $0.38	19,289,603	4.91
$0.60 - $0.98	2,533,430	3.34
$1.00 - $1.18	2,536,620	3.29
$1.20 - $1.25	542,181	3.66
$1.33 - $1.39	225,937	4.38
$1.48 - $1.64	522,238	4.38
$2.69	172,357	2.71
$4.74	1,316,319	1.00
	27,138,685

(1)	Includes certain warrants which can be exercised for no consideration under the cashless exercise provisions as defined in the warrant agreements (see Note 8).

The outstanding warrants at December 31, 2010 and 2009 are held by consultants and other service providers, stockholders, and current and former note-holders and are immediately exercisable.

NOTE 13 — STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company’s Certificate of Incorporation authorizes the Company to issue up to 25,000,000 shares of $0.001 par value preferred stock.  Shares of preferred stock may be issued in one or more classes or series at such time and in such quantities as the board of directors may determine.  During the periods presented, the Company had no shares of preferred stock outstanding.

146

Common Stock

The Company’s Certificate of Incorporation authorizes the Company to issue up to 200,000,000 shares of common stock, $0.001 par value.

The Company has funded its operations primarily through a series of Regulation S and Regulation D companion offerings (the “Offerings”), which consisted of the issuance of common stock or debt and equity securities that are convertible or exercisable into shares of our common stock.

Common Stock Issued for Services

On February 5, 2008, the Board of Directors authorized the issuance of 300,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through June 4, 2009. The shares were issuable in two increments of 150,000. The shares vested over a fifteen month period and were being valued monthly as the shares are earned based on the trading price of the common stock on the monthly anniversary date. In accordance with FASB ASC 505-50, the shares issued were periodically valued through the vesting period. Shares vested under the agreement were 80,000 and 220,000 during the years ended December 31, 2009 and 2008, respectively. The Company recorded general and administrative expense of $71,600 and $527,801 related to the agreement during the same years then ended.

On January 7, 2009, the Company granted 120,000 shares of common stock to the Company’s independent directors, subject to stockholder approval. The grant of the 120,000 shares is based on performance through 2008. During the quarter ended September 30, 2009 the Company’s stockholders approved this grant of common stock to the Company’s independent directors and approximately $72,000 in expense has been recorded based on the stock price at August 21, 2009 (date in which approval was obtained) in the accompanying consolidated statement of operations for the year ended December 31, 2009.

On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 400,000 shares of the Company’s common stock in exchange for services, vesting over a period of 24 months.  During the years ended December 31, 2010 and 2009, 200,001 and 183,326 shares were vested, respectively, with 16,676 shares remain to be vested in the year ended December 31, 2011. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the years ended December 31, 2010 and 2009, the Company recorded general and administrative expense of $137,644 and $128,162, respectively, related to the agreement.

On March 31, 2009, the Company issued 12,500 shares of the Company’s common stock to a consultant for investor relations services. The Company recorded $10,126 of expense during the year ended December 31, 2009 with respect to the shares issued, based on the value of the stock at the date the shares were earned.

On May 28, 2009, the Company entered into a Settlement Agreement and Release with Strategic Growth International Inc. (“SGI”), a consultant who provided investor relations services. Under the SGI Settlement Agreement and Release, the Company agreed to issue 56,000 shares of the Company’s common stock to SGI, which shares were subject to listing approval by the NYSE Amex US. These shares were approved on August 27, 2009. In lieu of cash payment for amount due of $56,089 for services rendered, the Company issued these shares based on the approval date valued at $35,280 and recorded a gain in the amount of $20,809 in the accompanying consolidated statement of operations for the year ended December 31, 2009.

On June 23, 2009, the Company entered into a Settlement Agreement dated May 29, 2009 with Strategic Growth International. Strategic Growth International agreed to accept 37,500 shares of the Company’s common stock in exchange for warrants originally issued in accordance with the Financial Consulting Agreement. These shares were approved and issued on August 27, 2009. No additional cost was recognized as the original warrant value was greater than the value of the shares on the date the approval was obtained.

In September 2009, some holders of the 2008 Convertible Debt elected to convert principal under the terms of the agreement into common stock. This conversion resulted in the issuance of 807,243 shares of common stock and 403,621 warrants with an exercise price of $0.66 (see Note 8).

On September 22, 2009, the Company entered into an agreement with Lyons Consulting for investor relations services through September 2010.  The Company granted Lyons Consulting 200,000 restricted shares of the Company’s common stock in exchange for services.  In accordance with FASB ASC 505-50, the shares issued are periodically valued through the vesting period. The shares were approved by the NYSE Amex US on December 10, 2009.  During the years ended December 31, 2010 and 2009 100,000 and 100,000 shares were earned.  The Company recorded $74,500 and $27,000 related to the vested shares during the years ended December 31, 2010 and 2009, respectively.

147

On September 29, 2009, the Company entered into an Agreement regarding the Cancellation of Indebtedness with SOX Solutions.  The Company agreed to issue 67,800 shares of the Company’s common stock to SOX Solutions, which shares were subject to listing approval by the NYSE Amex US.  The shares were issued on December 10, 2009 and valued at $0.29 per share. As a result of the reclassification, the Company recorded a gain on settlement of $26,442 which is included in other expense, net in the accompanying consolidated statements of operation for the year ended December 31, 2009.

On November 11, 2009, the Company entered into an agreement with First International Capital Group, Ltd., to provide investor relations services. In connection with the agreement, the Company issued a total of 900,000 shares of the Company’s common stock. The service term was six months (commencing November 24, 2009 and ending May 25, 2010). The value of the common shares using the stock price on date of commencement was $0.24 per share. The total value of $360,000 was recorded as prepaid consulting expense and was amortized over the service period of six months. During the years ended December 31, 2010 and 2009, the Company amortized $300,000 and $60,000, respectively, as general administrative expenses related to this agreement.

On January 7, 2010, the Company entered into an agreement for the issuance of 100,000 shares of common stock to Boston Financial Partners for financial advisory services to be provided for the period January 1, 2010 through July 1, 2010. The shares vest ratably over the seven month period. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received in April 8, 2010. Therefore, the shares for compensation were measured and recorded on the date the Company received NYSE Amex approval and the Company recorded prepaid consulting of $71,000 related to the agreement. The shares were amortized to expense over the service period during the year ended December 31, 2010.

On January 13, 2010, the Company entered into an agreement with B&D Consulting for investor relations services through June 13, 2010. The Company granted B&D Consulting 200,000 shares of the Company’s common stock in exchange for services. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The shares were earned during the year ended December 31, 2010, and the Company recorded general and administrative expense of $108,000 related to the agreement.

On January 13, 2010, the Company entered into an agreement with Catawaba LTD (“Catawaba”) for investor relations services through September 13, 2010. The Company granted Catawaba 900,000 shares of the Company’s common stock in exchange for services which were valued at $288,000 and was recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $288,000 related to the consulting agreement, as general and administrative expenses related to the agreement.

On February 5, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The Company recorded $85,200 as prepaid consulting expenses for the initial 120,000 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, 470,667 shares were earned with 9,333 shares to be earned in the subsequent period.  The Company recorded general and administrative expense of $352,440 during the year ended December 31, 2010 related to the agreement.

On February 9, 2010, the Company entered into an agreement for the issuance of 900,000 shares of common stock to LWP1 pursuant to a consulting agreement for financial advisory services to be provided from February 9, 2010 through November 9, 2010. The shares vested over a ten month period as follows: 450,000 on February 9, 2010 and 50,000 each month thereafter, through the vesting term. The issuance of the shares was contingent upon NYSE Amex approval. NYSE Amex Approval was received on April 8, 2010.  In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The Company recorded $319,500 as prepaid consulting expenses for the initial 450,000 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, all 900,000 shares were earned.  The Company recorded general and administrative expense of $670,333 during the year ended December 31, 2010 related to the agreement.

On February 22, 2010, the Company agreed to issue 160,714 shares of common stock to settle an unpaid invoice in the amount of $45,000 of accounts payable through the date of the agreement, subject to NYSE Amex Approval. NYSE Amex approval was received on April 8, 2010 and the Company recorded the common stock issuance of $45,000 based on stock price on such date.

On March 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011. The issuance of the shares was contingent upon NYSE Amex approval. NYSE Amex approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period.  The Company recorded $127,800 as prepaid consulting expenses for the initial 180,000 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, 646,000 shares were earned with 74,000 shares to be earned in the subsequent period.  The Company recorded general and administrative expense of $472,260 during the year ended December 31, 2010 related to the agreement.

148

On April 13, 2010, the Company entered into an agreement with Lyons Consulting for investor relation services through October 2010.  The Company granted Lyons Consulting 200,000 shares of the Company’s common stock in exchange for services.  The shares were approved by the NYSE Amex US on October 15, 2010, at which time the Company valued the shares at $0.66 per share. The Company recorded general and administrative expense of $132,000 during the year ended December 31, 2010 related to the agreement.

On May 10, 2010, the Company entered into an agreement with Uptick Marketing for marketing services through August 2010.  The Company granted Uptick Marketing 250,000 shares of the Company’s common stock in exchange for services.  The shares were approved by the NYSE Amex US on October 15, 2010, at which time the Company valued the shares at $0.66 per share. The Company recorded general and administrative expense of $165,000 during the year ended December 31, 2010 related to the agreement.

On August 1, 2010, the Company entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through May 1, 2011.  The Company granted Catawaba 200,000 shares of its common stock in exchange for services. The shares were approved by the NYSE Amex US on December 3, 2010. The shares and were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $43,333 related to the consulting agreement.  As of December 31, 2010, $34,667 remains unamortized as prepaid consulting fees.

On August 1, 2010, the Company entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through Feb 1, 2011. The Company granted First International 200,000 shares of its common stock in exchange for services. The shares were approved by the NYSE Amex US on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $65,000 related to the consulting agreement.  As of December 31, 2010, $13,000 remains unamortized as prepaid consulting fees.

On August 1, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex approval was received on December 3, 2010.  During the year ended December 31, 2010, 200,000 shares were earned with 280,000 shares to be earned in the subsequent period.  The Company recorded general and administrative expense of $78,000 during the year ended December 31, 2010 related to the agreement.

On August 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex approval was received on December 3, 2010. During the year ended December 31, 2010, 300,000 shares were earned with 420,000 shares to be earned in the subsequent period.  The Company recorded general and administrative expense of $90,000 during the year ended December 31, 2010 related to the agreement.

Shares Issued in Connection with Conversion of Debt

During the year ended December 31, 2010, certain 2008 Convertible Debt holders converted their note balance and accrued interest balances of $1,709,738 into 1,439,365 shares of our common stock (see Note 8).

During the year ended December 31, 2010, St. George converted 100% of its note balance and accrued interest of $666,390 and $52,916, respectively into 2,568,951 shares of our common stock (see Note 8).

During the year ended December 31, 2010, ISP Holdings converted an aggregate of $1,862,485 of their Note balance into 3,721,000 shares of the Company’s common stock (see Note 8).

Shares Issued in Connection with Warrant Exercises and Financing Arrangements

On October 23, 2009, the Company entered into a Trigger Event Agreement with St. George Investments, LLC. Under the Trigger Event Agreement, the Company agreed to issue 250,000 shares of common stock to St. George Investments, LLC. The shares were subject to listing approval by the NYSE Amex US. The shares were issued on December 12, 2009 and valued at $0.29 per share. The Company recorded the issuance as interest expense in the accompanying consolidated statements of operations for the year ended December 31, 2009.

149

On November 30, 2009, the Company entered into a securities purchase agreement with Alpha Capital Group and Whalehaven Capital Funds. The Company issued 1,860,714 and 1,428,571 shares of the Company’s common stock to Alpha Capital Group and Whalehaven Capital Funds, respectively. The stock price of the common shares issued was valued at $0.28 per share with aggregate proceeds of $812,320, which is net of direct offering costs of $108,680. In connection with the securities purchase agreement, the Company also issued 6.5 year warrants, which represents 50% of the common stock issuances. As a result, the Company issued warrants to purchase 930,357 and 714,286 of the Company’s common stock, $0.001 par value per share, at an exercise price of $1.25 per share to Alpha Capital Group and Whalehaven Capital Funds, respectively, subject to certain anti-dilution adjustments. The terms associated with the conversion feature and the reset of the exercise price of the warrants resulted in classifying these instruments as derivative liabilities (see Note 1). On the date of issuance, the Company recorded a derivative liability of $509,839.  The derivative was revalued at December 31, 2009, which resulted in a change in fair value of the derivative liability. In connection with the revaluation, the Company recorded a gain of $197,357 in change in fair value of derivative liabilities in the accompanying consolidated statement of operations.

During the year ended December 31, 2010, St. George, a convertible debt holder, exercised outstanding warrants to purchase an aggregate of 500,000 shares of the Company’s common stock. All warrants exercised during the year ended December 31, 2010 by St. George were at $0.28 per share, the adjusted warrant exercise price pursuant to the terms of the warrants. The total net proceeds from the exercise of warrants by St. George during such period were $140,000. The aggregate intrinsic value of the warrants exercised was $16,000.

During the year ended December 31, 2010, note holders of Senior Notes Series 1 and 2, exercised outstanding warrants to purchase an aggregate of 748,000 shares of the Company’s common stock. The warrants were exercised at the contractual exercise prices between $0.98 and $1.11 per share. The total gross proceeds from the exercise of warrants by Senior Notes Series 1 and 2 note holders during such period were $740,800 before commission of approximately $62,312. The aggregate intrinsic value of the warrants exercised was $486,200.

In October 2010, five holders of warrants issued in connection with the September 2008 convertible notes (see Note 8) exercised warrants to purchase an aggregate of 105,856 shares of the Company’s common stock. The warrants were exercised at the re-priced amount of $0.52 per share (see note 12). The total gross proceeds from the exercise of warrants by the 2008 convertible note holders were $55,045. The aggregate intrinsic value of the warrants exercised was $8,468.

In October 2010, ISP Holdings exercised 1,100,000 warrants into the same number of our common shares through a cashless exercise. All of these shares were previously approved by NYSE Amex for issuance.  The aggregate intrinsic value of the warrants exercised was $0.

NOTE 14 — SEGMENT REPORTING

After the deconsolidation of JPI on September 29, 2009, the Company has one reportable segment, Corporate, which is comprised of the In-vitro diagnostics business and the Company’s CIT technology.

Prior to the deconsolidation, for the year ended December 31, 2009, the Company had two reportable segments: (i) China, which consists of manufacturing and wholesale distribution of pharmaceutical and cosmetic products to distributors, hospitals, clinics and similar institutional entities in China, and (ii) Corporate.

The following table presents net revenues by geographic region for the corporate reportable segment for the years ended December 31, 2010 and 2009:

	For the year ended		For the year ended
	December 31, 2010		December 31, 2009
	Sales Amount	Percentage	Sales Amount	Percentage
Net revenues in the U.S	$142,452	61.5%	$52,335	33.0%

Net revenues outside of the U.S.	$89,210	38.5%	$105,682	67.0%
	$231,662	100.0%	$158,017	100.0%

150

The following is information for the Company’s reportable segments for the year ended December 31, 2009:

	China	Corporate	Total
Net revenue	$8,469,952	$158,017	$8,627,969
Gross profit	$3,147,110	$120,346	$3,267,456
Depreciation and amortization	$888,589	$207,182	$1,095,771
Interest expense	$173,335	$2,423,271	$2,596,606
Loss before discontinued operations	$(1,409,120)	$(11,052,783)	$(12,461,903)
Capital expenditures	$1,447,356	$296,709	$1,744,065

NOTE 15 — RELATED PARTY TRANSACTIONS

During the year ended December 31, 2010, Minghui (“Henry”) Jia, a member of our board of directors, paid for certain JPI expenses, totaling   approximately $120,000 for which we reimbursed him.

NOTE 16 — SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date that the consolidated financial statements were issued.  Except as disclosed below, there are no reportable subsequent events.

On January 3, 2011, the shares underlying the Exchange Agreement with the Senior Note holders and the Bridge Loan were approved by the NYSE Amex (see Note 8) and these notes became convertible into the Company’s common stock.  In addition, the exercise prices of the warrants associated with the Senior Notes, the Cantone Consulting Agreement, Bridge Loan, and warrants to placement agents were reduced to $0.28 (see Note 8).  The Company recorded $437,726 in interest expense related to the modification of the warrant price.

On January 21, 2011, in relation to the legal proceedings with Hudson (see Note 10), Hudson agreed to exchange the full balance of the Hudson Notes of $318,607 representing $297,481 of principal and $21,126 of interest, for an aggregate of 1,140,357 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of the exchange, such notes are no longer outstanding, and the Company and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice. The dismissal order was filed on January 25, 2011 and the complaint dismissed.

In January 2011, three warrant holders exercised their warrants to purchase 400,000 shares of the Company’s common stock for $112,000.

On January 12, 2011, the Company issued 642,857 shares to Cantone Asset Management in payment of all fees owed to them for consulting services (see note 8).

On February 2, 2011, JPI received $900,000 in bridge financing (“JPI Bridge Debentures”), which will be used to underwrite legal and accounting expenses associated with the anticipated merger transaction and reverse merger process.  The JPI Bridge Debentures agreement provides a provision whereby in the event JPI does not complete a reverse merger or other event which results in JPI’s stock becoming publicly traded on a U.S. equity market  within one (1) year after the closing of the offering (the “Going Public Deadline”), then the JPI Bridge Debentures shall be exchanged for common shares of our company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Bridge Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price shall be subject to full ratchet anti-dilution protection.

As of May 20, 2011, approximately 96% of the convertible note holders converted a total of $22,523,241 of principal and $2,059,121of accrued interest into 60,064,210 shares of the Company’s common stock.  As of the date of this filing, the principal balance of the convertible notes, not including the January 2011 Notes, is $983,617.   The following table summarizes the conversion of the notes:

151

Debt	Principal Balance @ 12/31/10	Interest Accrued to Date of Conversion or end of period	Principal Conversion Amount	Interest Conversion Amount	Principal Balance Due	Interest Balance Due	Pre- payment Penalties and Other Fees Added and Converted	% Con-verted	Number of Shares Issued
2008 Convertible 10%	$363,942	$63,338	$(317,500)	$(53,555)	$46,442	$9,783	$-	87%	476,692

2010 Financings:
1st Close	472,937	46,844	(372,070)	-	100,866	46,844	-	79%	520,000
2nd Close	9,638,808	711,096	(9,437,354)	(594,104)	201,453	116,991	126,495	98%	27,686,358
3rd Close	7,283,971	477,278	(6,705,365)	(257,207)	578,606	220,071	-	92%	14,505,363
4th Close	1,165,278	85,721	(1,165,278)	(80,042)	-	5,679	-	100%	2,642,809
	18,560,994	1,320,939	(17,680,067)	(931,353)	880,925	389,585	126,495	95%

Senior Note Series 1	2,196,875	552,328	(2,196,875)	(552,328)	-	-	-	100%	5,931,529
Senior Note Series 2	2,244,688	513,915	(2,188,438)	(496,411)	56,250	17,504	97,781	97%	7,709,199
	4,441,563	1,066,243	(4,385,313)	(1,048,739)	56,250	17,504	97,781	99%

Bridge Note	140,360	25,474	(140,360)	(25,474)	-	-	(140,360)	100%	592,261

Total Convertible Debt	$23,506,859	$2,475,994	$(22,523,240)	$(2,059,121)	$983,617	$416,872	$83,916	96%	60,064,210

In addition, holders of warrants issued in connection with the convertible debt exercised an aggregate of 17,517,302 warrants, representing approximately 90% of the related outstanding warrants using the cashless exercise provision.  The Company issued 20,379,654 shares of its common stock in exchange for the warrants.  The effective exercise price for these warrants ranged from $0.00 and $1.60 per share.

In April 2011, the Company entered into a series of Exchange Agreements whereby the outstanding balances of several of the Convertible Notes, including prepayment penalties ,were exchanged for shares of the Company’s common stock and therefore such Convertible Notes are no longer due and owing.  The prepayment penalties of $209,274 were recorded as an extinguishment of debt.  In addition, $15,000 of legal expenses was incurred and was included in the total amount converted.  In aggregate, a total of $1,295,717 of principal, interest, prepayment penalties, and legal fees was converted into 3,915,735 shares of the Company’s common stock (and are included in the above table).

 Since all of the shares issuable pursuant to the Debt Exchange Agreement for the Series 1 and Series 2 Senior Notes are currently eligible for resale pursuant to Rule 144, the Company is seeking the Series 1 and 2 note holders’ waiver of the registration rights included in such agreement.

On May 5, 2011, the Company issued 80,000 shares of its common stock as compensation to its two new board members.  The stock was valued at $30,400.

Accordingly, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs, which was amended on May 23, 2011.  Pursuant to the Settlement Agreement we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, we are not obligated to issue the shares until we receive court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933(“Court Approval”), pursuant to which the shares will be free trading, and NYSE Amex or shareholder approval, if required.  Under the terms of the Settlement Agreement, upon Court Approval, we shall issue Plaintiffs as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex have previously approved for issuance to the Plaintiffs.

To account for the time it may take to receive Court Approval, as well as NYSE Amex or shareholder approval of the ultimate number of shares issuable to obtain the Settlement Amount, and therefore their shares, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes.  The notes shall be delivered upon Court Approval; they bear 8% interest and mature 4 months after issuance.  We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes.  As amended, Plaintiffs maintain the right to convert the note into shares of our common stock at a pre-determined formula as set forth in the notes, which is subject to adjustment although no shares shall be issued until we have NYSE Amex or shareholder approval of same, if required.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the Settlement Agreement shall be issued. Upon the occurrence of an event of default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.

Pursuant to the Settlement Agreement, we agreed to pay Plaintiffs’ attorney fees of $75,000.  Once the initial shares and promissory note are issued, the parties shall file a Stipulation of Discontinuance of the lawsuit with the relevant court. The Plaintiffs shall return all outstanding warrants to us if the note is paid in full on the maturity date.

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January 2011 Notes

On January 30, 2011, the Company entered into a securities purchase agreement with 5 accredited investors in a private equity financing of $8,437,500 and received approximately $7,500,000 in gross proceeds pursuant to the sale of convertible notes pursuant to the securities purchase agreement.  Net proceeds from the financing were approximately $6,820,000.  In connection with the closing of the transactions, the Company issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “January 2011 Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of Notes, which are initially convertible into an aggregate of 14,062,500 shares of the Company’s common stock (“2011 Note Shares”) to the Investors.  The Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the Warrants’) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175  per share for their investment.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.

Pursuant to the terms of the securities purchase agreement, the Company is required to have a shareholder meeting no later than April 30, 2011 seeking shareholder approval for (a) the issuance of all January 2011 Note Shares and Warrant Shares without any restrictions or limitations pursuant to the NYSE Amex and (b) an increase in the Company’s authorized shares of common stock to 400,000,000 (“Shareholder Approval”).  Prior to obtaining Shareholder Approval the Company is required to reserve that number of shares of its common stock which represents 100% of the January 2011 Notes Shares and the Series A Warrant Shares; after obtaining Shareholder Approval, the Company is required to reserve that number of shares of its common stock which represents 130% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. Failure to obtain Shareholder Approval by the required dates constitutes an event of default under the Notes.

Pursuant to the securities purchase agreement and January 2011 Notes, for so long as any Notes or Warrants remain outstanding, the Company cannot issue or sell any rights, warrants or options to subscribe for or purchase shares of its common stock or directly or indirectly convertible into or exchangeable or exercisable for shares of its common stock at a price which varies or may vary with the market price of its common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the Notes or the then applicable exercise price of the Warrants.  For so long as any January 2011 Notes or Warrants are outstanding, unless or until the Company has received Shareholder Approval, the Company shall not take any action if the effect of such action would be to cause the exercise price of the Warrants or the conversion price of the 2011 Notes to be reduced or to cause the number of 2011 Note Shares or Warrant Shares to be increased.  For so long as any January 2011 Notes are outstanding, neither the Company nor our subsidiaries shall incur any debt, other than trade payables incurred in the ordinary course of business consistent with past practice, certain unsecured indebtedness incurred by the Company that is made expressly subordinate to the Notes, and in connection with certain scheduled transactions contemplated by our subsidiaries.

The January 2011 Notes mature on December 1, 2011 and are convertible at any time at the Buyers’ option; however the January 2011 Notes cannot be converted if such conversion would result in a Buyer beneficially owning more than 4.99% of the Company’s outstanding common stock.  The Company is required to pay a certain portion of the January 2011 Note (“Installment Amount”) back on the first day of each month during the term of the January 2011 Note, beginning on March 1, 2011, and the Company has the option to pay the Installment Amount in shares of its common stock, if certain conditions as set forth in the Note are met, in cash or in any combination of shares of its common stock and cash.  The Installment Amount for each January 2011 Note is equal to the lesser of (A) the product of (i) $843,750 multiplied by (ii) a Buyer’s pro rata portion of all of the January 2011 Notes sold pursuant to the financing and (B) the outstanding principal amount under such Buyer’s 2011 Note as of such payment date.  If the Company elects to pay any portion of the Installment Amount in cash, it has to pay an amount in cash equal to 100% of the applicable redemption amount; if the Company fails to do so, the Buyer has the right to require the Company to convert all or any portion of such amount owed into shares of common stock at the then current conversion price.  If the Company elects to pay any portion of the Installment Amount in shares of common stock, then the Company is required to issue such number of shares of its common stock equal to the quotient of the formula set forth in the January 2011 Note.  Upon the occurrence of an event of default under the January 2011 Note, a or a Change of Control – as that term is defined in the January 2011 Note, the Buyer has the right to force the Company to redeem all or any portion of such Buyer’s January 2011 Note in cash at a price equal to 125% of the greater of (x) the amount of the January 2011 Note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding (y) in the event of an event of default, such event of default, or (x) in the event of Change of Control, the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control, and ending on the date the Buyer delivers redemption notice.

The Warrants are initially exercisable upon the earlier of: (i) the six month anniversary after the closing of the financing, (ii) the date that the Company’s common stock ceases to be listed or quoted on the NYSE Amex and (ii) the date that the Company obtains Shareholder Approval. At any time following six months after the closing, if the Company’s stock price is at or above 200% of the initial exercise price of a Warrant and certain other conditions are met, the Company can force the Buyers to exercise up to 50% of the then unexercised portion of that Warrant.  The Warrants cannot be exercised if such exercise would result in a Buyer beneficially owning more than 4.99% of the Company’s outstanding common stock.

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The conversion price of the January 2011 Notes and exercise price of the Warrants are each subject to adjustment if the Company issues additional shares of its common stock or securities convertible or exercisable into shares of its common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of its common stock and other events similar to the aforementioned events.  Upon any anti-dilution adjustment of the exercise price of the Warrants, the number of Warrant Shares issuable upon exercise of such Warrants will be proportionately increased.  The exercise price of the Warrants is also subject to further adjustment pursuant to other specified events in the Warrant.

The January 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Note agreement restricts the use of proceeds to pay any other debt obligations.

The Company also entered into a Registration Rights Agreement with the Buyers pursuant to which it is required to file the registration statement by February 9, 2011 providing for the resale of 130% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, although certain exceptions to the amount required to be registered at any one time as a result of certain securities laws are contained in the registration rights agreement.  The Company is also required to have the registration statement declared effective within 60 days after the closing of this financing (or 90 days if there is a full review by the Securities and Exchange Commission).  We are also required to keep the registration effective at all times until the earlier of (i) the date as of which the Buyers may sell all of the January 2011 Note Shares and Warrant Shares without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated thereunder or (ii) the date on which the Buyers shall have sold all of the 2011 Note Shares and Warrant Shares required to be registered under the Registration Rights Agreement.  If the Company fails to file the registration statement by the required date, have it effective by the required date or maintain the effectiveness as required, that the Company shall be required to pay to the Buyers an amount in cash equal to 1.5% of the purchase price for the January 2011 Note Shares and Warrant Shares included in the applicable registration statement.  Such amount shall be due on the date of such failure and every 30 days thereafter for which the failure is not cured and if the payments are not made on time, they shall bear interest at the rate of 1.5% per month.  The registration statement was filed on February 9, 2011.  On March 10, 2011, the Company received notice from the SEC that it did not meet the eligibility requirements for the S-3 filing to register the shares on such form and therefore must seek to register the shares on Form S-1.  The Company intends to file an S-1 registration as soon as practicable after filing this Form 10-K for the year ended December 31, 2010, as such information is required in the registration statement.

The January 2011 Notes contain embedded conversion features of the convertible debt and warrants and will be recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the January 2011 Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants will be computed using the Binomial Lattice option pricing model.

The Company also incurred debt issuance costs of $680,000, which were deducted from the net proceeds.  In addition, the Company issued five-year warrants to purchase 839,552 shares of the Company’s common stock exercisable at $0.67 per share to placement agents in association with the January 2011 Notes.  The placement agent warrants also include down-round protection of the conversion price, therefore, the fair value of the warrants will be computed using the Binomial Lattice option pricing model and recorded as debt discount.  Those costs will be amortized over the life of the debt using the straight-line method, which approximates the effective interest method.

On March 1, 2011 and April 1, 2011, the Company made the first two installments due of $843,750 each and the carrying balance of the January 2011 Notes is $6,750,000 as of May 20, 2011.

On April 5, 2011, the Company made a payment of $126,563 due to the failure to have the registration statement registering the shares underlying the January 2011 Notes and Warrants declared effective by April 1, 2011.  The May 2011 registration penalty of $126,563 was accrued, but unpaid as of May 20, 2011.

On May 3, 2011, the Company failed to make the third installment on the January 2011 Notes and an event of default occurred. Therefore, starting May 2, 2011, the January 2011 Notes will accrue late charges at an interest rate of 24% per annum. All of the five investors have submitted an Event of Default Redemption Notice to the Company.  Pursuant to such notice, each of the note holders exercised their redemption right requiring us to redeem the entire outstanding amount of the note at 125% and to pay late charges of 24% per annum until such payment is made. As of May 20, 2011, approximately $97,000 of late charges, and approximately $1.7 million increase of the outstanding balance was accrued. As of May 20, 2011, the outstanding balance on these notes is of approximately $8.4 million.

We are currently trying to negotiate a settlement with the note holders regarding this payment, but as of the date of this filing, we have not yet entered into any formal settlements and there is no guarantee that we will be able to enter into any such settlement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee	$67.84
Printing and Engraving Expenses	$-
Legal Fees and Expenses	$20,000	*
Accounting Fees and Expenses	$25,000	*
Miscellaneous	$500	*
Total	$45,567.84

*Estimated as permitted under Rule 511 of Regulation S-K

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

A Section 8.02 of our Bylaws provides that each person who was or is made a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was one of our directors or officers, employees or agents or is or was serving at our request as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless to the fullest extent authorized by the Delaware General Corporation Law.  Such right includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding, shall be made only upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such officer or director is not entitled to be indemnified under our the laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

10% Convertible Note Financing

On September 15, 2008, we conducted the closing of a combined private offering of 10% Convertible Notes (the “10% Convertible Note Offering”) under Regulation D and Regulation S of $2,510,000 of 10% Convertible Promissory Notes (the “10% Convertible Notes”), maturing at the earlier of (i) upon the closing of a Qualified Public Offering of our common stock (as defined below), if not mandatorily converted at the closing, or (ii) September 15, 2010 (the “Maturity Date”). For purposes thereof, “Qualified Public Offering” shall mean an equity offering of not less than $25 million in gross proceeds. The 10% Convertible Notes bear interest at the annual rate of ten percent (10%) which shall accrue and be payable on the Maturity Date. If all of the principal amount of a 10% Convertible Note has not been voluntarily converted by the holder or a Qualified Public Offering causing a mandatory conversion shall not have occurred prior to the Maturity Date, the note holder shall receive additional interest (“Bonus Interest”) equal to fifty percent (50%) of the remaining principal amount of the 10% Convertible Note on the Maturity Date. Any unpaid Bonus Interest shall accrue interest thereafter at the rate of ten percent (10%) per annum thereon until paid.

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The holders of the 10% Convertible Notes have the right to convert the entire principal and accrued interest of the 10% Convertible Notes into the common stock of the company at any time prior to the Maturity Date at $30.00 per share. Upon conversion of the 10% Convertible Notes into common stock of the Company, the Company shall issue warrants to purchase common stock (“Investor Warrants”) to the converting investors in the amount equal to fifty percent (50%) of the number of shares of common stock into which the 10% Convertible Notes were converted. The Investor Warrants have a term of five (5) years from the date of issuance and shall be exercisable at a price equal to 120% of the Company’s stock price on the date of conversion; however, in no case will the exercise price be less than $70.00.

The shares of common stock issuable upon a voluntary conversion of the 10% Convertible Notes carry so-called “piggy-back” registration rights should the Company file a registration statement in the future. In the event of a forced conversion into common shares in the event of a Public Offering, holders of the 10% Convertible Notes will be subject to a lock-up on any remaining shares not sold in the offering for ninety (90) days after the Public Offering.

In connection with the offer and sale of the Notes in the 10% Convertible Note Offering, we relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Regulation D, Rule 506 promulgated thereunder. We believe that all of the purchasers of Convertible Notes are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act.

In connection with the sale of 10% Convertible Notes, we utilized the services of Jesup & Lamont Securities Corporation and Dawson James Securities, Inc., FINRA (NASD) member broker-dealers (the “Placement Agents”). For their services, the Placement Agents received commissions of 10% of the amount of the notes sold and the Placement Agents received an aggregate of $313,750 (2.5%) as due diligence and non-accountable expenses. We incurred an additional $111,849 in legal and other expenses related to the issuance of the Convertible Notes. The Placement Agents and their assigns also received five year warrants (“Placement Agent Warrants”) to purchase up to 8,367 shares of the Company’s common stock exercisable at $67.25, representing 115% of the five day volume-weighted average price of the Company’s common stock up through and including September 12, 2008. The terms of these warrants require that we issue additional warrants in the case of certain dilutive issuances of our common stock through the first quarter of 2009. The number of additional warrants to be issued is based on the percentage decrease in share price of the dilutive issuance compared to the exercise price of the warrants.

12% Convertible Note Financing March and April 2010

On March 22, 2010, we entered into a Note and Warrant Purchase Agreement with one accredited investor. Pursuant to the Agreement, we issued the Lender a 12% Convertible Promissory Note (“Note”) in the principal amount of $925,000 and a five year warrant (“Warrant”) to purchase up to 44,000 shares of our common stock with an exercise price of 7.00 per share. The Warrant is initially exercisable at the higher of: (i) 105% of the average VWAP for the five trading days immediately preceding the date we issued the Warrant; and (ii) the Floor Price (the same as in the Note) in effect on the date the Warrant is exercised. The Note carries a 20% original issue discount. In addition, we agreed to pay $200,000 to the Lender to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the loan at the closing of the transaction. As a result, the total net proceeds we received were $540,000. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. We believe that all of the purchasers are “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act. The Conversion Price of the Convertible Promissory Note is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought but will be at least $7.00 per share, subject to adjustment upon the occurrence of certain events.

The transaction with the Lender was the “First Closing” of a series of similar transactions in April 2010, which together are hereinafter referred to as “2010 Convertible Note Financing.” On April 8, 2010, the Board of Directors authorized the Company to enter into additional Purchase Agreements to issue up to an additional $7,500,000 of 12% Convertible notes and to issue warrants to issue up to an additional 600,000 shares of the Company’s common stock pursuant to the 2010 Convertible Note Financing.

On April 8, 2010, we entered into Note and Warrant Purchase Agreements (the “Agreements”) with 24 accredited investors (“Lenders”) in the “Second Closing” of the sale of 12% Convertible Notes (“Second Closing Notes”) and Warrants.  Pursuant to the Agreements, we issued to the Lenders Convertible Promissory Notes in the aggregate principal amount of $5,490,165 and warrants to purchase up to 261,129 shares of our common stock (“Warrants”) with an exercise price of 9.50 per share.  The Second Closing Notes mature on April 7, 2011 (“Maturity Date”).  The Second Closing Notes contain original issue discounts and fees payable by us aggregating $2,285,165.  As a result, the total net proceeds we received were $3,205,000. The Agreements, Notes and Warrants, as well as the terms of this transaction, are substantially the same as those we issued to the investor in the First Closing on March 22, 2010, as disclosed in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on March 26, 2010.

As of the Second Closing, we had 1,074,043 shares of common stock issued and outstanding. The Agreements include an addendum that prohibits us from issuing more than 23,781 shares to the Lenders, unless we receive stockholder approval and NYSE Amex approval to list and issue all shares issuable: (i) upon exercise of all of the Warrants at $9.50 per share, (ii) all of the Notes are converted at that same price (which is the lowest price possible, although the initial conversion price is 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion) and (iii) no shares are issued in payment of interest. We are required under the terms of the Notes to obtain stockholder approval, on or before July 15, 2010, of the issuance of all shares of our common stock issuable pursuant to the Notes and Warrants.  If we fail to obtain such approval, an Event of Default under the Notes shall occur.  We are also obligated to receive listing approval from NYSE Amex for the shares of common stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after closing, but in no event later than May 1, 2010.

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On April 13, 2010, we entered into Additional Note and Warrant Purchase Agreements (“Additional Agreements”) with eleven accredited investors (“Lenders”) in a “Third Closing” of the 2010 Convertible Note Financing. Pursuant to the Additional Agreements, we issued to the Lenders additional Convertible Promissory Notes in the aggregate principal amount of $3,957,030 (“Third Closing Notes”) and warrants to purchase up to 188,226 shares of our common stock (“Warrants”). The Third Closing Notes mature on April 12, 2011 (“Maturity Date”). The conversion price of the Third Closing Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion, or (ii) $7.00 per share. We agreed to pay to the Lenders one-sixth of the principal amount of the Notes each month commencing on the six month anniversary of the Notes and the balance of the unpaid principal of the Notes on the one year anniversary date of the Notes. The Notes contain original issue discounts and fees payable by us aggregating $1,647,030.  As a result, the total net proceeds we received in the Third Closing were $2,310,000. The exercise price of the Warrants issued in the third closing is $9.50 per share.

On April 27, 2010, in the “Fourth Closing,” other accredited investors purchased an aggregate of $685,170 of principal amount of 12% Convertible Notes (“Fourth Closing Notes”) and the Company issued additional warrants to purchase an aggregate of 32,592 shares of the Company’s common stock on terms substantially the same as the First Closing, Second Closing and Third Closing. As part of the Fourth Closing, investors in the 2009 Registered Direct Offering exercised their Right of Participation” and purchased $599,525 of Notes and the Company issued to them warrants to purchase 712,749 shares of the Company’s common stock exercisable at $7.00 per share. The warrants sold to the new investors in the Fourth Closing are exercisable at $22.25 per share. The net proceeds from the Fourth Closing were approximately $400,000.

The Agreements, Notes and Warrants, as well as the terms of this transaction (other than the exercise price of the warrants) in the Second Closing, Third Closing and Fourth Closing, are substantially the same as those we issued to the investor in the First Closing pursuant to the Note and Warrant Purchase Agreements we entered into on March 22, 2010.

We are required under the terms of the Notes to obtain stockholder approval, on or before August 31, 2010, of the issuance of all shares of our common stock issuable pursuant to the Notes and Warrants in this financing. If we fail to obtain such approval, an Event of Default under the Notes shall occur. We are also obligated to receive listing approval from NYSE Amex for the shares of common stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after Closing, but in no event later than May 1, 2010. A listing application will be prepared and filed with the NYSE Amex.

Any shares of common stock issuable in any of the Closings in excess of NYSE Amex Rule 713 so-called “19.99% Cap” required stockholder approval. After various defaults on the 2010 Notes and related forebearance agreements and settlement discussions, as of September 30, 2011, except of approximately $369,000, the entire then outstanding principal amount of the notes issued pursuant to the 2010 Convertible Note Financing was converted into common stock.

January 2011 Financing

On January 30, 2011 we entered into a securities purchase agreement with 5 accredited investors (the “2011 Noteholders”) for a private financing (the “January 2011 Financing”).  We closed the financing contemplated by the securities purchase agreement on January 31, 2011 and received approximately $7,500,000 in gross proceeds pursuant to the sale of convertible notes pursuant to the securities purchase agreement.  Net proceeds from the financing were approximately $6,820,000.  In connection with the closing of the transactions, we issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “Notes”), at a purchase price of $22,222 for each $1,000 of principal amount of Notes, which are initially convertible into an aggregate of 562,500 shares of our common stock (“Note Shares”) to the Investors, and the Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 562,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $16.75 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the Warrants’) to purchase an aggregate of 281,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $20.44  per share for their investment.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.    For further information about the Notes and the Warrants, we direct your attention to the Current Report on Form 8-K that we filed with the SEC on January 31, 2011.

Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, served as the placement agent and financial advisor in connection with this financing. In connection with this financing, we paid cash compensation to Reedland in the amount of $500,000 and issued them warrants to purchase up to an aggregate of 33,852 shares of our common stock warrants at an exercise price of $16.75per share.  Each of Reedland’s warrants are exercisable for a period of 5 years.

The January 2011 Financing was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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We were required to pay a certain portion of the Notes (“Installment Amount”) back on the first day of each month during the term of the Note, beginning on March 1, 2011, in cash or shares of our common stock.  As of May 1, 2011, the outstanding principal of the Notes was $6,750,000.  The total Installment Amount due on May 1, 2011 was $843,750.  We are also required under the terms of the Notes to maintain a cash balance at all times of no less than $2,250,000 in unrestricted cash (the “Cash Reserve”).  The May 1 Installment Amount would have caused our cash balance to go below the Cash Reserve; accordingly we did not make the Installment Amount that was due on May 1, 2011, which is an event of default under the Notes.

Upon the occurrence of an event of default under the Note, the Note holder has the right to force us to redeem all or any portion of such holder’s Note in cash.  As of May 10, 2011, we received redemption notices from all of the investors of the financing demanding we redeem the entire amount outstanding on the Notes as of May 1, 2011. Accordingly, we were required to pay $8,618,311 pursuant to the redemption notices and such payment is due within 5 business days of receipt of such notices.  Based on when we received the redemption notices, we were required to pay one investor on May 9, 2011 and the remaining 4 investors on or before May 12, 2011.

The amount listed above includes the required late charge equal to interest on the May Installment Amount at the rate of 24% per annum from May 1, 2011 through May 10, 2011; however, such interest will accrue until the date we pay the amount due.  Additionally, we were required to pay a registration delay payment of 1.5% of the aggregate purchase price each month until the registration statement registering the shares of common stock underlying the notes and warrants issued pursuant to the financing is declared effective.

In furtherance of our efforts to reserve cash for our operations rather than the repayment of debt, we sought an amicable solution with the 2011 Noteholders regarding the default and payment owed. To that end, we entered into an exchange agreement on June 29, 2011, with each of the 2011 Noteholders (the “Exchange Agreement”) in order to settle our obligations to each of them.

Pursuant to the terms of the Exchange Agreement, each 2011 Noteholder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “4% Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement),  to purchase additional shares of our common stock (94,468,113 shares of common stock in the aggregate under all the warrants (the “Warrants,” together with the 4% Notes and Preferred Stock, the “Initial Settlement Securities”)). Under the Exchange Agreement, each of the 2011 Noteholders and their affiliated and related persons and entities also received a mutual full release from the Company. Following a fairness hearing held on June 30, 2011, in the Supreme Court of the State of New York (the “Court”), the Court entered an order approving (i) the fairness of the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement, (ii) the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement and (iii) the issuance of the Notes, the shares of Preferred Stock and the Warrants pursuant to the exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “3(a)(10) Order”).

On August 1, 2011, the 4% Notes were amended and waivers were given with respect to the Preferred Stock as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2011. On August 26, 2011, we further amended the 4% Notes to change the installment payment dates under the 4% Notes to August 22, 2011, October 4, 2011, and November 4, 2011, and additional waivers were given with respect to the automatic conversion dates under the Preferred Stock so that the automatic conversions were permitted to also occur on August 22, 2011, October 4, 2011, and November 4, 2011.  Additionally, the Maturity Date of the Note was changed to December 8, 2011, and waivers were given with respect to the Preferred Stock so that the final automatic conversion occurred on December 8, 2011. All of the foregoing amendments made, and waivers given, on August 26, 2011 were disclosed in a Current Report on Form 8-K filed with the SEC on August 29, 2011.

Due to the occurrence of various events of defaults under the 4% Notes and triggering events under the Preferred Stock, the Company determined it was in its best interest to enter into another exchange agreement with the 2011 Noteholders. Accordingly, on November 28, 2011, we entered into the November Exchange Agreements with each 2011 Noteholders, as more fully explained in the prospectus under “Recent Financial Restructuring Transactions.”

The transactions contemplated by the November Exchange Agreements were consummated on November 28, 2011 and the securities issued pursuant thereto are exempt from the registration requirements of the 1933 Act pursuant to Section 3(a)(9) thereof because such securities are being exchanged by the Company with existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

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Non-Cash Activities

None of the below transactions involved a public offering, and unless otherwise noted below, we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act or Rule 506 of Regulation D as promulgated by the SEC.

On February 5, 2008, the Board of Directors authorized the issuance of 12,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through June 4, 2009. The shares were issuable in two increments of 6,000. The shares vested over a fifteen month period and were being valued monthly as the shares are earned based on the trading price of the common stock on the monthly anniversary date. In accordance with FASB ASC 505-50, the shares issued were periodically valued through the vesting period. Shares vested under the agreement were 80,000 and 220,000 during the years ended December 31, 2009 and 2008, respectively. The Company recorded general and administrative expense of $71,600 and $527,801 related to the agreement during the same years then ended.

On January 7, 2009, the Company granted 4,800 shares of common stock to the Company’s independent directors, subject to stockholder approval. The grant of the 4,800 shares is based on performance through 2008. During the quarter ended September 30, 2009 the Company’s stockholders approved this grant of common stock to the Company’s independent directors and approximately $72,000 in expense has been recorded based on the stock price at August 21, 2009 (date in which approval was obtained) in the accompanying consolidated statement of operations for the year ended December 31, 2009.

On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 16,000 shares of the Company’s common stock in exchange for services, vesting over a period of 24 months. During the years ended December 31, 2010 and 2009, 8,000 and 7,333 shares were vested, respectively, with 667 shares remain to be vested in the year ended December 31, 2011. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the years ended December 31, 2010 and 2009, the Company recorded general and administrative expense of $137,644 and $128,162, respectively, related to the agreement.

On March 31, 2009, the Company issued 500 shares of the Company’s common stock to a consultant for investor relations services. The Company recorded $10,126 of expense during the year ended December 31, 2009 with respect to the shares issued, based on the value of the stock at the date the shares were earned.

On May 28, 2009, the Company entered into a Settlement Agreement and Release with Strategic Growth International Inc. (“SGI”), a consultant who provided investor relations services. Under the SGI Settlement Agreement and Release, the Company agreed to issue 2,240 shares of the Company’s common stock to SGI, which shares were subject to listing approval by the NYSE Amex US. These shares were approved on August 27, 2009. In lieu of cash payment for amount due of $56,089 for services rendered, the Company issued these shares based on the approval date valued at $35,280 and recorded a gain in the amount of $20,809 in the accompanying consolidated statement of operations for the year ended December 31, 2009.

On June 23, 2009, the Company entered into a Settlement Agreement dated May 29, 2009 with Strategic Growth International. Strategic Growth International agreed to accept 1,500 shares of the Company’s common stock in exchange for warrants originally issued in accordance with the Financial Consulting Agreement. These shares were approved and issued on August 27, 2009. No additional cost was recognized as the original warrant value was greater than the value of the shares on the date the approval was obtained.

In September 2009, some holders of the 2008 Convertible Debt elected to convert principal under the terms of the agreement into common stock. This conversion resulted in the issuance of 32,290 shares of common stock and 16,145 warrants with an exercise price of $16.5.

On September 22, 2009, the Company entered into an agreement with Lyons Consulting for investor relations services through September 2010. The Company granted Lyons Consulting 8,000 restricted shares of the Company’s common stock in exchange for services. In accordance with FASB ASC 505-50, the shares issued are periodically valued through the vesting period. The shares were approved by the NYSE Amex US on December 10, 2009. During the years ended December 31, 2010 and 2009 4,000 and 4,000 shares were earned. The Company recorded $74,500 and $27,000 related to the vested shares during the years ended December 31, 2010 and 2009, respectively.

On September 29, 2009, the Company entered into an Agreement regarding the Cancellation of Indebtedness with SOX Solutions. The Company agreed to issue 2,712 shares of the Company’s common stock to SOX Solutions, which shares were subject to listing approval by the NYSE Amex US. The shares were issued on December 10, 2009 and valued at $7.25 per share. As a result of the reclassification, the Company recorded a gain on settlement of $26,442 which is included in other expense, net in the accompanying consolidated statements of operation for the year ended December 31, 2009.

On November 11, 2009, the Company entered into an agreement with First International Capital Group, Ltd., to provide investor relations services. In connection with the agreement, the Company issued a total of 36,000 shares of the Company’s common stock. The service term was six months (commencing November 24, 2009 and ending May 25, 2010). The value of the common shares using the stock price on date of commencement was $6.00 per share. The total value of $360,000 was recorded as prepaid consulting expense and was amortized over the service period of six months. During the years ended December 31, 2010 and 2009, the Company amortized $300,000 and $60,000, respectively, as general administrative expenses related to this agreement.

158

On January 7, 2010, the Company entered into an agreement for the issuance of 4,000 shares of common stock to Boston Financial Partners for financial advisory services to be provided for the period January 1, 2010 through July 1, 2010. The shares vest ratably over the seven month period. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received in April 8, 2010. Therefore, the shares for compensation were measured and recorded on the date the Company received NYSE Amex approval and the Company recorded prepaid consulting of $71,000 related to the agreement. The shares were amortized to expense over the service period during the year ended December 31, 2010.

On January 13, 2010, the Company entered into an agreement with B&D Consulting for investor relations services through June 13, 2010. The Company granted B&D Consulting 8,000 shares of the Company’s common stock in exchange for services. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The shares were earned during the year ended December 31, 2010, and the Company recorded general and administrative expense of $108,000 related to the agreement.

On January 13, 2010, the Company entered into an agreement with Catawaba LTD (“Catawaba”) for investor relations services through September 13, 2010. The Company granted Catawaba 36,000 shares of the Company’s common stock in exchange for services which were valued at $288,000 and was recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $288,000 related to the consulting agreement, as general and administrative expenses related to the agreement.

On February 5, 2010, the Company entered into an agreement for the issuance of 19,200 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The Company recorded $85,200 as prepaid consulting expenses for the initial 4,800 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, 18,827 shares were earned with 373 shares to be earned in the subsequent period. The Company recorded general and administrative expense of $352,440 during the year ended December 31, 2010 related to the agreement.

On February 9, 2010, the Company entered into an agreement for the issuance of 36,000 shares of common stock to LWP1 pursuant to a consulting agreement for financial advisory services to be provided from February 9, 2010 through November 9, 2010. The shares vested over a ten month period as follows: 18,000 on February 9, 2010 and 2,000 each month thereafter, through the vesting term. The issuance of the shares was contingent upon NYSE Amex approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The Company recorded $319,500 as prepaid consulting expenses for the initial 18,000 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, all 36,000 shares were earned. The Company recorded general and administrative expense of $670,333 during the year ended December 31, 2010 related to the agreement.

On February 22, 2010, the Company agreed to issue 6,407 shares of common stock to settle an unpaid invoice in the amount of $45,000 of accounts payable through the date of the agreement, subject to NYSE Amex Approval. NYSE Amex approval was received on April 8, 2010 and the Company recorded the common stock issuance of $45,000 based on stock price on such date.

On March 1, 2010, the Company entered into an agreement for the issuance of 28,800 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011. The issuance of the shares was contingent upon NYSE Amex approval. NYSE Amex approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The Company recorded $127,800 as prepaid consulting expenses for the initial 7,200 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, 25,840 shares were earned with 2,960 shares to be earned in the subsequent period. The Company recorded general and administrative expense of $472,260 during the year ended December 31, 2010 related to the agreement.

On April 13, 2010, the Company entered into an agreement with Lyons Consulting for investor relation services through October 2010. The Company granted Lyons Consulting 8,000 shares of the Company’s common stock in exchange for services. The shares were approved by the NYSE Amex US on October 15, 2010, at which time the Company valued the shares at $16.5 per share. The Company recorded general and administrative expense of $132,000 during the year ended December 31, 2010 related to the agreement.

On May 10, 2010, the Company entered into an agreement with Uptick Marketing for marketing services through August 2010. The Company granted Uptick Marketing 10,000 shares of the Company’s common stock in exchange for services. The shares were approved by the NYSE Amex US on October 15, 2010, at which time the Company valued the shares at $16.5 per share. The Company recorded general and administrative expense of $165,000 during the year ended December 31, 2010 related to the agreement.

159

On August 1, 2010, the Company entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through May 1, 2011. The Company granted Catawaba 8,000 shares of its common stock in exchange for services. The shares were approved by the NYSE Amex US on December 3, 2010. The shares and were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $43,333 related to the consulting agreement. As of December 31, 2010, $34,667 remains unamortized as prepaid consulting fees.

On August 1, 2010, the Company entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through Feb 1, 2011. The Company granted First International 8,000 shares of its common stock in exchange for services. The shares were approved by the NYSE Amex US on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $65,000 related to the consulting agreement. As of December 31, 2010, $13,000 remains unamortized as prepaid consulting fees.

On August 1, 2010, the Company entered into an agreement for the issuance of 19,200 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex approval was received on December 3, 2010. During the year ended December 31, 2010, 8,000 shares were earned with 11,200 shares to be earned in the subsequent period. The Company recorded general and administrative expense of $78,000 during the year ended December 31, 2010 related to the agreement.

On August 1, 2010, the Company entered into an agreement for the issuance of 28,800 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex approval was received on December 3, 2010. During the year ended December 31, 2010, 12,000 shares were earned with 16,800 shares to be earned in the subsequent period. The Company recorded general and administrative expense of $90,000 during the year ended December 31, 2010 related to the agreement.

On or around December 23, 2011, we issued an aggregate of 4,346,333 shares of our common stock to the holders of JPI convertible debentures as per the automatic exchange provision contained therein.  On February 2, 2011, JPI closed a $1,000,000 financing (the "Bridge Financing").  On March 17, 2011, JPI conducted an additional closing of the Bridge Financing in the amount of $100,000. In connection with the closing of the Bridge Financing, JPI issued Convertible Debentures to six accredited investors' in the aggregate principal amount of $900,000 (the "JPI Debentures").  The JPI Debentures contained a term pursuant to which the JPI Debentures would automatically convert into shares of our common stock, at a conversion price of $7.00 per share, if JPI did not complete a reverse merger or other event, which resulted in its stock becoming publicly traded on a U.S. equity market (the "Public Event") within one year after the closing of the Bridge Financing (the "Going Public Deadline").  The conversion price was subject to full ratchet anti-dilution protection.   The Public Event did not occur. Additionally, pursuant to the full ratchet anti-dilution terms of the JPI Debentures, the conversion price was reduced to $0.25. Following the November 4, 2011 special shareholders meeting, pursuant to which we were able to increase our authorized capital, we were able to issue the shares pursuant to the automatic conversion feature.  The shares were issued pursuant to the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), Regulation S and Regulation D, Rule 506 promulgated thereunder. (For more details about the JPI debenture, please see our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.)

On January 1, 2011, we entered into an agreement for the issuance of 10,000 shares of common stock to Cantone Asset Management pursuant to a consulting agreement for consulting services to be provided from January 1, 2011 through December 31, 2011. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, we became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 10,000 shares were issued on January 6, 2011. The shares were valued at $3.75 per share, the closing bid price for shares of our common stock on the date the Company’s common stock began trading on the OTCQX. The Company recorded general and administrative expense of $37,500 during the year ended December 31, 2011 related to the agreement.

On April 27, 2011, we entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through December 31, 2011. We granted Catawaba 30,000 shares of our common stock in exchange for services. On November 21, 2011, we entered into an amendment agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 1,400,000 shares in exchange for their services. As of February 10, 2012, an aggregate of 1,430,000 shares were issued and 905,000 shares of common stock were vested. In accordance with the agreement and relevant accounting guidance, the remaining 525,000 shares shall be expensed in monthly installments, when the shares are vested and earned in the subsequent periods. As of February 10, 2012, a total of 905,000 shares of common stock were earned under the terms of the contract and the Company has recorded an aggregate of $470,750 as consulting expense in selling, general and administrative expenses.

On May 1, 2011, we entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through December 31, 2011. We granted First International 30,000 shares of our common stock in exchange for services. On November 21, 2011, we entered into an amendment agreement with First International Capital Group, LTD (“First International”) for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 1,400,000 shares in exchange for their services. As of February 10, 2012, an aggregate of 1,430,000 shares were issued and 905,000 shares of common stock were vested. In accordance with the agreement and relevant accounting guidance, the remaining of 525,000 shares shall be expensed in monthly installments, when the shares are vested and earned in the subsequent periods. As of February 10, 2010, a total of 905,000 shares of common stock were earned under the terms of the contract and the Company has recorded an aggregate of $470,750 as consulting expense in selling, general and administrative expenses.

On June 1, 2011, we entered into an agreement for the issuance of 32,000 shares of our common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided through December 31, 2011. On November 21, 2011, we entered into an amendment agreement with Garden State Securities for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 3,000,000 shares in exchange for their services. As of February 10, 2012, an aggregate of 3,032,000 have been issued and 1,907,000 shares of common stock were vested. In accordance with the agreement and relevant accounting guidance, the remaining of 1,125,000 shares shall be expensed in monthly installments, when the shares are vested and earned in the subsequent periods.  As of February 10, 2012, a total of 1,907,000 shares of common stock were earned under the terms of the contract and the Company has recorded an aggregate of $453,750 as consulting expense in selling, general and administrative expenses.

On June 1, 2011, as later amended on August 7, 2011, we entered into an agreement for the issuance of 72,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided through May 31, 2012. On November 21, 2011, we entered into an amendment agreement with JFS Investments for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 4,000,000 shares in exchange for their services. As of February 10, 2012, an aggregate of 4,072,000 shares were issued and 2,554,000 shares of common stock were vested. In accordance with the agreement and relevant accounting guidance, the remaining of 1,518,000 shares shall be expensed in monthly installments, when the shares are vested and earned in the subsequent periods. As of February 10, 2012, a total of 2,554,000 shares of common stock were earned under the terms of the contract and the Company has recorded an aggregate of $613,000 as consulting expense in selling, general and administrative expenses.

On August 1, 2011, we entered into an agreement for the issuance of 12,000 shares of common stock to Galileo Asset Management (“Galileo”) pursuant to a consulting agreement for consulting services to be provided through December 31, 2011. On November 21, 2011, we entered into an amendment agreement with Galileo for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 400,000 shares in exchange for their services. As of February 10, 2012, an aggregate of 412,000 shares have been issued and 262,000 shares of common stock were vested. In accordance with the agreement and relevant accounting guidance, the remaining of 150,000 shares shall be expensed in monthly installments, when the shares are vested and earned in the subsequent periods. As of February 10, 2012, a total of 262,000 shares of common stock were earned under the terms of the contract and the Company has recorded an aggregate of $49,606 as consulting expense in selling, general and administrative expenses.

On August 20, 2011, we entered into an agreement for the issuance of 48,000 shares of common stock to Brighton Capital (“Brighton”) pursuant to a consulting agreement for consulting services to be provided through July 15, 2011. On November 21, 2011, we entered into an amendment agreement with Brighton for investor relations services through October 31, 2012, pursuant to which we would issue them an aggregate of 4,000,000 shares in exchange for their services. As of February 10, 2012, an aggregate of 4,048,000 have been issued and 2,548,000 shares of common stock were vested. In accordance with the agreement and relevant accounting guidance, the remaining of 1,500,000 shares shall be expensed in monthly installments, when the shares are vested and earned in the subsequent periods. As of February 10, 2012, a total of 2,548,000 shares of common stock were earned under the terms of the contract and the Company has recorded an aggregate of $541,000 as consulting expense in selling, general and administrative expenses.

On October 1, 2011, the Company entered into an agreement for marketing services through December 31, 2012 with OTT Enterprises LLC (“OTT”). On November 1, 2011, the Company granted to OTT three years 4,000,000 warrants, with $.175 exercise price, with a cashless provision effective after 1 year if no Registration Statement is filed to register the underlying shares. The consultant has a beneficial ownership limit of 9.99%. Also, has resale volume restrictions (as % of aggregate trading volume of the Company common stock) as follow: for Trading Day preceding sale and a stock price between $0-$1.25 than 12.5%, $1.25-$2.5 than 25%, $2.5-$3.75 than 37.5%. The warrant was valued using Black Scholes Options Pricing Model to $728,907 and the value is amortized over the life of the agreement. As of February 10, 2012, the Company has recorded an aggregate of $242,969 as consulting expense in selling, general and administrative expenses.

As previously disclosed, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd (‘Whalehaven”, and together with Alpha Capital, collectively the "Plaintiffs") filed a complaint against us regarding the number of warrants Plaintiffs received in a registered direct offering we completed in November 2009 and the shareholder vote we obtained at our December 3, 2010 annual shareholder meeting. As later reported, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance, which shares were evidenced in part by convertible promissory notes issued to the Plaintiffs. Such Settlement Agreement, as amended on May 23, 2011 (the “Original Settlement Agreement”), was approved by the United States District Court for the Southern District of New York (the “Court”) which issued an order providing that the common stock issuable under the notes were exempt securities under Section 3(a)(10) of the Securities Act of 1933, as amended. As further reported, on July 19, 2011 the Plaintiffs wrote a letter to the Court that we failed to perform our obligations under the Original Settlement Agreement, which allegations we have been disputed. Pursuant thereto, to avoid litigation, on August 25, 2011, we entered into new settlement agreement with Plaintiffs that amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011. Under the terms of the Final Settlement Agreement, we issued our 8% convertible promissory notes in the principal amount of $4,559,842.41 to Alpha Capital and $3,496,415.91 to Whalehaven (the “Notes”). (For a complete discussion of the Final Settlement Agreement and Notes, please see the Current Report on Form 8-K that we filed on August 29, 2011.) Additionally, we agreed to issue Plaintiffs additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on the recent reductions in the closing prices of our publicly trades shares, the number of shares we previously issued to the Plaintiffs in connection with prior conversions of the notes we issued under the Original Settlement Agreement. We agreed to reserve an aggregate of 7 million shares of authorized and previously unissued Common Stock for potential issuance to the Plaintiffs for issuance upon their conversion of the Notes. We further agreed to keep a sufficient number of shares of Common Stock for purposes of enabling issuing all of the Settlement Shares pursuant to the Final Settlement Agreement and the Notes. As of the date of this filing, we have issued a total of 5,320,000 True-Up Shares to Alpha Capital and 3,644,000 True-Up Shares to Whalehaven. Since we filed the initial registration statement on December 30, 2011, we have issued approximately 1,600,000 True-Up Shares to Alpha Capital and 1,448,000 True-Up Shares to Whalehaven.

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ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description:
3.1	Certificate of Incorporation of Registrant. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1989.)

3.2	Bylaws of the Company. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1991.)
3.3	Certificate of Amendment of Certificate of Incorporation. (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended December 31, 1998.)

3.4	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on September 8, 2006. (Incorporated by reference to the Company’s definitive Proxy Statement dated July 14, 2006.)

3.5	Specimen of Common Stock Certificate. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

3.6	Certificate of Designations. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

3.7	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the 8-K filed on July 1, 2011.)

9.1	Voting Trust Agreement by and between Jeanne Lai and Gary L. Dreher, as Co-Trustees, and Chinese Universal Technologies Co., Ltd. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.1	Amendments to License Agreement between the Company and Radient Canada, Inc., dated September 20, 1989, June 16, 1990 and July 5, 1990. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1990.)

10.2	The Company’s 1992 Stock Option Plan. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1991.)

10.3	Operating Agreement of ICD, L.L.C. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1993.)

10.4	Letter Agreement between the Company and BrianaBio-Tech, Inc. and Radient Canada, Inc., dated February 7, 1995 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1993.)

10.5	The Company’s Stock Bonus Plan (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1995.)

10.6	Employment Agreement between the Company and Gary L. Dreher dated January 15, 1998 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1997.)

10.7	Salary Continuation Agreement between the Company and That T. Ngo, Ph.D., dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.8	Salary Continuation Agreement between the Company and Thomas V. Tilton dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.9	Salary Continuation Agreement between the Company and Harry Berk dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

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10.10	Salary Continuation Agreement between the Company and Gary L. Dreher dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.11	Agreement between the Company and William M. Thompson, M.D., dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.12	Amendment No. 1 to Employment Agreement with That T. Ngo, Ph.D., dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.13	Agreement Relating to Salary deferral between the Company and Thomas V. Tilton dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.14	Agreement Relating to Salary deferral between the Company and Harry Berk dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.15	Securities Purchase Agreement between the Company and the Purchasers listed on the Purchaser Signature Pages attached thereto, dated February 17, 1999. (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.16	The Company’s 1999 Stock Option Plan (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.17	Agreement Regarding Cancellation of Indebtedness between the Company and William M. Thompson, III, M.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.18	Agreement Regarding Cancellation of Indebtedness between the Company and Harry Berk dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.19	Agreement Regarding Cancellation of Indebtedness between the Company and Edward Arquilla, M.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.20	Agreement Regarding Cancellation of Indebtedness between the Company and Thomas V. Tilton dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.21	Agreement Regarding Cancellation of Indebtedness between the Company and Donald Rounds, dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.22	Agreement Regarding Cancellation of Indebtedness between the Company and That T. Ngo, Ph.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.23	Agreement Regarding Cancellation of Indebtedness between the Company and Gary L. Dreher dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.24	Agreement Regarding Cancellation of Indebtedness between the Company and Douglas C. MacLellan dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.25	Employment Agreement of Gary L. Dreher dated November 23, 1999 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.26	Consulting Agreement with That T. Ngo dated October 1, 1999 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.27	Securities Purchase Agreement between the Company and the Purchasers listed on the Purchaser Signature Pages attached thereto dated February 9, 2000 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.28	Securities Purchase Agreement dated as of December 14, 2000 executed December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.29	Secured Promissory Note dated December 14, 2000, effective December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

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10.30	Security and Pledge Agreement dated as of December 14, 2000, executed December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.31	Voting Trust Agreement dated as of December 14, 2000, executed December 19, 2000. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.32	Exclusive Distribution Agreement dated December 14, 2000, effective December 19, 2000. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.33	Technology Transfer Agreement effective July 30, 2001 between the Company and Lung-Ji Chang, Ph.D. (Incorporated by reference from the Company’s Report on Form 8-K dated August 31, 2001.)

10.34	Executive Management Change in Control Severance Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2001.)

10.35	The Company’s 2002 Stock Option Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2002.)

10.36	The Company’s 2004 Stock Option Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2004.)

10.37	Employment Agreement of Gary L. Dreher dated January 31, 2005. (Incorporated by reference from the Company’s Form 8-K filed February 1, 2005.)

10.38	Letter of Intent with Jade Capital Group Ltd. dated November 21, 2005. (Incorporated by reference from the Company’s Form 8-K filed November 22, 2005.)

10.39	Stock Purchase and Sale Agreement between the Company and Jade Capital Group Limited dated May 12, 2006 and First Amendment to Purchase and Sale Agreement dated June 30, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.40	2006 Equity Incentive Plan. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.41	Escrow Agreement between the Company and Jade Capital Group Limited (dated as of the closing on September 28, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.42	Opinion of Amaroq Capital, LLC dated May 9, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.43	Amendment No. 1 to Escrow Agreement dated August 10, 2007. (Incorporated by reference from the Company’s Form 10-K filed March 31, 2008)

10.44	Amendment No 2 to Escrow Agreement dated March 11, 2007 (Incorporated by reference from the Form 10-K filed April 15, 2009).

10.45	Employment Agreement of Gary L. Dreher dated March 31, 2008. (Incorporated by reference from the Form 10-K filed March 31, 2008)

10.46	Change in Control Severance Pay Plan. (Incorporated by reference from the Form 10-K filed March 31, 2008)

10.47	Product License, Distribution and Manufacturing Agreement with MGI dated March 28, 2008. (Incorporated by reference from the Company’s Form 8-K filed April 2, 2008.)

10.48	2008-2009 Performance Incentive Plan (Incorporated from the Company’s Form 8-K filed January 9, 2009)

10.49	Amendment No. 3 to Escrow Agreement dated March 24, 2008 (Incorporated by reference from the Form 10-K filed April 15, 2009.)

10.50	Note and Warrant Purchase Agreement dated March 22, 2010 (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.51	Form of Note (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.52	Form of Warrant (Incorporated by reference from the Form 8-K filed March 26, 2010.)

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10.53	Form of Registration Rights Agreement dated March 22, 2010 (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.54	Commercial Lease dated August 30, 2008 for the premises at 2492 Walnut Avenue, Suite 100, Tustin, California 92780 (Incorporated by reference from the Amendment to the Form 10-K filed May 3, 2010.)

10.55	Collaboration Agreement with Mayo Validation Support Services dated December 12, 2008 (Incorporated by reference from the Amendment to the Form 10-K filed May 3, 2010.)

10.06	Exclusive Distribution Agreement between the Company and Grifols USA, LLC dated September 20, 2009 (Incorporated by reference from the Amendment to the Form 10-K filed May 3, 2010.)

10.57	Distribution Agreement between the Company and Tarom Applied Technologies dated September 30, 2009 (Incorporated by reference from the Amendment to the Form 10-K filed May 3, 2010.)

10.58	Form of Note and Warrant Purchase Agreement (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.59	Form of Note (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.60	Form of Warrant (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.61	Form of Addendum to Note and Warrant Purchase Agreement (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.62	Form of Exchange Agreement (Incorporated by reference from the Form 8-K filed March 16, 2010.)

10.63	Form of Exchange Agreement (Incorporated by reference from the Form 8-K filed August 12, 2010.)

10.64	Form of Waiver of Default dated February 16, 2010 (Incorporated by reference from the Form 8-K filed March 16, 2010.)

10.65	Form of Placement Agent Agreement with Jesup & Lamont dated November 30, 2009 (Incorporated by reference to the Form 8-K filed on December 2, 2009.)

10.66	Form of Warrant (Incorporated by reference to the Form 8-K/A filed on October 8, 2010).

10.67	Form of Letter Agreement (Incorporated by reference to the Form 8-K filed on September 7, 2010.)

10.68	Form of Letter Agreement (Incorporated by reference to the Form 8-K filed on October 5, 2010.)

10.69	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the 8-K filed on January 31, 2011.)

10.70	Form of Note (incorporated by reference to Exhibit 10.2 to the 8-K filed on January 31, 2011.)

10.71	Form of Warrant (incorporated by reference to Exhibit 10.3 to the 8-K filed on January 31, 2011.)

10.72	Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the 8-K filed on January 31, 2011.)

10.73	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 to the 8-K filed on July 1, 2011.)

10.74	Form of Notes (incorporated by reference to Exhibit 10.2 to the 8-K filed on July 1, 2011.)

10.75	Form of Warrant (incorporated by reference to Exhibit 10.3 to the 8-K filed on July 1, 2011.)

10.76	Exchange Agreement with the 2011 Note holders dated November 28, 2011 (incorporated by reference to Exhibit 10.1 to the 8-K filed on November 29, 2011.)

10.77	Form of Certificate of Designations of the Series B Convertible Preferred Stock (incorporated by reference to Exhibit 10.2 to the 8-K filed on November 29, 2011.)

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10.78	Form of Convertible Note (incorporated by reference to Exhibit 10.3 to the 8-K filed on November 29, 2011.)

10.79	Form of Series A Warrant (incorporated by reference to Exhibit 10.4 to the 8-K filed on November 29, 2011.)

10.80	Form of Series B Warrant (incorporated by reference to Exhibit 10.5 to the 8-K filed on November 29, 2011.)

10.81	Form of Certificate of Designations of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 10.6 to the 8-K filed on November 29, 2011.)

10.82	Form of Convertible Debenture of JPI (incorporated by reference to Exhibit 10.1 to the 8-K filed on February 4, 2011.)

10.83	Form of Amended Convertible Debenture of JPI

10.84	Form of Consulting Agreement with Catawba Global, Ltd.

10.85	Form of Amendment with Catawba Global, Ltd.

10.86	Form of Consulting Agreement with First International Capital Group, Ltd.

10.87	Form of Amendment with First International Capital Group, Ltd.

10.88	Form of Consulting Agreement with Garden State Securities Inc.

10.89	Form of Amendment with Garden State Securities Inc.

10.90	Form of Consulting Agreement with Galileo Asset Management SA

10.91	Form of Amendment with Galileo Asset Management SA

10.92	Form of Consulting Agreement with Brighton Capital Ltd.

10.93	Form of Amendment with Brighton Capital Ltd.

10.94	Form of Consulting Agreement with JFS Investments

10.95	Form of Amendment with JFS Investments

10.96	Form of Consulting Agreement with Cantone Asset Management, LLC

21.1	Subsidiaries of AMDL, Inc. include Jade Pharmaceutical Inc., a British Virgin Islands corporation, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited, a China WFOE, Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited, a China WFOE, and AMDL Diagnostics, Inc, a United States corporation.

23.1	Consent of Hunter, Taubman & Weiss (Filed herewith.)

23.2	Consent of KMJ Corbin & Company LLP. (Filed herewith.)

24.1	Power of Attorney. (Included on signature page.)

+  Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California on February 14, 2012.

RADIENT PHARMACEUTICALS
CORPORATION

By:	/s/ Douglas MacLellan
Name:	Douglas MacLellan
Title:	CEO and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas C. MacLellan and Akio Ariura, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1 and any documents related to this report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, Pre-Effective Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas C. MacLellan	President, Chief Executive Officer, and Director (Principal Executive	February 14, 2012
DOUGLAS C. MACLELLAN	Officer)

/s/ Akio Ariura	Chief Operating Officer, Chief Financial Officer and Secretary	February 14, 2012
AKIO ARIURA	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Robert Beart	Director	February 14, 2012
ROBERT BEART

/s/ Michael Boswell	Director	February 14, 2012
MICHAEL BOSWELL

/s/ Leonard M. J. Reyno	Director	February 14, 2012
LEONARD M. J. REYNO

/s/ Robert L. Rooks	Director	February 14, 2012
DR. ROBERT L. ROOKS

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